EXHIBIT 99.3


                 ----------------------------------------------
                           CONVERSION APPRAISAL REPORT
                              VISION BANCORP, INC.

                          PROPOSED HOLDING COMPANY FOR
                                  DEARBORN BANK
                 (currently Dearborn Savings Association, F.A.)
                              Lawrenceburg, Indiana


                                  Dated As Of:
                                September 6, 1996
                 ----------------------------------------------



                                  Prepared By:

                                RP Financial, LC.
                             1700 North Moore Street
                                   Suite 2210
                            Arlington, Virginia 22209

                       [Letterhead of RP Financial, LC.]



                                                September 6, 1996

Board of Directors
Dearborn Mutual Holding Company
Dearborn Savings Association, F.A.
118 Walnut Street
Lawrenceburg, Indiana 47025

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal of the estimated pro forma market value of the common stock which is to be issued by Vision Bancorp, Inc., Lawrenceburg, Indiana ("Vision Bancorp" or the "Holding Company"), in connection with the mutual-to-stock conversion of Dearborn Mutual Holding Company (the "Mutual Holding Company" or the "MHC"). The Mutual Holding Company currently has a majority ownership interest in, and its principal asset consists of, the common stock of Dearborn Savings Association, F.A., Lawrenceburg, Indiana to be known as Dearborn Bank following the mutual-to-stock conversion. It is our understanding that the Holding Company will offer its stock in Subscription and Community Offerings to the Association's Eligible Account Holders, to Supplemental Eligible Account Holders of the Association, to Other Members of the Association, to directors, officers and employees of the Mutual Holding Company and the Association, to Public Stockholders, and to certain members of the general public (the "Subscription and Community Offerings").

     This Appraisal is furnished pursuant to the conversion regulations promulgated by the Office of Thrift Supervision ("OTS"). This Appraisal has been prepared in accordance with the written valuation guidelines promulgated by the OTS, most recently updated as of October 21, 1994. Specifically, this Appraisal has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the OTS, as successor to the Federal Home Loan Bank Board ("FHLBB"), dated as of October 21, 1994; and applicable regulatory interpretations thereof.

Description of Reorganization

     On August 8, 1996, the Board of Directors of the Association and the Mutual Holding Company adopted the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan"), which was amended on August 22, 1996. Pursuant to the Plan, (1) the MHC will convert to an interim federal stock savings institution and simultaneously merge with and into the Association pursuant to which the MHC will cease to exist and the 250,000 shares or 54.6 percent of the Association common stock held by the MHC will be cancelled, and (2) an interim savings association ("Interim") to be formed as a wholly owned subsidiary of the Holding Company solely for such purpose will then merge with and into the Association. As a result of the merger of Interim with and into the Association, the Association will become a wholly owned subsidiary of the Holding Company and the outstanding shares of the Association's common stock, other than the shares held by the MHC, ("Public Shares") will be converted into shares of common stock of Vision Bancorp (the "Exchange Shares") pursuant to a ratio (the "Exchange Ratio) that will result in the holders of Public Shares owning in the aggregate approximately the same percentage of the common stock to be outstanding upon completion of the


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RP Financial, LC.
Board of Directors
September 6, 1996
Page 2


Conversion and Reorganization as the percentage of the Association's common stock owned by them in the aggregate immediately prior to consummation of the Conversion and Reorganization, adjusted downward pursuant to OTS policy in order to reflect the $403,000 of special dividends declared by the Association and waived by the MHC. As of June 30, 1996, Public Shares of the Association amounted to 207,726 shares, or 45.4 percent of the Association's outstanding common stock.

RP Financial, LC.

     RP Financial, LC. ("RP Financial") is a financial consulting firm that specializes in financial valuations and analyses of business enterprises and securities. The background and experience of RP Financial are detailed in
Exhibit V-1. We believe that, except for the fee we will receive for our appraisal of the shares to be issued by the Holding Company and assisting the Association in the preparation of its business plan, we are independent of the Association, the Mutual Holding Company, the Holding Company and other parties engaged by the Association to assist in the stock issuance process.

Valuation Methodology

     In preparing our appraisal, we have reviewed the Mutual Holding Company's Application for Approval of Conversion, including the Proxy Statement, as filed with the OTS and the Holding Company's Form S-1 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted an analysis of the Association and the Mutual Holding Company (hereinafter, collectively referred to as the "Association"), that has included due diligence related discussions with the Association's management. All conclusions and assumptions set forth in the appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable we cannot guarantee the accuracy and completeness of such information.

     We have investigated the competitive environment within which the Association operates, and have assessed the Association's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Association and the industry as a whole. We have analyzed the potential effects of the stock offering on the Association's operating characteristics and financial performance as they relate to the pro forma market value of the Association. We have reviewed the economy in the Association's primary market area and have compared the Association's financial performance and condition with selected publicly-traded thrift institutions in the Midwest region of the U.S. We have reviewed conditions in the securities markets in general and for thrift stocks in particular, including the market for existing thrift issues and the market for initial public offerings by thrifts.

     Our appraisal is based on the Association's representation that the information contained in the regulatory applications and additional information furnished to us by the Association and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Association and its independent auditors, nor did we independently value the individual assets or liabilities of the Association. The valuation considers the Association only as a going concern and should not be considered as an indication of the liquidation value of the Association.

     Our appraised value is predicated on a continuation of the current operating environment for the Association and for all thrifts. Changes in the local and national economy, the legislative and regulatory

RP Financial, LC.
Board of Directors
September 6, 1996
Page 3


environment, the stock market, interest rates, and other external forces (such as natural disasters) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Association's value alone. To the extent that such factors can be foreseen, they have been factored into our analysis.

     Pro forma market value is defined as the price at which the Holding Company's shares would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion

     It is our opinion that, as of September 6, 1996, the aggregate pro forma market value of the Association and the Mutual Holding Company was $7,600,000 at the midpoint. Based on this valuation and the approximate 57.25 percent ownership interest being sold to the public, the midpoint of the Holding Company's stock offering was $4,389,000, equal to 438,900 shares offered at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range includes a minimum of $3,730,650 and a maximum of $5,047,350. Based on the $10.00 per share offering price, this range equates to an offering of 373,065 shares at the minimum to 504,735 shares at the maximum. In the event that the appraised value is subject to an increase, up to 580,445 shares may be sold at an issue price of $10.00 per share, for an aggregate offering size of $5,804,450, without a resolicitation.

Establishment of Exchange Ratio

     OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Association's common stock for common stock of the Holding Company. The proposed Exchange Ratio has been designed to preserve the current aggregate percentage ownership in the Association represented by the Public Shares, after taking into account the special dividends which were waived by the Mutual Holding Company. Pursuant to the formula, the Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the Subscription and Community Offerings. Based upon this formula, and the valuation conclusion and offering range concluded above, the Exchange Ratio would be
1.3139 shares, 1.5458 shares, 1.7777 shares and 2.0443 shares of Vision Bancorp stock issued for each Public Share, at the minimum, midpoint, maximum and super range of the offering, respectively.

Limiting Factors and Considerations

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the initial offering will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value. The appraisal does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market, and reflects only a valuation range as of this date for the pro forma market value of the Association immediately upon issuance of the stock.

RP Financial, LC.
Board of Directors
September 6, 1996
Page 4

     RP Financial's valuation was determined based on the financial condition, operations and shares outstanding as of June 30, 1996, the date of the financial data included in the Holding Company's Prospectus. The proposed Exchange Ratio and the exchange of Public Shares for newly issued Holding Company shares was determined independently. RP Financial expresses no opinion on the proposed Exchange Ratio and the exchange of Public Shares for newly issued Holding Company shares.

     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated should market conditions or changes in Dearborn Savings' operating results warrant. The valuation will also be updated at the completion of the Holding Company's stock offering. These updates will consider, among other things, any developments or changes in the Association's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues. Also, these updates will consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment (including changes in the appraisal guidelines), the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                                Respectfully submitted,

                                                RP FINANCIAL, LC.

                                                /s/ William E. Pommerening
                                                William E. Pommerening
                                                Chief Executive Officer


                                                /s/ Gregory E. Dunn
                                                Gregory E. Dunn
                                                Senior Vice President

RP Financial, LC.


                                TABLE OF CONTENTS
                       DEARBORN SAVINGS ASSOCIATION, F.A.
                              Lawrenceburg, Indiana

                                                                       PAGE
        DESCRIPTION                                                   NUMBER
        -----------                                                   ------

   CHAPTER ONE          OVERVIEW AND FINANCIAL ANALYSIS

      Plan of Conversion and Holding Company Reorganization             1.1
      Strategic Discussion                                              1.2
      Balance Sheet Trends                                              1.4
      Income and Expense Trends                                         1.7
      Interest Rate Risk Management                                     1.11
      Lending Activities and Strategy                                   1.12
      Asset Quality                                                     1.15
      Funding Composition and Strategy                                  1.16
      Legal Proceedings                                                 1.17

   CHAPTER TWO          MARKET AREA

      Introduction                                                      2.1
      Market Area Demographics                                          2.1
      National Economic Factors                                         2.3
      Local Economy                                                     2.5
      Competition                                                       2.6

   CHAPTER THREE        PEER GROUP ANALYSIS

      Selection of Peer Group                                           3.1
      Financial Condition                                               3.5
      Income and Expense Components                                     3.7
      Loan Composition                                                  3.10
      Interest Rate Risk                                                3.12
      Credit Risk                                                       3.14
      Summary                                                           3.14


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RP Financial, LC.

                                TABLE OF CONTENTS
                       DEARBORN SAVINGS ASSOCIATION, F.A.
                              Lawrenceburg, Indiana
                                   (continued)

                                                                        PAGE
         DESCRIPTION                                                  NUMBER
         -----------                                                  ------

   CHAPTER FOUR         VALUATION ANALYSIS

      Introduction                                                     4.1
      Appraisal Guidelines                                             4.1
      RP Financial Approach to the Valuation                           4.2
      Valuation Analysis                                               4.3
         1. Financial Condition                                        4.3
         2. Profitability, Growth and Viability of Earnings            4.4
         3. Asset Growth                                               4.6
         4. Primary Market Area                                        4.6
         5. Dividends                                                  4.7
         6. Liquidity of the Shares                                    4.8
         7. Marketing of the Issue                                     4.9
              A. The Public Market                                     4.9
              B. The New Issue Market                                  4.14
              C. The Acquisition Market                                4.17
              D. The Market for Dearborn Savings Stock                 4.17
         8. Management                                                 4.18
         9. Effect of Government Regulation and Regulatory Reform      4.18
      Summary of Adjustments                                           4.18
      Valuation Approaches                                             4.19
         1. Price-to-Earnings ("P/E")                                  4.21
         2. Price-to-Book ("P/B")                                      4.21
         3. Price-to-Assets ("P/A")                                    4.22
      Valuation Conclusion                                             4.22
      Establishment of Exchange Ratio                                  4.25

RP Financial, LC.

                                 LIST OF TABLES
                       DEARBORN SAVINGS ASSOCIATION, F.A.
                              Lawrenceburg, Indiana
TABLE
NUMBER         DESCRIPTION                                             PAGE
- ------         -----------                                             ----

   1.1         Summary Balance Sheet Data                              1.5
   1.2         Historical Income Statements                            1.8

   2.1         Summary Demographic Data                                2.2
   2.2         Unemployment Rates                                      2.6
   2.3         Deposit Summary                                         2.7

   3.1         Peer Group of Publicly-Traded Thrifts                   3.3
   3.2         Balance Sheet Composition and Growth Rates              3.6
   3.3         Income as a Percent of Average Assets and Yields,
                 Costs, Spreads                                        3.8
   3.4         Loan Portfolio Composition Comparative Analysis         3.11
   3.5         Interest Rate Risk Comparative Analysis                 3.13
   3.6         Peer Group Credit Risk Comparative Analysis             3.15

   4.1         Market Area Unemployment Rates                          4.7
   4.2         Conversion Pricing Characteristics                      4.15
   4.3         Market Pricing Comparatives                             4.16
   4.4         Public Market Pricing                                   4.23
   4.5         Calculation of Exchange Ratios                          4.25



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RP Financial, LC.
Page 1.1


                       I. OVERVIEW AND FINANCIAL ANALYSIS

     Dearborn Savings Association, F.A. ("Dearborn Savings" or the "Association") is a federally chartered stock savings association headquartered in Lawrenceburg, Indiana. In addition to its main office, the Association maintains a loan production office in Greendale, Indiana, which is adjacent to Lawrenceburg. Lawrenceburg is located approximately 25 miles west of Cincinnati and is part of the Cincinnati MSA. The substantial portion of the Association's depositors reside in close proximity to its main office. Currently, the Association is a member of the FHLB system, with deposits insured up to the regulatory maximums by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). At June 30, 1996, Dearborn Savings had $63.5 million in total assets, $41.4 million in deposits and equity of $6.8 million or 10.7 percent of total assets.

     In September 1993, the Association completed a reorganization from a federal mutual savings association to a federal stock savings association through the formation of a federal mutual holding company. Pursuant to the reorganization, Dearborn Savings transferred substantially all of its assets and liabilities to a newly-formed stock association in exchange for 250,000 shares of stock issued to Dearborn Mutual Holding Company (the "Mutual Holding Company" or the "MHC"). Simultaneously, the Association sold 200,000 shares of stock to the public in Subscription and Community Offerings. As of June 30, 1996 there were 457,726 total shares of the Association common stock issued and outstanding, of which 250,000 shares, or 54.62 percent, were owned by the Mutual Holding Company and 207,726 shares, or 45.38 percent, were owned by the public.

Plan of Conversion and Holding Company Reorganization

     On August 8, 1996, the Board of Directors of the Association and the Mutual Holding Company adopted the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan"), which was amended on August 22, 1996. Pursuant to the Plan, (1) the MHC will convert to an interim federal stock savings institution and simultaneously merge with and into the Association pursuant to which the MHC will cease to exist and the 250,000 shares or 54.6 percent of the Association common stock held by the MHC will be cancelled, and (2) an interim savings association ("Interim") to be formed as a wholly owned subsidiary of Vision Bancorp, Inc. ("Vision Bancorp" or the "Holding Company") solely for such purpose will then merge with and into the Association. As a result of the merger of Interim with and into the Association, the Association will become a wholly owned subsidiary of the Holding Company and the outstanding shares of the Association's common stock, other than the shares held by the MHC, ("Public Shares") will be converted into shares of common stock of Vision Bancorp (the "Exchange Shares") pursuant to a ratio (the "Exchange Ratio) that will result in the holders of Public Shares owning in the aggregate approximately the same percentage of

RP Financial, LC.
Page 1.2


the common stock to be outstanding upon completion of the Conversion and Reorganization as the percentage of the Association's common stock owned by them in the aggregate immediately prior to consummation of the Conversion and Reorganization, adjusted downward pursuant to OTS policy in order to reflect the $403,000 of special dividends declared by the Association and waived by the MHC. As of June 30, 1996, Public Shares of the Association amounted to 207,726 shares, or 45.4 percent of the Association's outstanding common stock.

     At this time, no other activities are contemplated for Vision Bancorp other than the ownership of the Association, which will be known as Dearborn Bank following the completion of the mutual-to-stock conversion, although in the future Vision Bancorp may acquire or organize other operating subsidiaries. Vision Bancorp plans to retain up to 50 percent of the net proceeds from the sale of common stock and infuse the remaining proceeds into the Association.

Strategic Discussion

     Dearborn Savings is a community-oriented thrift, with a primary strategic objective of meeting the borrowing and savings needs of its local customer base. The market area served by the Association has been experiencing fairly strong population and household growth, which have been fostered by a diversified and expanding economy. The attractive characteristics of the market area, as well as the market area's proximity to Cincinnati, have cultivated significant competition for the Association from all aspects of the financial services industry. In this operating environment the Association has pursued a strategy of steady growth, in which traditional thrift activities of 1-4 family permanent mortgage lending funded by retail deposits have been emphasized.

     Throughout its history, Dearborn Savings has pursued a traditional thrift operating strategy and, thus, 1-4 family permanent mortgage loans and retail deposits have consistently been the principal components of the Association's assets and liabilities, respectively. Loan diversification by the Association primarily consists of consumer loans, followed by construction and commercial real estate loans. Going forward the Association plans to pursue a strategy of greater lending diversification, primarily in the areas of consumer and commercial real estate lending. Such growth is expected to be gradual and limited to familiar markets, or, in the case of the Association's mobile home lending activities, will be limited to the current lending relationship maintained by the Association. Dearborn Savings' emphasis on originating 1-4 family permanent mortgage loans in local and familiar markets, as well as the favorable real estate market conditions of the primary market area, have been effective in limiting credit risk exposure as indicated by the Association's favorable credit quality measures. Comparatively, the Association maintains a greater degree of interest rate risk exposure, as Dearborn Savings maintains a fairly notable repricing mismatch between interest-sensitive assets and liabilities. The repricing

RP Financial, LC.
Page 1.3


mismatch stems from the concentration of funding liabilities consisting of short-term deposits and borrowings, while the concentration of interest-earning assets consist of intermediate- and long-term loans and investments.

     As a traditional thrift, Dearborn Savings' earnings base is largely dependent upon net interest income and operating expense levels. Maintenance of a liability sensitive balance sheet reflects the Association's philosophy that earnings can be more fully maximized by incurring some interest rate risk, while Dearborn Savings' strong capital position and resultant favorable interest-earning assets to interest-bearing liabilities ("IEA/IBL") ratio will sustain earnings at lower but profitable levels during periods of rising and higher interest rates. Dearborn Savings' ability to take on a certain degree of interest rate risk in the net margin is further enhanced by the limited risk that earnings will be negatively impacted to any significant extent by credit quality related losses. Interest rate risk associated with the net interest margin is also somewhat negated by Dearborn Savings' control of operating expenses, which is supported by the Association's limited diversification and maintenance of only one full service branch. Overall, Dearborn Savings' operating strategy has provided for a certain degree of fluctuation in the net interest margin, with the net interest margin declining in recent years due largely to higher funding costs.

     Retail deposits have consistently served as the primary funding source for the Association, although borrowings comprise a notable portion of Dearborn Savings' funding composition as well. Dearborn Savings has utilized FHLB advances to support control of funding costs, and to support management of interest rate risk through utilizing intermediate-term FHLB advances on a limited basis. The Association's deposits are concentrated in CDs, which along with its use of borrowings, results in relatively high cost of funds maintained by the Association. In recent years, a shift in deposit composition towards a higher concentration of CDs and a resulting lower level of transaction and savings accounts has further placed upward pressure on Dearborn Savings' funding costs.

     Dearborn Savings' operating strategy has resulted in steady asset growth, an increasing capital position and healthy core earnings. Growth in capital has been supported by the capital raised in the Association's minority stock offering, which has been redeployed into interest-earning assets. Notably, Dearborn Savings' operating strategy has been effective in preserving asset quality, while providing for a certain degree of interest rate risk.

     The Association's Board of Directors has elected to convert to the full stock form of ownership to improve the competitive position of Dearborn Savings. A full stock conversion will also provide existing public shareholders with greater liquidity in their shares by more than doubling the number of shares outstanding to the public, which is expected to facilitate a NASDAQ listing for the stock (Dearborn Savings' stock is currently traded on the "pink sheets"). The additional capital realized from conversion proceeds will increase liquidity to

RP Financial, LC.
Page 1.4


support funding of future loan growth and other interest-earning assets, and reduce interest rate risk by enhancing the Association's IEA/IBL ratio, which, will in turn reduce the repricing mismatch between the Association's interest sensitive assets and interest sensitive liabilities. The additional funds realized from the stock offering will also serve as an alternative funding source to deposits in meeting the Association's future funding needs, which may facilitate a reduction in the Association's funding costs. Additionally, Dearborn Savings' higher equity-to-assets ratio will also better position the Association to take advantage of expansion opportunities as they arise. Such expansion would most likely occur through acquiring branches or other financial institutions in areas that would provide for further penetration in the markets currently served by the Association or nearby surrounding markets. At this time, the Association has no other specific plans for expansion other than internal growth. The Association's projected internal use of proceeds are highlighted below.

     The proceeds from the conversion are expected to be deployed as follows:

     o Holding Company. Up to 50 percent of the net conversion proceeds will be retained by Vision Bancorp. Such funds will be invested initially into short-term investments. Over time, the Holding Company funds may be utilized for various corporate purposes, including payment of dividends and possible repurchases of common stock consistent with OTS limitations.

     o Dearborn Savings. The remaining net proceeds of the conversion will be infused into the Association in exchange for all of the Association's newly issued stock. Proceeds infused into the Association will initially be held in short-term investments. Over time, the proceeds are expected to be redeployed into the Association's loan growth and normal investment activities.

Balance Sheet Trends

     Table 1.1 shows key balance sheet items at the close of the last five fiscal years. Dearborn Savings' historical key operating ratios are presented in
Exhibit I-3. From June 30, 1992 through June 30, 1996, Dearborn Savings exhibited annual asset growth of 5.4 percent. Most of the asset growth was realized in loans and to a lesser extent cash and investments, resulting in an increase in the concentration of loans comprising total assets. Asset growth has been funded by a mixture of deposits, FHLB advances and capital.

     The Association's traditional emphasis on 1-4 family lending is readily apparent, with 1-4 family permanent mortgage loans accounting for more than 70 percent of the loan portfolio during the past three fiscal years. As of June 30, 1996, 1-4 family permanent mortgage loans comprised 71.4 percent of gross loans outstanding. Consumer loans ($6.3 million or 12.7 percent of loans outstanding at June 30, 1996) have accounted for the second largest concentration of the Association's loan portfolio in recent years. Over the past three fiscal years, consumer loan growth has served to slightly increase the proportion of consumer loans

RP Financial, LC.
Page 1.5

                                    Table 1.1
                       Dearborn Savings Association, F.A.
                          Historical Balance Sheets(1)
                         (Amount and Percent of Assets)

                                                                                                                          6/30/92-
                                                                     At June 30,                                          6/30/96
                           --------------------------------------------------------------------------------------------  Annualized
                                1992                1993                1994              1995               1996        Growth Rate
                           ----------------   -----------------   ----------------  ----------------   ----------------  -----------
                           Amount     Pct     Amount     Pct      Amount    Pct     Amount     Pct     Amount     Pct       Pct
                           ------     ---     ------     ---      ------    ---     ------     ---     ------     ---       ---
                           ($000)     (%)     ($000)     (%)      ($000)    (%)     ($000)     (%)     ($000)     (%)       (%)
Total Amount of:
  Assets                   $51,481  100.00%   $56,756   100.00%   $60,239  100.00%   $61,661  100.00%  $63,521  100.00%    5.39%
  Loans receivable (net)    35,994   69.92%    46,760    82.39%    45,329   75.25%    47,240   76.61%   46,786   73.65%    6.76%
  Cash and Investments       8,672   16.85%     5,555     9.79%     8,732   14.50%     8,496   13.78%   11,961   18.83%    8.37%
  Mortgage-backed
    securities               4,757    9.24%     1,578     2.78%     3,542    5.88%     3,008    4.88%    1,496    2.36%  -25.11%
  Deposits                  36,249   70.41%    37,127    65.42%    38,716   64.27%    37,460   60.75%   41,379   65.14%    3.36%
  FHLB advances             10,792   20.96%    14,821    26.11%    14,362   23.84%    16,821   27.28%   14,517   22.85%    7.69%
  Equity                     3,835    7.45%     4,452     7.84%     6,504   10.80%     6,685   10.84%    6,815   10.73%   15.46%

- ----------
(1)  Ratios are as a percent of ending assets.

Sources:  Dearborn Savings' prospectus and audited financial statements

RP Financial, LC.
Page 1.6


comprising total loans outstanding. In comparison to the 12.7 percent ratio exhibited at fiscal year end 1996, consumer loans comprised 8.6 percent of loans outstanding at fiscal year end 1994. The balance of the Association's lending diversification consists primarily of commercial real estate/multi-family loans and construction loans, which accounted for 7.5 percent and 7.0 percent of gross loans outstanding, respectively, at June 30, 1996. Over the past three fiscal years, modest declines and increases have been exhibited in Association's respective balances of commercial real estate/multi-family loans and construction loans, although during fiscal year 1996 the Association recorded positive growth in commercial real estate/multi-family loans and the Association will be seeking to maintain that trend going forward. Commercial business loans account for the remainder of the Association's loan portfolio ($665,000 or 1.4 percent of gross loans receivable at June 30, 1996) and have gradually declined in balance. The downward trend in the commercial business loan portfolio is expected to continue, as the Association is not active in the origination of commercial business loans.

     Dearborn Savings' cash and investments balance has fluctuated during the past five fiscal years, ranging from a high of $12.0 million, or 18.8 percent of assets, at fiscal year end 1996, to a low of $5.6 million, or 9.8 percent of assets, at fiscal year end 1993. The relatively high balance of cash and investments maintained at fiscal year end 1996 reflects the redeployment of cash flow realized from shrinkage in the loan and mortgage-backed securities portfolios into cash and investments, coupled with strong deposit growth which was largely deployed in cash and investments. The investment portfolio is substantially comprised of U.S. Government and federal agency securities ($8.8 million), with the balance of the portfolio consisting of municipal bonds ($917,000). Exhibit I-4 provides historical detail of the Association's investment portfolio. The investment portfolio is fairly evenly distributed between investments with maturities of less than five years and investments with maturities of greater than five years, while the substantial proportion of the investment portfolio has maturities of less than 10 years. As of June 30, 1996, the investment portfolio consisted of $3.3 million of securities classified as held to maturity and $6.5 million of securities as classified as available for sale. Dearborn Savings maintained an unrealized loss of $51,000 on the available for sale portfolio at June 30, 1996. In addition to investment securities, the Association held cash and cash equivalents of $603,000, CDs of $1.6 million and FHLB stock of $1.0 million, as of June 30, 1996. The FHLB stock balance is not included in the cash and investments balance shown in Table 1.1.

     Mortgage-backed securities comprise the balance of the Association's interest-earning assets composition, serving as an investment alternative to 1-4 family permanent mortgage loans. The balance of mortgage-backed securities has generally trended lower over the past five fiscal years, declining from $4.8 million at fiscal year end 1992 to $1.5 million at fiscal year end 1996. The mortgage-backed securities portfolio consists of participation certificates, which have been issued by FHLMC and GNMA. As of June 30,

RP Financial, LC.
Page 1.7


1996, all of the Association's mortgage-backed securities were classified as available for sale and a $4,000 unrealized gain was maintained on the portfolio.

     Over the past five fiscal years, Dearborn Savings' funding needs have been substantially met through retail deposits, borrowings, internal cash flows and retained earnings. The Association's balance of deposits exhibited little change from fiscal year end 1992 through fiscal year end 1995, which was followed by relatively strong deposit growth recorded in fiscal 1996. Limited deposit growth recorded during fiscal years 1992 through 1995 was largely attributable to the Association's strategic decision to fund asset growth primarily with borrowings, as funding growth with deposits would have required above market pricing of deposits, in light of the relatively low market rates that were being paid for deposits during that period, which tended to limit deposit growth at financial institutions in general. Comparatively, as market rates being paid on deposits became more attractive during fiscal 1996, the Association realized deposit growth of 10.5 percent. Most of the deposit growth recorded in 1996 was realized in CDs, as CD rates became more attractive following the general increase in market interest rates. As CD rates have become attractive, Dearborn Savings' deposit composition has exhibited a shift towards CDs. As of June 30, 1996, transaction and savings accounts comprised 19.3 percent of Dearborn Savings' total deposits, versus a comparative measure of 24.1 percent at June 30, 1994. Dearborn Savings' use of FHLB advances peaked at $16.8 million at fiscal year end 1995, with deposit growth during fiscal 1996 serving to fund the paydown of borrowings to $14.5 million at fiscal year end 1996. FHLB advances held by the Association consist of short- and intermediate-term borrowings, with the concentration of the FHLB advances maturing or repricing within one year.

     Positive earnings over the past four fiscal years, along with the sale of minority stock in fiscal 1994, translated in an annual capital growth rate of
15.5 percent for the Association from fiscal year end 1992 through fiscal year end 1996. Over the same time period, the Association's equity-to-assets ratio increased from 7.5 percent to 10.7 percent. All of the Association's capital is tangible capital, and Dearborn Savings maintained capital surpluses relative to all of its capital requirements at June 30, 1996. The addition of conversion proceeds will enhance the Association's regulatory capital surpluses and strengthen Dearborn Savings' competitive posture within its market area, as well as support expansion into other nearby markets if favorable growth opportunities are presented.

Income and Expense Trends

     Dearborn Savings has reported positive earnings over the past five fiscal years, ranging from a low of 0.63 percent of average assets in fiscal 1995 to a high of 1.18 percent of average assets in fiscal 1993 (see Table 1.2). For fiscal 1996, the Association reported net income of $453,000, equal to 0.73 percent of average assets.

RP Financial, LC.
Page 1.8

                                    Table 1.2
                       Dearborn Savings Association, F.A.
                         Historical Income Statement(1)
                         (Amount and Percent of Assets)

                                                             For the Fiscal Year Ended June 30,
                           ---------------------------------------------------------------------------------------------
                                1992                1993                1994              1995               1996
                           ----------------   -----------------   ----------------  ----------------   -----------------
                           Amount     Pct     Amount     Pct      Amount    Pct     Amount     Pct     Amount     Pct
                           ------     ---     ------     ---      ------    ---     ------     ---     ------     ---
                           ($000)     (%)     ($000)     (%)      ($000)    (%)     ($000)     (%)     ($000)     (%)
Interest Income            $ 4,280   9.25%   $ 5,073    9.37%    $ 4,577   7.82%   $ 4,583     7.50%   $ 4,708     7.59%
  Interest expense          (2,853) -6.17%    (2,881)  -5.32%     (2,606) -4.45%    (2,873)   -4.70%    (2,969)   -4.76%
                           -------   ----    -------    ----     -------   ----    -------     ----    -------     ----
  Net Interest Income      $ 1,427   3.09%   $ 2,192    4.05%    $ 1,971   3.37%   $ 1,710     2.80%   $ 1,739     2.80%
  Provision for Loan
    Losses                     (97) -0.21%      (130)  -0.24%        (12) -0.02%        (8)   -0.01%       (12)   -0.02%
                           -------   ----    -------    ----     -------   ----    -------     ----    -------     ----
  Net Interest Income
    after Provisions       $ 1,330   2.88%   $ 2,062    3.81%    $ 1,959   3.35%   $ 1,702     2.79%   $ 1,727     2.78%

Other Income                    50   0.11%        78    0.14%        101   0.17%       140     0.23%       141     0.23%
Operating expenses            (899) -1.94%    (1,195)  -2.21%     (1,295) -2.21%    (1,289)   -2.11%    (1,285)   -2.07%
                           -------   ----    -------    ----     -------   ----    -------     ----    -------     ----
  Net Operating Income     $   481   1.04%   $   945    1.75%    $   765   1.31%   $   553     0.90%   $   583     0.94%

Non-Operating Income
  Gain (Loss) on Sales
    of Int-Earn Assets,
    Net                        270   0.58%        15    0.03%        126   0.22%       (14)   -0.02%        59     0.10%
Real estate operations,
  net                            0   0.00%         0    0.00%          0   0.00%         0     0.00%         0     0.00%

Net Income Before Tax      $   751   1.62%   $   960    1.77%    $   891   1.52%   $   539     0.88%   $   642     1.03%
Income Taxes                  (270) -0.58%      (321)  -0.59%       (288) -0.49%      (154)   -0.25%      (189)   -0.30%
                           -------   ----    -------    ----     -------   ----    -------     ----    -------     ----
Net Income Before
  Extraordinary Items      $   481   1.04%   $   639    1.18%    $   603   1.03%   $   385     0.63%   $   453     0.73%
Extraordinary Items(2)           0   0.00%         0    0.00%          0   0.00%         0     0.00%         0     0.00%
                           -------   ----    -------    ----     -------   ----    -------     ----    -------     ----
  Net Income (Loss)        $   481   1.04%   $   639    1.18%    $   603   1.03%   $   385     0.63%   $   453     0.73%

Estimated Core Earnings:
Net Income                 $   481   1.04%   $   639    1.18%    $   603   1.03%   $   385     0.63%   $   453     0.73%
Adjustments for non-
  operating income            (270) -0.58%       (15)  -0.03%       (126) -0.22%        14     0.02%       (59)   -0.10%
Tax Effect (34.0%)              95   0.20%         5    0.01%         44   0.08%        (5)   -0.01%        21     0.03%
                           -------   ----    -------    ----     -------   ----    -------     ----    -------     ----
Estimated Core Net Income  $   306   0.65%   $   629    1.16%    $   521   0.89%   $   394     0.64%   $   415     0.67%

- ----------
(1)  Ratios are as a percent of average assets.

Sources:  Dearborn Savings' prospectus and audited financial statements.

RP Financial, LC.
Page 1.9


Consistent with the Association's traditional thrift operating mode, net interest income and operating expenses have been the dominant factors in Dearborn Savings' earnings. Non-interest operating income has been a limited contributor to the Association's earnings, while gains and losses realized from the sale of investments and loans have had a varied impact on Dearborn Savings' earnings. Loan loss provisions established by the Association have been relatively minor, in light of Dearborn Savings' favorable credit quality measures.

     Dearborn Savings' level of net interest income before provisions for loan losses peaked at 4.05 percent of average assets in fiscal 1993 and has trended lower to equal 2.80 percent of average assets during the past two fiscal years. The peak net interest income to average assets ratio posted in fiscal 1993 was supported by a number of factors, including the declining interest rate environment, an improving capital position, including stock proceeds realized from the minority stock offering, and a shift in the Association's deposit composition towards lower costing savings and transaction accounts.

     The impact of interest rates on Dearborn Savings' net interest margin is further revealed through examination of the Association's historical net interest rate spreads and yields and costs as set forth in Exhibits I-3 and I-5. As indicated by the upward trend in Dearborn Savings' yield-cost spread from fiscal 1992 through fiscal 1994, the declining interest rate environment served as an earnings benefit to the Association's net interest margin. In particular, maintenance of a negative short-term gap position provided for a more rapid decline in the Association's cost of funds relative to the yield earned on interest-earning assets. The widening of the yield-cost spread was further supported by a shift in the Association's deposit composition towards lower costing savings and transaction accounts, as the result of the relatively low market rates being offered on CDs. Overall, the Association's yield-cost spread increased from 2.47 percent in fiscal 1992 to 3.00 percent in fiscal 1994 Notwithstanding the slight increase recorded in the Association's yield -cost spread during fiscal 1994 (3.00 percent versus 2.96 percent during fiscal 1993), Dearborn Savings' net interest income to average assets ratio declined during fiscal 1994. A decline in Dearborn Savings' IEA/IBL ratio was a factor in the lower net interest income to average assets ratio posted by the Association during fiscal 1994.

     Comparatively, higher interest rates resulted in a narrowing of the Association's yield-cost spread during the past two fiscal years, reflecting the more immediate impact of interest rate movements on Dearborn Savings' cost of funds and the shift in deposit composition towards CDs. From fiscal 1994 through fiscal 1996 both the Association's yield on interest-earning assets and cost of funds increased, with a much sharper increase being reflected in Dearborn Savings' cost of funds. From fiscal 1994 to fiscal 1996, the Association's yield on interest-earning assets increased from 7.78 percent to 7.90 percent, while, over the same time period, Dearborn Savings' cost of funds increased from 4.78 percent to 5.50 percent. Overall, the Association's yield-cost spread narrowed from 3.00 percent during fiscal 1994 to 2.40 percent during fiscal 1996. Partially mitigating the decline in the Association's yield-cost spread has been an upward trend in the Association's

RP Financial, LC.
Page 1.10


IEA/IBL ratio over the past two fiscal years, which will be further enhanced by the stock offering, due to the reinvestment of interest-free capital into interest-earning assets and the higher IEA/IBL ratio that will result from the Association's increased capital position.

     Non-interest operating income has been a limited contributed to Dearborn Savings' earnings over the past five fiscal years, ranging from a low of 0.11 percent of average assets in fiscal 1992 to a high of 0.23 percent of average assets for fiscal years 1995 and 1996. Sources of non-interest operating income consist primarily of various customer service charges and fees and miscellaneous sources of non-interest operating income. The low level of non-interest operating income is consistent with Dearborn Savings' traditional thrift operating strategy, which relies on net interest income, limited operating diversification, and low operating expenses to sustain profitability. The Association's relatively low proportion of transaction deposit accounts has also restrained fee income.

     Operating expenses at Dearborn Savings have generally been contained at relatively low levels and have trended lower as a percent of average assets during the past two fiscal years. Dearborn Savings' operating expense to average assets ratio equaled 2.07 percent during fiscal 1996, versus a comparative ratio of 2.21 percent during fiscal 1994. The decline in the operating expense ratio was realized through asset growth and a modest reduction in operating expenses. Containment of the Association's operating expenses is supported by operating efficiencies realized from pursuing a traditional thrift operating strategy, which limits diversification into areas that generate additional operating expenses. Control of operating expenses is further facilitated by the Association's limited fixed asset costs, as the result of maintaining only one full service branch office and a loan production office.

     The recent trends in the Association's net interest income to average assets ratio and operating expense to average assets ratio indicate that core earnings have trended lower, as indicated by the decline in Dearborn Savings' expense coverage ratio (net interest income to average assets ratio divided by operating expense to average assets ratio). Dearborn Savings' expense coverage ratio equaled 1.83 times during fiscal 1993, versus a comparative ratio of 1.35 times during fiscal 1996. Conversion proceeds should serve to enhance the Association's expense coverage ratio, both with respect to strengthening the net interest income to average assets ratio, as discussed previously, and through increasing Dearborn Savings' capacity to leverage operating expenses through pursuing more aggressive asset growth.

     Gains and losses realized from the sale of investments and loans have ranged from a high of positive 0.58 percent of average assets during fiscal 1992 to a low of negative 0.02 percent of average assets during fiscal 1995. The high level of gains recorded during fiscal 1992 primarily resulted from the sale of the Association's FHLMC stock. A healthy level of gains was also posted during fiscal 1994, amounting to 0.22 percent of

RP Financial, LC.
Page 1.11


average assets, with loan sales to the secondary market accounting for most of the gains. Comparatively, the slight loss recorded on investments and loans during fiscal 1995 was also largely attributable to loan sales. Gains recorded during fiscal 1996 amounted to $59,000, or 0.10 percent of average assets, consisting mostly of loan sale gains and to a lesser extent gains on the sale of investments. The minor amount of gains and losses recorded by the Association during the past two fiscal years are considered to be indicative of the impact gains and losses will typically have on the Association's earnings, with such gains and losses resulting from the sale of fixed rate loan originations to the secondary market and the ongoing management of the investment portfolio.

     Loan loss provisions established by the Association have generally not had a significant impact on earnings, ranging from a low of 0.01 percent of average assets during fiscal 1995 to a high of 0.24 percent of average assets during fiscal 1993. Loss provisions of $12,000, or 0.02 percent of average assets, were established during fiscal 1996. The relatively high loss provisions established during fiscal 1993 was largely attributable to the strong growth loan growth recorded during the year, as the loan balance increased from $36.0 million at fiscal year end 1992 to $46.8 million at fiscal year end 1993. An increase in non-performing assets also warranted the establishment of higher loss provisions during fiscal 1993. In general, a low risk lending strategy and favorable credit quality measures have served to contain the amount of loss provisions established by the Association. As of June 30, 1996, the Association maintained valuation allowances of $226,000, equal to 0.48 percent of net loans receivable and 869.2 percent of non-performing assets. Exhibit I-6 sets forth the Association's loan loss allowance activity since fiscal 1994.

Interest Rate Risk Management

     Dearborn Savings' balance sheet is currently liability-sensitive, as indicated by its one year cumulative gap to assets ratio of negative 22.8 percent (calculated internally). According to the most recent Net Portfolio Value ("NPV") report provided by the OTS, the Association's NPV as of March 31, 1996 would exhibit a 29 percent decline in the event of a 200 basis point instantaneous and sustained rise in interest rates (see Exhibit I-7). The concentration of the Association's interest-bearing liabilities consist of short-term deposits and borrowings, while Dearborn Savings' interest-earning assets are diversified among various repricing periods. The Association's most notable interest rate risk exposure is associated with its holdings of fixed rate loans, which generally have maturities of more than 10 years. As of June 30, 1996, of the total loans due after one year from June 30, 1996, fixed rate loans comprised 66.2 percent of those loans (see Exhibit I-8). Dearborn Savings pursues management of interest rate risk from both the asset and liability sides of the balance, with the intent of maintaining a certain degree of interest rate risk that will provide for enhanced profitability during periods of low and declining interest rates. Strategies implemented by the Association to support control of interest rate risk on the asset side include selling longer term fixed rate loan originations to the secondary market,

RP Financial, LC.
Page 1.12


emphasizing the origination of adjustable rate loans, diversifying into more interest sensitive types of lending, and investing in short- and intermediate-term securities. On the liability side, management of interest rate risk is pursued through promoting certain longer term CDs from time-to-time and utilizing intermediate-term FHLB advances.

     The short-term repricing mismatch between the Association's interest sensitive assets and liabilities indicates that net interest income will be somewhat inconsistent in various interest rate environments, with declining and low interest rate environments being highly beneficial to Dearborn Savings' net interest margin. Comparatively, the Association's net interest margin is adversely impacted by rising and higher interest rates, as highlighted by the narrowing of Dearborn Savings' yield-cost since fiscal 1994. As noted previously, the Association's yield-cost spread narrowed from 3.00 percent during fiscal 1994 to 2.40 percent during fiscal 1996. However, given the Association's current IEA/IBL ratio of 109.5 percent, which will become stronger following the infusion of conversion proceeds, Dearborn Savings has the capacity to take on a certain degree of interest rate risk and sustain positive, although lower, core earnings during periods of moderately rising interest rates.

Lending Activities and Strategy

     The Association's lending activities have traditionally concentrated on the origination and retention of 1-4 family permanent mortgage loans (see Exhibits I-9 and I-10, which reflect loan composition and lending activity, respectively). As of June 30, 1996, $35.3 million, or 71.4 percent, of Dearborn Savings' total loan portfolio was comprised of loans secured by 1-4 family permanent mortgage loans. Included in the balance of 1-4 family loans was approximately $346,000 of land loans for single-family lots. The Association's second largest category of loans was consumer loans, which totaled $6.3 million, or 12.7 percent, of total loans outstanding at June 30, 1996. Consumer lending, as well commercial real estate lending, are planned growth areas for the Association, although such growth is expected to be gradual. Commercial real estate/multi-family loans and construction loans accounted for most of the Association's other lending diversification, comprising 7.5 percent and 7.0 percent of total loans outstanding, respectively, at June 30, 1996. The Association also holds a minor amount of commercial business loans, although commercial business lending is no longer an active lending area for Dearborn Savings. Exhibit I-11 provides the contractual maturity of the Association's loan portfolio, by loan type, as of June 30, 1996.

     The Association originates both fixed rate and adjustable rate 1-4 family loans. Currently, all adjustable rate loans and fixed rate loans with terms of 20 years or less are retained for portfolio. Fixed rate loans with terms of more than 20 years are generally sold to FHLMC on a servicing retained basis. The Association also maintains a relationship with a financial institution in which loans are originated under the

RP Financial, LC.
Page 1.13


terms offered by that financial institution, with all such originations being sold to the financial institution on a servicing released basis. In general, all of the Association's 1-4 family loan originations are underwritten to conform to FHLMC requirements.

     To enhance the attractiveness of 1-4 family ARM loans, the Association offers two ARM loan products. In addition to the standard one year ARM loan, Dearborn Savings offers convertible loans which convert to one year ARMs after a period of fixed rate interest for up to 5 years. ARM loans are indexed to the one year U.S. Treasury Bill rate, with a current repricing margin of 2.75 percent. One year ARM loans are subject to annual and lifetime repricing caps of
1.0 percent and 5.0 percent, respectively, while 5 year convertible ARM loans are subject to a rate cap of 3.0 percent at the first adjustment and then 1.0 percent annually thereafter with a lifetime cap of 5.0 percent. In light of the highly competitive market for 1-4 family loan originations, Dearborn Savings offers ARM loans at a discounted initial rate and the borrower is qualified at the initial rate. Fixed rate loans offered by the Association have amortization terms ranging from 10 to 30 years, with most originations consisting of loans with 15 or 30 year terms. The Association's fixed rate loan products also include 5 and 7 year balloon loans. Most 1-4 family loans are originated with loan-to-value ("LTV") ratios of 80.0 percent or less, while loans with LTV ratios above 80.0 percent generally require private mortgage insurance ("PMI").

     Construction lending conducted by the Association is generally limited to the origination of loans to finance the construction of 1-4 family residences. The Association's construction lending activities are generally for the construction of pre-sold homes, which convert to permanent loans upon completion of the construction. Construction loans require payment of interest only during the construction period, which is typically six months. For construction loans, the Association will lend up to an LTV ratio of 80.0 percent. Construction/permanent loan rates are offered under the same terms as the Association's 1-4 family permanent mortgage loans, except the interest rate on the construction/permanent loan is slightly higher.

     Land loans represent a very minor area of lending diversification for the Association, serving as a complement to the Association's construction lending activities. Substantially all of the Association's land loans are secured by single-family lots. Terms of land loans offered by the Association generally require an LTV ratio of 75.0 percent or less for developed lots and 65.0 percent or less for undeveloped lots. Land loans are originated as one year ARM loans, with amortization terms of up to 15 years.

     Commercial real estate and multi-family loans originated by the Association are collateralized by properties in its normal lending territory and consist substantially of loans with balances of less than $1.0 million. In cases where the loan balance exceeds $1.0 million, the Association's participating interest in the loan is less than $1.0 million. Loan participations held by the Association are also secured by properties

RP Financial, LC.
Page 1.14


located in nearby and familiar markets such as Cincinnati. Commercial real estate and multi-family loans are generally extended up to an LTV ratio of 75.0 or 80.0 percent, and are originated as ARM loans with up to 25 year amortizations. The Association generally seeks to obtain a debt coverage ratio of 1.2 times or higher on commercial real estate and multi-family loan originations. Consistent with the higher credit risk associated with commercial real estate and multi-family loans, loan rates offered on those loans are at a premium to the Association's 1-4 family loan rates. Properties securing the commercial real estate and multi-family loan portfolio include small apartment buildings, small office buildings, a nursing home and other special purpose properties. The largest commercial real estate or multi-family loan held by the Association at June 30, 1996 had a balance of $523,000 and was secured by a nursing home in Lawrenceburg, Indiana. However, during August 1996, the Association originated a commercial real estate loan secured by an office building located in Cincinnati, Ohio with a principal balance of $5.1 million, with the Association retaining $758,000 of the loan and selling participation interests to several other financial institutions for the remaining principal balance. Commercial real estate lending is a desired growth area for the Association, although such growth is expected to be gradually and will not be pursued beyond Dearborn Savings' normal lending territory.

     Diversification into non-mortgage lending consists primarily of consumer loans, with mobile home loans representing the most notable segment of the consumer loan portfolio. The balance of the consumer loan portfolio is concentrated in home improvement loans. The Association also holds a minor amount of commercial business loans, which consist of purchased loans guaranteed by the Small Business Administration ("SBA").

     Mobile home loans held by the Association totaled $4.1 million at June 30, 1996. Mobile home loans are originated through a corespondent program, whereby Dearborn Savings funds loans brokered by Mobile Consultants, Inc. ("MCI"). MCI is an Ohio based company specializing in the generation and underwriting of mobile home loans. Under the program, MCI takes loan applications, underwrites the loans, services the loans, and assumes collection and resale responsibility in the event of default. Dearborn Savings provides the funding upon approval of the loan, and remits a service fee of 1.5 percent to MCI which effectively reduces the interest rate on the loan by 1.5 percent. The relatively high risk associated with mobile home lending is mitigated to a degree by the higher yields earned on mobile home loans and a loan guarantee by MCI. An LTV ratio of
90.0 percent or less is required for mobile home financing, with such loans having fixed rate terms of 15 years or less. Most of the mobile homes securing the loans are located in Indiana, Kentucky, or Ohio. To date, the Association's loss exposure with regard to the mobile home loans has been low, and the Association intends to maintain its relationship with MCI going forward.

     The balance of the consumer loan portfolio is comprised primarily of home improvement and second mortgage loans, which totaled $2.1 million at June 30, 1996. Home improvement loans are originated as either

RP Financial, LC.
Page 1.15


fixed rate or adjustable rate loans, with terms of up to 15 years. The Association will originate home improvement loans up to an LTV ratio of 100 percent of the combined balance of the home improvement loan and the first mortgage loan, with PMI being required for loans with LTV ratios of greater than
80.0 percent or in cases where Dearborn Savings does not hold the first mortgage loan. Other consumer loans held by the Association consist of low balances of loans secured by deposits and home equity lines of credit. Consumer lending is also a desired growth area for the Association, with such growth expected to be primarily realized in the types of consumer loans currently offered by the Association.

     The Association is currently not active in originating commercial business loans, with such loans totaling $665,000 at June 30, 1996. The commercial business loans held by the Association consist of the government guaranteed portion of SBA loans, which were purchased by the Association in the mid-1980s. The commercial business loan portfolio is expected to gradually pay down to a zero balance.

     Exhibit I-10, which shows the Association's loan originations over the past three fiscal years, highlights Dearborn Savings' emphasis on originating 1-4 family permanent mortgage loans. Dearborn Savings' 1-4 family loan volume dropped sharply in fiscal 1995, reflecting a significant decline in 1-4 family loans being refinanced. Notwithstanding the sharp decline in the 1-4 family loan volume, positive loan growth was recorded during fiscal 1995. Loan growth during fiscal 1995 was supported by originations of consumer and construction loans, as well as reductions in loans repaid and loans sold. Comparatively, despite increased originations of 1-4 family loans during fiscal 1996, the loan balance declined as the result of higher loan repayments and an increase in the amount of loans sold. Beyond 1-4 family permanent mortgage loans, consumer and construction lending have accounted for most of the Association's remaining loan volume during the past three fiscal years. Commercial real estate lending accounted for the balance of the Association's lending activities over past three year fiscal years, with the highest originations ($1.3 million) occurring during fiscal 1994. Going forward, the Association's lending strategy is to place a greater emphasis on the origination of commercial real estate and consumer loans, although the origination of 1-4 family permanent mortgage loans is expected to remain as the Association's most prominent lending activity.

Asset Quality

     The Association's historical 1-4 family lending emphasis has generally supported favorable credit quality measures. Over the past five fiscal years, Dearborn Savings' non-performing assets-to-assets ratio has ranged from a high of 0.39 percent at fiscal year end 1993 to a low of 0.04 percent at fiscal year end 1996. As shown in Exhibit I-12, the only non-performing assets held by the Association at fiscal year end 1996 consisted of $26,000 of non-accruing loans

RP Financial, LC.
Page 1.16


     The Association reviews and classifies assets on a quarterly basis and establishes loan loss provisions based on the overall quality, size and composition of the loan portfolio, as well other factors such as historical loss experience, industry trends and local real estate market and economic conditions. At June 30, 1996, the Association had $26,000 of assets classified as Special Mention and no assets classified as Substandard or Doubtful. The Association maintained valuation allowances of $226,000 at June 30, 1996, equal to 0.48 percent of net loans receivable and 869.2 percent of non-performing assets.

Funding Composition and Strategy

     Deposits have consistently been the Association's primary source of funds (see Exhibits I-13 and I-14), and at June 30, 1996 deposits accounted for 73.9 percent of Dearborn Savings' interest-bearing liabilities. The Association's deposit composition has consistently been concentrated in CDs, with Dearborn Savings' CD composition generally reflecting a higher concentration of shorter-term CDs (maturities of one year or less). As of June 30, 1996, the CD portfolio totaled $33.4 million, or 80.7 percent of total deposits, with 62.8 percent of those CDs having maturities of one year or less. Jumbo CDs (CD accounts with balances of $100,000 or more) amounted to $3.3 million or 10.0 percent of total CDs at June 30, 1996. Dearborn Savings generally does not pay premium rates for higher balance CDs. The Association does not maintain any brokered CDs and typically offers CD rates that are priced in the middle to upper end of the range of rates offered by local competitors.

     Lower costing savings and transaction accounts comprise the remainder of Dearborn Savings' deposits, amounting to $8.0 million or 19.3 percent of total deposits at June 30, 1996. While the Association's deposit composition exhibited an increase towards lower costing accounts during the declining and low interest rate environment that prevailed in fiscal years 1992 through 1994, the recent trend in the Association's deposit composition has reflected a shift back towards CDs. The shift in deposit composition towards CDs reflects the generally higher market rates being offered for CDs, in line with the higher interest rate environment overall. In comparison to the 19.3 percent ratio maintained at June 30, 1996, savings and transaction accounts comprised 24.1 percent of the Association's deposits at June 30, 1994. Accordingly, due to the upward repricing of CDs, and the shift in deposit composition away from lower costing deposit accounts, the Association's deposit costs have trended higher since fiscal 1994. Dearborn Savings' weighted average cost of deposits equaled 5.27 percent during fiscal 1996, versus a comparative measure of 4.47 percent during fiscal 1994.

     Borrowings held by the Association at fiscal year end 1996 consisted entirely of FHLB advances, except for a $113,000 loan outstanding to the Employee Stock Ownership Plan. Most of the Association's

RP Financial, LC.
Page 1.17


FHLB advances were added during fiscal years 1992 and 1993 to provide funding for loan growth, although the FHLB advance balance peaked at a maximum balance of $17.1 million during fiscal 1996. Exhibit I-14 shows the Association's use of FHLB advances during the past three fiscal years. FHLB advances held by the Association consist mostly of short-term advances and to a lesser extent intermediate-term advances which maturities up through 2004. Dearborn Savings' deposit growth and internal funding are expected to be adequate enough to fund most of the Association's lending and investment activities in the near term. If additional borrowings are needed, FHLB advances will remain as the primary source of borrowings for the Association.

Legal Proceedings

     The Association is involved in routine legal proceedings occurring in the ordinary course of business which, in the aggregate, are believed by management to be immaterial to the financial condition and results of operations of the Association.

RP Financial, LC.
Page 2.1


                                 II. MARKET AREA

Introduction

     Dearborn Savings conducts operations out of one full service office in Lawrenceburg, the county seat and largest town in Dearborn County, Indiana. In addition to the main office, the Association maintains a loan production office in Greendale, Indiana, which is adjacent to Lawrenceburg. Dearborn County is located in southeastern Indiana at the convergence of Indiana, Kentucky and Ohio, and Lawrenceburg is located in southeastern Dearborn County. The primary market area for Dearborn Savings is considered to consist of Dearborn County, supplemented by business generated by customers living in surrounding counties, primarily the counties of Switzerland and Franklin in Indiana, Hamilton, Ripley and Clermont in Ohio, and Boone and Kenton in Kentucky. Exhibit II-1 provides information on the Association's office facilities.

     Dearborn County is included in the Cincinnati MSA, although Lawrenceburg, which is located 25 miles west of Cincinnati, has maintained a small town atmosphere. The attractive characteristics of Dearborn County has supported steady economic and demographic growth in the Association's primary market area. A community-oriented institution, Dearborn Savings is the oldest thrift headquartered in Lawrenceburg and has conducted business in Dearborn County for over 100 years since it was established in 1890. In this regard, the Association has developed strong ties to the local community and benefits from a loyal customer base. However, in light of the attractiveness of the market area served by Dearborn Savings, competition from other thrifts, commercial banks, credit unions and other sources in the County is intense. A total of nine thrifts, banks and credit unions are headquartered in Dearborn County.

     Future growth opportunities for Dearborn Savings depend in part on national economic factors, the future growth in the market area, which has been measured by indicators such as demographic growth trends, the health and stability of the regional and local economy, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined to help determine the growth potential that exists for the Association, and the relative economic health of the Association's market area.

Market Area Demographics

     Demographic and economic growth trends, measured by changes in population, number of households, age distribution and median household income, provide key insight into the health of the Association's market area (see Table 2.1). Dearborn County recorded an increase in population from 1990 to 1995, which outpaced the Indiana and U.S. population growth rates over the same time period. Growth in households mirrored the population growth rates, reflecting the relatively strong growth occurring in the

RP Financial, LC.
Page 2.2

                                    Table 2.1
                       Dearborn Savings Association, F.A.
                            Summary Demographic Data
                    State, County and Zip Code Within County

                                              Year
                                 -------------------------- Growth Rate  Growth Rate
          Population (000)          1990      1995     2000     1990-95    1995-2000
                                    ----      ----     ----     -------    ---------
                                                                    (%)          (%)
          UNITED STATES          248,710   263,006  277,084        1.1%         1.0%
          INDIANA                  5,544     5,800    6,046        0.9%         0.8%
          DEARBORN COUNTY             39        44       50        2.7%         2.3%

          Households (000)
          UNITED STATES           91,947    97,070  102,202        1.1%         1.0%
          INDIANA                  2,065     2,163    2,256        0.9%         0.8%
          DEARBORN COUNTY             14        16       17        2.7%         2.3%

          Median Household Income ($)
          UNITED STATES          $29,199   $33,610  $32,972        2.9%        -0.4%
          INDIANA                $26,507   $36,137  $36,848        6.4%         0.4%
          DEARBORN COUNTY        $27,204   $38,689  $41,378        7.3%         1.4%

          Per Capita Income -1995   ($)
          UNITED STATES          $13,179   $16,405     ----        4.5%         ----
          INDIANA                $11,490   $16,671     ----        7.7%         ----
          DEARBORN COUNTY        $10,855   $15,895     ----        7.9%         ----

          1995 Age Distribution(%)   0-14 Years  15-24 Years  25-44 Years  45-64 Years  65+ Years  Median Age
          UNITED STATES                 22.1         13.8         31.8         19.5        12.8       34.0
          INDIANA                       22.0         14.4         30.8         19.9        12.9       32.8
          DEARBORN COUNTY               23.7         13.7         30.1         20.2        12.3       33.1

                                     Less Than  $15,000 to  $25,000 to  $50,000 to  $100,000 to
          1995 HH Income Dist.(%)      $15,000      24,999     $49,999     $99,999     $149,999     $150,000+
                                       -------      ------     -------     -------     --------     ---------
          UNITED STATES                   20.5        15.8        33.8        23.7          4.2       2.0
          INDIANA                         16.5        15.3        36.9        26.0          3.9       1.4
          DEARBORN COUNTY                 13.8        14.9        38.0        28.3          4.0       1.1

          Housing Permit Data             1991        1992        1993        1994
                                          ----        ----        ----        ----
          UNITED STATES              1,105,748   1,094,933   1,390,017   1,371,637
          INDIANA                       28,580      29,581      28,604      31,135
          DEARBORN COUNTY                1,093       1,257       1,293         846

Source: CACI, Inc.; U.S. Dept. of Commerce.

RP Financial, LC.
Page 2.3


Association's primary market area. Dearborn County's household growth translated into an increase in housing permits during 1992 and 1993, which was followed by a notable decline in 1994. Over the next five years, population and household growth trends in the Association's primary market area are forecasted to be slightly less than recent historical trends, but will remain above the growth rates projected for Indiana and the U.S.

     Median household income for Dearborn County exceeded the Indiana and U.S. comparative measures in 1995, while 1995 per capita income for Dearborn County was slightly below the Indiana and U.S. comparative measures. The growth rates of median household and per capita income in Dearborn County from 1990 to 1995 were higher than the Indiana and U.S. comparative growth rates, indicating that the population growth occurring in the market area has provided for economic growth as well. Consistent with the U.S. and Indiana, growth in household income is projected to be lower in Dearborn County for the balance of the decade. The slow down in household income reflects that most of the job growth is being realized in service related jobs, which tend to be relatively low paying jobs. Overall, Dearborn County appears to maintain relatively attractive growth potential characteristics for a community banking concern like Dearborn Savings, with the most notable limitation being the high degree of competition that has been cultivated by the attractiveness of the market area.

National Economic Factors

     Since mid-1995, national economic growth has been mixed. GDP growth during the second quarter of 1995 slowed to 1.3 percent annually, which was the slowest growth in almost four years. In a move to revive the sagging economy, the Federal Reserve cut short-term interest rates by 0.25 percent in early-July 1995. Amid mixed economic data, such as a drop in July durable goods orders and an increase in July new housing starts, the Fed held rates steady during its meeting in late-August. During the balance of the third quarter, the general economy showed signs of expansion with inflation under control. For example, construction picked up in most regions of the U.S., while retail prices were relatively stable in the late summer. Third quarter GDP growth was stronger than expected, increasing at an annual rate of 4.2 percent. Economic data through most of the fourth quarter suggested that the economy was on track for a soft landing, as indicated by modest retail sales growth and a stable inflation picture. Weak retail sales during the holiday shopping season and a slight increase in the November unemployment rate provided indications of a slowing national economy at the end of the fourth quarter.

     Economic data released in January 1996 continued to indicate a generally sluggish economy, as highlighted by the Federal Reserve's mid-January "Beige Book" report which indicated slowing economic growth in its latest nationwide survey of economic conditions. Record-breaking winter weather conditions

RP Financial, LC.
Page 2.4


further slowed the economy in January of 1996. However, unemployment declined sharply in February, although the January figures were skewed by the weather and by striking GM workers. A stronger than expected March 1996 employment report served to rekindle inflation fears, although other economic indicators suggested that the pace of economic growth was moderate and inflation was under control. Inflation concerns were further heightened in late-April, as the result of higher oil and commodity prices; however, wages, which account for most of the inflation measures, did not signal that inflation was heating up. Unemployment data for both May and June suggested a strong pace of economic growth, with the stronger than expected job growth pushing interest rates higher. However, other economic measures, such as consumer and producer prices, reflected a more modest pace of economic growth. Mid-July Congressional testimony by the Federal Reserve Chairman hinted of expectations that the economy would taper off slightly in the second half of 1996, which was consistent with other recent forecasts by economists. However, economic data at the end of July, such as new home sales and the consumer confidence rate, indicated that the pace of economic growth remained fairly strong. Second quarter GDP increased at a healthy 4.2 percent annual rate, although inflation during the second quarter was a modest 2.1 percent. Other inflation data released in early- and mid-August provided mixed inflation signals. Inflation concerns were eased by a slight increase in the July unemployment rate and a decline in the Purchasing Management's index, while a stronger than expected increase in July consumer prices and strong retail sales in August bolstered inflation concerns.

     Interest rates generally trended lower in the second half of 1995, particularly in the fourth quarter due to the slowing of the economy. The sluggish economy and a 0.25 percent cut in short-term interest rates by the Federal Reserve pushed the yield on 30-year U.S. Government bond to slightly below 6.0 percent at year end 1995. Following another 0.25 percent rate cut by the Federal Reserve in January 1996, interest rates moved higher during the balance of the first quarter of 1996. The upward trend in interest rates reflected generally improving economic conditions and indications that the Fed would not cut interest rates further due to the mixed inflation signals. Interest rates continued to edge higher during the second quarter and the 30-year U.S. Government bond yield climbed above 7.0 percent following the stronger than expected job growth reported in early-June. The June employment report had a more severe effect on bond prices, as the large drop in unemployment provided for one of the largest one day declines in bond prices with the yield on the 30-year benchmark bond increasing from 6.93 percent to
7.18 percent. During the balance of July, bond prices recovered on expectations that a rate hike by the Federal Reserve was not imminent. Mixed inflation data provided for a relatively flat interest rate environment during the first half of August, while a stronger than expected increase for durable-goods orders in July raised concerns that the economy was not moderating as forecasted and pushed interest rates slightly higher in late-August. Bond yields fell slightly in early-September, following the release of the August employment report which came close to meeting expectations. As of

RP Financial, LC.
Page 2.5


September 6, 1996 one- and thirty-year U.S. Government bonds were yielding 5.89 percent and 7.11 percent, respectively. Exhibit II-2 provides historical interest rate trends from 1991 through September 6, 1996.

Local Economy

     The Dearborn County economy has traditionally been supported by manufacturing, supplemented by employment in services, wholesale/retail trade and miscellaneous other employment sectors. While manufacturing employment continues to account for the highest proportion of industry earnings in Dearborn County, over the years manufacturing employment has been declining and employment growth has been occurring mostly in services and wholesale/retail trade. The favorable demographic growth being realized in Dearborn County has also supported employment growth in the construction industry. Based on 1994 data (the most recent data available), the largest employment sector in Dearborn County is the wholesale/retail trade (23 percent of total employment) followed by services (21 percent of total employment) and manufacturing (14 percent of total employment). The balance of employment in Dearborn County is concentrated in government and construction.

     Lawrenceburg's location on the Ohio River and proximity to Cincinnati makes it the hub of economic activity in Dearborn County, and many of the largest employers in Dearborn County are based in Lawrenceburg. The current largest employer in Dearborn County is Joseph Seagram's and Sons. Based in Lawrenceburg, Joseph Seagram's and Sons is the largest distillery of its kind in the world with approximately 750 employees. Other major employers in Dearborn County include Aurora Casket Company (480 employees), Dearborn County Hospital (420 employees) and American Electric Power (325 employees). Economic activity in the Association's primary market area is expected to be further enhanced by the building of a riverboat gambling casino in Lawrenceburg, which will create additional jobs and spur economic growth throughout the entire business community. The casino is scheduled to open in late-1996. Overall, the Dearborn County economy is fairly diverse, which provides for a relatively stable economic environment. The economic expansion occurring in Dearborn County is further evidenced by the decline in unemployment, although, as of June 1996, unemployment in Dearborn County was higher than the comparative U.S. and Indiana measures (see Table 2.2).

RP Financial, LC.
Page 2.6

                                    Table 2.2
                       Dearborn Savings Association, F.A.
                         Selected Unemployment Rates(1)

                                June 1995         June 1996
Region                        Unemployment      Unemployment
                              ------------      ------------
United States                     5.8%              5.5%
Indiana                           4.6%              4.2%
Dearborn County                   7.0%              5.6%

(1) Data is not seasonally adjusted.

Source:  Bureau of Labor Statistics.

Competition

     Competition among financial institutions in the market area is substantial. As larger institutions compete for market share to achieve economies of scale, the market environment for the Association's products and services is expected to become increasingly competitive in the future. Smaller institutions such as Dearborn Savings will be forced to either compete with larger institutions on pricing, or to identify and operate in a "niche" that will allow for operating margins to be maintained at profitable levels.

     The Association's retail deposit base is closely tied to the economic fortunes of Dearborn County. Table 2.3 displays deposit market trends over the past several years for Dearborn County, with additional data presented for the State of Indiana. The data indicates that deposit growth in the Association's primary market area was relatively strong, with most of the growth being realized by commercial banks. In comparison to Indiana, Dearborn County's deposit growth measures were more favorable, as slightly positive deposit growth by Indiana commercial banks and credit unions was partially negated by deposit shrinkage posted by Indiana thrifts. During the period covered in Table 2.3, deposit growth was relatively limited for financial institutions on a nationwide basis, in light of the relatively low market rates being offered for CDs and the more attractive returns that were being realized through investing in the stock market.

     Dearborn Savings' deposit growth was less than the comparative Dearborn County measures, which resulted in a slight decline in the Association's total market share of deposits. The nominal deposit growth recorded by the Association was due to competitive factors and a strategic decision to control the Association's deposit costs through greater utilization of borrowings as a funding source. Subsequent to June 30, 1995, the Association has realized relatively strong deposit growth. Dearborn Savings' deposit growth was 10.5 percent during fiscal 1996.

RP Financial, LC.
Page 2.7

                                    Table 2.3
                       Dearborn Savings Association, F.A.
                                 Deposit Summary

                                                          As of June 30,
                                     ----------------------------------------------------
                                                1993                       1995
                                     -------------------------- -------------------------   Deposit
                                               Market Number of           Market  No. of  Growth Rate
                                     Deposits  Share  Branches  Deposits  Share  Branches  1993-1995
                                     --------  -----  --------- --------  -----  --------  ---------
                                                   (Dollars In Thousands)                     (%)
A. Deposit Summary
   State of Indiana                $67,510,408 100.0%  2,490  $70,395,953 100.0%    2,483    2.1%
       Commercial Banks             48,136,630  71.3%  1,814   50,954,149  72.4%    1,820    2.9%
       Credit Unions                 7,189,994  10.7%    299    7,707,565  10.9%      299    3.5%
       Savings Institutions         12,183,784  18.0%    377   11,734,239  16.7%      364   -1.9%

    Dearborn County                   $452,050 100.0%     22     $496,636 100.0%       23    4.8%
       Commercial Banks                203,648  45.0%     15      240,861  48.5%       16    8.8%
       Credit Unions                    12,557   2.8%      3       13,903   2.8%        3    5.2%
       Savings Institutions            235,845  52.2%      4      241,872  48.7%        4    1.3%
        Dearborn Savings Assoc.(1)      37,178  15.8%      1       37,460  15.5%        1    0.4%
        Dearborn Savings Assoc.(2)               8.2%                       7.5%

(1) Percent of county S&L/bank deposits.
(2) Percent of total county deposits.


Sources: FDIC; OTS; Thompson Credit Union Directory.

RP Financial, LC.
Page 2.8

     Future deposit growth by the Association should be enhanced by the conversion, as the additional capital will improve Dearborn Savings' competitive position and leverage capacity. At the same time, the notable competitive market forces within the Association's primary market area will somewhat limit its capacity to realize notable gains in deposit market share without paying above market rates for deposits. To augment the deposit growth that is possible internally, the Association may seek deposit growth opportunities through acquiring branches or other financial institutions, but, at this time, the Association has no definite plans to acquire additional branches or other financial institutions.

RP Financial, LC.
Page 3.1


                            III. PEER GROUP ANALYSIS

     This chapter presents an analysis of Dearborn Savings' operations versus a group of comparable savings institutions (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The basis of the pro forma market valuation of Dearborn Savings is provided by these institutions. Factors affecting the Association's pro forma value such as financial condition, credit risk, interest rate risk, loan composition and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between Dearborn Savings and the Peer Group, will then be used as a basis for the pro forma valuation of Dearborn Savings' to-be-issued common stock.

Selection of Peer Group

     We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have also excluded from the Peer Group those companies under acquisition, mutual holding companies and recent conversions, since their pricing ratios are subject to distortion and/or do not have a seasoned trading history.

     From the universe of publicly-traded thrifts, we selected ten institutions with characteristics similar to those of Dearborn Savings. In the selection process, we applied two primary "screens" to the universe of all public companies:

     o Screen #1. Indiana institutions with assets less than $300 million, equity-to-assets ratios of at least 10.0 percent, return on average assets ratios between 0.50 percent and 1.25 percent and non-performing assets-to-assets ratios of less than 1.50 percent. Seven companies met the criteria for Screen #1 and four were included in the Peer Group:
          Community Bank Shares, FFW Corporation, MFB Corp. and Northeast Indiana Bancorp. Two companies were excluded due to the recency of their conversions: AMB Financial Corp. (conversion completed April
          1996) and Home Financial Bancorp (conversion completed July 1996). Indiana Community Bank, SB was the other company excluded from the Peer Group, based on an earnings composition that was not similar to the Association's. In particular, Indiana Community Bank's retail banking strategy resulted in a significantly higher net interest margin and a significantly higher level of operating expenses, relative to the Association's comparative ratios which were consistent with ratios resulting from implementation of a traditional thrift operating strategy. Exhibit III-2 details the financial characteristics of all publicly-traded Indiana institutions.

RP Financial, LC.
Page 3.2


     o Screen #2. Kentucky and Ohio institutions with assets of $50 million to $250 million, equity-to-assets ratios of 10.0 percent to 20.0 percent, return on average assets ratios between 0.50 percent and 1.25 percent, and non-performing assets to assets ratios of less than 1.0 percent. Six institutions met the selection criteria for Screen #2 and all were based in Ohio. All six were included as part of Dearborn Savings' Peer Group: Community Investors Bancorp, Enterprise Federal Bancorp, Harvest Home Financial Corp., Milton Federal Financial Corp., OHSL Financial Corp. and Wood Bancorp.

     Table 3.1 on the following page shows the general characteristics of each of the Peer Group companies and Exhibit III-3 provides summary demographic data for the primary market areas served by each of the Peer Group companies. While there are some differences between the Peer Group companies and Dearborn Savings, we believe that the Peer Group provides a good representation of publicly-traded thrifts with operations comparable to those of the Association and, thus, will provide a good basis for valuation. The following sections present a comparison of Dearborn Savings' financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

     A summary description of the key characteristics of each of the Peer Group companies, which we determined warranted their inclusion as a comparable institution to Dearborn Savings, is detailed below.

o Community Bank Shares of IN. Selected due to Indiana market area, traditional thrift operating strategy, comparable net interest margin, low level of operating expenses, similar concentration of mortgage-backed securities and 1-4 family permanent mortgage loans comprising loan and MBS portfolio, and favorable credit quality measures.

o Community Investors Bancorp, Inc. of OH. Selected due to traditional thrift operating strategy, comparable asset size, similar interest-earning asset composition, strong capital position, low level of operating expenses, similar concentration of mortgage-backed securities and 1-4 family permanent mortgage loans comprising loan and MBS portfolio, and favorable credit quality measures.

o Enterprise Federal Bancorp of OH. Selected due to traditional thrift operating strategy, same regional market area, strong capital position, comparable funding composition, low level of operating expenses, and favorable credit quality measures.

o FFW Corporation of Wabash IN. Selected due to Indiana market area, traditional thrift operating strategy, similar funding composition, comparable net interest margin, low level of operating expenses, and favorable credit quality measures.

o Harvest Home Financial Corp. of OH. Selected due to traditional thrift operating strategy, comparable asset size, strong capital position, low level of operating expenses, and favorable credit quality measures.

RP Financial, LC.
Page 3.3


 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                    Table 3.1
                      Peer Group of Publicly-Traded Thrifts
                              September 11, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------
                                                                                                               ($)    ($Mil)
 CBIN   Community Bank Shares of IN         OTC    Southeast IN       Thrift     233        7   12-31   04/95  12.87     26
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     214        5   09-30   10/94  12.87     27
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     209        4   12-31   02/93  20.25     25
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     201 M      4   09-30   03/94  15.50     31
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     178        2   09-30   10/94  13.75     31
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     154        3   12-31   06/95  12.25     25
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     150        3   06-30   03/93  19.50     14
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     146        6   06-30   08/93  14.50     22
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      86 M      3   06-30   02/95  15.75     11
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      73 M      3   09-30   10/94   9.87      9


     NOTES: (1) Or most recent date available (M=March, S=September, D=December,
                J=June, E=Estimated, and P=Pro Forma)
            (2) Operating strategies are: Thrift=Traditional Thrift,
                M.B.=Mortgage Banker, R.E.=Real Estate Developer,
                Div.=Diversified, and Ret.=Retail Banking.
            (3) FDIC savings bank institution.

     Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 09/11/96

RP Financial, LC.
Page 3.4


o MFB Corp. of Mishawaka IN. Selected due to Indiana market area, traditional thrift operating strategy, strong capital position, comparable return on assets, comparable net interest margin, low level of operating expenses, and favorable credit quality measures.

o Milton Fed. Fin. Corp. of OH. Selected due to traditional thrift operating strategy, high level of capital, low level of operating expenses, and favorable credit quality measures.

o Northeast Indiana Bancorp of IN. Selected due to Indiana market area, traditional thrift operating strategy, strong capital position, similar concentration of mortgage-backed securities and 1-4 family permanent mortgage loans comprising loan and MBS portfolio, and favorable credit quality measures.

o OHSL Financial Corp. of OH. Selected due to traditional thrift operating strategy, same regional market area, low level of operating expenses, similar concentration of mortgage-backed securities and 1-4 family permanent mortgage loans comprising loan and MBS portfolio, and favorable credit quality measures.

o Wood Bancorp of OH. Selected due to traditional thrift operating strategy, similar interest-earning asset composition, strong capital position, and favorable credit quality measures.

     In aggregate, the Peer Group companies are more highly capitalized than the industry average (15.07 percent of assets versus 13.15 percent for the all SAIF average), generate higher earnings (0.97 percent ROAA versus 0.87 percent for the all SAIF average), and generate a lower ROE (6.37 percent versus 7.91 percent for the all SAIF average). Overall, the Peer Group's average P/B ratio and P/E multiple were below and above the respective comparable SAIF averages.

                                            As of September 6, 1996
                                            -----------------------
                                           Peer             All SAIF
                                           Group            Insured
                                           -----            -------
Equity-to-Assets                           15.07%            13.15%
Return on Assets ("ROA")                    0.97              0.87
Return on Equity ("ROE")                    6.37              7.91

Price-to-Book ratio ("P/B")                90.00%           105.73%
Price-to-Earnings multiple ("P/E")         14.88x            14.36x
Price-to-Assets ratio ("P/A")              13.39%            13.17%

Source:  Table 4.4 - Chapter IV Valuation Analysis.

     Ideally, the Peer Group companies would be comparable to Dearborn Savings in terms of all of the selection criteria, but the universe of publicly-traded thrifts does not provide for an appropriate number of such companies. However, in general, the companies selected for the Peer Group were fairly comparable to Dearborn Savings, as will be highlighted in the following comparative analysis.

RP Financial, LC.
Page 3.5


Financial Condition

     Table 3.2 shows comparative balance sheet measures for Dearborn Savings and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. The Association's ratios reflect balances as of June 30, 1996, while the Peer Group's ratios are based on data as of June 30, 1996 or March 31, 1996. Dearborn Savings' net worth base of 10.7 percent was below the Peer Group's average net worth ratio of 15.1 percent; however, with the addition of stock proceeds, the Association's pro forma capital position (consolidated with the holding company) can be expected to be comparable to the Peer Group's ratio. All of Dearborn Savings' and the Peer Group's capital consisted of tangible capital. The increase in Dearborn Savings' pro forma capital position will be favorable from a risk perspective and in terms of future earnings potential that may be realized through leverage and lower funding costs. However, at the same time, the Association's high pro forma capitalization will result in a relatively low return on equity. Both the Association's and the Peer Group's capital ratios reflected capital surpluses with respect to the regulatory capital requirements, with the Association's and the Peer Group's ratios currently indicating comparable capital surpluses. Accordingly, on a pro forma basis, the Association should gain the advantage in terms of capital surpluses.

     The interest-earning asset compositions for the Association and the Peer Group were somewhat similar, with loans and mortgage-backed securities constituting the bulk of interest-earning assets for both Dearborn Savings and the Peer Group. Dearborn Savings' combined level of loans and mortgage-backed securities was approximately the same as the Peer Group's ratio (76.1 percent versus 74.0 percent for the Peer Group), with the Association maintaining a higher concentration of loans and a lower concentration of mortgage-backed securities relative to the comparative Peer Group ratios. Comparatively, the Peer Group's cash and investments to assets ratio was slightly higher than the comparable ratio for Dearborn Savings (23.9 percent versus 20.4 percent for the Association). Overall, Dearborn Savings' interest-earning assets amounted to
96.5 percent of assets, which was below the comparable Peer Group ratio of 97.9 percent.

     Dearborn Savings' funding liabilities reflect a funding strategy similar to that of the Peer Group's funding composition. The Association's deposits equaled
65.1 percent of assets, which was lower than the Peer Group average of 72.6 percent. More than offsetting Dearborn Savings' lower ratio of deposits was its higher level of borrowings, as the Association and the Peer Group posted borrowings-to-assets ratios of 23.0 percent and 11.7 percent, respectively. Accordingly, the Peer Group was considered to have greater borrowing capacity than the Association. Total interest-bearing liabilities maintained by the Association and the Peer Group, as a percent of assets, equaled 88.1 percent and
84.3 percent, respectively, with the Peer Group's lower ratio being supported by maintenance of a higher capital position.

RP Financial, LC.
Page 3.6

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 3.2
                   Balance Sheet Composition and Growth Rates
                         Comparable Institution Analysis
                               As of June 30, 1996



                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
Dearborn Savings
  June 30, 1996                           20.4   73.7    2.4     65.1     23.0     0.0     10.7      0.0    10.7       0.0

SAIF-Insured Thrifts                      18.7   65.5   12.5     72.5     13.1     0.1     12.9      0.2    12.7       0.1
State of IN                               19.2   71.2    6.1     72.2     13.2     0.2     13.4      0.1    13.3       0.0
Comparable Group Average                  23.9   67.8    6.2     72.6     11.7     0.0     15.1      0.0    15.1       0.0
  Mid-West Companies                      23.9   67.8    6.2     72.6     11.7     0.0     15.1      0.0    15.1       0.0

Comparable Group

Mid-West Companies
CBIN  Community Bank Shares of IN         40.5   54.3    2.9     81.1      7.2     0.0     11.1      0.0    11.1       0.0
CIBI  Community Inv. Bancorp of OH(1)     21.8   74.0    2.7     83.4      2.3     0.0     13.8      0.0    13.8       0.0
EFBI  Enterprise Fed. Bancorp of OH       19.0   65.3   13.6     65.5     18.7     0.0     14.8      0.0    14.7       0.0
FFWC  FFW Corporation of Wabash IN        18.3   67.1   12.3     61.5     27.8     0.0     10.3      0.0    10.3       0.0
HHFC  Harvest Home Fin. Corp. of OH(1)    35.8   54.7    7.2     81.6      0.0     0.0     17.7      0.0    17.7       0.0
MFBC  MFB Corp. of Mishawaka IN(1)        30.5   65.3    2.7     74.7      4.7     0.0     19.3      0.0    19.3       0.0
MFFC  Milton Fed. Fin. Corp. of OH        23.8   63.1   10.6     71.5      9.0     0.0     18.9      0.0    18.9       0.0
NEIB  Northeast Indiana Bncrp of IN       10.9   86.9    0.0     48.2     32.4     0.0     18.9      0.0    18.9       0.0
OHSL  OHSL Financial Corp. of OH          20.0   71.4    6.9     79.0      8.1     0.0     12.2      0.0    12.2       0.0
FFWD  Wood Bancorp of OH                  18.5   76.2    3.4     79.2      6.4     0.0     13.8      0.0    13.8       0.0

                                               Balance Sheet Annual Growth Rates                         Regulatory Capital
                                       ------------------------------------------------------------   -------------------------
                                              Cash and   Loans           Borrows.   Net    Tng Net
                                      Assets Investments & MBS  Deposits &Subdebt  Worth    Worth    Tangible   Core   Reg.Cap.
                                      ------ ----------- ------ -------- -------- -------- -------   -------- -------- --------
Dearborn Savings
  June 30, 1996                          3.01    36.36    -3.91     10.46   -13.73    1.91    1.91       10.78  10.78    23.09

SAIF-Insured Thrifts                    11.33     7.81    11.09      5.72     6.05    3.90    3.58       10.82  10.90    23.21
State of IN                              8.45     5.23     6.91      5.23    11.12    3.71    3.74       11.17  11.26    21.99
Comparable Group Average                 9.44    17.39     8.24      9.60    16.21   -2.72   -2.72       11.14  11.28    22.59
  Mid-West Companies                     9.44    17.39     8.24      9.60    16.21   -2.72   -2.72       11.14  11.28    22.59

Comparable Group

Mid-West Companies
CBIN  Community Bank Shares of IN       14.11    24.36     7.64     16.06     8.08    4.51    4.51        9.94  11.07    22.92
CIBI  Community Inv. Bancorp of OH(1)    1.98   -11.53     6.27      1.94    27.36   -0.91   -0.91       11.86  11.86    24.41
EFBI  Enterprise Fed. Bancorp of OH     11.77   -22.16    23.67     16.58    33.33  -20.58  -20.55       13.10  13.10    26.90
FFWC  FFW Corporation of Wabash IN       2.15   -14.12     6.52      7.63    -7.73   -0.22   -0.22        8.00   8.00    15.20
HHFC  Harvest Home Fin. Corp. of OH(1)   4.58     4.62     4.15      5.58       NM    0.06    0.06          NM     NM       NM
MFBC  MFB Corp. of Mishawaka IN(1)       8.04    16.76     4.51      3.63       NM    0.28    0.28          NM     NM       NM
MFFC  Milton Fed. Fin. Corp. of OH      15.23    50.35     7.20     10.79       NM  -12.50  -12.50       14.69  14.69    32.08
NEIB  Northeast Indiana Bncrp of IN     18.63     8.46    19.93     12.00    53.83   -3.92   -3.92       13.21  13.21    22.57
OHSL  OHSL Financial Corp. of OH         9.62    48.55     2.76     11.36     1.30    3.50    3.50        9.93   9.93    20.47
FFWD  Wood Bancorp of OH                 8.27    68.59    -0.28     10.48    -2.72    2.59    2.59        8.39   8.39    16.14



(1)  Financial information is for the quarter ending March 31, 1996.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.7


     A key measure of balance sheet strength for a thrift institution is its IEA/IBL ratio. Presently, the Association's IEA/IBL ratio is lower than the Peer Group's ratio, based on respective ratios of 109.5 percent and 116.1 percent. The additional capital realized from stock proceeds should serve to partially address the lower IEA/IBL ratio currently maintained by the Association, as the interest free capital realized in Dearborn Savings' stock offering will be deployed into interest-earning assets.

     The growth rate section of Table 3.2 shows annual growth rates for key balance sheet items. Dearborn Savings' growth rates are based on annual growth for the twelve months ended June 30, 1996, while the Peer Group's growth rates are based on annual growth for the twelve months ended June 30, 1996 or March 31, 1996. Asset growth rates of 3.0 percent and 9.4 percent were posted by the Association and the Peer Group, respectively. Dearborn Savings' limited asset growth reflects growth in cash and investments being somewhat offset by shrinkage in loans and mortgage-backed securities. Comparatively, growth in loans and mortgage-backed securities accounted for most of the Peer Group's asset growth, although a higher growth rate was realized in the Peer Group's lower balance of cash and investments. Overall, the Peer Group's asset growth measures would tend to support greater earnings growth relative to the Association's measures. However, following the conversion, Dearborn Savings' leverage capacity will be comparable to the Peer Group's.

     Deposits and retained earnings funded the Association's asset growth, as well as a reduction in borrowings. The Peer Group's asset growth was funded by deposit growth, which was slightly less than the Association's deposit growth rate, and borrowings. In fact, the Peer Group's borrowings growth rate shown in Table 3.2 is somewhat understated, as it does not include the borrowings growth rates of the Peer Group companies which recorded a more than 100 percent increase in borrowings during the twelve month period. Of the three Peer Group companies with "NMs" indicated as borrowing growth rates in Table 3.2, two of the Peer Group companies posted borrowing growth rates in excess of 100 percent, and one of the Peer Group companies recorded no change in its balance of borrowings. Despite recording a lower return on average assets ratio, Dearborn Savings posted a slightly stronger capital growth rate than the Peer Group (positive 1.9 percent versus negative 2.7 percent for the Peer Group). Dearborn Savings' capital growth resulted from the retention of earnings being somewhat offset by dividend payments and a negative SFAS 115 adjustment. A higher capital position, as well as dividend payments, stock repurchases and possible negative SFAS 115 adjustments, were likely factors that accounted for the Peer Group's slightly negative capital growth rate.

Income and Expense Components

     Dearborn Savings and the Peer Group reported net income to average assets ratios of 0.73 percent and 0.97 percent, respectively (see Table 3.3), based on earnings for the twelve months ended June 30, 1996 or for

RP Financial, LC.
Page 3.8

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 3.3
        Income as a Percent of Average Assets and Yields, Costs, Spreads
                         Comparable Institution Analysis
                    For the Twelve Months Ended June 30, 1996



                                                   Net Interest Income                   Other Income                G&A/Other Exp.
                                               ----------------------------           -------------------          ----------------
                                                                     Loss     NII                            Total
                                        Net                         Provis.  After    Loan   R.E.   Other    Other    G&A  Goodwill
                                      Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income  Expense  Amort.
                                      ------  ------ ------- ------ ------- -------   ----  -----   ------  ------  ------- -------
Dearborn Savings
  June 30, 1996                         0.73    7.59    4.78   2.80   0.02    2.78    0.00   0.00    0.23     0.23    2.07    0.00

SAIF-Insured Thrifts                    0.87    7.35    4.16   3.19   0.12    3.07    0.12  -0.01    0.31     0.42    2.22    0.02
State of IN                             0.95    7.54    4.23   3.31   0.18    3.13    0.08   0.02    0.44     0.54    2.37    0.00
Comparable Group Average                0.97    7.44    4.13   3.31   0.06    3.25    0.04  -0.01    0.18     0.21    2.03    0.00
  Mid-West Companies                    0.97    7.44    4.13   3.31   0.06    3.25    0.04  -0.01    0.18     0.21    2.03    0.00

Comparable Group

Mid-West Companies
CBIN  Community Bank Shares of IN       0.88    6.97    4.11   2.85   0.02    2.83    0.25   0.00    0.37     0.63    2.03    0.00
CIBI  Community Inv. Bancorp of OH(1)   1.01    7.82    4.31   3.51   0.18    3.33    0.00  -0.06    0.17     0.11    1.99    0.00
EFBI  Enterprise Fed. Bancorp of OH     0.92    7.39    4.46   2.94   0.03    2.91    0.00   0.00    0.05     0.05    1.97    0.01
FFWC  FFW Corporation of Wabash IN      1.08    7.63    4.65   2.98   0.06    2.92    0.03   0.00    0.30     0.33    1.73    0.00
HHFC  Harvest Home Fin. Corp. of OH(1)  0.79    7.04    3.91   3.13   0.01    3.12    0.00   0.00    0.07     0.07    1.99    0.00
MFBC  MFB Corp. of Mishawaka IN(1)      0.69    6.83    3.88   2.94   0.02    2.93    0.00   0.00    0.18     0.18    1.98    0.00
MFFC  Milton Fed. Fin. Corp. of OH      1.04    7.38    3.88   3.50   0.04    3.46    0.01   0.00    0.13     0.14    2.14    0.00
NEIB  Northeast Indiana Bncrp of IN     1.19    7.73    3.89   3.84   0.20    3.64    0.06   0.00    0.16     0.22    1.94    0.00
OHSL  OHSL Financial Corp. of OH        0.95    7.76    4.43   3.33   0.00    3.33    0.00   0.00    0.15     0.15    2.06    0.00
FFWD  Wood Bancorp of OH                1.19    7.90    3.77   4.13   0.09    4.04    0.00   0.00    0.25     0.25    2.48    0.00

                                       Non-Op. Items     Yields, Costs, and Spreads
                                      --------------     -------------------------
                                                                                         MEMO:     MEMO:
                                         Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                        Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                      ------- -------     --------- -------- ------ ----------  --------
Dearborn Savings
  June 30, 1996                          0.10   0.00        7.90      5.50     2.40     3,529      29.44

SAIF-Insured Thrifts                     0.08   0.00        7.53      4.80     2.73     4,047      36.36
State of IN                              0.20   0.00        7.83      4.96     2.87     3,363      36.93
Comparable Group Average                 0.08   0.00        7.59      4.98     2.61     4,078      35.94
  Mid-West Companies                     0.08   0.00        7.59      4.98     2.61     4,078      35.94

Comparable Group

Mid-West Companies
CBIN  Community Bank Shares of IN        0.03   0.00        7.13      4.70     2.44     2,846      40.30
CIBI  Community Inv. Bancorp of OH(1)    0.08   0.00        7.93      5.07     2.85     3,730      34.13
EFBI  Enterprise Fed. Bancorp of OH      0.43   0.00        7.53      5.44     2.08     6,684      34.95
FFWC  FFW Corporation of Wabash IN       0.06   0.00        7.80      5.25     2.55     3,960      31.76
HHFC  Harvest Home Fin. Corp. of OH(1)   0.00   0.00        7.18      4.83     2.36     4,294      33.89
MFBC  MFB Corp. of Mishawaka IN(1)       0.01   0.00        6.94      4.96     1.98     4,100      39.90
MFFC  Milton Fed. Fin. Corp. of OH       0.13   0.00        7.57      4.99     2.58     3,962      34.26
NEIB  Northeast Indiana Bncrp of IN      0.00   0.00        7.90      5.01     2.90     4,281      38.22
OHSL  OHSL Financial Corp. of OH         0.02   0.00        7.91      5.11     2.79     3,604      34.70
FFWD  Wood Bancorp of OH                 0.07   0.00        8.03      4.43     3.59     3,324      37.32


(1)  Financial information is for the quarter ending March 31, 1996.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.9


the twelve months ended March 31, 1996 for some of the Peer Group companies. Both the Association's and the Peer Group's earnings were fairly representative of their core earnings, as gains and other non-recurring items were not material factors in their respective earnings. The Peer Group's higher earnings were realized primarily through maintenance of a stronger net interest margin, as the other components of Dearborn Savings' and the Peer Group's earnings were highly similar.

     The Peer Group's stronger net interest margin resulted from a lower interest expense ratio, which was partially offset by the Association's higher interest income ratio. As highlighted in the yield-cost section of Table 3.3, Dearborn Savings' higher interest income ratio was realized through earning a higher yield on interest-earning assets, which was partially negated by the Peer Group's higher level of interest-earning assets (97.9 percent versus 96.5 percent for Dearborn Savings). The Association's higher yield on interest-earning assets was consistent with an asset composition which would tend to be higher yielding, based on Dearborn Savings' higher concentration of loans (73.7 percent of assets versus 67.8 percent for the Peer Group). Likewise, the Peer Group's lower cost of funds was supported by its composition of interest-bearing liabilities, which reflected a lower level of borrowings (11.7 percent of assets versus 23.0 percent for the Association), and the lower level of interest-bearing liabilities maintained by the Peer Group (84.3 percent of assets versus 88.1 percent for Dearborn Savings). Overall, Dearborn Savings and the Peer Group reported net interest income to average assets ratios of 2.80 percent and 3.31 percent, respectively.

     In another key area of core earnings strength, the Association and the Peer Group maintained comparable levels of operating expenses. For the period covered in Table 3.3, the Association and the Peer Group recorded operating expense to average assets ratios of 2.07 percent and 2.03 percent, respectively. Dearborn Savings' operating expense ratio was comparable to the Peer Group's, despite maintaining a relatively high number of employees for its asset size. Assets per full time equivalent employee equaled $3.5 million for the Association, versus a comparative measure of $4.1 million for the Peer Group. Offsetting Dearborn Savings' lower assets per employee measure is the expense savings the Association realizes from operating in a relatively low cost market area. Comparatively, some of the Peer Group companies operate in higher costing more urban markets, such as Cincinnati. Maintenance of only one full service branch facility was also a factor in supporting containment of the Association's operating expenses. Both Dearborn Savings' and the Peer Group's operating expense ratios were lower than the average operating expense ratio for all publicly-traded SAIF-insured thrifts, which was consistent with the less diversified traditional operating strategies maintained by the Association and the Peer Group.

     When viewed together, net interest income and operating expenses provide considerable insight into a thrift's earnings strength, since those sources of income and expenses are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of

RP Financial, LC.
Page 3.10


assets or other non-recurring activities. In this regard, as measured by their expense coverage ratios (net interest margin divided by the operating expense ratio), Dearborn Savings' earnings strength was less favorable than the Peer Group's. Expense coverage ratios posted by Dearborn Savings and the Peer Group equaled 1.35x and 1.63x, respectively. An expense coverage ratio of greater than 1.0x indicates that an institution is able to sustain pre-tax profitability without having to rely on non-interest sources of income.

     Sources of non-interest operating income made similar contributions to the Association's and the Peer Group's earnings, based on comparative non-interest operating income to average assets ratios of 0.23 percent and 0.21 percent, respectively. Both the Association's and the Peer Group's non-interest operating income ratios are indicative of traditional thrift operating strategies, which provides for relatively limited diversification into lines of business that generate non-interest operating income. Real estate operations were not a material factor in either the Association's or the Peer Group's earnings, which was supported by maintenance of favorable credit quality measures and, in particular, minimal holdings of real estate owned.

     Dearborn Savings' and the Peer Group's favorable credit quality measures also served to limit the impact of loss provisions on their respective earnings, with loss provisions established by the Association and the Peer Group amounting to 0.02 percent and 0.06 percent of average assets, respectively. Gains realized from the sale of loans and investments also similarly impacted the Association's and the Peer Group's earnings, amounting to 0.10 percent and 0.08 percent of average assets, respectively. Gains and losses resulting from the sale of loans and investments are generally viewed as being non-recurring in nature, given that they are highly dependent upon interest rate movements and typically do not represent a core earnings activity for a thrift. Accordingly, the Association's and the Peer Group's gains will be discounted in evaluating the relative strengths and weaknesses of their respective earnings. Extraordinary items were not a factor in either the Association's or the Peer Group's earnings.

     Effective tax rates of 29.4 percent and 35.9 percent were posted by the Association and the Peer Group for the periods covered in Table 3.3. The Association's lower effective tax rate was supported by an investment portfolio which included investments in tax-exempt municipal bonds. Overall, the Association's and the Peer Group's reported earnings were fairly reflective of their core earnings.

Loan Composition

     Table 3.4 presents data related to the loan composition of Dearborn Savings and the Peer Group. An emphasis on low risk residential lending was apparent in both the Association's and the Peer Group's loan compositions, with 1-4 family permanent mortgage loans and mortgage-backed securities accounting for 71.5 percent and 80.9 percent of Dearborn Savings' and the Peer Group's loan and MBS portfolios,

RP Financial, LC.
Page 3.11

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                    Table 3.4
               Loan Portfolio Composition and Related Information
                         Comparable Institution Analysis
                               As of June 30, 1996



                                        Portfolio Composition as a Percent of MBS and Loans
                                      --------------------------------------------------------
                                                 1-4     Constr.   5+Unit    Commerc.             RWA/     Serviced       Servicing
Institution                            MBS     Family    & Land    Comm RE   Business  Consumer  Assets    For Others     Assets
                                      -----    ------    ------    ------    ------    --------  ------    ----------     ------
                                       (%)       (%)       (%)       (%)       (%)        (%)      (%)         ($000)     ($000)
Dearborn Savings                        2.93     68.54      7.56      7.30      1.30     12.36     48.22       14,066          0

SAIF-Insured Thrifts                   16.19     61.22      4.73     11.62      1.60      6.21     50.96      414,498      2,821
State of IN                             7.42     67.86      4.72      8.34      3.17      9.52     55.20       85,752        263
Comparable Group Average                8.34     72.58      3.44      8.52      2.54      5.94     48.82       11,716          3

Comparable Group

CBIN  Community Bank Shares of IN       5.75     71.46      2.79      9.35      9.67      2.18     49.46       50,939          0
CIBI  Community Inv. Bancorp of OH(1)   3.56     76.92      2.42      5.74      1.32     11.08     49.52          746          0
EFBI  Enterprise Fed. Bancorp of OH    18.11     59.17      4.93     16.42      0.65      2.84     46.91            0          0
FFWC  FFW Corporation of Wabash IN     16.24     55.35      1.93      5.05      4.08     18.02     53.91       20,154          6
HHFC  Harvest Home Fin. Corp. of OH(1)  8.56     79.91      0.00     11.40      0.00      0.00     39.92          408          0
MFBC  MFB Corp. of Mishawaka IN(1)      3.97     93.07      1.81      0.42      1.21      0.02     41.22            0          0
MFFC  Milton Fed. Fin. Corp. of OH     14.32     76.66      2.99      5.65      0.01      1.77     44.66            0          0
NEIB  Northeast Indiana Bncrp of IN     0.00     71.18      5.57     10.52      5.10      8.90     60.84        2,096          0
OHSL  OHSL Financial Corp. of OH        8.14     64.16      8.52     17.24      0.53      5.48     48.62       22,530         20
FFWD  Wood Bancorp of OH                4.75     77.97      3.47      3.42      2.85      9.13     53.17       20,291          0


(1)  Financial information is for the quarter ending March 31, 1996.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.12


respectively. The Peer Group's higher ratio was attributable to maintaining higher concentrations of both 1-4 family permanent mortgage loans and mortgage-backed securities, relative to the comparative ratios posted by the Association. Loans serviced for others represented a more significant off-balance sheet item for the Association, both in terms of dollar balance ($14.1 million versus $11.7 million for the Peer Group) and as a percent of assets (22.1 percent versus 7.1 percent for the Peer Group). Only two of the Peer Group companies (FFW Corporation and OHSL Financial) maintained a modest amount of servicing intangibles, while the Association did not maintain any servicing intangibles as of June 30, 1996.

     As indicated by the higher percentage of 1-4 family loans and mortgage-backed securities maintained by the Peer Group, lending diversification was more limited for the Peer Group compared to Dearborn Savings. The Association's lending diversification consisted primarily of consumer loans (12.4 percent of loans and MBS), followed by comparable concentrations of construction/land loans and multi-family/commercial real estate loans (7.6 percent and 7.3 percent of loans and MBS, respectively). Comparatively, the Peer Group's primary area of lending diversification consisted of multi-family/commercial real estate loans (8.5 percent of loans and MBS), followed by consumer and construction/land loans (5.9 percent and 3.4 percent of loans and MBS, respectively). Commercial business loans represented a minor area of lending diversification for both Dearborn Savings and the Peer Group, amounting to 1.3 percent and 2.5 percent of their respective loan and MBS portfolios. Notwithstanding the Association's greater diversification into higher risk types of lending, the Peer Group maintained a slightly higher risk weighted assets-to-assets ratio than the Association (48.8 percent versus 48.2 percent for the Association). Overall, both the Association's and the Peer Group's risk weighted assets ratios were indicative of relatively low risk operating strategies, as both ratios were similar to the SAIF-insured average of
51.0 percent.

Interest Rate Risk

     Table 3.5 reflects various key ratios highlighting the relative interest rate risk exposure of the Association versus the Peer Group companies. The data indicates cumulative one year gap to assets ratios of negative 22.8 percent for Dearborn Savings and positive 2.1 percent for the Peer Group companies which reported gap data. Dearborn Savings' one year gap ratio indicates that net interest income is exposed to a relatively high degree of volatility due to interest rate movements, while the Peer Group's more closely matched one year gap ratio should provide for greater stability in the net interest margin in various interest rate environments. Following the infusion of stock proceeds and the resulting decline in the proportion of interest sensitive liabilities meeting the Association's funding needs, Dearborn Savings' one year gap ratio should narrow. However, the repricing mismatch between the Association's short-term interest sensitive assets and liabilities can be expected to remain greater than the Peer Group's.

RP Financial, LC.
Page 3.13


                                    Table 3.5
                       Dearborn Savings and the Peer Group
                     Interest Rate Risk Comparative Analysis


                                                              Interest-Earning  Non Interest-
                                                                  Assets/          Earning
                                 One Year          Equity/   Interest-Bearing    Assets(3)/
                               Gap/Assets(1)        Assets     Liabilities(2)      Assets
                               -------------        ------     --------------      ------
                                   (%)               (%)           (%)              (%)
Dearborn Savings(4)               -22.8%             10.7%         109.5%           3.6%

Peer Group Average                  2.1%             15.1%         116.5%           2.2%

Peer Group(5)
Community Bank Shares of IN           NA             11.1%         110.7%           2.3%
Community Inv. Corp. of OH            NA             13.8%         114.9%           2.1%
Enterprise Fed. Bancorp of OH      7.3%(J95)14.8%   116.3%           2.1%
FFW Corporation of Wabash IN       9.1%(D95)10.3%   109.4%           2.2%
Harvest Home Fin. Corp. of OH      -.7%(S95)17.7%   119.7%           2.5%
MFB Corp. of Mishawaka IN          1.0%(S95)         19.3%         124.1%           1.5%
Milton Fed. Fin. Corp. of OH          NA             18.9%         121.1%           2.7%
Northeast Indiana Bncrp of IN         NA             18.9%         121.3%           2.6%
OHSL Financial Corp. of OH        -5.9%(D95)         12.2%         112.9%           2.9%
Wood Bancorp of OH                    NA             13.8%         114.6%           1.6%

(1) Latest date as of: M=March, J=June, S=September, D=December.
(2) Interest-earning assets includes cash; interest-bearing liabilities includes non interest-bearing deposits but excludes escrows.
(3) Comprised of REO, non-accruing loans, and other non interest-earning assets.
(4) Dearborn Bank's data is as of June 30, 1996.
(5) As of March 31, 1996 or most recent data available.

Sources:  Dearborn Bank's prospectus and SNL Securities.

RP Financial, LC.
Page 3.14


     In terms of balance sheet composition, Dearborn Savings' interest rate risk characteristics were also considered to be less favorable than the Peer Group's. In particular, Dearborn Savings' lower capital position and resulting lower IEA/IBL ratio indicate a greater dependence on the yield-cost spread to sustain the net interest margin. Likewise, Dearborn Savings' higher level of non-interest earning assets results in a lower capacity to generate interest income in comparison to the Peer Group. However, on a pro forma basis, the infusion of stock proceeds should serve to substantially address the lower equity-to-assets and IEA/IBL ratios currently maintained by Dearborn Savings.

Credit Risk

     Overall, Dearborn Savings' credit risk exposure did not appear to be materially different than the Peer Group's, with both the Association's and the Peer Group's credit quality measures being representative of limited credit risk exposure. As shown in Table 3.6, Dearborn Savings' ratio of non-performing assets (REO, non-accruing loans and accruing loans more than 90 days past due) to assets equaled 0.04 percent, versus a comparative ratio of 0.23 percent for the Peer Group. The Peer Group's slightly higher ratio was largely attributable to maintaining a higher level of non-performing loans, as the Peer Group's REO balance was nominal. Dearborn Savings did not maintain any REO as of June 30, 1996. Loss reserve ratios as a percent of non-performing assets further indicated limited credit risk exposure for the Association and the Peer Group, with the Association and the Peer Group maintaining loss reserves as a percent of non-performing assets of 869.2 percent and 261.8 percent, respectively. Loss reserves maintained as percent of loans were comparable for the Association and the Peer Group, amounting to 0.48 percent and 0.44 percent, respectively. Net loan charge-offs were not a material factor for either the Association or the Peer Group, during the period covered in Table 3.6.

Summary

     Based on the above analysis and the criteria employed by RP Financial in the selection of the companies for the Peer Group, RP Financial concluded that the Peer Group forms a reasonable basis for determining the pro forma market value of Dearborn Savings. Such general characteristics as asset size, capital position, interest-earning asset composition, funding composition, core earnings measures and loan composition all tend to support the reasonability of the Peer Group from a financial standpoint.

RP Financial, LC.
Page 3.15

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                    Table 3.6
                  Credit Risk Measures and Related Information
                         Comparable Institution Analysis
                As of June 30, 1996 or Most Recent Date Available



                                                       NPAs &                                   Rsrves/
                                              REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
                                             ------    ------    ------    ------    ------    --------  ---------    ----------
                                               (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)
Dearborn Savings                                0.00      0.04      0.06      0.48    869.23    869.23            0        0.00

SAIF-Insured Thrifts                            0.20      0.90      0.99      0.86    171.05    122.71          310        0.15
State of IN                                     0.10      0.70      0.85      0.71    186.54    133.78          154        0.29
Comparable Group Average                        0.02      0.23      0.22      0.44    428.60    261.79            9        0.04

Comparable Group

CBIN  Community Bank Shares of IN               0.00      0.12      0.09      0.48    532.17    218.57            0        0.00
CIBI  Community Inv. Bancorp of OH(1)           0.11      0.73      0.83      0.68     81.39     69.06           43        0.27
EFBI  Enterprise Fed. Bancorp of OH             0.00      0.03      0.04      0.27    660.34    660.34            0        0.00
FFWC  FFW Corporation of Wabash IN              0.02      0.06      0.06      0.55    852.31    602.17           21        0.08
HHFC  Harvest Home Fin. Corp. of OH(1)          0.00      0.19      0.35      0.26     75.51     75.51            0        0.00
MFBC  MFB Corp. of Mishawaka IN(1)              0.00        NA        NA      0.24        NA        NA            0        0.00
MFFC  Milton Fed. Fin. Corp. of OH              0.02      0.40      0.27      0.36    131.70     56.05            0        0.00
NEIB  Northeast Indiana Bncrp of IN             0.00      0.25      0.28      0.73    258.27    258.27           13        0.04
OHSL  OHSL Financial Corp. of OH                0.00      0.12      0.04      0.35    837.10    206.77            0        0.00
FFWD  Wood Bancorp of OH                        0.02      0.17      0.03      0.46        NA    209.39           11        0.04

(1)  Financial information is for the quarter ending March 31, 1996.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 4.1


                             IV. VALUATION ANALYSIS

Introduction

     This chapter presents the valuation analysis, prepared pursuant to the approved valuation methodology promulgated by the OTS, and valuation factors used to determine the estimated pro forma market value of the common stock of the Holding Company. The common stock will be issued in conjunction with the conversion of the Mutual Holding Company. The Mutual Holding Company is converting to an Indiana stock corporation pursuant to the Plan. The valuation has been prepared utilizing the same general pro forma valuation methodology that has been used in the valuation of standard conversions since 1983. The pro forma valuation methodology has been modified to reflect the unique characteristics of the conversion of the Mutual Holding Company, specifically the fact that the Mutual Holding Company will be selling only a partial ownership interest in the forthcoming offering, instead of a 100 percent ownership interest as would be the case in a standard conversion.

Appraisal Guidelines

     The OTS appraisal guidelines, originally released in October 1983, specify the methodology for estimating the pro forma market value of an institution. The methodology included: (1) selection of a peer group of comparable publicly-traded institutions, subsequent guidance from the OTS incorporated only seasoned public companies in the peer group; (2) a financial and operational comparison of the subject company to the peer group; and (3) a valuation analysis in which the pro forma market value of the subject company was determined based on the market pricing of the peer group as of the date of valuation.

     On October 21, 1994, the OTS released written revisions to the appraisal guidelines, which had already been implemented in practice by the OTS. As outlined in the guideline revisions, the basic appraisal methodology to be followed is unchanged from the October 1983 guidelines. The revised guidelines, however, limit the amount of a new issue discount which may be incorporated into the valuation and thereby curtail the potential price appreciation in the after-market. Appraisal firms must be able to demonstrate their general adherence to the appraisal guidelines by demonstrating that after-market appreciation of previous conversions, on average, is not excessive in order to maintain their qualifications to continue practicing before the OTS.

RP Financial, LC.
Page 4.2


RP Financial Approach to the Valuation

     RP Financial's valuation analysis complies with the October 1983 OTS appraisal guidelines as revised on October 21, 1994. Accordingly, the valuation incorporates a detailed analysis based on the Peer Group discussed in Chapter III, incorporating "fundamental analysis" techniques. Additionally, the valuation incorporates a "technical analysis" of recently completed stock conversions, given the significant weight in the valuation process of limiting the after-market increase in the stock. The pricing characteristics of recent conversions serve as the best proxy for near-term aftermarket trading activity in newly issued thrift shares, and the pricing characteristics of such recent conversions has been applied to Dearborn Savings' valuation in order to evaluate the potential aftermarket trading characteristics upon completion of the offering. It should be noted that such analysis cannot possibly fully account for all the market forces which impact trading activity and pricing characteristics of a stock on a given day.

     The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Association's operations and financial condition; (2) monitor the Association's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Association and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability) may materially impact the market value of all thrift stocks, including Dearborn Savings, or Dearborn Savings' value alone. To the extent a change in factors impacting the Association's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into our analysis.

RP Financial, LC.
Page 4.3


Valuation Analysis

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections focus on differences between the Association and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Association relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, and in particular new issues, to assess the impact on value of Dearborn Savings coming to market at this time.

1.   Financial Condition

     The financial strength of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Association's financial strength are noted as follows:

     o Overall A/L Composition. 1-4 family permanent mortgage loans and MBS funded by retail deposits were the primary components of both Dearborn Savings' and the Peer Group's balance sheets. The Association's interest-earning asset composition exhibited greater yield potential, based on its higher concentration of loans and greater diversification into higher credit risk types of loans. However, the credit risk associated with both the Association's and the Peer Group's balance sheets was considered to be quite limited, as indicated by relatively low risk weighted assets-to-assets ratios and favorable credit quality measures. Dearborn Savings' funding composition reflected a lower level of deposits and higher concentration of borrowings than the respective Peer Group measures, which translated into higher funding costs for the Association. Overall, RP Financial concluded that the Association's and the Peer Group's A/L compositions were similar and no adjustment was warranted for valuation purposes.

     o Credit Risk. Both the Association's and the Peer Group's credit quality measures were indicative of limited credit risk exposure. Dearborn Savings and the Peer Group both maintained low levels of non-performing assets (0.04 percent of assets versus 0.23 percent for the Peer Group) and high levels of reserves as a percent of non-performing assets (869.2 percent and 261.8 percent for the Peer Group). Loss reserves maintained as percent of loans were comparable for the Association and the Peer Group, equaling 0.48 percent and 0.44 percent, respectively. Overall, the Association's and the Peer Group's credit quality measures were considered to be highly favorable and indicative of limited credit risk exposure. Therefore, RP Financial concluded that no adjustment was warranted for valuation purposes.

     o Liquidity. The Peer Group operated with a slightly higher level of cash and investments than the Association (23.9 percent of assets versus 20.4 percent for Dearborn Savings), but the Association's proportion of cash and investments is likely to increase on a pro forma basis. Borrowings were utilized to a greater degree by the Association (23.0 percent of assets versus

RP Financial, LC.
Page 4.4


          11.7 percent for the Peer Group), thereby indicating that the Association's future borrowing capacity is more limited than the Peer Group's. Overall, the Peer Group's balance sheet liquidity is considered to be slightly more favorable than the Association's, in light of the Peer Group's greater borrowing capacity. Therefore, RP Financial concluded that Dearborn Savings' balance sheet liquidity warranted a slight downward adjustment for valuation purposes.

     o Funding. Retail deposits served as the primary interest-bearing source of funds for the Association and the Peer Group, with the Peer Group maintaining a slightly higher level of deposits than Dearborn Savings. More than offsetting the Association's lower level of deposits was its greater utilization of borrowings, which was less favorable for the Association in terms of funding costs and future borrowing capacity. Accordingly, RP Financial concluded that Dearborn Savings' funding composition warranted a slight downward adjustment for valuation purposes.

     o Capital. The Association operates with a lower pre-conversion capital ratio than the Peer Group, 10.7 percent and 15.1 percent of assets, respectively. This disadvantage will be addressed as a result of the stock offering, as the Association's and the Holding Company's consolidated pro forma capital position should be comparable to the Peer Group's equity-to-assets ratio. Additionally, the increase in capital will also serve to depress the Association's return on equity ("ROE") to a level that is comparable or slightly below the Peer Group's ROE. Overall, RP Financial concluded that no valuation adjustment was warranted for the Association's capital position.

     On balance, we believe the Association's less favorable balance sheet liquidity and less attractive funding composition warranted a slight downward adjustment relative to the Peer Group for financial condition.

2.   Profitability, Growth and Viability of Earnings

     Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. The historical income statements of Dearborn Savings and the Peer Group were generally reflective of traditional thrift operating strategies, with net interest income and operating expense ratios being the major determinants of their respective earnings. The specific factors considered in the valuation include:

     o Reported Earnings. The Association recorded lower earnings on a ROAA basis (0.73 percent versus 0.97 percent for the Peer Group). The difference between the Association's and the Peer Group's returns was largely attributable to the Peer Group's more favorable core earnings and, in particular, the higher net interest margin maintained by the Peer Group. Accordingly, for valuation purposes, the disparity between the Association's and the Peer Group's reported earnings was considered to be indicative of the Peer Group's more favorable recurring earnings strength and, thus, Dearborn Savings' lower reported earnings warranted a slight downward adjustment for valuation purposes.

RP Financial, LC.
Page 4.5


     o Core Earnings. Both the Association's and the Peer Group's earnings were derived largely from recurring sources, including net interest income, operating expenses, and non-interest operating income. In these measures, the Association operated with a lower net interest margin, a comparable expense ratio and a similar level of non-interest operating income. The Peer Group's stronger net interest margin and comparable level of operating expenses translated into a higher expense coverage ratio (1.63x versus 1.35x for the Peer Group). Consistent with the Association's and the Peer Group's favorable credit quality measures, loss provisions had a minimal impact on their respective earnings. Overall, these measures, as well as the expected earnings benefits the Association should realize from the redeployment of conversion proceeds into interest-earning assets, indicate that the Association's core earnings are not quite as strong as the Peer Group's. Accordingly, we concluded that a slight downward valuation adjustment was warranted for the Association's core earnings.

     o Interest Rate Risk. One year cumulative gap ratios for Dearborn Savings and the Peer Group equaled negative 22.8 percent and positive
          2.1 percent, respectively, indicating that there is a higher degree of interest rate risk associated with the Association's net interest margin. Other measures of interest rate risk, such as equity-to-assets ratios, IEA/IBL ratios, and the level of non-interest earning assets to total assets were more favorable for the Peer Group, although, on a pro forma basis, the infusion of stock proceeds will address the less favorable equity-to-assets and IEA/IBL ratios currently maintained by the Association. Similarly, the Association's negative gap position should be less significant following the redeployment of stock proceeds into short-term investments, although the Association's one year gap ratio will remain negative and continue to indicate greater interest rate risk exposure relative to the Peer Group's one year gap ratio. Accordingly, RP Financial concluded that a slight downward adjustment was warranted for the greater interest rate risk associated with the Association's earnings.

     o Credit Risk. Loan loss provisions were not a significant factor in either Dearborn Savings' or the Peer Group's earnings. In terms of future exposure to credit quality related losses, both the Association's and the Peer Group's operating strategies and credit quality measures indicated relatively limited credit risk exposure. Lending diversification into higher risk types of loans was more notable for the Association and the Association maintained a higher concentration of loans as a percent of assets, which would tend to indicate greater credit risk exposure for Dearborn Savings. However, Dearborn Savings' risk weighted assets-to-assets ratio was slightly lower than Peer Group's ratio, and the Association's credit quality measures were as good or better than the Peer Group's. Overall, RP Financial concluded that the credit risk exposure associated with the Association's earnings was similar to the Peer Group's and no adjustment was warranted for valuation purposes.

     o Earnings Growth Potential. Several factors were considered in assessing earnings growth potential. First, the Association maintains a similar concentration of liquid cash and investments, which provides a ready source of funds for funding potential loan growth. Second, opportunities for lending in the Association's market area are considered to be slightly more favorable than in the primary market areas served by the Peer Group companies, as indicated by the stronger population being realized in the Association's primary market area (see Exhibit III-3). Lastly, the Association's leverage capacity will be comparable to the Peer Group's, based on a pro forma capital position that will be similar to the Peer Group's equity-to-assets ratio. On balance, the Association's earnings growth potential was considered to be slightly more favorable than the Peer Group's, and a slight upward adjustment was warranted for valuation purposes.

RP Financial, LC.
Page 4.6


     Overall, in comparison to the Association, the Peer Group's more favorable reported and core earnings and lower interest rate risk were viewed as more than negating Dearborn Savings' slightly more favorable earnings growth potential. Therefore, RP Financial concluded that a slight downward valuation adjustment was warranted for profitability, growth and viability of the Association's earnings relative to the Peer Group's.

3.   Asset Growth

     Dearborn Savings' asset growth was lower than the Peer Group's, during the period covered in our comparative analysis (3.0 percent versus 9.4 percent for the Peer Group). This characteristic would normally be considered as a negative, but was somewhat offset by the potential asset growth the Association will be able to realize following the infusion of stock proceeds. On a pro forma basis, the Association's equity-to-assets ratio will be similar to the Peer Group's, with both Dearborn Savings' and the Peer Group's capital positions providing for notable leverage potential. Accordingly, future asset growth potential appears to be comparable for Dearborn Savings versus the Peer Group and no valuation adjustment was warranted for this factor.

4.   Primary Market Area

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. A diversified and stable economy has supported relatively favorable demographic measures for the Association's primary market area in recent years, as indicated by strong population and household growth rates. Overall, a stable local economy, strong demographic growth and moderate unemployment are viewed as being favorable market area characteristics with respect to limiting credit risk exposure and supporting growth opportunities. At the same time, given the desirable features of the market area, Dearborn Savings faces notable competition from numerous other financial institutions, including many which are significantly larger than the Association.

     In general, the Peer Group companies also operate in MSAs where there is significant competition from larger and more diversified financial institutions, although, on average, the Peer Group companies maintained a slightly higher deposit market share in their respective markets than maintained by Dearborn Savings in Dearborn County. Population growth in the markets served by the Peer Group companies was not as favorable as exhibited by Dearborn County, while average per capita income in the primary market areas served by the Peer Group companies was slightly higher than Dearborn County's per capita income. Summary demographic and deposit market share data for the Association and the Peer Group companies is provided in Exhibit III-3. As shown in Table 4.1, June 1996 unemployment rates in the markets served by the Peer Group companies were generally slightly lower than Dearborn County's June 1996 unemployment rate, and were

RP Financial, LC.
Page 4.7


considered to be indicative of relatively stable economic environments. Overall, the Peer Group companies operate in healthy and stable economic environments, which would tend to provide for comparability with respect to the degree of credit risk exposure associated with their primary market areas as compared to Dearborn County. In terms of growth potential, Dearborn County's higher population growth would tend to be more supportive of growth opportunities. Therefore, we concluded a slight upward adjustment was appropriate for the Association's market area.

                                   Table 4.1
                         Market Area Unemployment Rates
               Dearborn Savings and the Peer Group Companies (1)

                                                          June 1996
                                    County               Unemployment
                                    ------               ------------
Dearborn Savings - IN              Dearborn                  5.6%
The Peer Group
Community Bank Shares - IN         Floyd                     3.6%
Community Inv. Corp. - OH          Crawford                  6.8
Enterprise Fed. Bancorp. - OH      Hamilton                  4.5
FFW Corporation of Wabash - IN     Wabash                    4.1
Harvest Home Fin. Corp. - OH       Hamilton                  4.5
MFB Corp. of Mishawaka - IN        St. Joseph                4.1
Milton Fed. Fin. Corp. - OH        Miami                     4.4
Northeast Indiana Bancorp - IN     Huntington                3.7
OHSL Financial Corp. - OH          Hamilton                  4.5
Wood Bancorp - OH                  Wood                      3.9

(1)  Unemployment rates are not seasonally adjusted.

Source:  U.S. Bureau of Labor Statistics.

5.   Dividends

     The Holding Company has indicated its intentions to pay an annual cash dividend. At this time the Association has indicated that the annual dividend payment will approximate $0.28 per share at the midpoint, which would provide for a yield of 2.80 percent based on the initial offering price of $10.00 per share, and a pro forma payout ratio of approximately 34 percent. However, future declarations of dividends by the Board of Directors will depend upon a number of factors, including investment opportunities available to the Holding Company or the subsidiary banks, capital requirements, regulatory limitations, the Holding Company's and the Association's financial condition and results of operations, tax considerations and general economic conditions.

RP Financial, LC.
Page 4.8


     Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and fully invest the conversion proceeds before establishing a dividend policy. However, during the late-1980s and early-1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering as (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early-1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

     As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Nine out of the ten institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.55 percent to 4.05 percent. The average dividend yield on the stocks of the Peer Group institutions was 2.55 percent as of September 6, 1996, representing an average earnings payout ratio of 37.45 percent. As of September 6, 1996, approximately 78 percent of all publicly-traded SAIF-insured thrifts had adopted cash dividend policies (see Exhibit IV-1), exhibiting an average yield of 2.46 percent and an average payout ratio of 36.01 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends.

     The Holding Company's indicated dividend yield and payout ratio are comparable to the Peer Group averages. Accordingly, given the comparability of the Association's and the Peer Group's dividend payments and dividend paying capacities, no adjustment was necessary for this valuation consideration.

6.   Liquidity of the Shares

     The Peer Group is by definition composed of companies that are traded in the public markets, all of which trade on the NASDAQ system. Dearborn Savings' stock is expected to be listed on the NASDAQ as well. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $9.2 million to $31.1 million as of September 6, 1996, with an average market value of $22.0 million. The shares outstanding of the Peer Group members ranged from 701,000 to 2.3 million, with average shares outstanding of approximately 1.5 million. The Association's conversion offering will result in a market value that will be less than all of the Peer Group companies and shares outstanding that will be at the lower end of the Peer Group range. Accordingly, there is expected to be less liquidity in the Association's

RP Financial, LC.
Page 4.9


stock compared to the stocks of the Peer Group companies, thus we have applied a slight downward adjustment for this valuation factor.

7.   Marketing of the Issue

     We believe that four separate markets exists for thrift stocks coming to market such as Dearborn Savings: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (2) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; (3) the acquisition market for thrift franchises in Indiana; and (4) the market for the public stock of Dearborn Savings. All of these markets were considered in the valuation of the Association's to-be-issued stock.

     A.   The Public Market

          The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

          In terms of assessing general stock market conditions, the stock market has trended higher over the past year. The first rate cut in nearly three years propelled the stock market to new highs in mid-July 1995, as the DJIA closed above the 4700 mark in the second week of July. A more upbeat assessment of the economy by the Fed and mixed economic data, both of which lessened the likelihood of further rate cuts by the Fed, caused the stock market to retract modestly in late-July and early-August. Profit taking and moderating expectations of earnings growth in the technology sector further contributed to the pull-back in the stock market, while news of Disney's acquisition of Cap Cities/ABC had little impact on the overall stock market. The strengthening dollar also served to push the DJIA lower in late-August, as the blue-chip multinational stocks experienced selling pressure in light of lower earnings expectations from their foreign operations.

          The sell-off in the stock market was brief, as the DJIA rebounded during the first half of September 1995. Technology stocks initially led the stock market upturn, as investors found technology issues more attractively priced following the downturn in July and August. Favorable inflation data bolstered the DJIA in mid-September, as well as provided for a rally in bond prices. While the DJIA was further boosted by

RP Financial, LC.
Page 4.10


AT&T's breakup announcement, weakness in the dollar and unfavorable inflation data pushed bond and stock prices lower in late-September.

          Quarterly earnings controlled the market in beginning of the fourth quarter, with day-to-day fluctuations reflecting positive and negative earnings surprises particularly in the technology sector. Economic data indicating that the economy was on track for a soft landing provided for a rally in the bond market and stability in the stock market in mid-October 1995, which was followed by a broad sell-off in the stock market in late-October. The sell-off was primarily attributable to increasing signs of consumer credit weakness and the possibility that such weakness could lead to a recession. However, the downturn was brief, as the DJIA rallied to new highs in early- and mid-November. The rally was initially led by transportation issues, and continued strength in the bond market. Investors poured into defensive issues during the first U.S. budget impasse, with the DJIA posting several consecutive highs in mid-November. The DJIA surged past the 5000 mark in late-November, reflecting strength in blue chip issues and a mild rebound in the technology sector amid increasing expectations that the Federal Reserve would cut short-term interest rates. Defensive issues sustained the rally through early-December, while weakness in the technology sector provided for a slight pull-back in the stock market in mid-December. At the close of 1995, market activity was mixed. Favorable inflation data led to a 0.25 percent cut in short-term interest rates by the Federal Reserve in late-December, which served to initially lift stock prices. However, the second national budget impasse and weak holiday retail sales quickly erased the positive impact of the interest rate cut, as the DJIA dropped sharply one day after the Federal Reserve action. Bond prices rallied on news of the sagging economy, as the 30-year bond yield fell below 6.0 percent in late-December.

          The stock market began 1996 on a down note, reflecting concern over the budget stalemate in Washington. A sell-off in technology stocks further sustained the decline in the stock market, as investors dumped technology stocks on profit concerns. However, favorable inflation data and strong fourth quarter earnings by some blue chip issues served to abbreviate the decline in the stock market, with the DJIA posting several new highs in the second half of January. Stock prices were further boosted by increasing expectations of another rate cut by the Federal Reserve, which occurred at the end of January. The stock market moved sharply higher in early-February, as the cut in short-term interest rates and strong fourth quarter earnings posted by some large technology companies served to renew investor interest in technology stocks. Low inflation and modest economic growth translated into renewed interest for cyclical stocks as well, with the DJIA posting five consecutive all-time highs during the week ended February 9. Congressional testimony by the Federal Reserve Chairman provided for significant swings in the stock market in mid-February, reflecting changing investor sentiment regarding the possibility of future rate cuts. The volatility continued through the end of February, reflecting turbulence in the bond market and general uncertainty over future interest rate

RP Financial, LC.
Page 4.11


trends. An unexpectedly large drop in the February unemployment rate provided for a sharp one day sell-off in the stock market on March 8, as bond prices plunged on news of the strong job growth and the possibility that an accelerating economy may lead to higher inflation. However, the stock market recovered the following week, as inflation fears were somewhat alleviated by additional economic data which indicated a more modest pace of economic growth than suggested by the unemployment data, including a 0.2 percent drop in February wholesale prices. After trading in a narrow range through the end of March, merger activity and a jump in IBM's stock price propelled the DJIA to a new record in early-April. The upturn was brief, as bond and stock prices slumped following the stronger than expected March employment report which served to rekindle inflation fears.

          Earnings reports dominated the stock market in mid-April 1996, with day-to-day fluctuations in the market reflecting changing investor sentiment regarding the strength of first quarter earnings and future earnings expectations. Favorable fourth quarter earnings among technology issues pushed the NASDAQ Composite Index to new highs in late-April and early-May, while blue chip stocks lagged the overall market. Stronger than expected first quarter GDP growth reported in early-May stirred major sell-offs in stocks and bonds, resulting in the 30-year bond edging above 7.0 percent and a one day drop in the DJIA of almost 77 points. Inflation concerns receded somewhat following a mid-May report by the Federal Reserve, which indicated that inflation remained in check and near term rate increases were not likely. The positive reading on inflation by the Federal Reserve, along with the Federal Reserve's decision to leave interest rates unchanged at its late-May meeting, served to strengthen bond and stock prices, with the DJIA posting new highs in late-May and the 30-year bond dropping below 7.0 percent. However, signs of an accelerating economy and revised upward estimates of second quarter GDP growth provided for a pullback in the stock market at the end of May. Stronger than expected job growth in May further depressed bond prices in early-June, which served to stall the stock market as well. A relatively narrow trading range was exhibited by the stock market through late-June.

          Expectations that the Federal Reserve would not tighten interest rates at its July 1996 meeting provided for a rally in the bond market in late-June, as the 30-year bond yield dropped below 7.0 percent. The positive interest rate outlook also served to boost the stock market in early-July, but the rally was cut short by a larger than expected drop in June unemployment. Bond and stock prices tumbled following the June unemployment report, as highlighted by a 115 point decline in the Dow Jones Industrial Average ("DJIA") and an increase in the 30-year bond yield to 7.18 percent. The release of second quarter earnings reports provided for a volatile stock market in mid-July, especially among the technology stocks. Overall, the stock market declined due to earnings disappointments, with a more severe decline occurring in the technology driven NASDAQ Composite Index. At the same time bond prices recovered, as the 30-year bond yield dropped

RP Financial, LC.
Page 4.12


below 7.0 percent following statements by the Federal Reserve Chairman which indicated he expected the economy to slow down in the second half of 1996. Stocks and bonds rallied in late-July and early-August, as economic data indicated a healthy but moderating economy. Higher interest rates pushed stocks lower in late-August, reflecting increasing expectations that the Federal Reserve would tighten interest rates in September. The decline in the stock market was reversed in early-September, as investors reacted positively to the inflation data contained in the August employment report. On September 6, 1996, the DJIA closed at 5659.86, translating into an increase of 10.6 percent from year end 1995.

          The market for thrift stocks has generally been favorable during the past year. Lower interest rates, healthy economies in most regions of the U.S. and acquisition speculation all contributed to the upward trend exhibited in thrift prices during mid-1995. The run-up in thrift prices moderated somewhat during July and the first half of August 1995, reflecting profit taking, as thrift prices approached historically high pricing multiples, and indications of lower profitability due to shrinking net interest margins. However, the trend in thrift issues remained generally positive, as acquisitions of thrift issues continued at a healthy pace during the first half of the third quarter.

          The upward trend in thrift prices accelerated in late-August and the first half of September 1995, as acquisition activity among financial institutions became more pronounced. Most notably, acquisitions or mergers involving some of the nation's largest banks were announced during the third quarter, including the merger between Chase Manhattan and Chemical Bank which resulted in the largest banking entity in the U.S. A court ruling favoring thrifts seeking damages against the U.S. government for breach-of-contract involving the accounting treatment of supervisory goodwill further heightened interest in thrift stocks, as the SNL index closed 2.4 percent higher the day of the ruling. Following the significant run-up recorded through mid-September, slightly higher interest rates and profit taking nudged thrift prices lower in late-September.

          Lower interest rates and generally favorable third quarter earnings propelled thrift prices higher during the first half of October 1995, while credit quality concerns sparked a widespread sell-off in financial stocks during late-October. In particular, the concerns were related to rising consumer delinquencies, as indicated by a steady rise in the consumer delinquency index maintained by the American Bankers Association. For the first time since 1991, the index increased for three consecutive quarters. However, sustained by acquisition activity and relatively low interest rates, thrift stocks edged higher during the first half of November. A tax law change in the new congressional budget, which would provide for the elimination of back taxes on bad-debt reserves taken before 1988, served to push thrift stocks higher in late-November, as investors speculated that the removal of the potential back taxes would accelerate the pace of mergers and acquisitions in the thrift industry. Uncertainty regarding the Federal Reserve's intentions on cutting short-term interest rates provided for a relatively narrow trading range for thrift stocks during the first half of December.

RP Financial, LC.
Page 4.13


The rate cut by the Fed and reports of sluggish retail sales led to a rally in the bond market in late-December, which, in turn, bolstered prices for thrift and bank issues.

          Thrift stocks followed the stock market in general lower in early-1996, reflecting concern that the absence of a budget agreement would lead to higher interest rates. The downturn in thrift stocks was brief, as thrift prices trended higher in the second half of January. Economic data which indicated that inflation was low supported the recovery in thrift prices, with the favorable inflation data serving to calm the credit markets amid increasing expectations that interest rates would remain low. Thrift prices were further boosted by the Federal Reserve's move to cut short-term interest rates at the end of January and generally favorable fourth quarter earnings. Mixed indications on the future direction of interest rates translated into a relatively narrow trading range for thrift stocks throughout February.

          Interest sensitive issues were among the stocks most severely affected by the sell-off precipitated by the decline in the February 1996 unemployment rate, as prospects for further near-term rate cuts by the Federal Reserve were substantially eliminated by the explosive job growth. However, thrift prices rebounded in late-March and early-April as interest rates stabilized. A bullish outlook on the financial institution sector in general served to further bolster prices in early-April, as a number of analysts forecasted healthy first quarter earnings for thrift and bank stocks and that the financial institution sector would outperform the market in general during the balance of 1996. However, thrift prices declined following the release of the March employment report, as interest sensitive stocks were pulled lower by the unfavorable interest rate outlook. The downturn was abbreviated by the generally strong first quarter earnings posted by bank and thrift issues, which provided for a mild upward trend in thrift stocks in mid-April. Paralleling the stock market in general, thrift prices dropped sharply in early-May following the rise in interest rates caused by the strong first quarter GDP growth. Thrift prices rebounded in mid-May, as interest rates declined slightly on the strength of tame inflation news. At the end of May and through mid-June, uncertainty over future interest rate trends provided for a flat thrift stock market.

          The Supreme Court's ruling in favor of thrifts seeking damages for goodwill served to boost thrift prices in the beginning of July, but the upturn was abbreviated by a sharp increase in interest rates in early-July. The sharp rise in interest rates, which was prompted by the stronger than expected June unemployment report, pushed interest-sensitive issues in general lower. Generally favorable second quarter earnings and lower interest rates supported a modest recovery in thrift prices in mid-July, although concerns about future interest rate trends moderated the impact of the healthy second quarter earnings. Lower interest rates and the announced acquisitions of two large California thrifts, American Savings with $20 billion in assets and CalFed Bancorp with $14 billion in assets, pushed the SNL Index higher in late-July and through mid-August. Thrift stocks settled into a narrow trading range in late-August and early-September, as higher interest

RP Financial, LC.
Page 4.14


rates dampened interest in the thrift sector. The SNL Index for all publicly-traded thrifts closed at 410.8 on September 6, 1996, an increase of
15.2 percent from one year ago.

     B.   The New Issue Market

          In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Association's pro forma market value. The market for converting thrifts was favorable throughout most of 1995, as the improving market for thrift stocks in general translated into stronger demand for converting thrifts as well. Demand for converting issues remained strong in the first quarter of 1996, with most offerings being oversubscribed and posting healthy increases in near term aftermarket trading. In general, the market for the most recent converting issues (offering completed within the past three months) has begun to show signs of weakness, as indicated by fewer oversubscriptions and generally weak aftermarket trading activity exhibited in the stocks of recently converted institutions. In comparison to recent prior quarters, the price appreciation exhibited in the most recent offerings has been limited, despite lower closing P/B ratios on average, and in a few cases converting thrift issues have traded below their IPO prices. As shown in Table 4.2, the median one week change in price for offerings completed during the latest three months equaled positive
4.4 percent.

          In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of
82.34 percent reflects a discount of 22.1 percent from the average P/B ratio of all publicly-traded SAIF-insured thrifts (equal to 105.73 percent), and the average core P/E ratio of 18.68 times reflects a premium of 23.3 percent from the all SAIF-insured public average core P/E ratio of 15.15 times. The pricing ratios of the better capitalized but lower earning recently converted thrifts suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be healthy, as indicated by the generally positive trend reflected in the SNL Index. However, in recent weeks, the market for thrift stocks has been relatively flat. Additionally, the most recent upward trend exhibited in the SNL Index, late-July through mid-August, was not considered to be reflective of a broad-based rally in thrift issues. Rather certain segments of the thrift market accounted for most of the appreciation, most notably California thrifts following the recent acquisition announcements of two large California thrifts and thrifts

RP Financial, LC.
Page 4.15


           ----------------------------------------------------------
                                    Table 4.2
                     Recent Conversions (Last Three Months)
           Conversion Pricing Characteristics: Sorted Chronologically
           ----------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------
              Institutional Information                       Pre-Conversion Data
                                                         -----------------------------        Offering         Insider Purchases
                                                         Financial Info. Asset Quality       Information
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Benefit Plans
                                                                                                             -------------
                                     Conversion                  Equity/ NPAs/    Res.  Gross   % of  Exp./          Recog.  Mgmt.
Institution                   State     Date     Ticker  Assets  Assets  Assets   Cov.  Proc.   Mid.  Proc.   ESOP   Plans  & Dirs.
- -----------                   -----     ----     ------  ------  ------  ------   ----  -----   ----  -----   ----   -----  -------
                                                         ($Mil)   (%)    (%)(2)   (%)  ($Mil)   (%)    (%)    (%)     (%)   (%)(3)
- ------------------------------------------------------------------------------------------------------------------------------------
Park Bancorp                    IL    08/12/96    PFED     $151  11.64%  0.09%   625%    $27.0   98%    2.9%    8.0%  4.0%    3.5%
Lenox Bancorp(1)                OH *  07/17/96  P. Sheet     44   8.55%  0.21%    65%      4.3   85%   10.6%    8.0%  4.0%    4.1%
Acadiana Bancshares(1)          LA *  07/16/96     ANA      230   7.69%  1.00%   103%     32.8  115%    3.0%    8.0%  4.0%    2.4%
Pennwood SB(1)                  PA *  07/15/96    PWBK       42   9.63%  2.64%    44%      6.1   94%    6.6%    8.0%  4.0%   11.1%
Mitchell Bancorp(1)             NC    07/12/96    MBSP       28  21.62%  3.40%    15%      9.8   92%    7.1%    8.0%  4.0%    2.9%
Algiers Bancorp                 LA    07/09/96  P. Sheet     44   9.46%  0.27%   447%      6.5  132%    5.4%    8.0%  4.0%    6.7%
Ocean Financial Corp.           NJ *  07/03/96    OCFC    1,130   8.15%  1.01%    52%    167.8  132%    2.6%    8.0%  4.0%    1.2%
Home Financial Bancorp(1)       IN    07/02/96    HWEN       34   9.85%  0.24%   148%      5.1   89%    6.1%    8.0%  4.0%    7.1%
First Lancaster Bancshares      KY *  07/01/96    FLKY       35  13.95%  1.57%    22%      9.6  132%    4.6%    8.0%  4.0%    9.4%
Heartland Bancshares            IL    07/01/96  P. Sheet     61   7.75%  0.93%    53%      8.8  125%    5.8%    8.0%  4.0%   14.8%
Kenwood Bancorp(7)              OH *  07/01/96  P. Sheet     48   6.88%  0.00%    NM       1.6  102%   22.2%    8.0%  4.0%    6.4%
Eagle BancGroup                 IL *  07/01/96    EGLB      152   7.40%  0.93%    64%     13.0   90%    5.3%    8.0%  4.0%    6.3%
Provident Financial Holdings    CA *  06/28/96    PROV      558   7.10%  1.80%    50%     51.3  101%    2.2%    8.0%  4.0%    2.9%
Prestige Bancorp                PA    06/27/96    PRBC       94   7.56%  0.33%    95%      9.6   96%    5.0%    8.0%  4.0%    6.9%
Wayne Bancorp                   NJ    06/27/96    WYNE      196   8.91%  1.79%    46%     22.3   89%    4.4%    8.0%  4.0%    4.4%
Mechanics SB(1)                 CT    06/26/96    MECH      670   3.68%  2.75%    56%     52.9  132%    3.6%    2.3%  0.0%    1.5%
Dime Community Bancorp          NY *  06/26/96    DIME    1,094   7.46%  0.75%    77%    145.5  132%    2.5%    8.0%  4.0%    2.7%
Commonwealth Bancorp(7)         PA *  06/17/96    CMSB    2,054   6.71%  0.51%   109%     98.7  110%    1.9%    8.0%  4.0%    0.1%
CNS Bancorp                     MO *  06/12/96    CNSB       87  10.66%  0.19%   189%     16.5  132%    3.3%    8.0%  4.0%    8.0%
Westwood Financial Corp.(7)     NJ    06/07/96    WWFC       85   7.05%  0.00%    NM       3.9   99%    9.9%    0.0%  0.0%    2.5%
Lexington B&L Fin. Corp.        MO *  06/06/96    LXMO       51  14.66%  1.88%    21%     12.7  115%    4.2%    8.0%  4.0%    4.3%

                                      Averages:            $328   9.35%  1.06%   120%    $33.6  109%    5.7%    7.3%  3.6%    5.2%
                                       Medians:              87   8.15%  0.93%    64%     12.7  102%    4.6%    8.0%  4.0%    4.3%

     Averages, Excluding 2nd Steps                         $261   9.76%  1.21%   136%    $33.4  110%    4.7%    7.7%  3.8%    5.6%
     Medians, Excluding 2nd Steps                            90   8.73%  0.97%    60%     12.8  108%    4.5%    8.0%  4.0%    4.4%

- ------------------------------------------------------------------------------------------------------------------------------------
              Institutional Information                                              Pro Forma Data
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                 Pricing Ratios(4)                Fin. Characteristics
- ------------------------------------------------------------------------------------------------------------------------------------
                                     Conversion
Institution                   State     Date     Ticker       P/TB      P/E        P/A          ROA        TE/A         ROE
- -----------                   -----     ----     ------       ----      ---        ---          ---        ----         ---
                                                               (%)      (x)        (%)          (%)         (%)         (%)
- ------------------------------------------------------------------------------------------------------------------------------------
Park Bancorp                    IL    08/12/96    PFED        66.6%     20.5       15.5%        0.8%       23.3%        3.2%
Lenox Bancorp(1)                OH *  07/17/96  P. Sheet      60.0%     29.7        8.9%        0.3%       14.9%        2.0%
Acadiana Bancshares(1)          LA *  07/16/96     ANA        72.0%     20.0       12.7%        0.6%       17.7%        3.6%
Pennwood SB(1)                  PA *  07/15/96    PWBK        67.4%     19.3       12.8%        0.7%       18.9%        3.5%
Mitchell Bancorp(1)             NC    07/12/96    MBSP        69.7%     33.2       27.0%        0.8%       38.7%        2.1%
Algiers Bancorp                 LA    07/09/96  P. Sheet      68.4%     19.6       13.3%        0.7%       19.4%        3.5%
Ocean Financial Corp.           NJ *  07/03/96    OCFC        75.9%     15.4       14.2%        0.9%       18.8%        4.9%
Home Financial Bancorp(1)       IN    07/02/96    HWEN        67.5%     13.4       13.3%        1.0%       19.6%        5.0%
First Lancaster Bancshares      KY *  07/01/96    FLKY        74.2%     18.5       22.2%        1.2%       29.8%        4.0%
Heartland Bancshares            IL    07/01/96  P. Sheet      73.3%     NM         12.8%        NM         17.5%        NM
Kenwood Bancorp(7)              OH *  07/01/96  P. Sheet      67.6%     NM          6.0%        0.1%        8.8%        1.7%
Eagle BancGroup                 IL *  07/01/96    EGLB        59.2%     NM          8.0%        0.1%       13.5%        0.6%
Provident Financial Holdings    CA *  06/28/96    PROV        61.4%     NM          8.5%        0.2%       13.9%        1.1%
Prestige Bancorp                PA    06/27/96    PRBC        63.9%     24.7        9.4%        0.4%       14.7%        2.6%
Wayne Bancorp                   NJ    06/27/96    WYNE        61.8%     18.6       10.4%        0.6%       16.8%        3.3%
Mechanics SB(1)                 CT    06/26/96    MECH        77.3%     NM          7.3%        NM          9.5%        NM
Dime Community Bancorp          NY *  06/26/96    DIME        80.3%     15.9       11.9%        0.7%       16.9%        4.0%
Commonwealth Bancorp(7)         PA *  06/17/96    CMSB       109.3%     12.1        8.4%        0.7%        6.7%       10.4%
CNS Bancorp                     MO *  06/12/96    CNSB        71.1%     22.3       16.4%        0.7%       23.1%        3.2%
Westwood Financial Corp.(7)     NJ    06/07/96    WWFC        80.0%     10.1        7.3%        0.7%        9.2%        7.9%
Lexington B&L Fin. Corp.        MO *  06/06/96    LXMO        70.1%     16.2       20.6%        1.3%       29.4%        4.3%

                                      Averages:               71.3%     19.3       12.7%        0.7%       18.1%        3.7%
                                       Medians:               69.7%     19.0       12.7%        0.7%       17.5%        3.5%

     Averages, Excluding 2nd Steps                            68.9%     20.5       13.6%        0.7%       19.8%        3.2%
     Medians, Excluding 2nd Steps                             69.1%     19.5       12.8%        0.7%       18.2%        3.4%

- ------------------------------------------------------------------------------------------------------------------------------------
              Institutional Information                                                  Post-IPO Pricing Trends
                                                                                              Closing Price:
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                       First              After                After
                                     Conversion               IPO     Trading     %       First      %         First        %
Institution                   State     Date     Ticker      Price      Day     Chg.     Week(5)   Chg.      Month(6)     Chg.
- -----------                   -----     ----     ------      -----      ---     ----     -------   ----      --------     ----
                                                              ($)       ($)      (%)       ($)      (%)         ($)        (%)
- ------------------------------------------------------------------------------------------------------------------------------------
Park Bancorp                    IL    08/12/96    PFED       $10.00     10.25     2.5%    $10.44     4.4%        $10.50     5.0%
Lenox Bancorp(1)                OH *  07/17/96  P. Sheet      10.00        NT       NA        NT       NA            NT       NA
Acadiana Bancshares(1)          LA *  07/16/96     ANA        12.00     12.00     0.0%     11.75    -2.1%         11.88    -1.0%
Pennwood SB(1)                  PA *  07/15/96    PWBK        10.00      9.50    -5.0%      9.12    -8.8%          9.38    -6.3%
Mitchell Bancorp(1)             NC    07/12/96    MBSP        10.00     10.50     5.0%     10.38     3.8%         11.00    10.0%
Algiers Bancorp                 LA    07/09/96  P. Sheet      10.00        NT       NA        NT       NA            NT       NA
Ocean Financial Corp.           NJ *  07/03/96    OCFC        20.00     21.25     6.3%     20.13     0.6%         21.00     5.0%
Home Financial Bancorp(1)       IN    07/02/96    HWEN        10.00     10.25     2.5%      9.88    -1.2%         10.50     5.0%
First Lancaster Bancshares      KY *  07/01/96    FLKY        10.00     13.25    32.5%     13.38    33.8%         13.75    37.5%
Heartland Bancshares            IL    07/01/96  P. Sheet      10.00        NT       NA        NT       NA            NT       NA
Kenwood Bancorp(7)              OH *  07/01/96  P. Sheet      10.00        NT       NA        NT       NA            NT       NA
Eagle BancGroup                 IL *  07/01/96    EGLB        10.00     11.25    12.5%     11.25    12.5%         11.13    11.2%
Provident Financial Holdings    CA *  06/28/96    PROV        10.00     10.97     9.7%     10.81     8.1%         10.12     1.2%
Prestige Bancorp                PA    06/27/96    PRBC        10.00     10.38     3.8%     10.25     2.5%          9.75    -2.5%
Wayne Bancorp                   NJ    06/27/96    WYNE        10.00     11.13    11.2%     11.38    13.8%         11.25    12.5%
Mechanics SB(1)                 CT    06/26/96    MECH        10.00     11.50    15.0%     11.50    15.0%         11.25    12.5%
Dime Community Bancorp          NY *  06/26/96    DIME        10.00     12.00    20.0%     12.00    20.0%         11.87    18.7%
Commonwealth Bancorp(7)         PA *  06/17/96    CMSB        10.00     10.50     5.0%     10.75     7.5%         10.00     0.0%
CNS Bancorp                     MO *  06/12/96    CNSB        10.00     11.00    10.0%     12.00    20.0%         11.50    15.0%
Westwood Financial Corp.(7)     NJ    06/07/96    WWFC        10.00     10.75     7.5%     10.38     3.8%         10.62     6.2%
Lexington B&L Fin. Corp.        MO *  06/06/96    LXMO        10.00      9.50    -5.0%      9.75    -2.5%         10.12     1.2%

                                      Averages:              $10.57    $11.53     7.8%    $11.48     7.7%        $11.51     7.7%
                                       Medians:               10.00     10.97     6.3%     10.81     4.4%         11.00     5.0%

     Averages, Excluding 2nd Steps                           $10.67    $11.65     8.1%    $11.60     8.0%        $11.50     6.7%
     Medians, Excluding 2nd Steps                             10.00     11.00     6.3%     11.25     4.4%         10.50     5.0%

                                                               September 6, 1996

Note: * - Appraisal performed by RP Financial; "NT" - Not Traded;
      "NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Latest price if offering less than one week old.
(6) Latest price if offering more than one week but less than one month old.
(7) Second-step conversions.

RP Financial, LC.
Page 4.16


RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 4.3
                           Market Pricing Comparatives
                         Prices As of September 6, 1996

                                                     Per Share Data
                                        Market      ---------------
                                    Capitalization           Book              Pricing Ratios(3)                  Dividends(4)
                                    ---------------                 --------------------------------------- -----------------------
                                    Price/   Market  12-Mth  Value/                                         Amount/         Payout
                                   Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE  Share    Yield Ratio(5)
Financial Institution               ------- ------- ------- ------- ------- ------- ------- ------- -------- ------- ------ -------
                                       ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)     ($)     (%)     (%)
SAIF-Insured Thrifts                 17.47   121.39   1.25   16.54   14.36  105.73   13.17  109.33   15.15     0.36   2.04   28.00
Converted Last 3 Mths (no MHC)       12.77    56.46   0.35   15.61   18.69   82.34   15.55   85.62   18.68     0.02   0.14    2.88

Comparable Group

Converted Last 3 Mths (no MHC)
ANA   Acadiana Bancshares of LA      13.31    43.63  -0.27   16.67      NM   79.84   14.11   79.84   22.18     0.00   0.00      NM
CNSB  CNS Bancorp of MO              12.75    21.08   0.39   14.64      NM   87.09   21.44   87.09      NM     0.00   0.00    0.00
CMSB  Cmnwealth Bancorp of PA        10.87   195.15   0.62   12.67   17.53   85.79    9.52  112.64   20.13     0.25   2.30   40.32
DIME  Dime Community Bancorp of NY   13.50   196.38   0.63   14.17   21.43   95.27   16.12  108.43   23.28     0.00   0.00    0.00
EGLB  Eagle BancGroup of IL          11.87    15.47   0.10   16.89      NM   70.28    9.51   70.28      NM     0.00   0.00    0.00
FLKY  First Lancaster Bncshrs of KY  14.50    13.91   0.54   13.47      NM  107.65   32.12  107.65      NM     0.00   0.00    0.00
HWEN  Home Financial Bancorp of IN   12.75     6.45   0.75   14.81   17.00   86.09   16.91   86.09   17.00     0.00   0.00    0.00
MECH  Mechanics SB of Hartford CT    13.50    71.42  -1.63   12.90      NM  104.65    9.81  104.65      NM     0.00   0.00      NM
MBSP  Mitchell Bancorp of NC         12.12    11.88   0.30   14.34      NM   84.52   32.73   84.52      NM     0.00   0.00    0.00
OCFC  Ocean Fin. Corp. of NJ         22.50   188.73   1.27   26.36   17.72   85.36   16.01   85.36   17.31     0.00   0.00    0.00
PFED  Park Bancorp of Chicago IL     10.31    27.85   0.50   15.01   20.62   68.69   16.02   68.69   19.45     0.00   0.00    0.00
PWBK  Pennwood SB of PA              10.00     6.10   0.52   14.83   19.23   67.43   12.76   67.43   13.16     0.00   0.00    0.00
PRBC  Prestige Bancorp of PA         10.75    10.35   0.24   15.86      NM   67.78   10.09   67.78      NM     0.00   0.00    0.00
PROV  Provident Fin. Holdings of CA  11.25    57.76   0.18   16.29      NM   69.06    9.60   69.06   22.50     0.00   0.00    0.00
WYNE  Wayne Bancorp of NJ            13.50    30.12   0.54   16.17   25.00   83.49   14.05   83.49   20.77     0.00   0.00    0.00
WWFC  Westwood Fin. Corp. of NJ      10.87     7.03   0.99   14.61   10.98   74.40    7.97   86.89   10.98     0.00   0.00    0.00

                                                  Financial Characteristics(6)
                                        -------------------------------------------------------
                                         Total  Equity/  NPAs/     Reported         Core
                                        Assets  Assets  Assets    ROA     ROE     ROA     ROE
Financial Institution                   ------  ------- ------- ------- ------- ------- -------
                                         ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                     1,299   13.15    0.90    0.87    7.91    0.82    7.25
Converted Last 3 Mths (no MHC)             443   18.67    1.13    0.49    2.13    0.58    2.64


Comparable Group

Converted Last 3 Mths (no MHC)
ANA   Acadiana Bancshares of LA            309   17.67    0.71   -0.29   -1.62    0.64    3.60
CNSB  CNS Bancorp of MO                     98   24.61      NA    0.73    5.32    0.63    4.64
CMSB  Cmnwealth Bancorp of PA            2,049   11.10    0.40    0.70    7.29    0.61    6.35
DIME  Dime Community Bancorp of NY       1,218   16.92      NA    0.75    4.45    0.69    4.09
EGLB  Eagle BancGroup of IL                163   13.53    0.74    0.08    0.59    0.08    0.59
FLKY  First Lancaster Bncshrs of KY         43   29.83    1.23    1.20    4.01    1.20    4.01
HWEN  Home Financial Bancorp of IN          38   19.64    1.03    0.99    5.06    0.99    5.06
MECH  Mechanics SB of Hartford CT          728    9.38    2.38   -1.23  -18.56   -1.21  -18.22
MBSP  Mitchell Bancorp of NC                36   38.73    1.41    0.81    2.09    0.78    2.02
OCFC  Ocean Fin. Corp. of NJ             1,179   18.75    0.94    0.90    4.82    0.92    4.93
PFED  Park Bancorp of Chicago IL           174   23.32    0.17    0.78    3.33    0.82    3.53
PWBK  Pennwood SB of PA                     48   18.92    2.65    0.66    3.51    0.97    5.12
PRBC  Prestige Bancorp of PA               103   14.89    0.35    0.25    2.63    0.25    2.63
PROV  Provident Fin. Holdings of CA        602   13.90    2.22    0.15    1.10    0.43    3.07
WYNE  Wayne Bancorp of NJ                  214   16.83    1.50    0.56    3.34    0.68    4.02
WWFC  Westwood Fin. Corp. of NJ             88   10.71    0.02    0.73    6.78    0.73    6.78

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3)  P/E = Price to earnings; P/B = Price to book; P/A = Price to assets;
     P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5)  Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

RP Financial, LC.
Page 4.17


effected by the Supreme Court's ruling in favor of institutions seeking damages for goodwill. Investor interest in the new issue market has shown signs of cooling, as indicated by fewer offerings being oversubscribed and fairly limited price appreciation exhibited in post-conversion trading activity by most of the recent conversions.

     C.   The Acquisition Market

          Also considered in the valuation was the potential impact on Dearborn Savings' stock price of recently completed and pending acquisitions of other thrifts operating in Dearborn Savings' market area. As shown in Exhibit IV-4, there were five Indiana thrifts acquired in 1994, 1995 and year-to-date 1996 and one acquisition is currently pending. The recent acquisition activity involving Indiana thrifts may imply a certain degree of acquisition speculation for the Association's stock. To the extent that acquisition speculation may impact the Association's offering, we have largely taken this into account in selecting Indiana and Ohio based companies, which operate in markets that have experienced a comparable level of acquisition activity as the Association's market and, thus, are subject to the same type of acquisition speculation that may influence Dearborn Savings' trading price.

     D.   The Market for Dearborn Savings Stock

          Dearborn Savings' minority shares of stock are not traded on NASDAQ or any other exchange but are listed on the "pink sheets", and trade very infrequently. As indicated by the Association's management, the most recent trades in the Association's stock (January 1996) have approximated $14.50 per share. In addition to the liquidity differences between the minority shares currently traded and the new conversion stock (the new conversion stock will more liquid owing to the greater number of public shares outstanding and expected NASDAQ listing), there are other differences between the Association's minority stock and the conversion stock that will be issued by the Holding Company. Such differences include a lower return on equity for the Holding Company's conversion stock, and dividend payments will be made on all shares outstanding; thereby requiring a higher payout ratio to sustain the current level of dividends paid to non-MHC shareholders. For these reasons, RP Financial discounted somewhat the meaningfulness of the trading level of the Association's minority stock in its valuation analysis.

                         *******************************

     Taking these factors and trends into account, primarily recent trends in the new issue market, market conditions overall, and recent trends in the acquisition market, as well as considering recent trades in the Association's minority stock, RP Financial concluded that no adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.

RP Financial, LC.
Page 4.18


8.   Management

     Dearborn Savings' management team has experience and expertise in all of the key areas of the Association's operations. Exhibit IV-5 provides summary resumes of Dearborn Savings' Board of Directors and executive management. While the Association does not have the resources to develop a great deal of management depth, given its small asset size and the significant impact acquiring significant depth would have on operating expenses, management and the Board have been effective in implementing an operating strategy that can be well managed by the Association's present management structure as indicated by Dearborn Savings' solid core earnings and healthy capital position.

     Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing conservative and competitive operating strategies. Therefore, on balance, we concluded no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.   Effect of Government Regulation and Regulatory Reform

     There have been two recent developments in the thrift industry which may have an effect on the pricing of thrifts: (1) the recent discussions by legislators regarding the recapitalizing of the SAIF through a special assessment coupled with possible lower future annual deposit premiums; and, (2) the possibility that back taxes on bad debt reserves taken before 1988 may be eliminated. Since the Association and all of the Peer Group members are SAIF-insured, we believe the effect of these discussions on the Association's pro forma pricing has been implicitly accounted for in the pricing ratios of the Peer Group. In summary, as a fully converted SAIF-insured savings institution, Dearborn Savings will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Association's pro forma regulatory capital ratios. RP Financial concluded that Dearborn Savings' flexibility of operations are neither materially restricted nor enhanced by its current regulatory status versus the Peer Group and no adjustment was made for this factor.

Summary of Adjustments

     Overall, we believe the Association's pro forma market value should be discounted relative to the Peer Group:

RP Financial, LC.
Page 4.19


Key Valuation Parameters:                                   Valuation Adjustment
- -------------------------                                   --------------------
Financial Condition                                            Slight Downward
Profitability, Growth and Viability of Earnings                Slight Downward
Asset Growth                                                   No Adjustment
Primary Market Area                                            Slight Upward
Dividends                                                      No Adjustment
Liquidity of the Shares                                        Slight Downward
Marketing of the Issue                                         No Adjustment
Management                                                     No Adjustment
Effect of Government Regulations and Regulatory Reform         No Adjustment

Valuation Approaches

     In applying the accepted valuation methodology promulgated by the OTS, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Dearborn Savings' to-be-issued stock -- the price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the conversion proceeds from selling the Mutual Holding Company's interest to the public. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the assumptions disclosed in Dearborn Savings' prospectus for offering expenses, the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). A reinvestment rate of 6.59 percent was utilized, equal to the arithmetic average of the Association's average yield on interest-earnings assets and cost of deposits for the twelve months ended June 30, 1996 (the reinvestment rate calculation specified by OTS conversion guidelines). The 6.59 percent reinvestment rate is considered to be reasonable, based on the Association's business plan as converted and incorporating the impact of deposit withdrawals to fund a portion of the stock issued in conversion.

     In addition to the three valuation methodologies specified by the OTS, RP Financial also considered recent trades in the Association's stock. However, such trades were not given significant weight, in light of the differences between the characteristics of minority stock and conversion, particularly with respect to the absence of a liquid trading market for the minority stock.

     RP Financial's valuation placed emphasis on the following:

     o P/E Approach. The P/E approach is generally the best indicator of long-term value for a stock. Given the similarities between the Association's and the Peer Group's earnings and overall financial condition, the P/E approach was carefully considered in this valuation. In applying the P/E approach, we took into account reported and estimated core earnings.

     o P/B Approach. P/B ratios have generally served as a useful benchmark in the valuation of thrift stock, with the greater determinant of long term value being earnings. RP Financial considered the P/B approach to be a reliable indicator of value given current market

RP Financial, LC.
Page 4.20


          conditions, particularly the market for new conversions which often exhibit P/E multiples that are above industry averages and since the P/E multiples do not reflect the actual impact of reinvestment, leveraging and capital management strategies.

     o P/A Approach. P/A ratios are generally not indicative of market value, as investors do not place significant weight on total assets as a determinant of market value. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis.

     o Trading of Dearborn Savings' Stock. Converting institutions generally do not have stock outstanding. Dearborn Savings, however, has public shares outstanding due to the mutual holding company form of ownership. However, since there is not an active and liquid market for Dearborn Savings' minority shares of common stock (the shares are traded on the "pink sheets", and are not listed on NASDAQ or any other exchange), and the conversion stock will have different characteristics than the minority shares, this valuation method was deemed to be less relevant than the other valuation methodologies and therefore received limited weighting in our valuation.

     Based on the application of the OTS valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/E and P/B approaches, RP Financial concluded that the pro forma market value of the Association's conversion stock is $7,600,000 at the midpoint at this time. The midpoint value and resulting valuation range is based on the sale of a 57.75 percent ownership interest to the public, which takes into account the special dividends that were waived by the MHC. Currently, the MHC ownership interest is equal to 54.62 percent. The calculation of the resulting ownership interest being sold is shown below. While the ownership interest being sold varies nominally throughout the valuation range, for marketing purposes the percent being sold to the public will be set forth at
57.75 percent for the entire valuation range. At the conclusion of the offering, the percent sold to the public and resulting exchange ratio will be based on the concluding value.

        (Association Book Value - Waived Dividends) X Minority Ownership % Step 1: -------------------------------------------------------------------
                              Association Book Value(1)

                       ($6,815,000 - $402,500) X 45.3822%
            42.7019% = ----------------------------------
                                   $6,815,000

            (Pro Forma Market Value - MHC Assets(2)) X Step 1 Result
Step 2:     --------------------------------------------------------
                             Pro Forma Market Value

                        ($7,600,000 - $80,000) X 42.7019%
            42.2524% =  ---------------------------------
                                   $7,600,000

RP Financial, LC.
Page 4.21


     1. Price-to-Earnings ("P/E"). The application of the P/E valuation method requires calculating the Association's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Association's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Dearborn Savings' reported earnings equaled $453,000 for the twelve months ended June 30, 1996. In deriving Dearborn Savings' core earnings, two adjustments were made to reported earnings. The first adjustment was to eliminate non-recurring gains on the sale of loans and securities. Such gains amounted to $59,000 for the twelve month period, which on a tax effected basis, assuming an effective tax rate of 35.0 percent, reduced core earnings by $38,000. The second adjustment was to take into account the reinvestment of the $80,000 of assets currently held at the MHC, which will be consolidated with the Association as the result of the conversion. Reinvestment of the MHC assets at the 6.59 percent reinvestment rate added approximately $3,000 to Dearborn Savings' after tax earnings. As shown below, Dearborn Savings' core earnings were determined to equal $418,000 for the twelve months ended June 30, 1996. (Note: see Exhibit IV-9 for the adjustments applied to the Peer Group's earnings in the calculation of core earnings).

                                                         Amount
                                                         ------
                                                         ($000)
Net income                                                $453
Reinvestment of MHC assets(1)                                3
Adjustment for non-recurring gains(1)                      (38)
                                                          ----
  Core earnings estimate                                  $418

(1) Tax effected at 35.0 percent.

     Based on Dearborn Savings' trailing twelve month reported and estimated core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Association's pro forma P/E multiples at the $7,600,000 midpoint value were 12.09 and 12.86 times, resulting in discounts of
18.8 percent and 19.2 percent, respectively, from the Peer Group averages of
14.88 and 15.92 times reported and core earnings, respectively. The discounted earnings multiples were consistent with valuation adjustments outlined earlier. Such discounts are substantially reduced or eliminated in the upper portion of the range.

     2. Price-to-Book ("P/B"). The application of the P/B valuation method requires calculating the Association's pro forma market value by applying a valuation P/B ratio to Dearborn Savings' pro forma book value. The pre-conversion book value for Dearborn Savings of $6,895,000 was equal to the Association's reported capital at June 30, 1996 plus the $80,000 of mutual holding company assets at June 30, 1996 which will

RP Financial, LC.
Page 4.22


be consolidated with the Association as a result of the conversion. Based on the $7,600,000 midpoint valuation, Dearborn Savings' pro forma P/B ratio was 69.51 percent. In comparison to the average P/B ratio for the Peer Group of 90.00 percent, Dearborn Savings' valuation reflected a discount of 22.8 percent. RP Financial considered the discount under the P/B approach to be reasonable in light of the valuation adjustments referenced earlier.

     Given the emphasis on limiting near term aftermarket trading in the revised appraisal guidelines, RP Financial also considered the pro forma P/B ratios of recent conversions in its valuation analysis. It is these companies that provide the best proxy for aftermarket trading for a new issue such as Dearborn Savings' conversion stock, and it is the pro forma P/B ratio that investors emphasize in evaluating the trading of new issues. At the midpoint value of $7,600,000, Dearborn Savings' pro forma P/B ratio of 69.51 percent represented a discount of
15.6 percent from the 82.34 percent average P/B ratio of the recently converted thrifts (see Table 4.3). The pricing in the upper portion of the Association's valuation range approximates or exceeds the average P/B ratio of the recent conversions.

     3. Price-to-Assets ("P/A"). The P/A valuation methodology determines market value by applying a valuation P/A ratio to the Association's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Dearborn Savings' value equaled 11.24 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 13.39 percent, which implies a 16.1 percent discount being applied to the Association's pro forma P/A ratio.

Valuation Conclusion

     It is our opinion that, as of September 6, 1996, the aggregate pro forma market value of the Association, inclusive of the sale of the Mutual Holding Company's ownership interest to public shareholders was $7,600,000 at the midpoint. Based on this valuation and the approximate 57.75 percent ownership interest being sold in the public offering, the midpoint value of the Holding Company's stock offering was $4,389,000, equal to 438,900 shares at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range includes a minimum value of $3,730,650 and a maximum value of $5,047,350. Based on the $10.00 per share offering price, this range equates to an offering of 373,065 shares at the minimum to 504,735 shares at the maximum. The Holding Company's offering also includes a provision for a super range, which if exercised, would result in an offering size of $5,804,450, equal to 580,445 shares at the $10.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.4, and the

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 4.4
                              Public Market Pricing
                      Dearborn Savings and the Comparables
                             As of September 6, 1996

                                        Market         Per Share Data
                                    Capitalization     ---------------                 Pricing Ratios(3)
                                   ----------------              Book    --------------------------------------------
                                   Price/    Market   12-Mth    Value/
                                   Share(1)  Value    FPS(2)    Share    P/E       P/B      P/A      P/TB      P/CORE
                                   -------   ------   ------    ------   -----     -----    -----    -----     ------
                                   ($)       ($MT)    ($)       ($)      (X)       (%)      (%)      (%)       (X)
Dearborn Savings
- ----------------
  Superrange                       10.00     10.05    0.59      12.29    14.58     81.39    14.55    81.39     15.43
  Range Maximum                    10.00      8.74    0.75      13.26    13.30     75.39    12.80    75.39     14.12
  Range Midpoint                   10.00      7.50    0.83      14.39    12.09     69.51    11.24    69.51     12.85
  Range Minimum                    10.00      6.46    0.93      15.91    10.75     62.87     9.64    62.87     11.48

SAIF-Insured Thrifts(7)
- -----------------------
  Average                          17.47    121.39    1.25      16.54    14.36    105.73    13.17   109.33     15.15
  Medians                          --        --       --        --       14.19    102.88    11.97   104.95     15.39

All Non-HIMC State of IN(7)
- ---------------------------
  Average                          16.70     35.11    1.46      17.07    14.72    103.23    13.13   101.02     15.26
  Medians                          --        --       --        --       15.31     96.69    12.92    96.69     15.31

Comparable Group Averages
- -------------------------
  Averages                         14.71     21.97    1.08      16.38    14.38     90.00    13.39    90.02     15.92
  Medians                          --        --       --        --       13.92     90.96    12.76    90.95     14.58

State of IN
- -----------
FBCV 1st Bancorp of Vincennes IN   31.50     21.01    8.64      32.58     3.65     96.69     7.97    96.69     HM
ANFC ANB Financial Corp. of IN     10.44     11.73    0.41      14.42    HM        72.40    14.78    72.40     HM
ATSB AmTrust Capital Corp. of IN    9.00      5.10    0.37      13.32    24.32     67.57     6.96    68.29     HM
ASBI Americana Bancorp of IN       13.25     43.76    1.03      13.51    12.86     90.08    10.89    98.22     13.12
CBCO CB Bancorp of Michigan City   19.00     22.33    2.27      16.44     8.37    115.57    11.41   115.37      8.48
     IN
CBIM Community Bank Shares of IN   12.37     25.51    0.95      13.00    13.55     99.00    10.94    99.00     13.84
FFWC FFW Corporation of Wabash IN  19.50     13.86    2.21      21.74     8.74     89.70     9.21    89.70      9.11
FFED Fidelity Fed. Bancorp of IN   11.00     27.45    1.30       5.73     6.45    191.97    10.47   191.97     10.00
FISB First Indiana Corp. of IN     22.94    190.26    2.12      16.40    10.82    139.88    12.92   141.78     13.03
HBFW Home Bancorp of Fort Wayne    16.37     47.26    0.91      16.96    17.99     96.52    14.96    96.52     17.99
     IN
HBBN Home Building Bancorp of IN   18.25      6.06    0.52      18.12     HM      100.72    14.05   100.72      HM
HFBN Home Fed Bancorp of Seymour   26.25     58.43    3.30      23.14     7.95    113.44     9.27   117.77      9.02
     IN
HFNB Home Financial Bancorp of IN  12.75      6.45    0.75      14.81    17.00     86.09    16.91    26.09     17.00
INCB Indiana Comm. Bank, SB of IN  13.25     12.22    0.67      15.35    19.78     86.32    12.93    86.32     19.78
IFCL Indiana Federal Corp. of IN   20.00     94.60    1.38      14.86    14.49    134.59    12.74   144.61     13.79
LSBF LSB Fin. Corp. of Lafayette   17.25     16.06    0.88      17.82    19.50     96.80     9.34    96.80     21.55
     IN
LOGN Logansport Fin. Corp. of IN   14.00     18.51    0.85      14.99    16.47     93.40    23.98    93.40     16.67
MFBC MFB Corp. of Mishawaka IN     15.50     30.60    0.66      19.66    23.48     78.84    15.23    78.84     23.85
MARH Marion Capital Holdings of    20.25     39.16    1.28      21.46    15.82     94.36    22.03    94.36     15.82
     IN
NEIB Northeast Indiana Bncrp of    12.25     25.26    0.80      14.12    15.31     86.76    16.39    86.76     15.31
     IN
PFOC Peoples Bancorp of Auburn IN  19.87     46.62    1.72      18.46    11.55    107.64    16.77   107.64     11.62
PERH Permanent Bancorp of IN       16.50     35.33    0.68      18.79    24.25     87.81     8.59    88.90     24.63
SOBI Sobleski Bancorp of S. Bend   12.00     10.04    0.39      16.87    HM        71.13    13.15    71.13     HM
     IN
WCHI Workingmens Cap. Bldgs of     21.16     38.28    1.00      14.63    21.16    144.63    10.39   144.63     20.95
     IN(7)

                                                 Dividends(4)                    Financial Characteristics (6)
                                    ---------------------------  -----------------------------------------------------------
                                                                                               Reported             Core
                                    Amount/            Payout    Total    Equity/  MPAs/     ------------       ------------
                                    Share     Yield    Ratio(5)  Assets   Assets   Assets    ROA      ROE       ROA      ROE
                                    -----     -----    --------  ------   ------   ------    ---      ---       ---      ---
                                    ($)       (%)      (%)       ($MT)    (%)      (%)       (%)      (%)       (%)      (%)
Dearborn Savings
- ----------------
  Superrange                        0.28      2.80     40.5%     69       17.86    0.04      1.00     5.58      0.94     5.28
  Range Maximum                     0.28      2.80     37.2%     68       16.97    0.04      0.95     5.67      0.91     5.34
  Range Midpoint                    0.28      2.80     33.8%     68       16.15    0.04      0.93     5.75      0.87     5.40
  Range Minimum                     0.28      2.80     30.1%     67       15.34    0.04      0.90     5.85      0.84     5.18

SAIF-Insured Thrifts(7)
- -----------------------
  Average                           0.36      2.04     28.00  1,299       13.15    0.90      0.87     7.91      0.82     7.25
  Medians                           --        --       --        --       --       --        --       --        --       --

All Non-HIMC State of IN(7)
- ---------------------------
  Average                           0.37      2.25     33.31    285       13.84    0.70      0.97     8.51      0.84     6.72
  Medians                           --        --       --        --       --       --        --       --        --       --

Comparable Group Averages
- -------------------------
  Averages                          0.38      2.55     37.45    165       15.07    0.23      0.97     6.27      0.92     6.03
  Medians                           --        --       --        --       --       --        --       --        --       --

State of IN
- -----------
FBCV 1st Bancorp of Vincennes IN    0.40      1.27      4.63    263        8.25    0.35      2.05    29.46     -0.04    -0.65
ANFC ANB Financial Corp. of IN      0.24      2.30     58.54     79       20.41    0.51      0.63     4.53      0.63     4.53
ATSB AmTrust Capital Corp. of IN    0.00      0.00      0.00     73       10.34    0.31      0.31     2.75      0.07     0.59
ASBI Americana Bancorp of IN        0.56      4.23     54.37    402       11.10    0.41      0.92     7.42      0.90     7.28
CBCO CB Bancorp of Michigan City    0.00      0.00      0.00    196        9.87    1.51      1.39    14.66      1.38    14.47
     IN
CBIM Community Bank Shares of IN    0.34      2.64     35.79    233       11.05    0.12      0.87     7.46      0.85     7.31
FFWC FFW Corporation of Wabash IN   0.60      3.08     26.91    150       10.27    0.06      1.08     9.99      1.04     9.59
FFED Fidelity Fed. Bancorp of IN    0.80      7.27     61.54    262        5.45    0.17      1.19    23.68      1.10    20.04
FISB First Indiana Corp. of IN      0.56      2.44     26.42  1,473        9.23    1.59      1.18    13.62      0.98    11.31
HBFW Home Bancorp of Fort Wayne     0.20      1.22     21.98    316       15.50    0.04      0.84     5.00      0.84     5.00
     IN
HBBN Home Building Bancorp of IN    0.30      1.64     51.69     43       13.95    0.27      0.41     2.86      0.41     2.86
HFBN Home Fed Bancorp of Seymour    0.50      1.90     15.15    630        8.18    0.48      1.22    15.14      1.08    13.35
     IN
HFNB Home Financial Bancorp of IN   0.00      0.00      0.00     38       19.64    1.03      0.99     5.06      0.99     5.06
INCB Indiana Comm. Bank, SB of IN   0.35      2.64     52.24     94       14.98    NA        0.68     4.41      0.68     4.41
IFCL Indiana Federal Corp. of IN    0.72      1.50     52.17    742        9.47    1.42      0.90     9.37      0.95     9.81
LSBF LSB Fin. Corp. of Lafayette    0.32      1.86     36.36    172        9.65    1.60      0.52     4.66      0.47     4.24
     IN
LOGN Logansport Fin. Corp. of IN    0.40      7.86     47.06     77       25.67    0.39      1.51     5.57      1.49     5.51
MFBC MFB Corp. of Mishawaka IN      0.24      1.55     36.36    201       19.32    NA        0.69     3.40      0.68     3.35
MARH Marion Capital Holdings of     0.80      3.95     62.50    178       23.35    1.07      1.40     5.85      1.40     5.85
     IN
NEIB Northeast Indiana Bncrp of     0.30      2.45     17.50    154       18.89    0.25      1.19     5.50      1.19     5.50
     IN
PFOC Peoples Bancorp of Auburn IN   0.60      1.02     34.88    278       15.58    0.34      1.45     9.56      1.44     9.50
PERH Permanent Bancorp of IN        0.30      1.82     44.12    411        9.78    1.66      0.38     3.50      0.38     3.45
SOBI Sobleski Bancorp of S. Bend    0.00      0.00      0.00     76       18.49    0.08      0.42     2.27      0.42     2.27
     IN
WCHI Workingmens Cap. Bldgs of      0.36      1.70     36.00    208       12.71    0.32      0.86     7.03      0.87     7.10
     IN(7)

RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                    Table 4.4
                              Public Market Pricing
                      Dearborn Savings and the Comparables
                             As of September 6, 1996

                                        Market         Per Share Data
                                    Capitalization     ---------------                 Pricing Ratios(3)
                                   ----------------              Book    --------------------------------------------
                                   Price/    Market   12-Mth    Value/
                                   Share(1)  Value    FPS(2)    Share    P/E       P/B      P/A      P/TB      P/CORE
                                   -------   ------   ------    ------   -----     -----    -----    -----     ------
                                   ($)       ($MT)    ($)       ($)      (X)       (%)      (%)      (%)       (X)
Comparable Group
- ----------------

CBIN Community Bank Shares of IN   12.87     25.53    0.95      13.00    13.55     99.00    10.94    99.00     13.84
CIBI Community Inv. Bancorp of OH  15.75     11.04    1.22      16.93    12.91     93.03    12.87    93.03     13.58
EFBI Enterprise Fed. Bancorp of    12.87     26.69    0.90      15.23    14.30     84.50    12.48    84.62     20.76
     OH
FFWC FFW Corporation of Wabash IN  19.50     13.86    2.23      21.74     8.74     89.70     9.21    89.70      9.11
HHFC Harvest Home Fin. Corp. of     9.87      9.23    0.60      13.83    16.45     71.37    12.64    71.37     16.45
     OH
MFBC MFB Corp. of Mishawaka IN     15.50     30.60    0.66      19.66    23.48     78.84    15.23    78.84     23.85
MFFC Milton Fed. Fin. Corp. of OH  13.75     31.33    0.76      14.91    18.09     92.22    17.46    92.22     19.64
NEIB Northwest Indiana Bncrp.      12.25     25.26    0.80      14.12    15.31     86.76    16.39    86.76     15.31
     of IN
OHSL OHSL Financial Corp. of OH    20.25     24.64    1.57      20.95    12.90     96.66    11.79    96.66     13.05
FFWB Wood Bancorp of OH            14.50     21.72    1.11      13.43    13.06    107.97    14.85   107.97     13.55

                                                 Dividends(4)                    Financial Characteristics (6)
                                    ---------------------------  -----------------------------------------------------------
                                                                                               Reported             Core
                                    Amount/            Payout    Total    Equity/  MPAs/     --------------   --------------
                                    Share     Yield    Ratio(5)  Assets   Assets   Assets    ROA      ROE       ROA      ROE
                                    -----     -----    --------  ------   ------   ------    ---      ---       ---      ---
                                    ($)       (%)      (%)       ($MT)    (%)      (%)       (%)      (%)       (%)      (%)
Comparable Group
- ----------------

CBIN Community Bank Shares of IN     0.34      2.64     35.79     233      11.05    0.12      0.87     7.46      0.85     7.31
CIBI Community Inv. Bancorp of OH    0.40      2.54     32.79      86      13.83    0.73      1.01     7.03      0.96     6.68
EFBI Enterprise Fed. Bancorp of      0.00      0.00     0.00      214      14.77    0.03      0.92     5.37      0.63     3.70
     OH
FFWC FFW Corporation of Wabash IN    0.60      3.08     26.91     150      10.27    0.06      1.08     9.99      1.04     9.59
HHFC Harvest Home Fin. Corp. of      0.40      4.05     55.67      72      17.71    0.19      0.30     4.34      0.80     4.34
     OH
MFBC MFB Corp. of Mishawaka IN       0.24      1.55     36.36     201      19.32    NA        0.69     3.40      0.68     3.35
MFFC Milton Fed. Fin. Corp. of OH    0.52      3.76     68.42     178      18.93    0.40      1.04     4.79      0.95     4.41
NEIB Northwest Indiana Bncrp.        0.30      2.45     37.50     154      18.89    0.25      1.19     5.50      1.19     5.50
     of IN
OHSL OHSL Financial Corp. of OH      0.76      3.75     48.41     209      12.20    0.12      0.95     7.57      0.94     7.48
FFWB Wood Bancorp of OH              0.24      1.66     21.62     146      13.76    0.17      1.18     8.30      1.14     8.00


(1)  Average of high/low or bid/ask price per share.
(2) EPS (common earnings per share) is based on actual trailing twelve month data and is shown on a pro forma basis.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.


Copyright (c) 1995 by RP Financial, Inc.

RP Financial, LC.
Page 4.25


key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

Establishment of Exchange Ratio

     OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Association's common stock for common stock of the Holding Company. Such exchange ratio takes into account the special dividends which were waived by the MHC. Pursuant to this formula, the pro forma minority interest at this time is equal to 42.25 percent, however this percent may vary slightly prior to and at the time of the close of the offering, so as to take into account quarterly changes in book value, any further payments of special dividends and the closing pro forma market value of the Association's offering. Based upon this formula, and the valuation conclusion and offering range concluded above, the Exchange Ratio would be 1.3139 shares, 1.5458 shares, 1.7777 shares and 2.0443 shares of Vision Bancorp stock issued for each Public Share, at the minimum, midpoint, maximum and super maximum of the offering range, respectively.

     The Exchange Ratio formula and share exchange procedures were determined independently. RP Financial expresses no opinion on the proposed exchange of Holding Company shares for the Public Shares or on the proposed Exchange Ratio.

                                    Table 4.5
                                Dearborn Savings
                         Calculation of Exchange Ratios

                    Shares      Price/     Exchange      Implied
                    Offered     Share      Shares(1)  Exch. Ratio(2)
                    -------     -----      ---------  --------------
Minimum             373,065     $10.00     272,935       1.3139
Midpoint            438,900      10.00     321,100       1.5458
Maximum             504,735      10.00     369,265       1.7777
Super Maximum       580,445      10.00     424,655       2.0443

(1)  Calculated to equal a Public Shares percentage ownership in the Company of
     42.25 percent, which takes into account the $402,500 of special dividends which were waived by the MHC. Current minority ownership is equal to
     45.3822 percent (207,726 shares divided by 457,726 total shares outstanding).

(2) Calculated as pro forma exchange shares divided by 207,726 existing Public Shares outstanding.

                                    EXHIBITS

RP Financial, LC.

                                LIST OF EXHIBITS
Exhibit

Number         Description
- ------         -----------

  I-1          Map of Office Locations

  I-2          Audited Financial Statements

  I-3          Key Operating Ratios

  I-4          Investment Portfolio Composition

  I-5          Yields and Costs

  I-6          Loan Loss Allowance Activity

  I-7          Net Portfolio Value Analysis

  I-8          Fixed Rate and Adjustable Rate Loans

  I-9          Loan Portfolio Composition

  I-10         Loan Originations, Purchases, and Sales

  I-11         Contractual Maturity By Loan Type

  I-12         Non-Performing Assets

  I-13         Deposit Composition

  I-14         Time Deposit Rate/Maturity

  I-15         Borrowings


  II-1         Description of Office Facilities

  II-2         Historical Interest Rates


 III-1         General Characteristics of Publicly-Traded
                 Institutions

 III-2         Financial Analysis of Indiana Institutions

RP Financial, LC.

 III-3         Peer Group Market Area Comparative Analysis


 IV-1          Stock Prices:  September 6, 1996

 IV-2          Historical Stock Price Indices

 IV-3          Historical Thrift Stock Indices

 IV-4          Market Area Acquisition Activity

 IV-5          Director and Senior Management Summary Resumes

 IV-6          Pro Forma Regulatory Capital Ratios

 IV-7          Pro Forma Analysis Sheet

 IV-8          Pro Forma Effect of Conversion Proceeds

 IV-9          Peer Group Core Earnings Analysis



  V-1          Firm Qualifications Statement

                                   EXHIBIT I-1
                       Dearborn Savings Association, F.A.
                             Map of Office Locations

                           DEMOGRAPHIC MAP OF INDIANA

                                   EXHIBIT I-2
                       Dearborn Savings Association, F.A.
                          Audited Financial Statements


                         - [Incorporated by Reference] -

   - [Insert Stamp Sheets 80-93 Here (Exhibit I-3 through I-15 and II-1)] -

                                  EXHIBIT II-2
                            Historical Interest Rates

                          Historical Interest Rates (1)

                               Prime    90 Day    One Year  30 Year
          Year/Qtr. Ended      Rate     T-Bill    T-Bill    T-Bond
          ---------------      ----     ------    ------    ------

1991:      Quarter 1           8.75%    5.92%     6.24%     8.26%
           Quarter 2           8.50%    5.72%     6.35%     8.43%
           Quarter 3           8.00%    5.22%     5.38%     7.80%
           Quarter 4           6.50%    3.95%     4.10%     7.47%

1992:      Quarter 1           6.50%    4.15%     4.53%     7.97%
           Quarter 2           6.50%    3.65%     4.06%     7.79%
           Quarter 3           6.00%    2.75%     3.06%     7.38%
           Quarter 4           6.00%    3.15%     3.59%     7.40%

1993:      Quarter 1           6.00%    2.95%     3.18%     6.93%
           Quarter 2           6.00%    3.09%     3.45%     6.67%
           Quarter 3           6.00%    2.97%     3.36%     6.03%
           Quarter 4           6.00%    3.06%     3.59%     6.34%

1994:      Quarter 1           6.25%    3.56%     4.44%     7.09%
           Quarter 2           7.25%    4.22%     5.49%     7.61%
           Quarter 3           7.75%    4.79%     5.94%     7.82%
           Quarter 4           8.50%    5.71%     7.21%     7.88%

1995:      Quarter 1           9.00%    5.86%     6.47%     7.43%
           Quarter 2           9.00%    5.57%     5.63%     6.63%
           Quarter 3           8.75%    5.42%     5.68%     6.51%
           Quarter 4           8.50%    5.09%     5.14%     5.96%

1996:  Quarter 1               0.083    0.051     0.053     0.0667
1996:  Quarter 2               0.083    0.052     0.056     0.0687
As of September 6, 1996        0.083    0.053     0.058     0.0711

(1)   End of period data.

Source:   SNL Securities.

                          EXHIBIT III-1
     General Characteristics of Publicly-Traded Institutions

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                 September 11, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 California Companies
 --------------------

 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    49,507      345   12-31   10/72  25.37  2,719
 GWF    Great Western Fin. Corp. of CA      NYSE   CA,FL              Div.    43,720      416   12-31     /    25.00  3,435
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    35,776      232   12-31   05/59  55.00  3,186
 GLN    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    14,456      150   06-30   10/83  17.50    818
 CAL    CalFed Inc. of Los Angeles CA       NYSE   CA,NV              Div.    14,045      124   12-31   03/83  23.00  1,136
 CSA    Coast Savings Financial of CA       NYSE   California         R.E.     8,351       89   12-31   12/85  31.37    583
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   4,712       52   12-31   01/71  24.75    420
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,105       25   12-31   12/83  18.37    193
 BVFS   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,389       27   12-31   05/86  37.62    259
 BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,297       33   12-31     /    10.00    182
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,027       25   12-31   05/86  20.87    542
 AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,274       36   12-31     /    30.25    182
 CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,148       18   12-31   10/91  24.25    122
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,146       22   03-31   03/96  11.62    231
 FRC    First Republic Bancorp of CA (3)    NYSE   CA,NV              M.B.     2,064       11   12-31     /    13.62    100
 CFHC   California Fin. Hld. Co. of CA      OTC    Central CA         Thrift   1,327       22   12-31   04/83  22.81    107
 REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     840       14   12-31   04/94  10.12     41
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     761        9   12-31     /     7.50     19
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift     754 M     12   06-30   06/95   9.38     59
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       725        8   06-30   12/93  14.31     55
 ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       670       11   12-31     /    13.50    106
 PROV   Provident Fin. Holdings of CA       OTC                       M.B.       602 P      0   06-30   06/96  11.25     58
 HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       441       11   12-31     /    14.25     33
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     333 M      6   06-30   06/95   8.81     24
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     317        6   12-31   02/95  13.25     44
 PCCI   Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.       290        4   12-31     /     8.69     26
 NHSL   NHS Financial, Inc. of CA           OTC    Central CA         R.E.       284        3   12-31     /    11.12     28
 PSSB   Palm Springs SB of CA               OTC    Southern CA        Thrift     187        4   12-31     /    14.03     16
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     112        3   12-31   01/96   9.75      9
 FSSB   First FS&LA of San Bern. CA         OTC    San Bernard. CA    Thrift     102        4   06-30   12/92   9.87      3

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                 September 11, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     1,975       43   12-31   11/83  12.37    185
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,438       31   09-30   09/93  22.87    118
 HOFL   Home Financial Corp. of FL          OTC    Southern FL        R.E.     1,216        8   09-30   10/94  13.87    343
 HARB   Harbor FSB, MHC of FL (45.7)        OTC    Eastern FL         Thrift   1,014       22   09-30   01/94  28.75    142
 FFFL   Fidelity FSB, MHC of FL(47.2)       OTC    Southeast FL       Thrift     817       20   12-31   01/94  14.87    100
 BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift     802        7   09-30   12/85   7.62     43
 CMSV   Commty. Svgs, MHC of FL(47.6)       OTC    Southeast FL       Thrift     626       17   09-30   10/94  16.12     79
 SCSL   Suncoast S&LA of Hollywood FL       OTC    Southeastern FL    M.B.       403        5   06-30   11/85   7.00     14
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     332        8   12-31   01/94  18.25     48
 FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.       307       11   12-31   10/88   2.75     23
 FFPC   Florida First Bancorp of FL         OTC    Northwestern FL    Thrift     303        9   12-31   11/86  11.12     38
 FFML   First Family Bank, FSB of FL        OTC    Central FL         Thrift     159 M      5   06-30   10/92  21.50     12


 Mid-Atlantic Companies
 ----------------------

 DME    Dime Savings Bank, FSB of NY (3)    NYSE   NY,NJ,FL           M.B.    19,545       87   12-31   08/86  13.12  1,395
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  14,150       82   06-30   01/94  36.25  1,810
 SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.     9,183      120   12-31   08/86  10.81    536
 ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift   7,078       46   12-31   11/93  26.75    575
 LISB   Long Island Bancorp of NY           OTC    Long Island NY     M.B.     5,221       36   09-30   04/94  28.25    701
 COFD   Collective Bancorp Inc. of NJ       OTC    Southern NJ        Thrift   5,145       79   06-30   02/84  26.87    547
 RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.     4,049       34   11-30   04/86  27.12    337
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    NY,MA              Thrift   3,326       63   06-30   04/92  29.56    393
 ROSE   TR Financial Corp. of NY            OTC    New York, NY       Thrift   3,073       15   12-31   06/93  29.00    259
 NYB    New York Bancorp, Inc. of NY        AMEX   Southeastern NY    Thrift   2,918       29   09-30   01/88  30.25    348
 GRTR   Greater New York SB of NY (3)       OTC    New York NY        Div.     2,541       14   12-31   06/87  12.62    169
 BKCO   Bankers Corp. of NJ (3)             OTC    Central NJ         Thrift   2,209       15   12-31   03/90  18.50    229
 CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,049       39   06-30   06/96  10.87    195
 NWSB   Northwest SB, MHC of PA(29.9)       OTC    Pennsylvania       Thrift   1,878       53   06-30   11/94  11.00    257
 MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     1,876       18   03-31   08/94  25.62    160
 RELY   Reliance Bancorp of NY              OTC    NYC NY             Thrift   1,783       28   06-30   03/94  18.00    164
 NSBK   Northside SB of Bronx NY (3)        OTC    New York NY        Thrift   1,655       17   09-30   04/86  46.50    225
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,550        9   12-31   09/93  27.06    117
 HARS   Harris SB, MHC of PA (23.1)         OTC    Southeast PA       Thrift   1,542       31   12-31   01/94  14.87    167

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                 September 11, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------

 JSBF   JSB Financial, Inc. of NY           OTC    New York City      R.E.     1,526       13   12-31   06/90  34.87    351
 WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,313       14   12-31   11/86   8.13    112
 QCSB   Queens County SB of NY (3)          OTC    New York City NY   R.E.     1,302        9   12-31   11/93  37.25    300
 DIME   Dime Community Bancorp of NY        OTC                       Thrift   1,218 P      0   06-30   06/96  13.50    196
 OCFC   Ocean Fin. Corp. of NJ              OTC                       Thrift   1,179 P      0   12-31   07/96  22.50    189
 MFSL   Maryland Fed. Bancorp of MD         OTC     MD                Thrift   1,128       25   02-28   06/87  29.50     93
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,110       22   06-30   02/84  16.00     97
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,087       17   06-30   07/94  17.50     84
 FSLA   First SB, SLA MHC of NJ (37.6)      OTC    Eastern NJ         Thrift     962       17   12-31   06/92  16.12    105
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift     919       28   06-30   07/87  28.25     91
 PSBK   Progressive Bank, Inc. of NY (3)    OTC    Eastern NY         Thrift     902       17   12-31   08/84  30.00     79
 PKPS   Poughkeepsie SB of NY               OTC    Poughkeepsie NY    R.E.       841        9   12-31   11/85   4.94     62
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York, NY       Thrift     767        7   12-31   11/95  17.87    159
 IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     749        8   09-30   10/94  14.37    158
 PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     696        9   12-31   06/90  13.75     54
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     678       16   03-31   10/95  12.50     63
 FSFI   First State Fin. Serv. of NJ        OTC    Northeastern NJ    Thrift     666       13   09-30   12/87  13.00     51
 FSNJ   First SB of NJ, MHC (45.0)          OTC    Northern NJ        Thrift     651        4   05-31   01/95  15.00     46
 FCIT   First Cit. Fin. Corp of MD          OTC    DC Metro Area      Thrift     646       14   12-31   12/86  16.62     48
 PSAB   Prime Bancorp, Inc. of PA           OTC    Southeastern PA    Thrift     645       18   12-31   11/88  19.25     72
 BFSI   BFS Bankorp, Inc. of NY             OTC    New York NY        R.E.       621        5   09-30   05/88  52.00     85
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     571        7   12-31   06/95  13.87    113
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     562       10   12-31   03/96  12.37    110
 THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     529       11   06-30   07/94  14.62     66
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     518       16   12-31   12/88  15.50     38
 TSBS   Trenton SB, FSB MHC of NJ(35.0      OTC    Central NJ         Thrift     517       10   12-31   08/95  14.00    125
 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     505        4   09-30   09/86  16.87     51
 IROQ   Iroquois Bancorp of Auburn NY (3)   OTC    Central NY         Thrift     471        9   12-31   01/86  15.50     37
 CJFC   Central Jersey Fin. Corp of NJ      OTC    Central NJ         Thrift     469        6   03-31   09/84  33.12     88
 FSPG   First Home SB, SLA of NJ            OTC    NJ,DE              Thrift     466 M     10   12-31   04/87  18.00     37
 AHCI   Ambanc Holding Co. of NY (3)        OTC    East-Central NY    Thrift     459        9   12-31   12/95   9.87     54
 LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     455 M      8   07-31   12/93  22.75     52
 MSBB   MSB Bancorp of Middletown NY (3)    OTC    Southeastern NY    Thrift     454 D     17   09-30   08/92  15.75     45

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                 September 11, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------

 ANBK   American Nat'l Bancorp of MD        OTC    Baltimore MD       R.E.       449 M      9   07-31   11/95  11.50     46
 PBIX   Patriot Bank Corp. of PA            OTC    Southeast PA       Thrift     418        7   12-31   12/95  15.00     57
 SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     369        4   12-31   04/93  20.75     47
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     366        8   12-31   10/89  19.62     64
 CARV   Carver FSB of New York, NY          OTC    New York, NY       Thrift     362        8   03-31   10/94   7.94     18
 CNSK   Covenant Bank for Svgs. of NJ (3)   OTC    Southern NJ        Thrift     355       12   12-31     /    12.75     25
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       348        9   12-31   07/83   6.37     24
 RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     345        5   12-31   03/87  21.25     30
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     343        9   12-31   01/95  15.50     40
 FFWM   First Fin. Corp of Western MD       OTC    Western MD         Thrift     322        9   06-30   01/92  24.00     52
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     317        8   09-30   06/88  17.87     24
 HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     298        4   09-30   08/87  17.75     23
 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     291        5   09-30   01/95  17.75     23
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     283        3   09-30   04/96  11.37     65
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     282        7   12-31   01/96  10.37     32
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     273        6   06-30   03/87  18.00     30
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     268        4   09-30   09/93  24.75     15
 LFED   Leeds FSB, MHC of MD (35.3)         OTC    Baltimore MD       Thrift     267 M      1   06-30   03/94  13.12     45
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       264 D      2   12-31   06/85   7.12      9
 FIBC   Financial Bancorp of NY             OTC    New York, NY       Thrift     263        5   09-30   08/94  15.00     27
 WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     260        5   06-30   11/93  21.75     38
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     255 M      3   07-31     /     5.12     22
 FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     252        2   09-30   04/96  10.00     32
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     243        4   09-30   04/96  11.62     41
 GDVS   Greater DV SB,MHC of PA(19.9) (3)   OTC    Southeast PA       Thrift     232        7   12-31   03/95  10.00     33
 ESBK   Elmira SB of Elmira NY (3)          OTC    NY,PA              Ret.       223        6   12-31   03/85  16.50     12
 CTBK   Center Banks, Inc. of NY (3)        OTC    Central NY         Thrift     220        7   12-31   05/86  14.00     13
 HFMD   Home Federal Corporation of MD      OTC    Western MD         Thrift     220        7   12-31   02/84  10.44     26
 WYNE   Wayne Bancorp of NJ                 OTC                       Thrift     214 P      0   12-31   06/96  13.50     30
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     201        6   03-31   08/94  14.25     25
 SBFL   SB Fing. Lakes MHC of NY(33.0)      OTC    Western NY         Thrift     197        4   04-30   11/94  14.75     26
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     197        6   06-30   02/87  15.50     23
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     191        3   06-30   12/95  12.75     52

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                 September 11, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------

 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     184        6   09-30   04/96  10.50     23
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     164        3   12-31   06/95  13.00     17
 TPNZ   Tappan Zee Fin. Corp. of NY         OTC    Southeast NY       Thrift     115 M      1   03-31   10/95  12.12     19
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     112 M      5   09-30   04/96  11.50     19
 PRBC   Prestige Bancorp of PA              OTC                       Thrift     103        0   12-31   06/96  10.75     10
 WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift      88 P      2   03-31   06/96  10.87      7
 THBC   Troy Hill Bancorp of PA             OTC    Pittsburgh PA      Thrift      80 M      2   06-30   06/94  13.62     15
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      58        2   09-30   07/93  17.00      4
 BRFC   Bridgeville SB, FSB of PA           OTC    Western PA         Thrift      56        1   12-31   10/94  15.00     17
 PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      48 P      3   12-31   07/96  10.00      6


 Mid-West Companies
 ------------------

 SFB    Standard Fed. Bancorp of MI         NYSE   MI,IN,OH           M.B.    15,240      166   12-31   01/87  42.87  1,343
 COFI   Charter One Financial of OH         OTC    OH,MI              Div.    13,952      155   12-31   01/88  38.62  1,738
 RFED   Roosevelt Fin. Grp. Inc. of MO      OTC    MO,IL,KS           Div.     9,328       79   12-31   01/87  18.12    764
 TCB    TCF Financial Corp. of MN           NYSE   MN,IL,MI,WI,OH     Div.     7,001      184   12-31   06/86  38.00  1,328
 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK        M.B.     6,608       98   06-30   12/84  39.50    596
 FFHC   First Financial Corp. of WI         OTC    WI,IL              Div.     5,579      129   12-31   12/80  23.00    688
 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,338       52   12-31   05/87  26.25    472
 SECP   Security Capital Corp. of WI        OTC    Wisconsin          Div.     3,437       42   06-30   01/94  61.75    575
 MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   3,117       13   06-30   01/90  26.50    274
 GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     2,808       41   12-31   03/94  28.00    397
 CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     2,661       33   03-31   01/92  37.50    213
 STND   Standard Fin. of Chicago IL         OTC    Chicago IL         Thrift   2,275       13   12-31   08/94  16.25    266
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,822       33   03-31   07/92  35.62    172
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,473       28   12-31   08/83  22.94    190
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,389       44   12-31   11/89  21.00    131
 DNFC   D&N Financial Corp. of MI           OTC    MI,WI              Ret.     1,364       35   12-31   02/85  13.00     98
 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,330       13   09-30   06/93  25.75    144
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,125       21   12-31   04/93  23.50     98
 FFSW   First Fed Fin. Serv. of OH          OTC    Northeastern OH    Thrift   1,045       18   12-31   04/87  30.25    108

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                 September 11, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------

 AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift     996       15   09-30   03/92  33.00    112
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     792       18   12-31   06/90  18.25     90
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     782       26   12-31   08/94  16.25     88
 IFSL   Indiana Federal Corp. of IN         OTC    Northwestern IN    Thrift     742       15   12-31   02/87  20.00     95
 NASB   North American SB of MO             OTC    KS,MO              M.B.       740        8   09-30   09/85  31.50     71
 FFEC   First Fed. Bancshares of WI         OTC    Northwest WI       Thrift     707       20   12-31   10/94  15.25    105
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       680       22   12-31   07/92   5.75     25
 GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Div.       668       25   06-30   12/89  28.50    126
 HNFC   Hinsdale Financial Corp. of IL      OTC    Chicago IL         M.B.       662       10   09-30   07/92  23.50     63
 LBCI   Liberty Bancorp of Chicago IL       OTC    Chicago IL         Thrift     651        4   12-31   12/91  24.00     59
 FFDP   FirstFed Bancshares of IL           OTC    Chicago IL         Thrift     635        3   12-31   07/92  16.50     56
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     630       15   06-30   01/88  26.25     58
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       593        6   03-31   04/95  14.12     51
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       589       13   03-31   01/88  13.25     65
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     580       20   12-31   12/83  15.75     69
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     576       10   06-30   06/93  24.06    122
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     555       19   06-30   04/92  15.31     47
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     555        7   12-31   06/94  15.94     78
 SSBK   Strongsville SB of OH               OTC    Cleveland OH       Thrift     529       13   12-31     /    21.00     53
 FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     521        9   06-30   10/95  10.75    112
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     505        8   12-31   05/96  15.00     77
 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     501        5   06-30   02/92  28.00     68
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     457        5   09-30   12/93  16.75     49
 FFSX   First FS&LA. MHC of IA (45.0)       OTC    Western IA         Thrift     444       12   06-30   06/92  25.75     44
 PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     411       11   03-31   04/94  16.50     35
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     402        8   12-31   02/87  13.25     44
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     383        4   12-31   03/94  17.25     34
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     378       12   12-31   02/92  17.25     22
 PFSL   Pocahnts Fed, MHC of AR (46.4)      OTC    Northeast AR       Thrift     377        5   09-30   04/94  14.50     24
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     377        3   06-30   01/94  15.00     21
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     367        6   09-30   12/95  11.62     57
 KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     359       10   03-31   12/92  20.25     29
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     357        5   12-31   06/92  26.87     48

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                 September 11, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------

 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     353        7   06-30   07/87  21.00     88
 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       353        7   12-31     /    17.50     36
 CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       342        9   09-30   09/93  23.25     41
 HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     339        9   12-31   06/90  18.25     21
 HVFD   Haverfield Corp. of OH              OTC    Cleveland OH       Thrift     334       10   12-31   03/85  17.12     33
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     333        6   12-31   07/94  20.62     48
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     331       11   09-30   10/94  12.00     42
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       318 M      9   06-30   12/92  13.50     31
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     316        8   09-30   03/95  16.37     47
 MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       314        7   09-30   06/94  19.12     39
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     314       10   12-31   08/95  10.50     58
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     312        1   12-31   06/92  21.50     56
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     302        7   12-31   07/95  13.06     54
 WBCI   WFS Bancorp of Wichita KS           OTC    Wichita KS         Thrift     292 D      4   09-30   06/94  23.12     36
 WFCO   Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       283        4   09-30   08/88  11.25     22
 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     280        7   12-31   06/94  20.00     35
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     278        6   09-30   07/87  19.87     47
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     274 M      6   06-30   11/90  20.25     23
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       263        1   06-30   04/87  31.50     21
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     262        4   06-30   08/87  11.00     27
 FNSC   Financial Security Corp. of IL      OTC    Chicago IL         Thrift     258        2   12-31   12/92  25.75     40
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     256 M      6   03-31   09/93  17.75     44
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     251        4   12-31   03/96   9.75     40
 WAYN   Wayne S&L Co., MHC of OH(46.7)      OTC    Central OH         Thrift     250        6   03-31   06/93  19.37     29
 OSBF   OSB Fin. Corp. of Oshkosh WI        OTC    Eastern WI         Thrift     250        7   12-31   06/92  23.75     26
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     248        6   12-31   05/96  10.87     31
 CRCL   Circle Financial Corp.of OH         OTC    Cincinnati OH      Thrift     242        8   06-30   08/91  36.00     26
 DFIN   Damen Fin. Corp. of Chicago IL      OTC    Chicago IL         Thrift     237        3   11-30   10/95  11.37     45
 CBIN   Community Bank Shares of IN         OTC    Southeast IN       Thrift     233        7   12-31   04/95  12.87     26
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     217        7   12-31   01/88  15.25     18
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     214        5   09-30   10/94  12.87     27
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     209        4   12-31   02/93  20.25     25
 WCHI   Workingmens Cap. Hldgs of IN        OTC    South Central IN   Thrift     208        2   12-31   06/90  21.16     38

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                 September 11, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------

 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     203 M      7   06-30   12/93  19.25     20
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     201 M      4   09-30   03/94  15.50     31
 LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     200        5   09-30   03/94  15.63     30
 SBCN   Suburban Bancorp. of OH             OTC    Cincinnati OH      Thrift     197 M      8   06-30   09/93  16.12     24
 CBCO   CB Bancorp of Michigan City IN      OTC    Northwest IN       Thrift     196        3   03-31   12/92  19.00     22
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     195 M      2   06-30   06/93  21.75     30
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     194        4   12-31   03/96  11.87     48
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     192        7   12-31   04/95  12.25     25
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     188        9   12-31   07/92  17.50     29
 GFED   Guaranty FS&LA,MHC of MO(31.1)      OTC    Southwest MO       Thrift     186 M      4   06-30   04/95   9.75     30
 PULB   Pulaski SB, MHC of MO (29.0)        OTC    St. Louis MO       Thrift     179 M      5   09-30   05/94  12.87     27
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     178        2   09-30   10/94  13.75     31
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     178        6   09-30   06/92  26.50     21
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     178        2   06-30   03/93  20.25     39
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     176        3   09-30   04/95  14.50     41
 PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     174 P      3   12-31   08/96  10.31     28
 LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     172        3   12-31   02/95  17.25     16
 EGLB   Eagle BancGroup of IL               OTC                       Thrift     163 P      0   12-31   07/96  11.87     15
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     162 M      8   06-30   04/94  14.25     25
 THIR   Third Financial Corp. of OH         OTC    Piqua OH           Thrift     156        4   09-30   03/93  32.25     37
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     154        3   12-31   06/95  12.25     25
 SJSB   SJS Bancorp of St. Joseph MI        OTC    Southwest MI       Thrift     151 M      4   06-30   02/95  19.87     20
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     150        3   06-30   03/93  19.50     14
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     146        6   06-30   08/93  14.50     22
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     146 M      2   06-30   04/95  15.00     27
 FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     144        5   06-30   12/93  16.75     21
 JXSB   Jcksnville SB,MHC of IL(43.3%)      OTC    Central IL         Thrift     143        4   12-31   04/95  12.25     16
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     139 M      2   06-30   03/95  11.00     25
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     139        4   12-31   11/92  24.50      9
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     139 M      3   06-30   07/95  10.75     37
 MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     125        3   09-30   03/94  16.25     23
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     121 M      3   09-30   06/95  13.50     25
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     119        2   06-30   12/93  15.75     18

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                 September 11, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------

 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     115        6   09-30   10/92   6.50     11
 PTRS   The Potters S&L Co. of OH           OTC    Northeast OH       Thrift     115        4   12-31   12/93  16.25      8
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     113        1   06-30   04/95  14.50     25
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     110        2   09-30   10/95  16.25     35
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     106        1   09-30   10/93  19.00     11
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     105        5   09-30   04/95  14.75     11
 CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      98        5   12-31   06/96  12.75     21
 WCFB   Webster CityFSB,MHC of IA(45.2      OTC    Central IA         Thrift      97        1   12-31   08/94  13.25     28
 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        94        2   12-31   10/93  15.50      7
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        94 M      3   06-30   12/94  13.25     12
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      92        3   03-31   10/94  10.25     10
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      89        2   09-30   06/95  14.00     22
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      88        2   06-30   08/95  13.62     19
 FSBS   First Ashland Fin. Corp. of KY      OTC    Northeast KY       Thrift      87        3   09-30   04/95  18.25     27
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift      87        3   03-31   09/95  11.25     11
 CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      86 M      3   06-30   02/95  15.75     11
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      85 M      4   06-30   08/95  13.00     11
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      83        1   06-30   01/94  21.00     11
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      79        4   12-31   04/96  10.44     12
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      77 D      1   09-30   02/95  17.50     15
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      77        1   12-31   06/95  14.00     19
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      77        2   06-30   01/94  16.00     13
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      76 M      3   06-30   03/95  12.00     10
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      73        3   06-30   06/94  14.50      6
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      73 P      1   06-30   04/96  10.19     15
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      73 M      3   06-30   03/95   9.00      5
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      73 M      3   09-30   10/94   9.87      9
 GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      71        2   06-30   01/95  13.25     15
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      69        1   09-30   03/95  11.75     11
 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift      69        1   03-31   12/95  11.87     16
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      61        1   09-30   06/96  10.06     13
 MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      60        2   06-30   02/95  18.00     12
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      59        1   12-31   01/95  19.75     19

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                 September 11, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------

 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      57        2   09-30   06/95  12.00     10
 MFSB   Mutual Bancompany of MO             OTC    Central MO         Thrift      53 M      1   06-30   02/95  21.00      7
 RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      50 P      1   June    04/96   8.37     21
 SHFC   Seven Hills Fin. Corp. of OH        OTC    Cincinnati OH      Thrift      46 M      3   06-30   12/93  17.75     10
 FLKY   First Lancaster Bncshrs of KY       OTC                       Thrift      43 P      0   06-30   07/96  14.50     14
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      43        2   09-30   02/95  18.25      6
 CSBF   CSB Financial Group Inc of IL       OTC    Centralia IL       Thrift      41 M      1   09-30   10/95   9.12      9
 HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      38 P      0   06-30   07/96  12.75      6
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      37        1   09-30   04/96  10.75      6
 JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      36        1   03-31   12/95  12.75     10


 New England Companies
 ---------------------

 PBCT   Peoples Bank, MHC of CT(32.3) (3)   OTC    Southwestern CT    Div.     7,441       84   12-31   07/88  21.25    846
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH              Div.     4,372       82   12-31   12/86  22.06    555
 CFCX   Center Fin. Corp of CT (3)          OTC    Western CT         M.B.     4,018       44   12-31   08/86  24.87    373
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   3,837       64   12-31   12/86  32.00    259
 EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   1,402       19   09-30   02/87  25.25    114
 DSBC   DS Bancor Inc. of Derby CT (3)      OTC    Southwestern CT    Thrift   1,257       22   12-31   12/85  37.75    114
 SISB   SIS Bank of Sprinfield MA (3)       OTC    Central MA         Div.     1,210       21   12-31   02/95  21.12    121
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    Northeastern MA    M.B.     1,174       11   12-31   05/86  25.62    109
 WLDN   Walden Bancorp of MA (3)            OTC    Eastern MA         M.B.     1,052       17   04-30   12/85  27.50    146
 CFX    Cheshire Fin. Corp. of NH (3)       AMEX   S.W. NH,MA         M.B.     1,026       23   12-31   02/87  14.62    111
 MDBK   Medford Savings Bank of MA (3)      OTC    Eastern MA         Thrift     993       16   12-31   03/86  24.00    109
 AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift     984       10   12-31     /    21.62    110
 FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     948       12   12-31   06/87  19.50     51
 FMLY   Family Bancorp of Haverhill MA (3)  OTC    MA,NH              Div.       925       21   12-31   11/86  27.25    115
 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     881       14   12-31   05/86  32.87     89
 FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.       843       10   12-31   08/87  11.12     67
 EBCP   Eastern Bancorp of NH               OTC    VT, NH             M.B.       841       25   09-30   11/83  19.25     70
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       778        8   12-31   10/95  13.00     86
 NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     731       18   12-31   11/86  15.87     86

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                 September 11, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 New England Companies (continued)
 ---------------------------------

 MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     728        0   12-31   06/96  13.50     71
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     689       10   12-31   07/86  16.00     82
 NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     610        8   12-31   06/94  21.25     51
 GROV   GroveBank for Savings of MA (3)     OTC    Eastern MA         Thrift     590        7   12-31   08/86  31.50     49
 CBNH   Community Bankshares Inc of NH (3)  OTC    Southcentral NH    M.B.       547        9   06-30   05/86  19.25     47
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     532       15   12-31   12/81  26.87     61
 FMCT   Farmers & Mechanics Bank of CT (3)  OTC    Central CT         Thrift     530       12   12-31   11/93  31.00     52
 PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     524       14   12-31   10/86  10.12     34
 SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       511        5   12-31   07/86   1.91     32
 MWBX   Metro West of MA (3)                OTC    Eastern MA         Thrift     490        9   12-31   10/86   3.81     53
 ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       484        7   12-31   06/86  16.75     32
 SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     450       11   04-30   07/86  21.75     41
 PBNB   Peoples Sav. Fin. Corp. of CT (3)   OTC    Central CT         Thrift     437        8   12-31   08/86  29.25     56
 PETE   Primary Bank of NH (3)              OTC    Southern NH        Ret.       408        8   12-31   10/93  13.25     26
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     406        3   12-31   07/86  22.62     60
 HSBK   Hibernia SB of Quincy MA (3)        OTC    Eastern MA         R.E.       373        7   12-31   09/86  15.00     25
 MIDC   Midconn Bank of Kensington CT (3)   OTC    Central CT         Thrift     367       10   09-30   09/86  19.50     37
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       349        6   12-31   07/86  12.50     46
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     333        6   12-31   05/86   6.44     27
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     311 M     11   04-30   10/86  16.50     32
 NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     309       12   06-30   02/86   7.12     29
 POBS   Portsmouth Bank Shrs Inc of NH (3)  OTC    Southeastern NH    Thrift     267        3   12-31   02/88  12.81     73
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     259       10   12-31   05/86   9.87     17
 TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     224        7   12-31   12/86  10.75     12
 NEBC   Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     218 M      8   06-30   08/87  12.75     15
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     187        4   12-31   12/88  14.75     19
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     180        2   12-31   08/88  14.50     27
 BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       178        5   12-31   11/86   3.00     20
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     151        4   12-31   05/93  10.12     12
 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       133        8   12-31   06/93  21.00      9
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     113 M      4   04-30   12/87  15.00     13
 NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.        91        3   12-31     /     7.25      5
 FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      88        1   09-30   03/96  11.25     16

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                 September 11, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 New England Companies (continued)
 ---------------------------------

 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      55        2   03-31   11/89  19.00      4
 GLBK   Glendale Co-op. Bank of MA (3)      OTC    Boston MA          Thrift      37 M      1   04-30   01/94  18.00      4

 North-West Companies
 --------------------

 WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    22,323      290   12-31   03/83  36.25  2,613
 WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,041       89   09-30   11/82  22.25    940
 STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,478       41   06-30     /    14.25     77
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     1,414       31   12-31     /    27.75    179
 MSEA   Metropolitan Bancorp of WA          OTC    Western WA         R.E.       761       10   03-31   01/90  17.31     64
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     630        7   09-30   10/95  14.37    176
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift     595 D     16   03-31   11/95  17.00    178
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     494       12   03-31   08/86  13.00     86
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       386        6   12-31   12/85  14.75     36
 CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     334        6   06-30   08/92  17.00     35
 RVSB   Rvrview SB,FSB MHC of WA(40.3)      OTC    Southwest WA       M.B.       214        9   03-31   10/93  14.50     32

 South-East Companies
 --------------------

 LFCT   Leader Fin. Corp of Memphis TN      OTC    Tennessee          M.B.     3,211       23   12-31   09/93  52.25    520
 FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,523       32   09-30   11/83  18.75    120
 AMFB   American Federal Bank of SC         OTC    Northwest SC       Thrift   1,382       41   12/31   01/89  16.87    184
 MGNL   Magna Bancorp of MS                 OTC    MS,AL              M.B.     1,309       62   06-30   03/91  21.00    288
 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,241       20   12-31   10/94  15.94    161
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.       991       29    9-30   12/83  22.75     91
 VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       747       23   06-30   01/78  12.62     72
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     716 M      8   06-30   12/95  17.62    303
 ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     687       16   12-31   04/95  14.87    106
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     656       15   12-31   08/92  40.25     65
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     638       19   12-31   12/85  14.00     73
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     621       10   03-31   04/86  16.00     73

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                 September 11, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 South-East Companies (continued)
 --------------------------------

 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       609       12   12-31   11/80   8.00     40
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     523       11   12-31   10/94  17.25     89
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     453        9   09-30   09/90  19.50     67
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     371        8   09-30   04/95  13.00     50
 FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     327       11   06-30   10/93   9.50     42
 FFRV   Fid. Fin. Bkshrs. Corp. of VA       OTC    Southern VA        Thrift     326        7   12-31   05/86  22.75     52
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     317       17   03-31   08/91  19.00     28
 ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     309 P      4   12-31   07/96  13.31     44
 ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       305       12   12-31     /     1.88      2
 JEBC   Jefferson Bancorp of Gretna LA      OTC    Southeast LA       Thrift     266        7   12-31   08/94  22.50     49
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     257        5   06-30   01/94  17.00     64
 UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       255        9   12-31   07/80   7.25     22
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       229        4   12-31   12/86  10.50     21
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     228        8   12-31     /    30.75     24
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     202        1   09-30   03/96  13.37     62
 PLE    Pinnacle Bank of AL                 AMEX   Central AL         Thrift     186        5   06-30   12/86  17.62     16
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     179        3   09-30   04/96  14.00     60
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     164        5   09-30   07/95  14.12     28
 NFSL   Newnan SB, FSB of Newnan GA         OTC    Western GA         M.B.       162        8   03-31   03/86  22.50     33
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     159        3   03-31   03/88  21.50     27
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     144        7   09-30   02/87   7.00     14
 PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     129        2   06-30   12/95  15.00     40
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     125        3   06-30   06/93  21.50     34
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     122        3   09-30   08/94  16.50     19
 VAFD   Valley FSB of Sheffield AL          OTC    Northern AL        Thrift     119        4   09-30   10/87  39.00     14
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     110 M      4   06-30   10/95  13.25     19
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     108        2   12-31   04/96  17.37     32
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     103        3   12-31   01/95  17.25     15
 GSLC   Guaranty Svgs & Loan FA of VA       OTC    Charltsvl VA       M.B.       103 M      3   06-30     /     8.50      8
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift      94        3   12-31   12/93  20.00     13
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      91        2   09-30   02/95  12.75     11
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift      79        3   09-30   07/95  12.37     14
 CZF    Citisave Fin. Corp. of LA           AMEX   Baton Rouge LA     Thrift      76        5   12-31   07/95  14.00     14

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                 September 11, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 South-East Companies (continued)
 --------------------------------

 SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      70        2   09-30   04/96  12.37     23
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      44 M      1   06-30   07/94  15.50     11
 MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      36 P      1   12-31   07/96  12.12     12

 South-West Companies
 --------------------

 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,797       40   12-31     /    19.62     97
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       255        5   03-31   06/93  16.87     14
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     218        6   09-30   04/96  11.50     31
 LBFI   L&B Financial of S. Springs TX      OTC    Northeast TX       Thrift     144        6   06-30   09/94  16.50     26
 LOAN   Horizon Bancorp, Inc of TX (3)      OTC    Austin TX          R.E.       131 M      8   04-30     /    14.50     20
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     115        2   09-30   01/95  14.50     16
 FSBC   First SB, FSB of Clovis NM          OTC    Eastern NM         Thrift     112        3   12-31   08/86   5.50      4
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift      70 M      1   06-30   06/95  14.12     13

 Western Companies (Excl CA)
 ---------------------------

 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,501       26   12-31   01/96  14.00    282
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     564       20   06-30   01/94  15.12     66
 GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       408       13   06-30   03/84  24.00     81
 SFBM   Security Bancorp of MT              OTC    Southcentral MT    Thrift     372       16   06-30   11/86  21.75     32
 UBMT   United SB, FA of MT                 OTC    Central MT         Thrift     104        4   12-31   09/86  18.75     23
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      77        2   12-31   09/93  18.37     11
 MORG   Morgan Financial Corp. of CO        OTC    Northeast CO       Thrift      74        1   06-30   01/93  13.00     11
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      50        1   09-30   03/96  10.87     12


 Other Areas
 -----------

NOTES: (1) Or most recent date available (M=March, S=September, D=December,
           J=June, E=Estimated, and P=Pro Forma)
       (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                                     Exhibit III-1
                                       Characteristics of Publicly-Traded Thrifts
                                                 September 11, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

        (3) FDIC savings bank.

Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

 Date of Last Update: 09/11/96

                                  EXHIBIT III-2
                   Financial Analysis of Indiana Institutions

     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                              Exhibit III-2
                                             Balance Sheet Composition and Growth Rates
                                                   Comparable Institution Analysis
                                                         As of June 30, 1996



                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------

Dearborn Savings
- ----------------
  June 30, 1996                           20.4   73.7    2.4     65.1     23.0     0.0     10.7      0.0    10.7       0.0

SAIF-Insured Thrifts                      18.7   65.5   12.5     72.5     13.1     0.1     12.9      0.2    12.7       0.1
State of IN                               19.2   71.2    6.1     72.2     13.2     0.2     13.4      0.1    13.3       0.0

Comparable Group
- ----------------

State of IN
- -----------
FBCV  1st Bancorp of Vincennes IN         30.9   64.3    1.0     52.1     38.3     0.0      8.2      0.0     8.2       0.0
AMFC  AMB Financial Corp. of IN           17.3   74.5    5.4     75.5      2.5     0.0     20.4      0.0    20.4       0.0
ATSB  AmTrust Capital Corp. of IN(1)      19.6   68.3    6.4     69.5     19.2     0.0     10.3      0.1    10.2       0.0
ASBI  Ameriana Bancorp of IN              17.4   69.1   10.5     79.2      6.7     0.0     11.1      0.0    11.1       0.0
CBCO  CB Bancorp of Michigan City IN      44.9   46.2    4.6     65.5     22.5     0.0      9.9      0.0     9.9       0.0
CBIN  Community Bank Shares of IN         40.5   54.3    2.9     81.1      7.2     0.0     11.1      0.0    11.1       0.0
FFWC  FFW Corporation of Wabash IN        18.3   67.1   12.3     61.5     27.8     0.0     10.3      0.0    10.3       0.0
FFED  Fidelity Fed. Bancorp of IN          7.2   82.4    4.8     69.3     20.2     3.8      5.5      0.0     5.5       0.0
FISB  First Indiana Corp. of IN           11.6   82.1    2.9     75.4     13.9     0.0      9.2      0.1     9.1       0.0
HBFW  Home Bancorp of Fort Wayne IN       22.4   75.9    0.0     83.7      0.0     0.0     15.5      0.0    15.5       0.0
HBBI  Home Building Bancorp of IN         20.9   65.4   10.9     75.8      9.9     0.0     13.9      0.0    13.9       0.0
HOMF  Home Fed Bancorp of Seymour IN       8.4   83.3    4.4     77.7     13.4     0.0      8.2      0.3     7.9       0.0
HWEN  Home Financial Bancorp of IN(3)     19.9   68.8    7.9     72.9     18.3     0.0      8.6      0.0     8.6       0.0
INCB  Indiana Comm. Bank, SB of IN(1)     15.1   78.2    3.5     84.2      0.0     0.0     15.0      0.0    15.0       0.0
IFSL  Indiana Federal Corp. of IN         13.9   74.7    4.5     76.0     13.8     0.0      9.5      0.7     8.8       0.0
LSBI  LSB Fin. Corp. of Lafayette IN       6.9   87.5    2.3     66.5     23.7     0.0      9.6      0.0     9.6       0.0
LOGN  Logansport Fin. Corp. of IN         17.4   68.3   11.2     71.0      2.6     0.0     25.7      0.0    25.7       0.0
MFBC  MFB Corp. of Mishawaka IN(1)        30.5   65.3    2.7     74.7      4.7     0.0     19.3      0.0    19.3       0.0
MARN  Marion Capital Holdings of IN       12.7   80.5    0.0     71.0      3.5     0.0     23.4      0.0    23.4       0.0
NEIB  Northeast Indiana Bncrp of IN       10.9   86.9    0.0     48.2     32.4     0.0     18.9      0.0    18.9       0.0
PFDC  Peoples Bancorp of Auburn IN        18.8   79.6    0.2     84.0      0.0     0.0     15.6      0.0    15.6       0.0
PERM  Permanent Bancorp of IN             24.8   50.8   20.9     66.6     22.7     0.0      9.8      0.1     9.7       0.0
SOBI  Sobieski Bancorp of S. Bend IN(1)   11.7   64.0   20.7     80.3      0.0     0.0     18.5      0.0    18.5       0.0
WCHI  Workingmens Cap. Hldgs of IN(2)      7.2   88.1    2.5     71.9     14.7     0.0     12.7      0.0    12.7       0.0


                                                   Balance Sheet Annual Growth Rates                          Regulatory Capital
                                           ------------------------------------------------------------    -------------------------
                                                  Cash and   Loans           Borrows.   Net    Tng Net
                                          Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                          ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------

Dearborn Savings
- ----------------
  June 30, 1996                             3.01    36.36    -3.91     10.46   -13.73    1.91    1.91        10.78  10.78    23.09

SAIF-Insured Thrifts                       11.33     7.81    11.09      5.72     6.05    3.90    3.58        10.82  10.90    23.21
State of IN                                 8.45     5.23     6.91      5.23    11.12    3.71    3.74        11.17  11.26    21.99

Comparable Group
- ----------------

State of IN
- -----------
FBCV  1st Bancorp of Vincennes IN         -15.76   -12.25   -17.04    -34.63    27.08   33.04   33.04         8.73   8.73    18.17
AMFC  AMB Financial Corp. of IN            18.39    26.20    17.72      2.78     0.00      NM      NM        14.10  14.10    28.20
ATSB  AmTrust Capital Corp. of IN(1)       13.58    84.36     1.51     14.99    16.67    0.24   -0.84         9.76   9.76    16.94
ASBI  Ameriana Bancorp of IN               15.11       NM     1.23      7.82       NM   -3.48   -3.42        10.11  10.11    19.44
CBCO  CB Bancorp of Michigan City IN       13.12    29.82     1.57      7.56    31.76   12.68   12.68         8.83   8.83    17.27
CBIN  Community Bank Shares of IN          14.11    24.36     7.64     16.06     8.08    4.51    4.51         9.94  11.07    22.92
FFWC  FFW Corporation of Wabash IN          2.15   -14.12     6.52      7.63    -7.73   -0.22   -0.22         8.00   8.00    15.20
FFED  Fidelity Fed. Bancorp of IN          -2.68   -20.96    -2.74      0.52   -14.88   15.24   15.24         7.08   7.08    13.24
FISB  First Indiana Corp. of IN             1.81    -7.20     3.05      3.89   -12.94   11.54   11.78         8.81   8.81    12.44
HBFW  Home Bancorp of Fort Wayne IN         2.73   -25.50    15.74      4.95       NM   -8.21   -8.21        12.75  12.75    29.17
HBBI  Home Building Bancorp of IN           6.18    16.86     3.34      1.37    95.49    1.62    1.62        10.20  10.20    21.40
HOMF  Home Fed Bancorp of Seymour IN        7.02    -4.41     8.78      4.81    15.41   13.78   14.65         8.28   8.28    12.35
HWEN  Home Financial Bancorp of IN(3)      35.65       NM    11.78     30.78    75.86    6.98      NM         8.76   8.76    20.75
INCB  Indiana Comm. Bank, SB of IN(1)       7.39    26.11     4.64      8.66       NM    2.55    2.55           NM     NM       NM
IFSL  Indiana Federal Corp. of IN           2.10     6.47     1.18      5.34   -12.24    3.64    6.97         6.60   7.21    12.97
LSBI  LSB Fin. Corp. of Lafayette IN       20.02   -46.10    32.77      8.49       NM   -6.56   -6.56         8.92   8.92    14.08
LOGN  Logansport Fin. Corp. of IN           8.27   -29.83    22.64      7.55       NM   -0.86   -0.86        26.10  26.10    50.30
MFBC  MFB Corp. of Mishawaka IN(1)          8.04    16.76     4.51      3.63       NM    0.28    0.28           NM     NM       NM
MARN  Marion Capital Holdings of IN         2.93     2.29     3.06      4.68   -10.37   -0.84   -0.84        19.66  19.66    30.67
NEIB  Northeast Indiana Bncrp of IN        18.63     8.46    19.93     12.00    53.83   -3.92   -3.92        13.21  13.21    22.57
PFDC  Peoples Bancorp of Auburn IN          1.65     3.91     1.20      1.40   -99.20    5.57    5.57        13.50  13.50    28.30
PERM  Permanent Bancorp of IN              16.39    58.11     6.46      2.52       NM   -3.86   -3.42         8.18   8.18    20.86
SOBI  Sobieski Bancorp of S. Bend IN(1)    -2.45   -33.43     3.45     -2.45       NM   -2.06   -2.06        13.10  13.10    34.50
WCHI  Workingmens Cap. Hldgs of IN(2)      -0.72     0.36    -0.93     -3.18     6.97    6.03    6.03        12.10  12.10    21.55


(1) Financial information is for the quarter ending March 31, 1996.
(2) Excluded from averages due to announced or pending acquisition.
(3) Growth rates have been annualized from available financial information.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                              Exhibit III-2
                                  Income as a Percent of Average Assets and Yields, Costs, Spreads
                                                   Comparable Institution Analysis
                                              For the Twelve Months Ended June 30, 1996

                                                        Net Interest Income                   Other Income
                                                    ----------------------------           -------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ ------- ------ ------- -------   ----  -----   ------  ------

Dearborn Savings
- ----------------
  June 30, 1996                              0.73    7.59    4.78   2.80   0.02    2.78    0.00   0.00    0.23     0.23

SAIF-Insured Thrifts                         0.87    7.35    4.16   3.19   0.12    3.07    0.12  -0.01    0.31     0.42
State of IN                                  0.95    7.54    4.23   3.31   0.18    3.13    0.08   0.02    0.44     0.54

Comparable Group
- ----------------

State of IN
- -----------
FBCV  1st Bancorp of Vincennes IN            2.05    7.41    5.15   2.26   0.03    2.23    0.11   0.00    0.40     0.50
AMFC  AMB Financial Corp. of IN              0.63    7.53    3.91   3.62   0.05    3.57    0.07   0.00    0.45     0.52
ATSB  AmTrust Capital Corp. of IN(1)         0.31    7.03    4.35   2.68   0.02    2.66    0.02   0.00    0.45     0.47
ASBI  Ameriana Bancorp of IN                 0.92    7.32    4.25   3.07   0.01    3.05    0.09   0.00    0.48     0.56
CBCO  CB Bancorp of Michigan City IN         1.39    8.05    3.99   4.06   0.56    3.50    0.00   0.00    0.67     0.67
CBIN  Community Bank Shares of IN            0.88    6.97    4.11   2.85   0.02    2.83    0.25   0.00    0.37     0.63
FFWC  FFW Corporation of Wabash IN           1.08    7.63    4.65   2.98   0.06    2.92    0.03   0.00    0.30     0.33
FFED  Fidelity Fed. Bancorp of IN            1.19    7.89    5.69   2.20   0.17    2.03    0.42   0.26    2.04     2.72
FISB  First Indiana Corp. of IN              1.18    8.56    4.45   4.11   0.67    3.44    0.32   0.14    0.44     0.91
HBFW  Home Bancorp of Fort Wayne IN          0.84    7.26    4.39   2.86   0.01    2.85    0.00   0.00    0.08     0.08
HBBI  Home Building Bancorp of IN            0.41    7.74    4.11   3.64   0.84    2.79    0.00   0.00    0.32     0.32
HOMF  Home Fed Bancorp of Seymour IN         1.22    7.83    4.53   3.31   0.11    3.20    0.04   0.09    0.82     0.95
HWEN  Home Financial Bancorp of IN(3)        0.68    7.65    4.18   3.47   0.33    3.15    0.03   0.00    0.40     0.43
INCB  Indiana Comm. Bank, SB of IN(1)        0.67    7.70    3.50   4.20   0.31    3.89    0.00   0.00    0.87     0.87
IFSL  Indiana Federal Corp. of IN            0.90    7.52    4.10   3.42   0.03    3.39    0.22  -0.06    0.46     0.62
LSBI  LSB Fin. Corp. of Lafayette IN         0.52    7.73    4.33   3.40   0.51    2.89    0.05   0.00    0.25     0.30
LOGN  Logansport Fin. Corp. of IN            1.51    7.16    3.41   3.75   0.03    3.72    0.00   0.02    0.13     0.15
MFBC  MFB Corp. of Mishawaka IN(1)           0.69    6.83    3.88   2.94   0.02    2.93    0.00   0.00    0.18     0.18
MARN  Marion Capital Holdings of IN          1.41    7.82    3.88   3.94   0.02    3.92    0.01  -0.10    0.14     0.05
NEIB  Northeast Indiana Bncrp of IN          1.19    7.73    3.89   3.84   0.20    3.64    0.06   0.00    0.16     0.22
PFDC  Peoples Bancorp of Auburn IN           1.45    7.81    4.06   3.75   0.07    3.68    0.00   0.05    0.24     0.28
PERM  Permanent Bancorp of IN                0.38    7.10    4.51   2.60   0.06    2.53    0.18   0.00    0.19     0.37
SOBI  Sobieski Bancorp of S. Bend IN(1)      0.42    7.05    3.90   3.15  -0.02    3.17    0.00   0.00    0.20     0.20
WCHI  Workingmens Cap. Hldgs of IN(2)        0.86    7.69    4.98   2.71   0.04    2.67    0.00   0.00    0.10     0.10


                                                G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                              ----------------   --------------     -------------------------
                                                                                                                    MEMO:     MEMO:
                                                 G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                               Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                               ------- -------   ------- -------     --------- -------- ------ ----------  --------

Dearborn Savings
- ----------------
  June 30, 1996                                  2.07    0.00       0.10   0.00        7.90      5.50     2.40     3,529      29.44

SAIF-Insured Thrifts                             2.22    0.02       0.08   0.00        7.53      4.80     2.73     4,047      36.36
State of IN                                      2.37    0.00       0.20   0.00        7.83      4.96     2.87     3,363      36.93

Comparable Group
- ----------------

State of IN
- -----------
FBCV  1st Bancorp of Vincennes IN                2.65    0.00       3.17   0.00        7.71      5.67     2.05     1,668      36.93
AMFC  AMB Financial Corp. of IN                  3.10    0.00       0.00   0.00        7.96      4.62     3.35     3,054      36.71
ATSB  AmTrust Capital Corp. of IN(1)             2.95    0.00       0.37   0.00        7.38      4.94     2.44     2,706      45.00
ASBI  Ameriana Bancorp of IN                     2.17    0.01       0.02   0.00        7.54      4.98     2.56     2,872      37.21
CBCO  CB Bancorp of Michigan City IN             2.03    0.00       0.02   0.00        8.39      4.51     3.89     3,433      35.75
CBIN  Community Bank Shares of IN                2.03    0.00       0.03   0.00        7.13      4.70     2.44     2,846      40.30
FFWC  FFW Corporation of Wabash IN               1.73    0.00       0.06   0.00        7.80      5.25     2.55     3,960      31.76
FFED  Fidelity Fed. Bancorp of IN                3.15    0.00       0.27   0.00        8.29      6.06     2.23     1,972      36.84
FISB  First Indiana Corp. of IN                  2.83   -0.06       0.30   0.00        8.86      4.95     3.91     2,872      36.89
HBFW  Home Bancorp of Fort Wayne IN              1.51    0.00       0.00   0.00        7.38      5.34     2.04     4,050      40.55
HBBI  Home Building Bancorp of IN                2.53    0.00       0.00   0.00        7.95      4.82     3.14     3,081      38.15
HOMF  Home Fed Bancorp of Seymour IN             2.38    0.02       0.22   0.00        8.17      4.96     3.21     2,561      41.46
HWEN  Home Financial Bancorp of IN(3)            2.52    0.00       0.00   0.00        8.26      4.80     3.46     2,816      35.64
INCB  Indiana Comm. Bank, SB of IN(1)            3.72    0.00       0.00   0.00        7.97      4.18     3.79     2,147      35.47
IFSL  Indiana Federal Corp. of IN                2.73    0.08      -0.06   0.00        8.07      4.58     3.50     2,586      20.85
LSBI  LSB Fin. Corp. of Lafayette IN             2.44    0.00       0.07   0.00        7.99      4.91     3.08     3,018      37.64
LOGN  Logansport Fin. Corp. of IN                1.59    0.00       0.01   0.00        7.38      4.73     2.65     7,018      39.03
MFBC  MFB Corp. of Mishawaka IN(1)               1.98    0.00       0.01   0.00        6.94      4.96     1.98     4,100      39.90
MARN  Marion Capital Holdings of IN              2.04    0.00       0.00   0.00        8.38      5.26     3.12     6,349      26.89
NEIB  Northeast Indiana Bncrp of IN              1.94    0.00       0.00   0.00        7.90      5.01     2.90     4,281      38.22
PFDC  Peoples Bancorp of Auburn IN               1.55    0.00       0.01   0.00        7.91      4.81     3.10     3,657      39.84
PERM  Permanent Bancorp of IN                    2.23    0.05       0.00   0.00        7.35      5.11     2.24     3,238      38.86
SOBI  Sobieski Bancorp of S. Bend IN(1)          2.69    0.00       0.00   0.00        7.30      4.84     2.45     3,054      39.47
WCHI  Workingmens Cap. Hldgs of IN(2)            1.34    0.00      -0.01   0.00        7.85      5.72     2.14     5,479      39.39

(1)  Financial information is for the quarter ending March 31, 1996.
(2)  Excluded from averages due to announced or pending acquisition.
(3) Income and expense information has been annualized from available financial information.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                                           Exhibit III-2
                                                     Market Pricing Comparatives
                                                   Prices As of September 6, 1996



                                                         Per Share Data
                                            Market      _______________
                                        Capitalization           Book              Pricing Ratios(3)
                                        ---------------                 ---------------------------------------
                                        Price/   Market  12-Mth  Value/

                                       Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
                                        ------- ------- ------- ------- ------- ------- ------- ------- --------
Financial Institution
- ---------------------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)

SAIF-Insured Thrifts                     17.47   121.39   1.25   16.54   14.36  105.73   13.17  109.33   15.15
State of IN                              16.70    35.11   1.48   17.07   14.72  100.23   13.13  101.02   15.26

Comparable Group
- ----------------

State of IN
- -----------
FBCV  1st Bancorp of Vincennes IN        31.50    21.01   8.64   32.58    3.65   96.69    7.97   96.69      NM
AMFC  AMB Financial Corp. of IN          10.44    11.73   0.41   14.42      NM   72.40   14.78   72.40      NM
ATSB  AmTrust Capital Corp. of IN         9.00     5.10   0.37   13.32   24.32   67.57    6.98   68.29      NM
ASBI  Ameriana Bancorp of IN             13.25    43.76   1.03   13.51   12.86   98.08   10.89   98.22   13.12
CBCO  CB Bancorp of Michigan City IN     19.00    22.33   2.27   16.44    8.37  115.57   11.41  115.57    8.48
CBIN  Community Bank Shares of IN        12.87    25.53   0.95   13.00   13.55   99.00   10.94   99.00   13.84
FFWC  FFW Corporation of Wabash IN       19.50    13.86   2.23   21.74    8.74   89.70    9.21   89.70    9.11
FFED  Fidelity Fed. Bancorp of IN        11.00    27.45   1.30    5.73    8.46  191.97   10.47  191.97   10.00
FISB  First Indiana Corp. of IN          22.94   190.26   2.12   16.40   10.82  139.88   12.92  141.78   13.03
HBFW  Home Bancorp of Fort Wayne IN      16.37    47.26   0.91   16.96   17.99   96.52   14.96   96.52   17.99
HBBI  Home Building Bancorp of IN        18.25     6.06   0.52   18.12      NM  100.72   14.05  100.72      NM
HOMF  Home Fed Bancorp of Seymour IN     26.25    58.43   3.30   23.14    7.95  113.44    9.27  117.77    9.02
HWEN  Home Financial Bancorp of IN       12.75     6.45   0.75   14.81   17.00   86.09   16.91   86.09   17.00
INCB  Indiana Comm. Bank, SB of IN       13.25    12.22   0.67   15.35   19.78   86.32   12.93   86.32   19.78
IFSL  Indiana Federal Corp. of IN        20.00    94.60   1.38   14.86   14.49  134.59   12.74  144.61   13.79
LSBI  LSB Fin. Corp. of Lafayette IN     17.25    16.06   0.88   17.82   19.60   96.80    9.34   96.80   21.56
LOGN  Logansport Fin. Corp. of IN        14.00    18.51   0.85   14.99   16.47   93.40   23.98   93.40   16.67
MFBC  MFB Corp. of Mishawaka IN          15.50    30.60   0.66   19.66   23.48   78.84   15.23   78.84   23.85
MARN  Marion Capital Holdings of IN      20.25    39.16   1.28   21.46   15.82   94.36   22.03   94.36   15.82
NEIB  Northeast Indiana Bncrp of IN      12.25    25.26   0.80   14.12   15.31   86.76   16.39   86.76   15.31
PFDC  Peoples Bancorp of Auburn IN       19.87    46.62   1.72   18.46   11.55  107.64   16.77  107.64   11.62
PERM  Permanent Bancorp of IN            16.50    35.33   0.68   18.79   24.26   87.81    8.59   88.90   24.63
SOBI  Sobieski Bancorp of S. Bend IN     12.00    10.04   0.39   16.87      NM   71.13   13.15   71.13      NM
WCHI  Workingmens Cap. Hldgs of IN(7)    21.16    38.28   1.00   14.63   21.16  144.63   18.39  144.63   20.95



                                               Dividends(4)                Financial Characteristics(6)
                                         ----------------------- -------------------------------------------------------
                                         Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                                                           ---------------- ---------------
                                         Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                          ------- ------ ------- ------  ------- ------- ------- ------- ------- -------
Financial Institution
- ---------------------
                                           ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

SAIF-Insured Thrifts                       0.36   2.04   28.00   1,299   13.15    0.90    0.87    7.91    0.82    7.25
State of IN                                0.37   2.25   33.31     285   13.84    0.70    0.97    8.51    0.84    6.72

Comparable Group
- ----------------

State of IN
- -----------
FBCV  1st Bancorp of Vincennes IN          0.40   1.27    4.63     263    8.25    0.35    2.05   29.46   -0.04   -0.65
AMFC  AMB Financial Corp. of IN            0.24   2.30   58.54      79   20.41    0.51    0.63    4.53    0.63    4.53
ATSB  AmTrust Capital Corp. of IN          0.00   0.00    0.00      73   10.34    1.31    0.31    2.75    0.07    0.59
ASBI  Ameriana Bancorp of IN               0.56   4.23   54.37     402   11.10    0.41    0.92    7.42    0.90    7.28
CBCO  CB Bancorp of Michigan City IN       0.00   0.00    0.00     196    9.87    1.51    1.39   14.66    1.38   14.47
CBIN  Community Bank Shares of IN          0.34   2.64   35.79     233   11.05    0.12    0.87    7.46    0.85    7.31
FFWC  FFW Corporation of Wabash IN         0.60   3.08   26.91     150   10.27    0.06    1.08    9.99    1.04    9.59
FFED  Fidelity Fed. Bancorp of IN          0.80   7.27   61.54     262    5.45    0.17    1.19   23.68    1.01   20.04
FISB  First Indiana Corp. of IN            0.56   2.44   26.42   1,473    9.23    1.59    1.18   13.62    0.98   11.31
HBFW  Home Bancorp of Fort Wayne IN        0.20   1.22   21.98     316   15.50    0.04    0.84    5.00    0.84    5.00
HBBI  Home Building Bancorp of IN          0.30   1.64   57.69      43   13.95    0.27    0.41    2.86    0.41    2.86
HOMF  Home Fed Bancorp of Seymour IN       0.50   1.90   15.15     630    8.18    0.48    1.22   15.14    1.08   13.35
HWEN  Home Financial Bancorp of IN         0.00   0.00    0.00      38   19.64    1.03    0.99    5.06    0.99    5.06
INCB  Indiana Comm. Bank, SB of IN         0.35   2.64   52.24      94   14.98      NA    0.68    4.41    0.68    4.41
IFSL  Indiana Federal Corp. of IN          0.72   3.60   52.17     742    9.47    1.42    0.90    9.37    0.95    9.84
LSBI  LSB Fin. Corp. of Lafayette IN       0.32   1.86   36.36     172    9.65    1.60    0.52    4.66    0.47    4.24
LOGN  Logansport Fin. Corp. of IN          0.40   2.86   47.06      77   25.67    0.39    1.51    5.57    1.49    5.51
MFBC  MFB Corp. of Mishawaka IN            0.24   1.55   36.36     201   19.32      NA    0.69    3.40    0.68    3.35
MARN  Marion Capital Holdings of IN        0.80   3.95   62.50     178   23.35    1.07    1.40    5.85    1.40    5.85
NEIB  Northeast Indiana Bncrp of IN        0.30   2.45   37.50     154   18.89    0.25    1.19    5.50    1.19    5.50
PFDC  Peoples Bancorp of Auburn IN         0.60   3.02   34.88     278   15.58    0.34    1.45    9.56    1.44    9.50
PERM  Permanent Bancorp of IN              0.30   1.82   44.12     411    9.78    1.66    0.38    3.50    0.38    3.45
SOBI  Sobieski Bancorp of S. Bend IN       0.00   0.00    0.00      76   18.49    0.08    0.42    2.27    0.42    2.27
WCHI  Workingmens Cap. Hldgs of IN(7)      0.36   1.70   36.00     208   12.71    0.32    0.86    7.03    0.87    7.10

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3)  P/E = Price to earnings; P/B = Price to book; P/A = Price to assets;
     P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5)  Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

                                  EXHIBIT III-3
                   Peer Group Market Area Comparative Analysis


                                                            Exhibit III-3
                                    Peer Group Primary Market Area Demographic/Competition Trends



                                                              Population      Proj.
                                                              ----------      Pop.   1990-95  1995-2000
Institution                                  County         1990      1995    2000   % Change % Change   Median Age
- -----------                                  ------         ----      ----    ----   -----------------   ----------
                                                            (000)     (000)

Community Bank Shares of IN                  Floyd            64       70       76     8.9%    7.8%            35.1
Community Inv. Corp. of OH                   Crawford         48       47       47    -1.0%   -0.4%            35.8
Enterprise Fed. Bancorp of OH                Hamilton        866      866      866    -0.0%   -0.0%            33.7
FFW Corporation of Wabash IN                 Wabash           35       35       35    -0.7%   -0.3%            35.3
Harvest Home Fin. Corp. of OH                Hamilton        866      866      866    -0.0%   -0.0%            33.7
MFB Corp of Mishawaka IN                     St. Joseph      247      258      268     4.2%    3.9%            33.6
Milton Fed. Fin. Corp. of OH                 Miami            93       97      101     4.4%    4.0%            35.6
Northeast Indiana Bncrp. of IN               Huntington       35       37       38     3.4%    3.1%            34.0
OHSL Financial Corp. of OH                   Hamilton        866      866      866    -0.0%   -0.0%            33.7
Wood Bancorp of OH                           Wood            113      117      121     3.4%    3.2%            31.2
                                             ----            ---      ---      ---     ----    ----            ----
                                             Averages:       323      326      328     2.3%    2.1%            34.2
                                             Medians:        103      107      110     1.7%    1.6%            33.9

Dearborn Savings of IN  Dearborn                              39       44       50    14.1%   11.8%            34.2


                                                           Per Capita Income
                                                           -----------------    Deposit
                                            County                    % State   Market
Institution                                 ------         Amount     Average   Share(1)
- -----------                                                ------     -------   --------

Community Bank Shares of IN                 Floyd           16,291       97.7%   18.3%
Community Inv. Corp. of OH                  Crawford        13,264       84.4%   11.9%
Enterprise Fed. Bancorp of OH               Hamilton        18,004      114.6%    0.4%
FFW Corporation of Wabash IN                Wabash          14,774       88.6%   20.8%
Harvest Home Fin. Corp. of OH               Hamilton        18,004      114.6%    0.4%
MFB Corp of Mishawaka IN                    St. Joseph      16,003       96.0%    5.3%
Milton Fed. Fin. Corp. of OH                Miami           16,756      106.7%    6.8%
Northeast Indiana Bncrp. of IN              Huntington      15,994       95.9%   18.5%
OHSL Financial Corp. of OH                  Hamilton        18,004      114.6%    1.0%
Wood Bancorp of OH                          Wood            16,534      105.3%    8.7%
                                            ----            ------      ------    ----
                                            Averages:       16,363      101.8%    9.2%
                                            Medians:        16,413      101.5%    7.8%

Dearborn Savings of IN                      Dearborn        15,895      95.3%     7.8%

(1) Total institution deposits in headquart ers county as percent of total county deposits.

Sources: CACI, Inc; FDIC; OTS.

                          EXHIBIT IV-1
                          Stock Prices:
                     As of September 6, 1996

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                  Exhibit IV-1
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 6, 1996


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week(1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
- ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHC)
- ---------------------------------------------

SAIF-Insured Thrifts(331)                     17.58   5,858   127.3        18.84   14.88   17.45    0.56  140.70     4.45
NYSE Traded Companies(12)                     30.78  45,696 1,378.5        32.18   24.74   30.58    0.55  219.57     6.76
AMEX Traded Companies(17)                     14.62   3,254    53.7        15.66   12.37   14.54    0.61  224.95     5.30
NASDAQ Listed OTC Companies(302)              17.22   4,395    80.8        18.48   14.63   17.09    0.56  129.84     4.31
California Companies(27)                      19.30  21,394   555.1        20.59   15.59   19.35   -0.66   63.44     6.51
Florida Companies(9)                          12.77   7,372    83.5        13.96   11.13   12.74    0.02   37.10     8.13
Mid-Atlantic Companies(67)                    17.52   5,979   110.7        18.64   14.72   17.37    0.42  127.02     6.00
Mid-West Companies(153)                       17.87   3,788    86.2        19.19   15.44   17.75    0.61  163.43     2.30
New England Companies(9)                      18.53   3,686    79.6        19.47   14.80   18.40    0.74  171.22     6.94
North-West Companies(6)                       19.12  13,680   281.4        19.72   14.51   19.00    1.01   79.89    13.54
South-East Companies(45)                      16.55   3,753    61.7        18.06   13.82   16.33    0.79  177.29     6.57
South-West Companies(7)                       13.69   1,871    29.2        15.12   12.20   13.49    1.16  -18.52    -4.26
Western Companies (Excl CA)(8)                16.98   4,135    64.7        17.37   14.20   16.57    2.87  245.09    10.68
Thrift Strategy(254)                          16.48   3,521    62.8        17.73   14.18   16.39    0.49  108.43     3.63
Mortgage Banker Strategy(41)                  21.02  11,909   322.4        22.29   17.41   20.70    1.36  211.48     7.31
Real Estate Strategy(17)                      18.80   7,625   134.6        19.80   14.25   18.25    0.89  115.65     8.23
Diversified Strategy(15)                      27.67  28,540   716.0        28.84   21.83   27.49    0.42  228.38     8.53
Retail Banking Strategy(4)                    11.87   3,342    42.6        13.88   10.75   12.19   -3.44  152.29    -6.03
Companies Issuing Dividends(258)              18.50   6,260   143.7        19.82   15.68   18.37    0.64  156.88     4.57
Companies Without Dividends(73)               14.17   4,361    66.1        15.18   11.92   14.04    0.26   68.20     3.89
Equity/Assets greater than 6%(29)             16.64  20,070   421.9        18.10   13.21   16.57    0.25   75.47     6.98
Equity/Assets 6-12%(157)                      20.02   5,943   148.5        21.31   16.65   19.86    0.50  162.20     5.83
Equity/Assets less than 12%(145)              15.24   3,119    50.2        16.41   13.36   15.12    0.69  104.85     2.07
Converted Last 3 Mths (no MHC)(12)            12.95   4,749    64.2        13.26   11.38   12.87    0.76    0.00    -3.03
Actively Traded Companies(53)                 24.19  17,043   453.9        25.66   20.01   24.03    0.27  169.68     7.06
Market Value Below $20 Million(83)            13.63     964    12.2        15.00   12.20   13.62    0.05   75.70    -1.81
Holding Company Structure(284)                17.99   5,842   132.4        19.24   15.30   17.85    0.59  132.56     4.15
Assets Over $1 Billion(66)                    24.91  18,343   465.3        26.17   20.23   24.73    0.75  163.87     9.89
Assets $500 Million-$1 Billion(58)            17.67   5,129    80.5        18.71   14.82   17.44    0.49  177.35     5.45
Assets $250-$500 Million(76)                  16.31   2,555    37.7        17.71   14.01   16.23    0.27  111.19     4.18
Assets less than $250 Million(131)            14.37   1,414    19.5        15.63   12.56   14.28    0.66   82.70     0.72
Goodwill Companies(139)                       20.21  10,022   236.8        21.45   16.61   20.05    0.61  163.42     7.76
Non-Goodwill Companies(192)                   15.69   2,850    48.1        16.95   13.63   15.57    0.53   95.25     1.73
Acquirors of FSLIC Cases(14)                  26.16  33,100   985.5        27.62   21.80   26.00    0.16  219.48    -0.94

                                                 Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
- ---------------------                       -------- ------- ------- ------- -------
                                                ($)     ($)     ($)     ($)     ($)

Market Averages. SAIF-Insured Thrifts(no MHC)
- ---------------------------------------------

SAIF-Insured Thrifts(331)                     1.27    1.16   16.75   16.28   164.06
NYSE Traded Companies(12)                     2.61    2.16   22.34   20.68   369.62
AMEX Traded Companies(17)                     0.88    0.85   14.92   14.76   106.71
NASDAQ Listed OTC Companies(302)              1.24    1.13   16.63   16.19   159.10
California Companies(27)                      0.96    0.71   18.21   17.64   274.33
Florida Companies(9)                          1.07    1.01   12.64   12.29   142.73
Mid-Atlantic Companies(67)                    1.40    1.34   16.65   16.00   170.92
Mid-West Companies(153)                       1.31    1.17   17.43   17.08   150.29
New England Companies(9)                      1.62    1.34   17.76   16.31   245.72
North-West Companies(6)                       1.39    1.26   12.75   12.10   165.17
South-East Companies(45)                      1.12    1.07   14.54   14.26   119.94
South-West Companies(7)                       1.18    1.10   16.47   15.92   215.64
Western Companies (Excl CA)(8)                1.13    1.04   16.24   15.85   115.83
Thrift Strategy(254)                          1.11    1.05   16.60   16.22   144.27
Mortgage Banker Strategy(41)                  1.96    1.48   17.31   16.22   246.95
Real Estate Strategy(17)                      1.25    1.25   16.09   15.90   199.97
Diversified Strategy(15)                      2.17    2.13   19.38   18.87   236.31
Retail Banking Strategy(4)                    1.13    0.88   13.87   13.37   163.38
Companies Issuing Dividends(258)              1.40    1.27   17.13   16.62   164.30
Companies Without Dividends(73)               0.82    0.73   15.31   15.03   163.16
Equity/Assets greater than 6%(29)             1.17    0.87   13.92   12.96   280.94
Equity/Assets 6-12%(157)                      1.70    1.51   17.43   16.66   211.72
Equity/Assets less than 12%(145)              0.85    0.84   16.57   16.51    92.82
Converted Last 3 Mths (no MHC)(12)            0.56    0.59   15.91   15.34    97.00
Actively Traded Companies(53)                 2.10    1.93   19.01   18.07   254.71
Market Value Below $20 Million(83)            0.86    0.78   15.91   15.82   127.25
Holding Company Structure(284)                1.28    1.16   17.23   16.76   163.28
Assets Over $1 Billion(66)                    1.96    1.77   19.84   18.39   270.60
Assets $500 Million-$1 Billion(58)            1.39    1.29   16.08   15.68   168.64
Assets $250-$500 Million(76)                  1.27    1.05   16.10   15.75   161.35
Assets less than $250 Million(131)            0.86    0.82   15.78   15.74   107.00
Goodwill Companies(139)                       1.56    1.40   17.39   16.27   218.15
Non-Goodwill Companies(192)                   1.07    0.98   16.29   16.29   124.98
Acquirors of FSLIC Cases(14)                  2.36    2.07   19.59   18.14   305.85

(1)  Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)  Annualized, based on last regular quarterly cash dividend announcement.

(7)  Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 6, 1996


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
- ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHC)
- --------------------------------------------

BIF-Insured Thrifts(75)                       17.02   6,752   120.9        17.97   13.43   16.92    0.60  111.81    12.22
NYSE Traded Companies(3)                      21.00  54,528 1,101.6        21.79   15.12   20.75    1.09  116.54    17.41
AMEX Traded Companies(5)                      15.36   3,149    48.9        16.15   12.94   15.10    1.99   38.15     1.77
NASDAQ Listed OTC Companies(67)               16.96   4,554    75.6        17.93   13.38   16.87    0.46  117.37    12.52
California Companies(3)                       11.94   6,044    77.1        13.21    9.75   11.91    0.10  202.67    11.29
Mid-Atlantic Companies(20)                    18.40  13,239   258.6        19.66   15.10   18.31    0.81   77.98     6.71
Mid-West Companies(1)                          8.37   2,562    21.4         8.50    7.50    8.13    2.95    0.00     0.00
New England Companies(44)                     17.36   3,861    63.1        18.19   13.32   17.25    0.47  126.21    14.92
North-West Companies(4)                       14.92   6,507   100.0        15.67   11.51   14.62    2.22   43.56    12.84
South-East Companies(2)                       12.72   2,129    27.8        13.06   10.94   12.94   -1.75    0.00     0.00
Thrift Strategy(47)                           17.33   4,503    93.9        18.15   13.57   17.28    0.22  113.87    15.03
Mortgage Banker Strategy(11)                  18.64  17,897   267.8        19.89   14.67   18.29    2.31  145.46     9.59
Real Estate Strategy(8)                       14.99   5,122    86.9        16.08   11.92   15.07   -1.75  136.43    10.59
Diversified Strategy(7)                       15.01  12,833   205.0        15.94   11.95   14.80    2.22   44.28     3.86
Retail Banking Strategy(2)                    14.88   1,330    18.8        17.13   13.63   14.25    5.21   14.82    -3.50
Companies Issuing Dividends(49)               19.82   5,406   125.0        20.88   15.49   19.75    0.14  120.97    13.79
Companies Without Dividends(26)               12.24   9,051   113.9        13.00    9.90   12.07    1.40   77.21     8.43
Equity/Assets greater than 6%(10)             11.50  21,055   263.9        12.68    8.76   11.26    2.08   70.23     3.96
Equity/Assets 6-12%(50)                       18.44   5,174   111.9        19.50   14.43   18.33    0.49  120.54    13.76
Equity/Assets less than 12%(15)               15.33   4,559    77.7        15.79   12.61   15.31    0.22   -3.20    11.12
Converted Last 3 Mths (no MHC)(4)             12.23   2,540    33.3        12.47   10.47   12.31   -0.63    0.00     0.00
Actively Traded Companies(29)                 18.71   9,365   152.4        19.39   14.62   18.65    0.13  137.56    13.64
Market Value Below $20 Million(13)            13.02   1,355    12.6        13.87   10.54   13.11   -1.30   80.55     9.12
Holding Company Structure(46)                 17.51   5,273    92.8        18.50   14.01   17.48    0.06  116.23    13.20
Assets Over $1 Billion(17)                    22.14  20,723   420.1        23.10   16.60   21.94    1.42   93.18    14.63
Assets $500 Million-$1 Billion(18)            20.05   4,729    84.5        20.62   16.21   19.86    0.73  158.04    10.62
Assets $250-$500 Million(24)                  14.81   3,478    41.6        16.12   11.75   14.68    1.23  110.03    12.76
Assets less than $250 Million(16)             12.81   1,468    14.1        13.59   10.36   12.90   -1.15   80.64    10.41
Goodwill Companies(36)                        19.80   9,774   194.1        21.00   15.28   19.63    1.01  111.16    13.23
Non-Goodwill Companies(39)                    14.78   4,318    61.9        15.53   11.94   14.73    0.28  112.79    11.21

                                                Current Per Share Financials
                                            ----------------------------------------
                                                                     Tangible
                                            Trailing  12 Mo.   Book    Book
                                             12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                        EPS(3)   EPS(3)  Share  Share(4) Share
- ---------------------                       -------- ------- ------- ------- -------
                                                  ($)     ($)     ($)     ($)     ($)

Market Averages. BIF-Insured Thrifts(no MHC)
- --------------------------------------------

BIF-Insured Thrifts(75)                       1.35    1.30   15.12   14.48   171.12
NYSE Traded Companies(3)                      1.40    1.46   18.09   13.74   249.34
AMEX Traded Companies(5)                      1.01    0.95   15.08   14.52   143.36
NASDAQ Listed OTC Companies(67)               1.38    1.32   14.97   14.52   169.44
California Companies(3)                       1.03    0.95   11.40   11.40   154.82
Mid-Atlantic Companies(20)                    1.47    1.46   16.56   15.48   186.32
Mid-West Companies(1)                         0.29    0.29   11.06   11.06    19.67
New England Companies(44)                     1.44    1.34   15.00   14.42   180.49
North-West Companies(4)                       1.05    1.02   12.40   12.40    96.38
South-East Companies(2)                       0.01    0.45   15.51   15.51    65.69
Thrift Strategy(47)                           1.30    1.26   15.77   14.97   163.38
Mortgage Banker Strategy(11)                  1.79    1.74   16.07   15.60   238.53
Real Estate Strategy(8)                       1.29    1.25   11.89   11.89   115.34
Diversified Strategy(7)                       1.66    1.48   11.31   10.99   161.83
Retail Banking Strategy(2)                    0.21    0.16   16.26   15.80   262.48
Companies Issuing Dividends(49)               1.74    1.66   16.74   15.82   199.97
Companies Without Dividends(26)               0.70    0.70   12.36   12.20   121.84
Equity/Assets greater than 6%(10)             1.15    0.99    9.39    9.31   173.46
Equity/Assets 6-12%(50)                       1.56    1.49   15.78   14.85   198.20
Equity/Assets less than 12%(15)               0.81    0.87   15.91   15.91    84.84
Converted Last 3 Mths (no MHC)(4)            -0.27    0.01   14.69   14.69    86.83
Actively Traded Companies(29)                 1.65    1.62   15.97   15.21   199.24
Market Value Below $20 Million(13)            1.02    0.98   14.42   14.00   153.89
Holding Company Structure(46)                 1.51    1.48   15.42   14.92   164.33
Assets Over $1 Billion(17)                    1.94    1.86   17.35   15.98   223.89
Assets $500 Million-$1 Billion(18)            1.58    1.43   16.91   16.34   194.14
Assets $250-$500 Million(24)                  1.08    1.10   13.40   12.95   144.64
Assets less than $250 Million(16)             1.02    0.98   13.93   13.56   141.22
Goodwill Companies(36)                        1.66    1.57   16.90   15.46   222.30
Non-Goodwill Companies(39)                    1.10    1.09   13.69   13.69   129.89

(1)  Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)  Annualized, based on last regular quarterly cash dividend announcement.

(7)  Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 6, 1996


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
- ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. MHC Institutions
- ---------------------------------

SAIF-Insured Thrifts(18)                      15.60   5,026    24.2        18.10   13.59   15.45    0.90  109.35    -7.27
BIF-Insured Thrifts(2)                        15.63  21,543   128.8        18.06   13.94   15.63    1.48  170.01    -2.41
NASDAQ Listed OTC Companies(20)               15.60   6,677    34.7        18.10   13.62   15.47    0.96  129.57    -6.78
Florida Companies(3)                          19.91   5,511    50.0        21.50   16.00   18.58    8.21    0.00    -3.04
Mid-Atlantic Companies(8)                     13.61   7,698    25.4        16.59   12.27   13.70   -0.28   61.20    -9.55
Mid-West Companies(7)                         15.39   1,917    11.1        17.80   13.62   15.36    0.10  157.50    -8.81
New England Companies(1)                      21.25  39,813   251.1        23.12   18.62   21.75   -2.30  170.01    11.84
North-West Companies(1)                       14.50   2,196    11.4        17.00   12.39   14.75   -1.69    0.00    -0.28
Thrift Strategy(18)                           15.35   5,085    23.9        17.88   13.41   15.16    1.28  109.35    -8.18
Mortgage Banker Strategy(1)                   14.50   2,196    11.4        17.00   12.39   14.75   -1.69    0.00    -0.28
Diversified Strategy(1)                       21.25  39,813   251.1        23.12   18.62   21.75   -2.30  170.01    11.84
Companies Issuing Dividends(19)               15.91   6,864    36.1        18.39   13.92   15.76    1.14  129.57    -6.20
Companies Without Dividends(1)                 9.75   3,125     7.6        12.50    8.00   10.00   -2.50    0.00   -17.86
Equity/Assets greater than 6%(1)              14.50   1,624    10.8        17.25   12.75   14.50    0.00    0.00    -8.63
Equity/Assets 6-12%(13)                       17.28   8,382    45.2        19.81   14.87   17.12    0.95  129.57    -6.46
Equity/Assets less than 12%(6)                12.17   3,825    15.7        14.54   11.06   12.04    1.12    0.00    -7.16
Actively Traded Companies(1)                  16.12   6,512    32.2        17.50   13.25   16.25   -0.80   61.20    -2.30
Market Value Below $20 Million(1)             12.25   1,272     6.8        14.25   11.25   12.25    0.00    0.00   -11.68
Holding Company Structure(1)                  16.12   6,512    32.2        17.50   13.25   16.25   -0.80   61.20    -2.30
Assets Over $1 Billion(4)                     18.97  19,835    97.6        21.59   16.47   18.78    0.33  170.01    -4.63
Assets $500 Million-$1 Billion(5)             15.22   6,017    36.3        17.45   13.12   14.70    4.17   61.20    -4.26
Assets $250-$500 Million(4)                   18.19   2,069    14.9        21.16   16.34   18.19   -0.23  157.50    -7.97
Assets less than $250 Million(7)              12.48   2,263     8.8        14.82   10.81   12.57   -0.31    0.00    -9.13
Goodwill Companies(10)                        17.34  10,666    55.1        19.57   14.86   16.99    2.16  129.57    -3.73
Non-Goodwill Companies(10)                    13.87   2,689    14.2        16.63   12.38   13.95   -0.25    0.00    -9.83
MHC Institutions(20)                          15.60   6,677    34.7        18.10   13.62   15.47    0.96  129.57    -6.78

                                           Current Per Share Financials
                                       ----------------------------------------
                                                                Tangible
                                       Trailing  12 Mo.   Book    Book
                                        12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                   EPS(3)   EPS(3)  Share  Share(4) Share
- ---------------------                  -------- ------- ------- ------- -------
                                           ($)     ($)     ($)     ($)     ($)

Market Averages. MHC Institutions
- ---------------------------------

SAIF-Insured Thrifts(18)                 0.89    0.90   13.12   12.74   130.01
BIF-Insured Thrifts(2)                   1.07    0.90   11.52   11.51   128.91
NASDAQ Listed OTC Companies(20)          0.91    0.90   12.96   12.62   129.90
Florida Companies(3)                     1.35    1.34   14.87   14.61   151.79
Mid-Atlantic Companies(8)                0.57    0.68   11.92   11.35   111.87
Mid-West Companies(7)                    0.92    0.84   13.44   13.41   137.62
New England Companies(1)                 1.91    1.53   14.42   14.40   186.91
North-West Companies(1)                  1.23    1.13   10.73    9.56    97.39
Thrift Strategy(18)                      0.84    0.85   13.00   12.69   128.54
Mortgage Banker Strategy(1)              1.23    1.13   10.73    9.56    97.39
Diversified Strategy(1)                  1.91    1.53   14.42   14.40   186.91
Companies Issuing Dividends(19)          0.93    0.93   13.18   12.83   133.61
Companies Without Dividends(1)           0.58    0.31    8.69    8.69    59.37
Equity/Assets greater than 6%(1)         1.24    1.27   13.78   13.78   232.29
Equity/Assets 6-12%(13)                  1.01    1.03   14.08   13.58   151.38
Equity/Assets less than 12%(6)           0.65    0.55   10.40   10.36    66.29
Actively Traded Companies(1)             1.24    1.27   14.07   12.26   147.78
Market Value Below $20 Million(1)        0.53    0.43   13.31   13.31   112.46
Holding Company Structure(1)             1.24    1.27   14.07   12.26   147.78
Assets Over $1 Billion(4)                1.35    1.30   13.29   12.48   152.56
Assets $500 Million-$1 Billion(5)        0.91    0.94   13.74   13.30   133.63
Assets $250-$500 Million(4)              1.21    1.17   15.88   15.83   184.20
Assets less than $250 Million(7)         0.49    0.49   10.55   10.38    83.26
Goodwill Companies(10)                   1.20    1.12   13.61   12.93   140.74
Non-Goodwill Companies(10)               0.62    0.68   12.31   12.31   119.06
MHC Institutions(20)                     0.91    0.90   12.96   12.62   129.90

(1)  Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)  Annualized, based on last regular quarterly cash dividend announcement.

(7)  Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 6, 1996


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
- ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NYSE Traded Companies
- ---------------------
AHM   Ahmanson and Co. H.F. of CA             25.37 107,188 2,719.4        27.75   21.88   25.25    0.48   35.31    -4.26
CAL   CalFed Inc. of Los Angeles CA(8)        23.00  49,396 1,136.1        23.00   14.50   22.87    0.57   13.92    46.03
CSA   Coast Savings Financial of CA           31.37  18,584   583.0        35.12   25.25   30.87    1.62  171.37    -9.39
CFB   Commercial Federal Corp. of NE          39.50  15,090   596.1        39.50   32.37   39.00    1.28  970.46     4.64
DME   Dime Savings Bank, FSB of NY*           13.12 106,308 1,394.8        13.75   10.37   13.12    0.00   30.42    12.91
DSL   Downey Financial Corp. of CA            24.75  16,973   420.1        24.87   18.93   24.62    0.53   44.40    13.79
FRC   First Republic Bancorp of CA*           13.62   7,353   100.1        15.37   11.00   13.37    1.87  202.67     3.81
FED   FirstFed Fin. Corp. of CA               18.37  10,509   193.1        18.50   12.37   18.37    0.00   13.75    30.10
GLN   Glendale Fed. Bk, FSB of CA             17.50  46,730   817.8        19.62   15.12   17.75   -1.41    7.69    -0.68
GDW   Golden West Fin. Corp. of CA            55.00  57,924 3,185.8        58.00   46.75   55.50   -0.90  110.00    -0.45
GWF   Great Western Fin. Corp. of CA          25.00 137,392 3,434.8        27.12   21.12   24.75    1.01   43.93    -1.46
GPT   GreenPoint Fin. Corp. of NY*            36.25  49,924 1,809.7        36.25   24.00   35.75    1.40    N.A.    35.51
SFB   Standard Fed. Bancorp of MI             42.87  31,324 1,342.9        43.12   35.50   41.87    2.39  360.47     8.89
TCB   TCF Financial Corp. of MN               38.00  34,960 1,328.5        38.50   28.19   37.37    1.69  473.15    14.73
WES   Westcorp Inc. of Orange CA              20.87  25,977   542.1        21.91   14.64   21.00   -0.62  184.72    18.44


AMEX Traded Companies
- ---------------------
ANA   Acadiana Bancshares of LA*              13.31   3,278    43.6        13.50   11.69   13.25    0.45    N.A.     N.A.
BKC   American Bank of Waterbury CT*          26.87   2,287    61.5        27.62   22.00   26.75    0.45   43.31    -1.39
BFD   BostonFed Bancorp of MA                 13.00   6,590    85.7        13.12   10.00   12.62    3.01    N.A.    10.64
CFX   Cheshire Fin. Corp. of NH*              14.62   7,566   110.6        17.50   12.50   13.87    5.41   22.86    -6.46
CZF   Citisave Fin. Corp. of LA               14.00     965    13.5        16.50   13.00   14.00    0.00    N.A.    -5.08
CBK   Citizens First Fin.Corp. of IL          10.87   2,817    30.6        11.00    9.50   10.87    0.00    N.A.     N.A.
ESX   Essex Bancorp of VA(8)                   1.88   1,052     2.0         5.50    1.62    2.00   -6.00  -88.78     0.00
FCB   Falmouth Co-Op Bank of MA*              11.25   1,455    16.4        11.37   10.25   11.25    0.00    N.A.     N.A.
GAF   GA Financial Corp. of PA                12.37   8,900   110.1        12.37   10.25   11.87    4.21    N.A.     N.A.
KNK   Kankakee Bancorp of IL                  20.25   1,434    29.0        21.00   18.37   19.50    3.85  102.50     7.31
KYF   Kentucky First Bancorp of KY            13.62   1,389    18.9        15.25   11.37   13.75   -0.95    N.A.    10.11
NYB   New York Bancorp, Inc. of NY            30.25  11,492   347.6        32.12   19.50   30.50   -0.82  326.66    34.44
PDB   Piedmont Bancorp of NC                  15.00   2,645    39.7        15.12   12.00   15.12   -0.79    N.A.    20.00
PLE   Pinnacle Bank of AL                     17.62     890    15.7        19.25   15.50   17.62    0.00  161.04    -2.11
SSB   Scotland Bancorp of NC                  12.37   1,840    22.8        12.62   11.62   12.12    2.06    N.A.     N.A.
SZB   SouthFirst Bancshares of AL             12.75     863    11.0        16.00   11.37   12.75    0.00    N.A.   -17.74
SRN   Southern Banc Company of AL             13.25   1,455    19.3        13.37   11.37   13.25    0.00    N.A.     2.95
SSM   Stone Street Bancorp of NC              17.37   1,825    31.7        18.50   16.25   17.50   -0.74    N.A.     N.A.
TSH   Teche Holding Company of LA             13.00   3,871    50.3        14.50   12.00   13.00    0.00    N.A.    -5.45
FTF   Texarkana Fst. Fin. Corp of AR          14.12   1,952    27.6        16.87   13.00   16.50  -14.42    N.A.     0.00
THR   Three Rivers Fin. Corp. of MI           13.00     860    11.2        13.62   11.37   13.00    0.00    N.A.     6.12
TBK   Tolland Bank of CT*                     10.75   1,157    12.4        10.75    8.25   10.37    3.66   48.28    13.16
WSB   Washington SB, FSB of MD                 5.12   4,220    21.6         6.25    4.38    5.12    0.00  309.60     2.40


NASDAQ Listed OTC Companies
- ---------------------------
FBCV  1st Bancorp of Vincennes IN             31.50     667    21.0        32.86   26.00   27.50   14.55    N.A.     7.99
ALBK  ALBANK Fin. Corp. of Albany NY          29.56  13,288   392.8        30.62   22.92   29.12    1.51   27.14    18.24
AMFC  AMB Financial Corp. of IN               10.44   1,124    11.7        11.00    9.75   10.37    0.68    N.A.     N.A.
ASBP  ASB Financial Corp. of OH               14.50   1,714    24.9        16.50   13.25   14.25    1.75    N.A.    -8.63
ABBK  Abington Savings Bank of MA(8)*         16.75   1,887    31.6        18.50   14.50   17.50   -4.29  153.02    -2.90
AADV  Advantage Bancorp of WI                 33.00   3,393   112.0        34.50   26.00   32.75    0.76  258.70     9.27
AFCB  Affiliated Comm BC, Inc of MA           21.62   5,081   109.9        21.62   16.06   21.25    1.74    N.A.    24.47
ALBC  Albion Banc Corp. of Albion NY          17.00     252     4.3        18.75   15.87   17.50   -2.86   30.77     3.03
ATSB  AmTrust Capital Corp. of IN              9.00     567     5.1        11.25    8.50    9.00    0.00    N.A.   -12.20


                                           Current Per Share Financials
                                       ----------------------------------------
                                                                Tangible
                                       Trailing  12 Mo.   Book    Book
                                        12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                   EPS(3)   EPS(3)  Share  Share(4) Share
- ---------------------                  -------- ------- ------- ------- -------
                                           ($)     ($)     ($)     ($)     ($)

NYSE Traded Companies
- ---------------------
AHM   Ahmanson and Co. H.F. of CA        3.89    0.56   19.78   18.47   461.87
CAL   CalFed Inc. of Los Angeles CA(8)   2.11    1.84   13.83   13.83   284.34
CSA   Coast Savings Financial of CA      2.21    2.02   23.13   22.77   449.35
CFB   Commercial Federal Corp. of NE     3.71    3.68   27.39   24.69   437.88
DME   Dime Savings Bank, FSB of NY*      0.73    0.98    9.33    9.24   183.85
DSL   Downey Financial Corp. of CA       1.89    1.67   23.09   22.70   277.63
FRC   First Republic Bancorp of CA*      1.18    1.16   15.58   15.56   280.73
FED   FirstFed Fin. Corp. of CA          0.91    1.02   17.96   17.67   390.60
GLN   Glendale Fed. Bk, FSB of CA        0.55    1.05   17.37   16.11   309.36
GDW   Golden West Fin. Corp. of CA       4.87    4.79   40.78   38.40   617.63
GWF   Great Western Fin. Corp. of CA     2.13    1.98   18.49   16.27   318.21
GPT   GreenPoint Fin. Corp. of NY*       2.29    2.23   29.37   16.41   283.44
SFB   Standard Fed. Bancorp of MI        4.09    3.55   30.74   24.07   486.53
TCB   TCF Financial Corp. of MN          2.94    2.80   14.98   14.33   200.25
WES   Westcorp Inc. of Orange CA         1.51    0.59   12.04   12.01   116.54


AMEX Traded Companies
- ---------------------
ANA   Acadiana Bancshares of LA*        -0.27    0.60   16.67   16.67    94.34
BKC   American Bank of Waterbury CT*     2.65    1.60   19.70   18.72   232.46
BFD   BostonFed Bancorp of MA            0.48    0.44   13.50   13.50   118.06
CFX   Cheshire Fin. Corp. of NH*         1.23    1.05   12.27   11.01   135.58
CZF   Citisave Fin. Corp. of LA          0.98    0.90   13.20   13.19    78.89
CBK   Citizens First Fin.Corp. of IL     0.46    0.38   14.44   14.44    88.00
ESX   Essex Bancorp of VA(8)            -5.04   -4.67    0.54   -1.53   290.14
FCB   Falmouth Co-Op Bank of MA*         0.33    0.33   14.94   14.94    60.82
GAF   GA Financial Corp. of PA           0.44    0.54   14.43   14.43    63.19
KNK   Kankakee Bancorp of IL             1.35    1.35   24.75   23.00   250.47
KYF   Kentucky First Bancorp of KY       0.61    0.61   13.84   13.84    63.57
NYB   New York Bancorp, Inc. of NY       3.01    2.84   13.78   13.78   253.93
PDB   Piedmont Bancorp of NC             0.64    0.65   14.01   14.01    48.66
PLE   Pinnacle Bank of AL                1.84    1.63   17.04   16.44   209.52
SSB   Scotland Bancorp of NC             0.45    0.45   13.43   13.43    38.31
SZB   SouthFirst Bancshares of AL        0.57    0.76   15.12   15.12   104.92
SRN   Southern Banc Company of AL        0.40    0.40   15.32   15.16    75.44
SSM   Stone Street Bancorp of NC         0.62    0.62   21.00   21.00    59.17
TSH   Teche Holding Company of LA        0.95    0.93   14.72   14.72    95.77
FTF   Texarkana Fst. Fin. Corp of AR     1.51    1.51   16.93   16.93    84.05
THR   Three Rivers Fin. Corp. of MI      0.66    0.61   15.17   15.10    99.00
TBK   Tolland Bank of CT*                1.13    1.16   11.80   11.28   193.59
WSB   Washington SB, FSB of MD           0.59    0.44    4.97    4.97    60.42


NASDAQ Listed OTC Companies
- ---------------------------
FBCV  1st Bancorp of Vincennes IN        8.64   -0.19   32.58   32.58   395.03
ALBK  ALBANK Fin. Corp. of Albany NY     2.30    2.30   23.83   21.05   250.27
AMFC  AMB Financial Corp. of IN          0.41    0.41   14.42   14.42    70.65
ASBP  ASB Financial Corp. of OH          0.65    0.65   14.96   14.96    65.92
ABBK  Abington Savings Bank of MA(8)*    0.95    0.68   16.66   14.71   256.25
AADV  Advantage Bancorp of WI            2.59    2.32   27.74   24.14   293.62
AFCB  Affiliated Comm BC, Inc of MA      1.29    1.54   19.07   18.93   193.64
ALBC  Albion Banc Corp. of Albion NY     0.56    0.55   23.70   23.70   229.30
ATSB  AmTrust Capital Corp. of IN        0.37    0.08   13.32   13.18   128.87

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 6, 1996


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
- ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
AHCI  Ambanc Holding Co. of NY*                9.87   5,422    53.5        10.31    9.38    9.87    0.00    N.A.    -2.37
ASBI  Ameriana Bancorp of IN                  13.25   3,303    43.8        14.44   12.75   13.25    0.00   43.55    -7.02
AFFFZ America First Fin. Fund of CA           30.25   6,011   181.8        30.75   25.87   30.25    0.00   61.33     1.68
AMFB  American Federal Bank of SC             16.87  10,932   184.4        17.12   14.25   17.12   -1.46  255.16    10.62
ANBK  American Nat'l Bancorp of MD            11.50   3,980    45.8        11.62    9.38   11.50    0.00    N.A.    17.95
ABCW  Anchor Bancorp Wisconsin of WI          35.62   4,839   172.4        36.25   30.25   35.25    1.05   21.28    -0.70
ANDB  Andover Bancorp, Inc. of MA*            25.62   4,250   108.9        27.00   20.00   25.37    0.99  138.33    21.31
ASFC  Astoria Financial Corp. of NY           26.75  21,509   575.4        28.13   20.75   26.81   -0.22    1.90    17.27
AVND  Avondale Fin. Corp. of IL               14.12   3,603    50.9        15.25   12.50   14.12    0.00    N.A.    -2.62
BFSI  BFS Bankorp, Inc. of NY                 52.00   1,635    85.0        52.00   31.00   45.00   15.56  473.95    47.52
BKCT  Bancorp Connecticut of CT*              22.62   2,657    60.1        23.75   13.96   22.75   -0.57  158.51    52.94
BPLS  Bank Plus Corp. of CA                   10.00  18,242   182.4        10.50    5.50    9.87    1.32    N.A.    11.11
BWFC  Bank West Fin. Corp. of MI              11.00   2,296    25.3        12.25    8.94   11.50   -4.35    N.A.     8.70
BANC  BankAtlantic Bancorp of FL              12.37  14,926   184.6        12.80   10.08   12.25    0.98  137.88     3.08
BKUNA BankUnited SA of FL                      7.62   5,703    43.5         8.75    6.12    7.75   -1.68   40.33    24.51
BKCO  Bankers Corp. of NJ*                    18.50  12,398   229.4        19.50   16.25   19.25   -3.90  196.00    13.85
BVFS  Bay View Capital Corp. of CA            37.62   6,885   259.0        38.25   25.25   37.00    1.68   90.48    32.00
BFSB  Bedford Bancshares of VA                16.50   1,161    19.2        18.75   16.00   16.59   -0.54   57.14    -5.01
BSBC  Branford SB of CT*                       3.00   6,559    19.7         3.50    2.50    3.37  -10.98   41.51     4.53
BRFC  Bridgeville SB, FSB of PA(8)            15.00   1,124    16.9        15.37   12.25   15.25   -1.64    5.26     3.45
BYFC  Broadway Fin. Corp. of CA                9.75     893     8.7        11.00    9.75    9.75    0.00    N.A.     N.A.
CBCO  CB Bancorp of Michigan City IN          19.00   1,175    22.3        19.25   15.00   17.87    6.32   72.73     5.56
CCFH  CCF Holding Company of GA               12.37   1,131    14.0        12.75   11.12   12.50   -1.04    N.A.    -2.98
CENF  CENFED Financial Corp. of CA            24.25   5,040   122.2        24.25   19.77   24.12    0.54   54.66    11.14
CFSB  CFSB Bancorp of Lansing MI              18.25   4,913    89.7        21.82   17.73   20.00   -8.75  102.78    -6.65
CKFB  CKF Bancorp of Danville KY              19.75     963    19.0        20.75   18.00   19.75    0.00    N.A.     2.60
CNSB  CNS Bancorp of MO                       12.75   1,653    21.1        12.75   11.00   12.37    3.07    N.A.     N.A.
CSBF  CSB Financial Group Inc of IL            9.12   1,035     9.4         9.62    8.81    9.12    0.00    N.A.    -4.00
CFHC  California Fin. Hld. Co. of CA          22.81   4,689   107.0        23.12   18.75   22.87   -0.26  117.24    11.27
CBCI  Calumet Bancorp of Chicago IL           28.00   2,423    67.8        28.50   27.25   27.81    0.68   38.27     0.90
CAFI  Camco Fin. Corp. of OH                  17.50   2,076    36.3        19.29   15.71   18.37   -4.74    N.A.     2.10
CMRN  Cameron Fin. Corp. of MO                14.50   2,850    41.3        15.25   13.50   14.25    1.75    N.A.     0.90
CAPS  Capital Savings Bancorp of MO           19.25   1,039    20.0        19.75   17.25   19.25    0.00   45.28     4.05
CARV  Carver FSB of New York, NY               7.94   2,314    18.4        10.75    7.50    7.87    0.89   27.04   -11.78
CASB  Cascade SB of Everett WA                17.00   2,046    34.8        17.50   12.40   17.50   -2.86   32.81    27.82
CATB  Catskill Fin. Corp. of NY*              11.37   5,687    64.7        11.37    9.87   11.00    3.36    N.A.     N.A.
CNIT  Cenit Bancorp of Norfolk VA             40.25   1,613    64.9        40.25   31.75   35.75   12.59  153.46     9.52
CTBK  Center Banks, Inc. of NY*               14.00     944    13.2        15.25   13.12   14.00    0.00   27.27    -0.43
CFCX  Center Fin. Corp of CT(8)*              24.87  15,014   373.4        24.87   16.50   24.87    0.00  268.44    42.11
CEBK  Central Co-Op. Bank of MA*              16.50   1,965    32.4        17.75   10.87   16.50    0.00  214.29    10.00
CJFC  Central Jersey Fin. Corp of NJ(8)       33.12   2,668    88.4        33.12   21.00   32.87    0.76  255.36    32.48
CBSB  Charter Financial Inc. of IL            11.62   4,874    56.6        12.25    9.84   11.00    5.64    N.A.     7.49
COFI  Charter One Financial of OH(8)          38.62  45,010 1,738.3        38.87   28.31   38.06    1.47  120.69    26.13
CVAL  Chester Valley Bancorp of PA            18.00   1,648    29.7        19.50   17.26   19.50   -7.69   58.87    -1.80
CRCL  Circle Financial Corp.of OH(8)          36.00     715    25.7        37.00   25.00   36.00    0.00  227.27    33.33
CTZN  CitFed Bancorp of Dayton OH             37.50   5,691   213.4        39.50   32.62   37.50    0.00  316.67     8.70
CLAS  Classic Bancshares of KY                11.87   1,322    15.7        12.12   10.37   11.62    2.15    N.A.     1.02
CMSB  Cmnwealth Bancorp of PA                 10.87  17,953   195.1        12.39    9.75   10.75    1.12    N.A.    -3.03
CBSA  Coastal Bancorp of Houston TX           19.62   4,962    97.4        19.75   15.87   18.50    6.05    N.A.    12.11
CFCP  Coastal Fin. Corp. of SC                19.50   3,436    67.0        21.00   12.00   19.25    1.30   95.00    54.27
COFD  Collective Bancorp Inc. of NJ           26.87  20,374   547.4        28.25   22.50   26.25    2.36  252.62     5.91
CMSV  Commty. Svgs, MHC of FL(47.6)           16.12   4,881    38.4        18.25   14.25   16.25   -0.80    N.A.    -5.18
CBIN  Community Bank Shares of IN             12.87   1,984    25.5        14.75   12.00   12.50    2.96    N.A.    -9.68
CBNH  Community Bankshares Inc of NH*         19.25   2,423    46.6        19.75   16.50   19.25    0.00  413.33     2.01
CFTP  Community Fed. Bancorp of MS            13.37   4,629    61.9        13.75   12.25   13.50   -0.96    N.A.     N.A.


                                            Current Per Share Financials
                                        ----------------------------------------
                                                                 Tangible
                                        Trailing  12 Mo.  Book    Book
                                        12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                   EPS(3)   EPS(3)  Share   Share(4) Share
- ---------------------                   -------- ------- ------- ------- -------
                                            ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
AHCI  Ambanc Holding Co. of NY*           0.23    0.21   13.80   13.80    84.65
ASBI  Ameriana Bancorp of IN              1.03    1.01   13.51   13.49   121.72
AFFFZ America First Fin. Fund of CA       3.51    3.49   26.82   26.25   378.32
AMFB  American Federal Bank of SC         1.58    1.73    9.81    9.05   126.43
ANBK  American Nat'l Bancorp of MD        0.37    0.36   12.31   12.31   112.82
ABCW  Anchor Bancorp Wisconsin of WI      3.19    3.10   24.36   23.73   376.58
ANDB  Andover Bancorp, Inc. of MA*        2.53    2.47   20.87   20.87   276.22
ASFC  Astoria Financial Corp. of NY       2.29    2.25   26.11   21.25   329.09
AVND  Avondale Fin. Corp. of IL           1.02    0.73   16.33   16.33   164.52
BFSI  BFS Bankorp, Inc. of NY             6.37    6.16   29.74   29.74   380.01
BKCT  Bancorp Connecticut of CT*          1.70    1.68   16.12   16.12   152.71
BPLS  Bank Plus Corp. of CA              -3.31   -3.32    9.59    9.57   180.72
BWFC  Bank West Fin. Corp. of MI          0.41    0.24   11.99   11.99    60.63
BANC  BankAtlantic Bancorp of FL          1.19    0.92    9.49    8.77   132.34
BKUNA BankUnited SA of FL                 0.94    0.98    7.95    7.51   140.55
BKCO  Bankers Corp. of NJ*                1.75    1.84   14.90   14.61   178.14
BVFS  Bay View Capital Corp. of CA        0.27    1.61   29.95   26.42   492.21
BFSB  Bedford Bancshares of VA            1.29    1.29   15.96   15.96   104.89
BSBC  Branford SB of CT*                  0.23    0.23    2.38    2.38    27.16
BRFC  Bridgeville SB, FSB of PA(8)        0.61    0.61   14.24   14.24    49.92
BYFC  Broadway Fin. Corp. of CA           0.35    0.39   14.61   14.61   125.27
CBCO  CB Bancorp of Michigan City IN      2.27    2.24   16.44   16.44   166.52
CCFH  CCF Holding Company of GA           0.68    0.65   14.86   14.86    70.14
CENF  CENFED Financial Corp. of CA        2.30    1.64   21.27   21.23   426.26
CFSB  CFSB Bancorp of Lansing MI          1.49    1.47   13.24   13.24   161.13
CKFB  CKF Bancorp of Danville KY          0.70    0.70   16.24   16.24    60.99
CNSB  CNS Bancorp of MO                   0.39    0.34   14.64   14.64    59.48
CSBF  CSB Financial Group Inc of IL       0.32    0.32   12.30   12.30    39.82
CFHC  California Fin. Hld. Co. of CA      1.56    1.40   18.54   18.43   283.04
CBCI  Calumet Bancorp of Chicago IL       2.71    2.71   33.23   33.23   206.69
CAFI  Camco Fin. Corp. of OH              2.02    1.57   14.13   14.13   169.83
CMRN  Cameron Fin. Corp. of MO            0.97    0.95   16.26   16.26    61.70
CAPS  Capital Savings Bancorp of MO       1.75    1.75   20.34   20.34   194.95
CARV  Carver FSB of New York, NY          0.32    0.29   15.07   14.37   156.60
CASB  Cascade SB of Everett WA            1.11    0.67   10.17   10.17   163.46
CATB  Catskill Fin. Corp. of NY*          0.80    0.80   14.19   14.19    49.81
CNIT  Cenit Bancorp of Norfolk VA         1.93    2.15   29.58   28.52   406.55
CTBK  Center Banks, Inc. of NY*           1.28    1.33   16.42   16.42   233.45
CFCX  Center Fin. Corp of CT(8)*          1.73    1.09   15.58   14.63   267.64
CEBK  Central Co-Op. Bank of MA*          0.62    0.66   15.82   13.80   158.24
CJFC  Central Jersey Fin. Corp of NJ(8)   1.94    1.89   20.99   19.60   175.90
CBSB  Charter Financial Inc. of IL        0.74    0.73   13.09   12.17    75.29
COFI  Charter One Financial of OH(8)      0.88    2.94   20.76   19.19   309.97
CVAL  Chester Valley Bancorp of PA        1.48    1.41   15.51   15.51   165.61
CRCL  Circle Financial Corp.of OH(8)      1.59    1.36   34.60   30.20   338.12
CTZN  CitFed Bancorp of Dayton OH         3.07    2.74   30.80   26.85   467.58
CLAS  Classic Bancshares of KY            0.36    0.31   14.75   14.75    52.01
CMSB  Cmnwealth Bancorp of PA             0.62    0.54   12.67    9.65   114.13
CBSA  Coastal Bancorp of Houston TX       2.15    2.07   19.16   15.86   563.60
CFCP  Coastal Fin. Corp. of SC            1.29    1.13    8.04    8.04   131.78
COFD  Collective Bancorp Inc. of NJ       2.67    2.64   17.88   16.69   252.55
CMSV  Commty. Svgs, MHC of FL(47.6)       1.08    1.10   15.38   15.38   128.26
CBIN  Community Bank Shares of IN         0.95    0.93   13.00   13.00   117.61
CBNH  Community Bankshares Inc of NH*     1.56    1.28   15.66   15.66   225.64
CFTP  Community Fed. Bancorp of MS        0.51    0.50   14.37   14.37    43.56

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 6, 1996


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week(1)               % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
- ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
CFFC  Community Fin. Corp. of VA              21.50   1,272    27.3        22.00   15.00   21.50    0.00  207.14    19.44
CIBI  Community Inv. Bancorp of OH            15.75     701    11.0        17.50   14.25   16.00   -1.56    N.A.     3.28
COOP  Cooperative Bk.for Svgs. of NC          19.00   1,492    28.3        22.50   16.50   17.50    8.57   90.00    -7.32
CNSK  Covenant Bank for Svgs. of NJ*          12.75   1,960    25.0        13.22    9.30   12.50    2.00    N.A.    -3.56
CRZY  Crazy Woman Creek Bncorp of WY          10.87   1,058    11.5        11.00   10.00   11.00   -1.18    N.A.     N.A.
DNFC  D&N Financial Corp. of MI               13.00   7,565    98.3        14.25   11.25   13.12   -0.91   48.57     7.26
DSBC  DS Bancor Inc. of Derby CT*             37.75   3,032   114.5        38.00   23.33   37.25    1.34  129.48    48.04
DFIN  Damen Fin. Corp. of Chicago IL          11.37   3,967    45.1        11.94   11.00   11.25    1.07    N.A.     0.00
DIME  Dime Community Bancorp of NY            13.50  14,547   196.4        13.75   11.69   13.37    0.97    N.A.     N.A.
DIBK  Dime Financial Corp. of CT*             16.00   5,102    81.6        16.00   11.00   15.50    3.23   52.38    18.52
EGLB  Eagle BancGroup of IL                   11.87   1,303    15.5        11.87   10.50   11.50    3.22    N.A.     N.A.
EBSI  Eagle Bancshares of Tucker GA           16.00   4,552    72.8        19.00   14.37   16.00    0.00  120.69   -15.79
EGFC  Eagle Financial Corp. of CT             25.25   4,517   114.1        27.75   22.25   24.50    3.06  188.57    -3.81
ETFS  East Texas Fin. Serv. of TX             14.50   1,134    16.4        16.75   14.25   14.50    0.00    N.A.   -10.77
EBCP  Eastern Bancorp of NH                   19.25   3,652    70.3        19.25   14.42   17.75    8.45   53.39     7.96
ESBK  Elmira SB of Elmira NY*                 16.50     706    11.6        18.75   15.50   16.50    0.00   14.82   -12.00
EFBI  Enterprise Fed. Bancorp of OH           12.87   2,074    26.7        18.00   12.75   13.37   -3.74    N.A.   -12.75
EQSB  Equitable FSB of Wheaton MD             24.75     600    14.9        26.25   21.00   24.75    0.00    N.A.    -1.00
FFFG  F.F.O. Financial Group of FL             2.75   8,430    23.2         3.13    2.25    2.75    0.00  -66.91     7.42
FCBF  FCB Fin. Corp. of Neenah WI             17.75   2,460    43.7        18.50   16.25   17.00    4.41    N.A.    -4.05
FFBS  FFBS Bancorp of Columbus MS             21.50   1,572    33.8        24.25   16.50   21.50    0.00    N.A.    26.47
FFDF  FFD Financial Corp. of OH               10.19   1,455    14.8        10.75   10.00   10.19    0.00    N.A.     N.A.
FFLC  FFLC Bancorp of Leesburg FL             18.25   2,619    47.8        20.25   17.25   18.31   -0.33    N.A.    -2.67
FFFC  FFVA Financial Corp. of VA              17.25   5,181    89.4        18.25   13.37   17.25    0.00    N.A.    25.45
FFWC  FFW Corporation of Wabash IN            19.50     711    13.9        20.00   16.50   19.62   -0.61    N.A.    -1.27
FFYF  FFY Financial Corp. of OH               24.06   5,081   122.2        24.25   20.25   24.00    0.25    N.A.    14.57
FMCO  FMS Financial Corp. of NJ               15.50   2,468    38.3        17.50   14.75   15.50    0.00   72.22    -8.82
FFHH  FSF Financial Corp. of MN               12.00   3,478    41.7        13.50   11.37   11.50    4.35    N.A.    -7.69
FMLY  Family Bancorp of Haverhill MA(8)*      27.25   4,215   114.9        27.37   16.33   27.00    0.93  423.03    52.49
FMCT  Farmers & Mechanics Bank of CT(8)*      31.00   1,662    51.5        31.00   17.75   30.75    0.81    N.A.    40.91
FOBC  Fed One Bancorp of Wheeling WV          15.50   2,558    39.6        16.25   13.25   14.87    4.24   55.00     2.51
FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)        22.75   2,292    52.1        23.12   12.00   22.50    1.11  160.00    64.02
FBCI  Fidelity Bancorp of Chicago IL          16.75   2,931    49.1        17.06   13.75   17.00   -1.47    N.A.     8.98
FSBI  Fidelity Bancorp, Inc. of PA            17.87   1,370    24.5        18.00   14.32   18.00   -0.72  131.18    19.13
FFFL  Fidelity FSB, MHC of FL(47.2)           14.87   6,720    47.1        17.00   12.00   12.50   18.96    N.A.    -8.49
FFED  Fidelity Fed. Bancorp of IN             11.00   2,495    27.4        14.77   10.25   10.75    2.33   56.03   -25.52
FFOH  Fidelity Financial of OH                 9.75   4,074    39.7        10.89    7.00    9.62    1.35    N.A.   -10.47
FIBC  Financial Bancorp of NY                 15.00   1,796    26.9        16.25   12.37   16.00   -6.25    N.A.     9.09
FNSC  Financial Security Corp. of IL(8)       25.75   1,551    39.9        26.50   19.00   26.00   -0.96  157.50    15.73
FSBS  First Ashland Fin. Corp. of KY(8)       18.25   1,463    26.7        18.75   13.37   18.25    0.00    N.A.    25.86
FBSI  First Bancshares of MO                  16.75   1,269    21.3        17.00   15.25   16.50    1.52   31.37     4.69
FBBC  First Bell Bancorp of PA                13.87   8,166   113.3        14.25   12.62   13.75    0.87    N.A.     3.74
FBER  First Bergen Bancorp of NJ              10.00   3,174    31.7        10.50    9.00   10.25   -2.44    N.A.     N.A.
FCIT  First Cit. Fin. Corp of MD              16.62   2,915    48.4        19.09   14.09   16.75   -0.78   91.25    -3.76
FFBA  First Colorado Bancorp of Co            14.00  20,134   281.9        14.50   10.23   13.87    0.94  324.24    27.39
FDEF  First Defiance Fin.Corp. of OH          10.75  10,432   112.1        11.00    8.80   10.62    1.22    N.A.     6.23
FESX  First Essex Bancorp of MA*              11.12   6,046    67.2        12.00   10.00   11.12    0.00   85.33    -2.20
FFES  First FS&LA of E. Hartford CT           19.50   2,597    50.6        21.50   16.50   20.00   -2.50  200.00    -2.50
FSSB  First FS&LA of San Bern. CA              9.87     328     3.2        14.50    9.75    9.75    1.23   -1.30   -21.04
FFSX  First FS&LA. MHC of IA (45.0)           25.75   1,707    19.5        28.62   21.50   25.25    1.98  157.50    -3.74
FFML  First Family Bank, FSB of FL(8)         21.50     545    11.7        23.00   16.00   21.50    0.00  230.77     2.38
FFSW  First Fed Fin. Serv. of OH              30.25   3,584   108.4        31.00   21.02   30.50   -0.82   77.94    40.11
BDJI  First Fed. Bancorp. of MN               14.75     778    11.5        14.75   12.25   14.00    5.36    N.A.     7.27
FFBH  First Fed. Bancshares of AR             15.00   5,154    77.3        15.00   12.75   15.00    0.00    N.A.     N.A.
FFEC  First Fed. Bancshares of WI             15.25   6,855   104.5        16.19   13.62   15.00    1.67    N.A.     0.00

                                            Current Per Share Financials
                                        ----------------------------------------
                                                                 Tangible
                                        Trailing  12 Mo.   Book    Book
                                         12 Mo.   Core    Value/  Value/ Assets/
Financial Institution                    EPS(3)   EPS(3)  Share  Share(4) Share
- ---------------------                   -------- ------- ------- ------- -------
                                            ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
CFFC  Community Fin. Corp. of VA          1.62    1.62   17.53   17.53   124.87
CIBI  Community Inv. Bancorp of OH        1.22    1.16   16.93   16.93   122.38
COOP  Cooperative Bk.for Svgs. of NC      0.61    0.60   19.77   17.45   212.23
CNSK  Covenant Bank for Svgs. of NJ*      1.02    1.02    8.72    8.72   181.03
CRZY  Crazy Woman Creek Bncorp of WY      0.36    0.33   14.61   14.61    47.57
DNFC  D&N Financial Corp. of MI           1.74    1.59   10.44   10.30   180.31
DSBC  DS Bancor Inc. of Derby CT*         2.95    2.71   27.79   26.92   414.72
DFIN  Damen Fin. Corp. of Chicago IL      0.51    0.50   13.85   13.85    59.82
DIME  Dime Community Bancorp of NY        0.63    0.58   14.17   12.45    83.75
DIBK  Dime Financial Corp. of CT*         2.10    2.28   11.08   10.57   135.04
EGLB  Eagle BancGroup of IL               0.10    0.10   16.89   16.89   124.84
EBSI  Eagle Bancshares of Tucker GA       1.15    1.14   12.57   12.57   136.53
EGFC  Eagle Financial Corp. of CT         3.73    1.82   22.66   16.55   310.48
ETFS  East Texas Fin. Serv. of TX         0.83    0.76   19.24   19.24   101.71
EBCP  Eastern Bancorp of NH               1.64    1.25   17.77   16.77   230.16
ESBK  Elmira SB of Elmira NY*             0.48    0.40   19.69   18.81   316.10
EFBI  Enterprise Fed. Bancorp of OH       0.90    0.62   15.23   15.21   103.12
EQSB  Equitable FSB of Wheaton MD         3.30    3.28   23.64   23.64   446.29
FFFG  F.F.O. Financial Group of FL        0.17    0.20    2.27    2.27    36.42
FCBF  FCB Fin. Corp. of Neenah WI         1.04    1.02   19.18   19.18   103.93
FFBS  FFBS Bancorp of Columbus MS         1.06    1.06   15.67   15.67    79.66
FFDF  FFD Financial Corp. of OH           0.52    0.52   14.08   14.08    50.24
FFLC  FFLC Bancorp of Leesburg FL         1.17    1.17   21.54   21.54   126.80
FFFC  FFVA Financial Corp. of VA          1.27    1.24   15.72   15.40   100.91
FFWC  FFW Corporation of Wabash IN        2.23    2.14   21.74   21.74   211.63
FFYF  FFY Financial Corp. of OH           1.36    1.40   20.06   20.06   113.29
FMCO  FMS Financial Corp. of NJ           1.69    1.69   13.91   13.57   209.86
FFHH  FSF Financial Corp. of MN           0.58    0.58   13.69   13.69    95.28
FMLY  Family Bancorp of Haverhill MA(8)*  1.88    1.82   16.60   15.25   219.51
FMCT  Farmers & Mechanics Bank of CT(8)*  0.62    0.59   17.58   17.58   318.71
FOBC  Fed One Bancorp of Wheeling WV      1.29    1.29   16.10   15.28   134.10
FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)    1.37    1.33   12.22   12.21   142.15
FBCI  Fidelity Bancorp of Chicago IL      1.03    1.03   16.99   16.93   155.88
FSBI  Fidelity Bancorp, Inc. of PA        1.40    1.38   15.73   15.65   231.62
FFFL  Fidelity FSB, MHC of FL(47.2)       0.78    0.73   11.99   11.86   121.56
FFED  Fidelity Fed. Bancorp of IN         1.30    1.10    5.73    5.73   105.10
FFOH  Fidelity Financial of OH            0.50    0.50   12.54   12.54    61.66
FIBC  Financial Bancorp of NY             0.87    0.86   14.60   14.52   146.16
FNSC  Financial Security Corp. of IL(8)   1.35    1.37   25.69   25.69   166.64
FSBS  First Ashland Fin. Corp. of KY(8)   0.51    0.51   16.35   16.35    59.76
FBSI  First Bancshares of MO              0.91    0.90   18.70   18.67   113.22
FBBC  First Bell Bancorp of PA            1.04    1.04   14.24   14.24    69.88
FBER  First Bergen Bancorp of NJ          0.27    0.36   13.54   13.54    79.43
FCIT  First Cit. Fin. Corp of MD          1.52    1.24   13.63   13.63   221.55
FFBA  First Colorado Bancorp of Co        0.79    0.79   12.17   12.03    74.57
FDEF  First Defiance Fin.Corp. of OH      0.60    0.59   12.14   12.14    49.91
FESX  First Essex Bancorp of MA*          1.34    1.12   10.31   10.31   139.41
FFES  First FS&LA of E. Hartford CT       1.95    1.93   21.95   21.89   364.96
FSSB  First FS&LA of San Bern. CA        -3.47   -4.03   14.44   13.72   312.30
FFSX  First FS&LA. MHC of IA (45.0)       1.79    1.66   21.59   21.38   259.89
FFML  First Family Bank, FSB of FL(8)     2.57    1.36   16.38   16.38   291.83
FFSW  First Fed Fin. Serv. of OH          2.47    2.03   16.59   13.46   291.46
BDJI  First Fed. Bancorp. of MN           0.90    0.89   17.89   17.89   134.92
FFBH  First Fed. Bancshares of AR         0.82    0.78   16.19   16.19    97.97
FFEC  First Fed. Bancshares of WI         0.80    0.83   14.22   13.66   103.09

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 6, 1996


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week(1)               % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
- ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
FTFC  First Fed. Capital Corp. of WI          21.00   6,231   130.9        22.87   17.25   19.75    6.33   86.67    16.67
FFKY  First Fed. Fin. Corp. of KY             21.00   4,208    88.4        22.00   14.62   21.00    0.00   33.33    36.63
FFBZ  First Federal Bancorp of OH             26.50     785    20.8        26.50   17.50   24.50    8.16  165.00    30.86
FFWM  First Fin. Corp of Western MD           24.00   2,177    52.2        24.59   17.75   24.50   -2.04  140.00    21.52
FFCH  First Fin. Holdings Inc. of SC          18.75   6,377   119.6        22.25   17.50   19.25   -2.60   53.06    -2.60
FFBI  First Financial Bancorp of IL           15.50     466     7.2        16.25   15.00   15.87   -2.33    N.A.    -3.13
FFHC  First Financial Corp. of WI             23.00  29,905   687.8        24.00   19.25   23.75   -3.16   46.03     0.00
FFHS  First Franklin Corp. of OH              15.25   1,165    17.8        17.50   13.50   15.25    0.00   16.23    -3.91
FGHC  First Georgia Hold. Corp of GA           7.00   2,024    14.2         7.83    5.33    7.25   -3.45   82.77    -8.74
FSPG  First Home SB, SLA of NJ                18.00   2,030    36.5        19.00   16.25   18.25   -1.37  200.00    -5.26
FFSL  First Independence Corp. of KS          19.00     583    11.1        19.25   17.62   18.50    2.70    N.A.     1.33
FISB  First Indiana Corp. of IN               22.94   8,294   190.3        25.19   19.79   23.12   -0.78   69.93     6.90
FKFS  First Keystone Fin. Corp of PA          17.75   1,292    22.9        20.87   15.50   17.25    2.90    N.A.   -14.95
FLKY  First Lancaster Bncshrs of KY           14.50     959    13.9        14.50   13.12   14.50    0.00    N.A.     N.A.
FLFC  First Liberty Fin. Corp. of GA          22.75   4,002    91.0        22.75   19.12   22.00    3.41  198.56     7.06
CASH  First Midwest Fin. Corp. of IA          23.25   1,779    41.4        24.25   19.75   23.50   -1.06    N.A.    -1.06
FMBD  First Mutual Bancorp of IL              13.06   4,127    53.9        14.75   11.62   12.87    1.48    N.A.    -4.11
FMSB  First Mutual SB of Bellevue WA*         14.75   2,453    36.2        16.00   10.42   13.50    9.26   90.32     8.94
FNGB  First Northern Cap. Corp of WI          15.75   4,395    69.2        16.50   14.75   15.50    1.61    8.17    -4.55
FFPB  First Palm Beach Bancorp of FL          22.87   5,181   118.5        24.87   19.94   22.62    1.11    N.A.     8.29
FSNJ  First SB of NJ, MHC (45.0)              15.00   3,062    20.4        19.50   13.75   14.75    1.69    N.A.   -13.04
FSBC  First SB, FSB of Clovis NM               5.50     696     3.8         7.00    5.25    5.50    0.00  -18.52   -18.52
FSLA  First SB, SLA MHC of NJ (37.6)          16.12   6,512    32.2        17.50   13.25   16.25   -0.80   61.20    -2.30
SOPN  First SB, SSB, Moore Co. of NC          17.00   3,744    63.6        20.25   16.75   17.00    0.00    N.A.    -4.55
FWWB  First Savings Bancorp of WA*            17.00  10,474   178.1        17.25   12.37   17.12   -0.70    N.A.    29.57
SHEN  First Shenango Bancorp of PA            20.75   2,281    47.3        22.25   19.50   20.75    0.00    N.A.     1.22
FSFC  First So.east Fin. Corp. of SC(8)        9.50   4,388    41.7        20.25    9.12    9.69   -1.96    N.A.   -50.00
FSFI  First State Fin. Serv. of NJ(8)         13.00   3,929    51.1        14.12   10.00   13.25   -1.89  220.20    -4.55
FFDP  FirstFed Bancshares of IL               16.50   3,399    56.1        17.62   13.00   16.50    0.00  147.75    16.44
FLAG  Flag Financial Corp of GA               10.50   2,036    21.4        15.00   10.50   11.00   -4.55    7.14   -23.64
FFPC  Florida First Bancorp of FL(8)          11.12   3,385    37.6        11.25    7.00   11.00    1.09  491.49    50.88
FFIC  Flushing Fin. Corp. of NY*              17.87   8,909   159.2        18.37   14.12   18.25   -2.08    N.A.    16.27
FBHC  Fort Bend Holding Corp. of TX           16.87     819    13.8        20.25   16.87   17.00   -0.76    N.A.    -6.28
FTSB  Fort Thomas Fin. Corp. of KY            14.00   1,574    22.0        17.75   11.25   13.50    3.70    N.A.    15.51
FKKY  Frankfort First Bancorp of KY           10.75   3,450    37.1        15.87   10.75   10.87   -1.10    N.A.   -18.87
GFSB  GFS Bancorp of Grinnell IA              21.00     510    10.7        21.00   17.50   21.00    0.00    N.A.     5.00
GUPB  GFSB Bancorp of Gallup NM               14.12     949    13.4        15.00   12.87   14.12    0.00    N.A.    -0.91
GWBC  Gateway Bancorp of KY                   13.25   1,132    15.0        16.25   13.00   13.25    0.00    N.A.    -7.02
GBCI  Glacier Bancorp of MT                   24.00   3,361    80.7        24.00   16.59   23.25    3.23  396.89    30.36
GLBK  Glendale Co-op. Bank of MA*             18.00     247     4.4        19.00   13.75   17.50    2.86    N.A.    -4.00
GFCO  Glenway Financial Corp. of OH           20.25   1,145    23.2        23.33   17.86   20.25    0.00    N.A.   -13.20
GTPS  Great American Bancorp of IL            13.50   1,850    25.0        15.12   13.00   13.37    0.97    N.A.    -7.28
GTFN  Great Financial Corp. of KY             28.00  14,184   397.2        29.00   20.50   28.37   -1.30    N.A.    19.15
GSBC  Great Southern Bancorp of MO            28.50   4,406   125.6        29.50   20.75   28.25    0.88  876.03    15.15
GDVS  Greater DV SB,MHC of PA(19.9)*          10.00   3,272     6.5        13.00    9.25    9.50    5.26    N.A.   -16.67
GRTR  Greater New York SB of NY*              12.62  13,388   169.0        13.31   10.12   11.37   10.99   35.55     5.17
GSFC  Green Street Fin. Corp. of NC           14.00   4,298    60.2        14.62   12.12   14.50   -3.45    N.A.     N.A.
GROV  GroveBank for Savings of MA*            31.50   1,542    48.6        31.50   23.25   29.87    5.46  255.13    27.27
GFED  Guaranty FS&LA,MHC of MO(31.1)           9.75   3,125     7.6        12.50    8.00   10.00   -2.50    N.A.   -17.86
GSLC  Guaranty Svgs & Loan FA of VA            8.50     919     7.8         8.50    6.37    8.25    3.03    N.A.     9.68
HEMT  HF Bancorp of Hemet CA                   9.38   6,282    58.9        10.25    9.12    9.62   -2.49    N.A.    -4.96
HFFC  HF Financial Corp. of SD(8)             15.31   3,052    46.7        16.75   13.44   15.25    0.39  206.20     0.39
HFNC  HFNC Financial Corp. of NC              17.62  17,192   302.9        18.12   13.12   17.37    1.44    N.A.    34.30
HMNF  HMN Financial, Inc. of MN               15.94   4,921    78.4        16.50   14.50   15.81    0.82    N.A.    -0.38
HALL  Hallmark Capital Corp. of WI            15.00   1,413    21.2        16.25   14.50   15.75   -4.76    N.A.    -3.23

                                            Current Per Share Financials
                                        ----------------------------------------
                                                                 Tangible
                                        Trailing  12 Mo.   Book    Book
                                         12 Mo.   Core    Value/  Value/ Assets/
Financial Institution                    EPS(3)   EPS(3)  Share  Share(4) Share
- ---------------------                   -------- ------- ------- ------- -------
                                            ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
FTFC  First Fed. Capital Corp. of WI      2.04    1.51   15.29   14.42   222.94
FFKY  First Fed. Fin. Corp. of KY         1.30    1.19   11.87   11.09    83.81
FFBZ  First Federal Bancorp of OH         2.50    2.46   17.86   17.84   226.47
FFWM  First Fin. Corp of Western MD       1.65    1.60   19.16   19.16   147.91
FFCH  First Fin. Holdings Inc. of SC      1.74    1.76   15.26   15.26   238.86
FFBI  First Financial Bancorp of IL       1.17    1.02   16.89   16.89   202.76
FFHC  First Financial Corp. of WI         2.38    2.30   13.64   13.01   186.57
FFHS  First Franklin Corp. of OH          1.13    1.11   17.41   17.24   185.84
FGHC  First Georgia Hold. Corp of GA      0.60    0.60    5.91    5.26    71.16
FSPG  First Home SB, SLA of NJ            2.19    2.13   14.97   14.57   229.74
FFSL  First Independence Corp. of KS      1.93    1.93   22.38   22.38   181.43
FISB  First Indiana Corp. of IN           2.12    1.76   16.40   16.18   177.61
FKFS  First Keystone Fin. Corp of PA      1.17    1.27   17.74   17.74   224.88
FLKY  First Lancaster Bncshrs of KY       0.54    0.54   13.47   13.47    45.15
FLFC  First Liberty Fin. Corp. of GA      2.31    1.92   17.09   14.47   247.68
CASH  First Midwest Fin. Corp. of IA      1.76    1.74   21.94   20.49   192.30
FMBD  First Mutual Bancorp of IL          0.66    0.63   16.83   16.83    73.10
FMSB  First Mutual SB of Bellevue WA*     1.51    1.45   10.42   10.42   157.51
FNGB  First Northern Cap. Corp of WI      1.00    0.96   16.10   16.10   132.00
FFPB  First Palm Beach Bancorp of FL      1.88    1.78   21.93   21.37   277.56
FSNJ  First SB of NJ, MHC (45.0)          0.38    0.85   16.01   16.01   212.49
FSBC  First SB, FSB of Clovis NM          0.57    0.44    7.98    7.98   161.55
FSLA  First SB, SLA MHC of NJ (37.6)      1.24    1.27   14.07   12.26   147.78
SOPN  First SB, SSB, Moore Co. of NC      1.05    1.05   17.84   17.84    68.64
FWWB  First Savings Bancorp of WA*        0.51    0.49   14.65   14.65    56.80
SHEN  First Shenango Bancorp of PA        1.53    1.46   20.53   20.53   161.89
FSFC  First So.east Fin. Corp. of SC(8)   0.25    0.67    7.67    7.67    74.42
FSFI  First State Fin. Serv. of NJ(8)     0.02   -0.19   10.17    9.61   169.49
FFDP  FirstFed Bancshares of IL           1.03    0.55   16.13   15.40   186.85
FLAG  Flag Financial Corp of GA           0.98    0.83   10.73   10.73   112.33
FFPC  Florida First Bancorp of FL(8)      0.80    0.74    6.31    6.31    89.42
FFIC  Flushing Fin. Corp. of NY*          0.73    0.70   15.48   15.48    86.05
FBHC  Fort Bend Holding Corp. of TX       2.06    1.82   21.99   21.99   311.04
FTSB  Fort Thomas Fin. Corp. of KY        0.74    0.74   13.75   13.75    56.46
FKKY  Frankfort First Bancorp of KY       0.53    0.42   13.87   13.87    40.18
GFSB  GFS Bancorp of Grinnell IA          1.75    1.82   19.50   19.50   163.34
GUPB  GFSB Bancorp of Gallup NM           0.76    0.76   17.09   17.09    74.21
GWBC  Gateway Bancorp of KY               0.68    0.68   15.65   15.65    62.95
GBCI  Glacier Bancorp of MT               1.82    1.82   11.45   11.43   121.53
GLBK  Glendale Co-op. Bank of MA*         1.14    0.95   23.49   23.49   148.49
GFCO  Glenway Financial Corp. of OH       1.31    1.30   23.13   22.58   239.21
GTPS  Great American Bancorp of IL        0.42    0.41   17.95   17.95    65.16
GTFN  Great Financial Corp. of KY         1.70    1.33   19.38   18.65   197.98
GSBC  Great Southern Bancorp of MO        2.56    2.38   15.39   15.14   151.64
GDVS  Greater DV SB,MHC of PA(19.9)*      0.22    0.26    8.62    8.62    70.90
GRTR  Greater New York SB of NY*          0.85    0.83   11.13   11.13   189.78
GSFC  Green Street Fin. Corp. of NC       0.49    0.49   14.60   14.60    41.64
GROV  GroveBank for Savings of MA*        3.20    2.99   24.37   24.34   382.88
GFED  Guaranty FS&LA,MHC of MO(31.1)      0.58    0.31    8.69    8.69    59.37
GSLC  Guaranty Svgs & Loan FA of VA       0.70    0.43    6.93    6.93   112.04
HEMT  HF Bancorp of Hemet CA              0.21    0.21   13.73   13.72   120.08
HFFC  HF Financial Corp. of SD(8)         1.55    1.26   16.97   16.92   181.91
HFNC  HFNC Financial Corp. of NC          0.32    0.38   14.21   14.21    41.66
HMNF  HMN Financial, Inc. of MN           1.21    1.05   17.73   17.73   112.78
HALL  Hallmark Capital Corp. of WI        1.33    1.26   19.12   19.12   266.92

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 6, 1996


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------         52 Week(1)                % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
- ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
HARB  Harbor FSB, MHC of FL (45.7)            28.75   4,933    64.4        29.25   21.75   27.00    6.48    N.A.     4.55
HRBF  Harbor Federal Bancorp of MD            14.25   1,754    25.0        15.50   12.37   13.50    5.56   42.50    -1.72
HFSA  Hardin Bancorp of Hardin MO             11.25   1,012    11.4        13.00   11.00   11.25    0.00    N.A.   -11.76
HARL  Harleysville SA of PA                   17.75   1,289    22.9        19.75   15.00   17.75    0.00    0.00    18.33
HARS  Harris SB, MHC of PA (23.1)             14.87  11,216    37.2        20.50   14.75   15.50   -4.06    N.A.   -25.65
HFFB  Harrodsburg 1st Fin Bcrp of KY          16.25   2,159    35.1        16.75   12.37   16.50   -1.52    N.A.     8.33
HHFC  Harvest Home Fin. Corp. of OH            9.87     935     9.2        13.75    9.87   10.75   -8.19    N.A.   -19.43
HAVN  Haven Bancorp of Woodhaven NY           27.06   4,320   116.9        28.87   20.87   27.25   -0.70    N.A.    14.56
HVFD  Haverfield Corp. of OH                  17.12   1,907    32.6        19.25   12.50   17.00    0.71   10.45    26.81
HTHR  Hawthorne Fin. Corp. of CA               7.50   2,599    19.5         9.25    3.13    8.37  -10.39  -72.73    50.00
HSBK  Hibernia SB of Quincy MA*               15.00   1,662    24.9        18.00   14.00   15.06   -0.40   96.85    -7.69
HBNK  Highland Federal Bank of CA             14.25   2,296    32.7        17.00   11.00   14.37   -0.84    N.A.    -8.06
HIFS  Hingham Inst. for Sav. of MA*           14.75   1,297    19.1        15.25   12.25   15.25   -3.28  223.46     0.00
HNFC  Hinsdale Financial Corp. of IL          23.50   2,690    63.2        26.75   21.00   23.56   -0.25  135.00     9.30
HBFW  Home Bancorp of Fort Wayne IN           16.37   2,887    47.3        16.37   13.75   15.87    3.15    N.A.     7.34
HBBI  Home Building Bancorp of IN             18.25     332     6.1        21.25   14.50   18.25    0.00    N.A.    10.61
HOMF  Home Fed Bancorp of Seymour IN          26.25   2,226    58.4        27.25   23.75   27.25   -3.67   75.00    -0.94
HFMD  Home Federal Corporation of MD(8)       10.44   2,519    26.3        11.37    7.25   10.75   -2.88    7.08    34.71
HWEN  Home Financial Bancorp of IN            12.75     506     6.5        13.75    9.87   13.00   -1.92    N.A.     N.A.
HOFL  Home Financial Corp. of FL(8)           13.87  24,717   342.8        16.25   12.62   14.12   -1.77  177.40   -10.52
HPBC  Home Port Bancorp, Inc. of MA*          14.50   1,842    26.7        15.00   11.00   15.00   -3.33   81.25    23.40
HMCI  Homecorp, Inc. of Rockford IL           18.25   1,129    20.6        18.87   15.50   17.87    2.13   82.50     9.81
LOAN  Horizon Bancorp, Inc of TX(8)*          14.50   1,387    20.1        15.75    7.87   13.25    9.43    N.A.    61.11
HZFS  Horizon Fin'l. Services of IA           14.50     448     6.5        16.37   12.75   14.50    0.00    N.A.    -4.92
HRZB  Horizon Financial Corp. of WA*          13.00   6,595    85.7        13.75   11.75   13.25   -1.89   -3.20     0.00
IBSF  IBS Financial Corp. of NJ               14.37  11,002   158.1        15.46   12.50   14.87   -3.36    N.A.     5.35
ISBF  ISB Financial Corp. of LA               14.87   7,122   105.9        17.00   13.62   14.87    0.00    N.A.    -0.87
ITLA  Imperial Thrift & Loan of CA*           13.50   7,820   105.6        15.25   11.37   13.62   -0.88    N.A.    10.20
IFSB  Independence FSB of DC                   7.12   1,279     9.1         9.25    6.75    8.00  -11.00  256.00   -15.64
INCB  Indiana Comm. Bank, SB of IN            13.25     922    12.2        16.75   12.50   13.50   -1.85    N.A.   -13.11
IFSL  Indiana Federal Corp. of IN             20.00   4,730    94.6        21.50   16.25   20.12   -0.60  165.25    -5.88
INBI  Industrial Bancorp of OH                10.50   5,554    58.3        16.00    9.87   10.50    0.00    N.A.   -23.64
IWBK  Interwest SB of Oak Harbor WA           27.75   6,450   179.0        28.00   15.19   27.75    0.00  177.50    36.23
IPSW  Ipswich SB of Ipswich MA*               10.12   1,178    11.9        12.62    6.15   10.19   -0.69    N.A.    22.67
IROQ  Iroquois Bancorp of Auburn NY*          15.50   2,357    36.5        16.25   12.75   15.37    0.85  121.43    19.23
JSBF  JSB Financial, Inc. of NY               34.87  10,052   350.5        34.87   30.62   33.12    5.28  203.22    10.28
JXVL  Jacksonville Bancorp of TX              11.50   2,664    30.6        11.99    8.11   11.31    1.68    N.A.    -1.20
JXSB  Jcksnville SB,MHC of IL(43.3%)          12.25   1,272     6.8        14.25   11.25   12.25    0.00    N.A.   -11.68
JEBC  Jefferson Bancorp of Gretna LA(8)       22.50   2,196    49.4        22.50   19.00   22.50    0.00    N.A.    16.88
JSBA  Jefferson Svgs Bancorp of MO            23.50   4,182    98.3        30.75   21.50   23.50    0.00    N.A.   -15.32
JOAC  Joachim Bancorp of MO                   12.75     760     9.7        13.50   11.50   12.50    2.00    N.A.    -5.56
KSAV  KS Bancorp of Kenly NC                  20.00     663    13.3        22.00   17.12   20.00    0.00    N.A.    14.29
KSBK  KSB Bancorp of Kingfield ME*            21.00     411     8.6        22.00   15.00   21.00    0.00    N.A.    20.00
KFBI  Klamath First Bancorp of OR             14.37  12,233   175.8        14.62   12.50   14.12    1.77    N.A.     4.51
LBFI  L&B Financial of S. Springs TX(8)       16.50   1,584    26.1        17.00   13.75   16.75   -1.49    N.A.    15.79
LSBI  LSB Fin. Corp. of Lafayette IN          17.25     931    16.1        17.37   14.50   16.50    4.55    N.A.     0.00
LVSB  Lakeview SB of Paterson NJ              22.75   2,266    51.6        22.87   15.91   22.62    0.57    N.A.    33.43
LARK  Landmark Bancshares of KS               15.63   1,914    29.9        16.00   13.25   15.63    0.00    N.A.    13.67
LARL  Laurel Capital Group of PA              15.50   1,513    23.5        16.50   14.50   15.50    0.00   21.09     0.00
LSBX  Lawrence Savings Bank of MA*             6.44   4,245    27.3         6.62    4.62    6.00    7.33   87.21    39.39
LFCT  Leader Fin. Corp of Memphis TN(8)       52.25   9,948   519.8        52.25   33.25   49.75    5.03    N.A.    39.82
LFED  Leeds FSB, MHC of MD (35.3)             13.12   3,448    16.4        16.75   13.00   13.25   -0.98    N.A.    -7.93
LXMO  Lexington B&L Fin. Corp. of MO          10.06   1,265    12.7        10.19    9.50   10.00    0.60    N.A.     N.A.
LBCI  Liberty Bancorp of Chicago IL(8)        24.00   2,477    59.4        26.87   22.25   23.75    1.05  140.00    -4.95
LIFB  Life Bancorp of Norfolk VA              15.94  10,097   160.9        16.25   14.00   15.81    0.82    N.A.     6.27

                                            Current Per Share Financials
                                        ----------------------------------------
                                                                 Tangible
                                        Trailing  12 Mo.   Book    Book
                                         12 Mo.   Core    Value/  Value/ Assets/
Financial Institution                    EPS(3)   EPS(3)  Share  Share(4) Share
- ---------------------                   -------- ------- ------- ------- -------
                                            ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
HARB  Harbor FSB, MHC of FL (45.7)        2.20    2.20   17.24   16.60   205.56
HRBF  Harbor Federal Bancorp of MD        0.55    0.55   15.84   15.84   114.61
HFSA  Hardin Bancorp of Hardin MO         0.61    0.61   14.75   14.75    85.92
HARL  Harleysville SA of PA               1.74    1.82   15.38   15.38   231.32
HARS  Harris SB, MHC of PA (23.1)         0.53    0.72   13.32   11.19   137.46
HFFB  Harrodsburg 1st Fin Bcrp of KY      0.57    0.57   14.28   14.28    50.75
HHFC  Harvest Home Fin. Corp. of OH       0.60    0.60   13.83   13.83    78.08
HAVN  Haven Bancorp of Woodhaven NY       2.48    2.46   21.78   21.65   358.86
HVFD  Haverfield Corp. of OH              1.28    1.21   14.90   14.87   175.26
HTHR  Hawthorne Fin. Corp. of CA          1.76    0.00   13.29   13.23   292.87
HSBK  Hibernia SB of Quincy MA*           1.26    1.27   14.91   14.91   224.42
HBNK  Highland Federal Bank of CA         0.58    0.57   15.20   15.20   192.18
HIFS  Hingham Inst. for Sav. of MA*       1.47    1.47   14.05   14.05   143.97
HNFC  Hinsdale Financial Corp. of IL      1.61    1.56   20.62   20.01   246.28
HBFW  Home Bancorp of Fort Wayne IN       0.91    0.91   16.96   16.96   109.42
HBBI  Home Building Bancorp of IN         0.52    0.52   18.12   18.12   129.92
HOMF  Home Fed Bancorp of Seymour IN      3.30    2.91   23.14   22.29   283.03
HFMD  Home Federal Corporation of MD(8)   0.62    0.60    7.63    7.54    87.23
HWEN  Home Financial Bancorp of IN        0.75    0.75   14.81   14.81    75.39
HOFL  Home Financial Corp. of FL(8)       0.60    0.76   12.20   12.20    49.19
HPBC  Home Port Bancorp, Inc. of MA*      1.64    1.65   10.43   10.43    97.96
HMCI  Homecorp, Inc. of Rockford IL       1.20    0.76   18.72   18.72   300.25
LOAN  Horizon Bancorp, Inc of TX(8)*      1.22    0.97    8.07    7.81    94.40
HZFS  Horizon Fin'l. Services of IA       0.84    0.68   18.73   18.73   163.98
HRZB  Horizon Financial Corp. of WA*      1.12    1.12   12.12   12.12    74.83
IBSF  IBS Financial Corp. of NJ           0.70    0.71   13.55   13.55    68.06
ISBF  ISB Financial Corp. of LA           1.02    1.01   16.50   16.03    96.40
ITLA  Imperial Thrift & Loan of CA*       0.85    0.85   10.72   10.72    85.62
IFSB  Independence FSB of DC              1.10    0.52   13.36   11.48   206.21
INCB  Indiana Comm. Bank, SB of IN        0.67    0.67   15.35   15.35   102.47
IFSL  Indiana Federal Corp. of IN         1.38    1.45   14.86   13.83   156.93
INBI  Industrial Bancorp of OH            0.90    0.90   10.95   10.95    56.46
IWBK  Interwest SB of Oak Harbor WA       2.25    2.14   14.94   14.52   219.21
IPSW  Ipswich SB of Ipswich MA*           1.43    1.25    7.38    7.38   128.15
IROQ  Iroquois Bancorp of Auburn NY*      1.60    1.60   11.99   10.73   199.71
JSBF  JSB Financial, Inc. of NY           2.49    2.49   33.10   33.10   151.82
JXVL  Jacksonville Bancorp of TX          0.72    0.72   13.37   13.37    81.73
JXSB  Jcksnville SB,MHC of IL(43.3%)      0.53    0.43   13.31   13.31   112.46
JEBC  Jefferson Bancorp of Gretna LA(8)   1.14    1.14   16.42   16.42   120.94
JSBA  Jefferson Svgs Bancorp of MO        1.74    1.58   19.67   16.17   269.10
JOAC  Joachim Bancorp of MO               0.33    0.32   14.20   14.20    48.02
KSAV  KS Bancorp of Kenly NC              1.49    1.51   20.87   20.85   141.08
KSBK  KSB Bancorp of Kingfield ME*        2.76    2.76   22.00   20.37   322.46
KFBI  Klamath First Bancorp of OR         0.69    0.69   13.23   13.23    51.50
LBFI  L&B Financial of S. Springs TX(8)   0.92    0.87   15.65   15.65    90.99
LSBI  LSB Fin. Corp. of Lafayette IN      0.88    0.80   17.82   17.82   184.75
LVSB  Lakeview SB of Paterson NJ          2.20    1.32   19.99   15.35   200.86
LARK  Landmark Bancshares of KS           0.96    0.86   17.27   17.27   104.74
LARL  Laurel Capital Group of PA          1.76    1.72   13.94   13.94   130.17
LSBX  Lawrence Savings Bank of MA*        0.88    0.88    5.95    5.95    78.43
LFCT  Leader Fin. Corp of Memphis TN(8)   4.49    4.38   26.78   26.78   322.78
LFED  Leeds FSB, MHC of MD (35.3)         0.78    0.78   12.65   12.65    77.34
LXMO  Lexington B&L Fin. Corp. of MO      0.43    0.43   14.81   14.81    48.45
LBCI  Liberty Bancorp of Chicago IL(8)    1.47    1.47   25.84   25.78   262.90
LIFB  Life Bancorp of Norfolk VA          0.97    1.01   14.73   14.18   122.86

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 6, 1996



                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------         52 Week(1)                % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
- ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
LFBI  Little Falls Bancorp of NJ              10.37   3,042    31.5        11.50    9.50   10.75   -3.53    N.A.     N.A.
LOGN  Logansport Fin. Corp. of IN             14.00   1,322    18.5        14.00   12.00   13.50    3.70    N.A.     7.69
LONF  London Financial Corp. of OH            10.75     529     5.7        11.25    9.75   10.25    4.88    N.A.     N.A.
LISB  Long Island Bancorp of NY               28.25  24,805   700.7        32.87   22.75   28.00    0.89    N.A.     7.13
MAFB  MAF Bancorp of IL                       26.50  10,341   274.0        26.81   22.25   26.12    1.45  211.76     6.00
MBLF  MBLA Financial Corp. of MO(8)           21.75   1,372    29.8        26.00   16.00   21.25    2.35    N.A.    12.29
MFBC  MFB Corp. of Mishawaka IN               15.50   1,974    30.6        16.25   13.75   15.50    0.00    N.A.     5.08
MLBC  ML Bancorp of Villanova PA              25.62   6,247   160.0        25.75   21.25   25.75   -0.50    N.A.    15.15
MSBB  MSB Bancorp of Middletown NY*           15.75   2,834    44.6        27.25   15.00   16.00   -1.56   57.50   -14.86
MSBF  MSB Financial Corp. of MI               18.00     656    11.8        19.50   15.00   17.25    4.35    N.A.    -5.26
MGNL  Magna Bancorp of MS                     21.00  13,703   287.8        22.50   14.25   20.75    1.20  320.00    46.14
MARN  Marion Capital Holdings of IN           20.25   1,934    39.2        21.00   19.00   20.25    0.00    N.A.     1.25
MFCX  Marshalltown Fin. Corp. of IA(8)        16.25   1,411    22.9        16.75   14.25   15.75    3.17    N.A.     3.17
MFSL  Maryland Fed. Bancorp of MD             29.50   3,160    93.2        33.25   28.25   30.12   -2.06  180.95    -1.67
MASB  MassBank Corp. of Reading MA*           32.87   2,720    89.4        34.50   30.00   32.62    0.77  166.59     3.53
MFLR  Mayflower Co-Op. Bank of MA*            15.00     873    13.1        15.75   10.00   15.25   -1.64  200.00    36.36
MECH  Mechanics SB of Hartford CT*            13.50   5,290    71.4        13.75   11.00   13.37    0.97    N.A.     N.A.
MDBK  Medford Savings Bank of MA*             24.00   4,531   108.7        24.50   19.75   23.00    4.35  242.86    11.63
MERI  Meritrust FSB of Thibodaux LA           30.75     774    23.8        34.00   25.75   30.75    0.00    N.A.    -0.81
MWBX  Metro West of MA*                        3.81  13,882    52.9         4.87    3.50    3.81    0.00   -7.52    -7.52
MSEA  Metropolitan Bancorp of WA(8)           17.31   3,710    64.2        17.31   11.50   17.12    1.11  138.10    33.15
MCBS  Mid Continent Bancshares of KS          19.12   2,032    38.9        19.25   17.00   19.12    0.00    N.A.     3.35
MIFC  Mid Iowa Financial Corp. of IA           6.50   1,683    10.9         7.87    5.50    6.00    8.33   30.00   -16.13
MCBN  Mid-Coast Bancorp of ME                 19.00     230     4.4        20.25   14.76   20.00   -5.00  232.75    10.98
MIDC  Midconn Bank of Kensington CT*          19.50   1,910    37.2        20.00   13.00   19.50    0.00   85.71    39.29
MWBI  Midwest Bancshares, Inc. of IA          24.50     349     8.6        27.12   24.50   24.50    0.00  145.00    -4.85
MWFD  Midwest Fed. Fin. Corp of WI            17.50   1,635    28.6        18.25    9.12   16.00    9.38  250.00    62.79
MFFC  Milton Fed. Fin. Corp. of OH            13.75   2,264    31.1        17.12   11.50   13.75    0.00    N.A.   -15.38
MIVI  Miss. View Hold. Co. of MN              11.75     910    10.7        12.25   10.50   12.12   -3.05    N.A.     3.34
MBSP  Mitchell Bancorp of NC*                 12.12     980    11.9        12.62   10.19   12.62   -3.96    N.A.     N.A.
MBBC  Monterey Bay Bancorp of CA              13.25   3,307    43.8        13.50   11.00   13.50   -1.85    N.A.    14.03
MORG  Morgan Financial Corp. of CO            13.00     834    10.8        13.00    9.75   11.25   15.56    N.A.     4.00
MFSB  Mutual Bancompany of MO(8)              21.00     333     7.0        21.75   16.00   21.00    0.00    N.A.    16.67
MSBK  Mutual SB, FSB of Bay City MI            5.75   4,274    24.6         7.37    5.12    5.63    2.13  -34.29    -4.17
NHTB  NH Thrift Bancshares of NH               9.87   1,692    16.7        11.00    9.25   10.00   -1.30  113.64    -2.47
NHSL  NHS Financial, Inc. of CA(8)            11.12   2,523    28.1        11.25    8.00   11.12    0.00   42.02    11.20
NSLB  NS&L Bancorp of Neosho MO               12.00     799     9.6        13.75   12.00   12.00    0.00    N.A.    -9.43
NMSB  Newmil Bancorp. of CT*                   7.12   4,070    29.0         7.50    6.00    7.50   -5.07   11.77     1.71
NFSL  Newnan SB, FSB of Newnan GA             22.50   1,459    32.8        23.00   13.50   21.00    7.14   80.00    30.43
NASB  North American SB of MO                 31.50   2,268    71.4        32.37   28.50   30.87    2.04  641.18    -1.56
NBSI  North Bancshares of Chicago IL          15.75   1,114    17.5        16.25   13.25   16.12   -2.30    N.A.    16.67
FFFD  North Central Bancshares of IA          11.87   4,011    47.6        12.68    9.80   11.62    2.15    N.A.    12.51
NEBC  Northeast Bancorp of ME*                12.75   1,203    15.3        13.50   11.00   13.12   -2.82    8.51    10.87
NEIB  Northeast Indiana Bncrp of IN           12.25   2,062    25.3        13.50   11.37   12.50   -2.00    N.A.     2.08
NSBK  Northside SB of Bronx NY(8)*            46.50   4,834   224.8        48.00   29.00   46.50    0.00  191.54    52.46
NWEQ  Northwest Equity Corp. of WI            10.25     945     9.7        11.37    9.87   10.25    0.00    N.A.    -5.70
NWSB  Northwest SB, MHC of PA(29.9)           11.00  23,376    38.0        13.50   10.75   10.87    1.20    N.A.    -9.24
NSSY  Norwalk Savings Society of CT*          21.25   2,385    50.7        22.25   17.62   21.62   -1.71    N.A.    11.84
NSSB  Norwich Financial Corp. of CT*          15.87   5,392    85.6        16.00   12.25   15.50    2.39  126.71    23.31
NTMG  Nutmeg FS&LA of CT                       7.25     710     5.1         8.00    5.17    7.25    0.00    N.A.     8.70
OHSL  OHSL Financial Corp. of OH              20.25   1,217    24.6        22.00   17.25   20.00    1.25    N.A.    -5.81
OSBF  OSB Fin. Corp. of Oshkosh WI            23.75   1,111    26.4        24.87   22.75   23.25    2.15  106.52     0.00
OCFC  Ocean Fin. Corp. of NJ                  22.50   8,388   188.7        22.87   19.62   22.75   -1.10    N.A.     N.A.
OFCP  Ottawa Financial Corp. of MI            16.25   5,415    88.0        16.75   15.25   16.12    0.81    N.A.     3.97
PFFB  PFF Bancorp of Pomona CA                11.62  19,837   230.5        11.75   10.37   11.50    1.04    N.A.     N.A.

                                            Current Per Share Financials
                                        ----------------------------------------
                                                                 Tangible
                                        Trailing  12 Mo.   Book    Book
                                         12 Mo.   Core    Value/  Value/ Assets/
Financial Institution                    EPS(3)   EPS(3)  Share  Share(4) Share
- ---------------------                   -------- ------- ------- ------- -------
                                            ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
LFBI  Little Falls Bancorp of NJ          0.30    0.45   14.40   13.29    92.78
LOGN  Logansport Fin. Corp. of IN         0.85    0.84   14.99   14.99    58.39
LONF  London Financial Corp. of OH        0.52    0.52   15.02   15.02    70.30
LISB  Long Island Bancorp of NY           1.86    1.69   21.03   21.03   210.48
MAFB  MAF Bancorp of IL                   1.66    1.69   23.42   19.98   301.44
MBLF  MBLA Financial Corp. of MO(8)       1.00    1.00   20.67   20.67   142.18
MFBC  MFB Corp. of Mishawaka IN           0.66    0.65   19.66   19.66   101.77
MLBC  ML Bancorp of Villanova PA          1.94    1.50   22.61   21.71   300.31
MSBB  MSB Bancorp of Middletown NY*       0.83    0.89   15.52   15.26   160.24
MSBF  MSB Financial Corp. of MI           1.53    1.50   19.20   19.20    91.66
MGNL  Magna Bancorp of MS                 1.54    1.53    9.18    8.69    95.50
MARN  Marion Capital Holdings of IN       1.28    1.28   21.46   21.46    91.92
MFCX  Marshalltown Fin. Corp. of IA(8)    0.33    0.32   13.86   13.86    88.81
MFSL  Maryland Fed. Bancorp of MD         2.27    2.10   29.95   29.48   357.10
MASB  MassBank Corp. of Reading MA*       3.33    3.22   31.69   31.69   323.73
MFLR  Mayflower Co-Op. Bank of MA*        1.04    0.98   12.42   12.15   129.65
MECH  Mechanics SB of Hartford CT*       -1.63   -1.60   12.90   12.90   137.57
MDBK  Medford Savings Bank of MA*         2.21    2.17   19.50   17.78   219.26
MERI  Meritrust FSB of Thibodaux LA       2.90    2.90   22.40   22.40   295.11
MWBX  Metro West of MA*                   0.43    0.43    2.67    2.67    35.31
MSEA  Metropolitan Bancorp of WA(8)       1.55    1.66   13.79   12.51   205.13
MCBS  Mid Continent Bancshares of KS      1.72    1.52   18.06   18.05   154.41
MIFC  Mid Iowa Financial Corp. of IA      0.62    0.61    6.42    6.41    68.48
MCBN  Mid-Coast Bancorp of ME             1.42    1.30   21.63   21.63   239.34
MIDC  Midconn Bank of Kensington CT*      0.70    0.67   18.28   15.34   192.26
MWBI  Midwest Bancshares, Inc. of IA      3.95    3.90   26.49   26.49   397.21
MWFD  Midwest Fed. Fin. Corp of WI        1.36    1.09   10.34    9.88   114.74
MFFC  Milton Fed. Fin. Corp. of OH        0.76    0.70   14.91   14.91    78.75
MIVI  Miss. View Hold. Co. of MN          0.99    0.93   14.01   14.01    76.18
MBSP  Mitchell Bancorp of NC*             0.30    0.29   14.34   14.34    37.03
MBBC  Monterey Bay Bancorp of CA          0.31    0.30   14.15   14.00    95.96
MORG  Morgan Financial Corp. of CO        0.86    0.83   12.42   12.42    88.88
MFSB  Mutual Bancompany of MO(8)          0.34    0.39   18.73   18.73   160.09
MSBK  Mutual SB, FSB of Bay City MI       0.02   -0.15    9.04    9.04   159.11
NHTB  NH Thrift Bancshares of NH          0.96    0.90   11.51   11.51   152.79
NHSL  NHS Financial, Inc. of CA(8)        0.52    0.52    9.92    9.90   112.64
NSLB  NS&L Bancorp of Neosho MO           0.70    0.63   16.71   16.71    71.70
NMSB  Newmil Bancorp. of CT*              0.55    0.54    7.84    7.84    76.01
NFSL  Newnan SB, FSB of Newnan GA         2.08    1.82   14.22   14.15   111.17
NASB  North American SB of MO             3.68    3.48   22.21   21.37   326.41
NBSI  North Bancshares of Chicago IL      0.59    0.54   16.62   16.62   107.21
FFFD  North Central Bancshares of IA      0.74    0.74   13.90   13.90    48.44
NEBC  Northeast Bancorp of ME*            1.19    0.83   13.72   11.53   181.37
NEIB  Northeast Indiana Bncrp of IN       0.80    0.80   14.12   14.12    74.75
NSBK  Northside SB of Bronx NY(8)*        3.89    3.39   25.55   25.32   342.29
NWEQ  Northwest Equity Corp. of WI        0.88    0.83   12.40   12.40    97.15
NWSB  Northwest SB, MHC of PA(29.9)       0.75    0.76    8.16    7.74    80.32
NSSY  Norwalk Savings Society of CT*      1.76    1.39   18.60   18.60   255.56
NSSB  Norwich Financial Corp. of CT*      1.05    1.03   13.59   12.25   135.61
NTMG  Nutmeg FS&LA of CT                  0.76    0.42    7.35    7.35   128.39
OHSL  OHSL Financial Corp. of OH          1.57    1.55   20.95   20.95   171.76
OSBF  OSB Fin. Corp. of Oshkosh WI        0.48    0.84   28.26   28.26   225.03
OCFC  Ocean Fin. Corp. of NJ              1.27    1.30   26.36   26.36   140.55
OFCP  Ottawa Financial Corp. of MI        0.84    0.83   14.84   11.90   144.44
PFFB  PFF Bancorp of Pomona CA            0.17    0.18   14.64   14.48   108.20

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 6, 1996


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------         52 Week(1)                % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
- ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
PVFC  PVF Capital Corp. of OH                 13.50   2,323    31.4        14.00    9.42   14.00   -3.57  206.82    10.93
PCCI  Pacific Crest Capital of CA*             8.69   2,960    25.7         9.00    6.88    8.75   -0.69    N.A.    19.86
PALM  Palfed, Inc. of Aiken SC                14.00   5,226    73.2        14.00   11.00   13.25    5.66   -8.91    17.94
PSSB  Palm Springs SB of CA(8)                14.03   1,131    15.9        14.12    8.00   14.03    0.00  210.40    60.34
PBCI  Pamrapo Bancorp, Inc. of NJ             19.62   3,281    64.4        24.50   18.25   19.62    0.00  248.49    -8.74
PFED  Park Bancorp of Chicago IL              10.31   2,701    27.8        10.62   10.19   10.50   -1.81    N.A.     N.A.
PVSA  Parkvale Financial Corp of PA           28.25   3,236    91.4        28.50   24.50   26.69    5.84  241.18     2.73
PBIX  Patriot Bank Corp. of PA                15.00   3,769    56.5        15.00   12.31   13.69    9.57    N.A.    16.55
PEEK  Peekskill Fin. Corp. of NY              12.75   4,100    52.3        13.00   11.12   13.00   -1.92    N.A.     5.20
PFSB  PennFed Fin. Services of NJ             17.50   4,824    84.4        18.12   13.75   17.87   -2.07    N.A.    18.64
PWBC  PennFirst Bancorp of PA                 13.75   3,939    54.2        14.75   11.87   13.75    0.00   72.31     1.85
PWBK  Pennwood SB of PA*                      10.00     610     6.1        10.00    9.00   10.00    0.00    N.A.     N.A.
PBKB  People's SB of Brockton MA*             10.12   3,367    34.1        10.50    7.62   10.25   -1.27   70.37    -3.62
PFDC  Peoples Bancorp of Auburn IN            19.87   2,346    46.6        22.25   18.75   19.25    3.22   13.54    -3.64
PBCT  Peoples Bank, MHC of CT(32.3)*          21.25  39,813   251.1        23.12   18.62   21.75   -2.30  170.01    11.84
PHBK  Peoples Heritage Fin Grp of ME*         22.06  25,175   555.4        22.75   18.25   22.00    0.27   44.09    -3.03
PBNB  Peoples Sav. Fin. Corp. of CT*          29.25   1,901    55.6        30.19   19.00   30.19   -3.11  196.35    51.95
PERM  Permanent Bancorp of IN                 16.50   2,141    35.3        17.25   14.00   16.25    1.54    N.A.     1.54
PMFI  Perpetual Midwest Fin. of IA            17.25   1,988    34.3        17.75   16.00   17.37   -0.69    N.A.     4.55
PCBC  Perry Co. Fin. Corp. of MO              17.50     856    15.0        21.50   15.50   17.50    0.00    N.A.   -10.26
PHFC  Pittsburgh Home Fin. of PA              10.50   2,182    22.9        11.12    9.50   10.25    2.44    N.A.     N.A.
PFSL  Pocahnts Fed, MHC of AR (46.4)          14.50   1,624    10.8        17.25   12.75   14.50    0.00    N.A.    -8.63
POBS  Portsmouth Bank Shrs Inc of NH(8)*      12.81   5,737    73.5        15.20   11.77   12.87   -0.47   23.05   -15.00
PKPS  Poughkeepsie SB of NY                    4.94  12,549    62.0         5.63    4.62    4.75    4.00  -36.26    -5.90
PRBC  Prestige Bancorp of PA                  10.75     963    10.4        10.75    9.75   10.62    1.22    N.A.     N.A.
PETE  Primary Bank of NH*                     13.25   1,954    25.9        15.50   11.75   12.00   10.42    N.A.     4.99
PSAB  Prime Bancorp, Inc. of PA               19.25   3,725    71.7        20.68   17.27   19.37   -0.62  177.38    -4.94
PFNC  Progress Financial Corp. of PA           6.37   3,730    23.8         7.25    5.12    6.50   -2.00  -42.14    13.14
PSBK  Progressive Bank, Inc. of NY*           30.00   2,647    79.4        30.00   24.25   30.00    0.00  124.38     1.69
PROV  Provident Fin. Holdings of CA           11.25   5,134    57.8        11.37   10.12   11.37   -1.06    N.A.     N.A.
PULB  Pulaski SB, MHC of MO (29.0)            12.87   2,094     7.7        16.50   12.00   13.25   -2.87    N.A.   -14.20
PULS  Pulse Bancorp of S. River NJ            16.87   3,049    51.4        18.00   14.50   16.87    0.00   36.38    -0.76
QCFB  QCF Bancorp of Virginia MN              15.00   1,783    26.7        15.25   13.25   15.00    0.00    N.A.     1.69
QCBC  Quaker City Bancorp of CA               14.31   3,814    54.6        15.00   12.62   14.62   -2.12   90.80     3.17
QCSB  Queens County SB of NY*                 37.25   8,046   299.7        37.50   27.00   37.50   -0.67    N.A.    25.55
RCSB  RCSB Financial, Inc. of NY*             27.12  12,409   336.5        27.75   21.56   26.87    0.93  120.31    14.19
RARB  Raritan Bancorp. of Raritan NJ*         21.25   1,423    30.2        22.50   20.25   21.50   -1.16  117.95    -1.16
REDF  RedFed Bancorp of Redlands CA           10.12   4,083    41.3        10.62    8.37   10.25   -1.27    N.A.     0.00
RELY  Reliance Bancorp of NY                  18.00   9,129   164.3        18.00   13.12   17.12    5.14    N.A.    23.12
RELI  Reliance Bancshares Inc of WI*           8.37   2,562    21.4         8.50    7.50    8.13    2.95    N.A.     N.A.
RFED  Roosevelt Fin. Grp. Inc. of MO          18.12  42,146   763.7        19.75   15.63   17.62    2.84  364.62    -6.45
RVSB  Rvrview SB,FSB MHC of WA(40.3)          14.50   2,196    11.4        17.00   12.39   14.75   -1.69    N.A.    -0.28
SCCB  S. Carolina Comm. Bnshrs of SC          15.50     735    11.4        20.00   15.00   15.50    0.00    N.A.   -14.46
SBFL  SB Fing. Lakes MHC of NY(33.0)          14.75   1,785     8.7        17.00   11.00   15.75   -6.35    N.A.    -9.23
SFED  SFS Bancorp of Schenectady NY           13.00   1,292    16.8        13.50   11.50   13.00    0.00    N.A.     0.00
SGVB  SGV Bancorp of W. Covina CA              8.81   2,728    24.0        10.12    7.75    9.00   -2.11    N.A.    -9.64
SISB  SIS Bank of Sprinfield MA*              21.12   5,723   120.9        21.62   14.62   21.50   -1.77    N.A.    29.02
SJSB  SJS Bancorp of St. Joseph MI            19.87     983    19.5        20.75   17.25   20.25   -1.88    N.A.     0.61
SWCB  Sandwich Co-Op. Bank of MA*             21.75   1,881    40.9        21.75   16.50   21.50    1.16  152.32    19.18
SFBM  Security Bancorp of MT                  21.75   1,462    31.8        21.75   19.87   21.45    1.40  180.65     3.57
SECP  Security Capital Corp. of WI            61.75   9,314   575.1        62.50   51.75   60.50    2.07    N.A.     2.49
SFSL  Security First Corp. of OH              13.25   4,930    65.3        15.75   11.50   14.50   -8.62  -15.87    -7.02
SHFC  Seven Hills Fin. Corp. of OH(8)         17.75     536     9.5        18.12   14.37   17.75    0.00   18.33    22.41
SMFC  Sho-Me Fin. Corp. of MO                 20.00   1,733    34.7        20.00   14.50   20.00    0.00    N.A.    33.33
SOBI  Sobieski Bancorp of S. Bend IN          12.00     837    10.0        13.25   11.75   12.50   -4.00    N.A.    -7.69

                                            Current Per Share Financials
                                        ----------------------------------------
                                                                 Tangible
                                        Trailing  12 Mo.   Book    Book
                                         12 Mo.   Core    Value/  Value/ Assets/
Financial Institution                    EPS(3)   EPS(3)  Share  Share(4) Share
- ---------------------                   -------- ------- ------- ------- -------
                                            ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
PVFC  PVF Capital Corp. of OH             1.51    1.33    9.18    9.18   136.93
PCCI  Pacific Crest Capital of CA*        1.05    0.83    7.91    7.91    98.12
PALM  Palfed, Inc. of Aiken SC            0.84    0.70   10.27    9.78   122.08
PSSB  Palm Springs SB of CA(8)            1.10    0.91   10.60   10.60   165.63
PBCI  Pamrapo Bancorp, Inc. of NJ         1.51    1.51   17.23   17.09   111.42
PFED  Park Bancorp of Chicago IL          0.50    0.53   15.01   15.01    64.36
PVSA  Parkvale Financial Corp of PA       2.97    2.77   21.56   21.47   284.07
PBIX  Patriot Bank Corp. of PA            0.48    0.50   14.33   14.33   110.84
PEEK  Peekskill Fin. Corp. of NY          0.53    0.54   14.58   14.58    46.66
PFSB  PennFed Fin. Services of NJ         1.63    1.61   18.77   14.95   225.23
PWBC  PennFirst Bancorp of PA             1.04    1.04   12.30   11.12   176.81
PWBK  Pennwood SB of PA*                  0.52    0.76   14.83   14.83    78.37
PBKB  People's SB of Brockton MA*         0.88    0.54    8.25    7.83   155.76
PFDC  Peoples Bancorp of Auburn IN        1.72    1.71   18.46   18.46   118.48
PBCT  Peoples Bank, MHC of CT(32.3)*      1.91    1.53   14.42   14.40   186.91
PHBK  Peoples Heritage Fin Grp of ME*     1.53    1.64   14.55   13.01   173.65
PBNB  Peoples Sav. Fin. Corp. of CT*      2.07    2.15   23.27   21.59   229.90
PERM  Permanent Bancorp of IN             0.68    0.67   18.79   18.56   192.07
PMFI  Perpetual Midwest Fin. of IA        0.75    0.67   17.90   17.90   192.79
PCBC  Perry Co. Fin. Corp. of MO          0.88    0.88   18.84   18.84    90.32
PHFC  Pittsburgh Home Fin. of PA          0.46    0.46   13.93   13.93    84.33
PFSL  Pocahnts Fed, MHC of AR (46.4)      1.24    1.27   13.78   13.78   232.29
POBS  Portsmouth Bank Shrs Inc of NH(8)*  1.05    0.88   11.64   11.64    46.52
PKPS  Poughkeepsie SB of NY               1.10    1.54    5.65    5.65    66.98
PRBC  Prestige Bancorp of PA              0.24    0.24   15.86   15.86   106.55
PETE  Primary Bank of NH*                -0.06   -0.09   12.82   12.78   208.85
PSAB  Prime Bancorp, Inc. of PA           1.65    1.54   15.58   14.61   173.04
PFNC  Progress Financial Corp. of PA      0.85    0.66    5.23    5.19    93.26
PSBK  Progressive Bank, Inc. of NY*       3.21    3.34   27.14   23.58   340.65
PROV  Provident Fin. Holdings of CA       0.18    0.50   16.29   16.29   117.23
PULB  Pulaski SB, MHC of MO (29.0)        0.73    0.69   10.82   10.82    85.68
PULS  Pulse Bancorp of S. River NJ        1.78    1.78   12.90   12.90   165.64
QCFB  QCF Bancorp of Virginia MN          1.28    1.28   17.81   17.81    81.66
QCBC  Quaker City Bancorp of CA           0.94    0.91   17.81   17.73   190.11
QCSB  Queens County SB of NY*             2.74    2.74   26.84   26.84   161.85
RCSB  RCSB Financial, Inc. of NY*         2.85    2.78   22.42   21.66   326.27
RARB  Raritan Bancorp. of Raritan NJ*     2.08    2.08   17.84   17.42   242.24
REDF  RedFed Bancorp of Redlands CA      -0.48   -0.71   12.11   12.11   205.77
RELY  Reliance Bancorp of NY              1.28    1.24   16.83   11.41   195.26
RELI  Reliance Bancshares Inc of WI*      0.29    0.29   11.06   11.06    19.67
RFED  Roosevelt Fin. Grp. Inc. of MO      1.32    1.80   10.71   10.15   221.32
RVSB  Rvrview SB,FSB MHC of WA(40.3)      1.23    1.13   10.73    9.56    97.39
SCCB  S. Carolina Comm. Bnshrs of SC      0.81    0.81   17.08   17.08    59.98
SBFL  SB Fing. Lakes MHC of NY(33.0)     -0.37    0.06   11.31   11.31   110.61
SFED  SFS Bancorp of Schenectady NY       0.88    0.90   17.25   17.25   127.22
SGVB  SGV Bancorp of W. Covina CA         0.12    0.12   11.94   11.94   122.09
SISB  SIS Bank of Sprinfield MA*          2.59    2.62   15.20   15.20   211.40
SJSB  SJS Bancorp of St. Joseph MI        0.88    0.86   17.89   17.89   153.36
SWCB  Sandwich Co-Op. Bank of MA*         1.97    1.83   19.68   18.49   239.18
SFBM  Security Bancorp of MT              1.74    1.30   21.00   18.01   254.61
SECP  Security Capital Corp. of WI        3.48    3.60   60.02   60.02   369.05
SFSL  Security First Corp. of OH          1.18    1.23   11.30   11.08   119.39
SHFC  Seven Hills Fin. Corp. of OH(8)     0.31    0.29   18.01   18.01    84.91
SMFC  Sho-Me Fin. Corp. of MO             1.24    1.24   17.77   17.77   161.59
SOBI  Sobieski Bancorp of S. Bend IN      0.39    0.39   16.87   16.87    91.23

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part One
                         Prices As Of September 6, 1996


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------         52 Week(1)                % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
- ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
SOSA  Somerset Savings Bank of MA(8)*          1.91  16,652    31.8         1.91    1.12    1.53   24.84  -62.70    39.42
SMBC  Southern Missouri Bncrp of MO           14.25   1,724    24.6        17.50   13.50   13.50    5.56    N.A.    -5.00
SWBI  Southwest Bancshares of IL              26.87   1,794    48.2        28.25   26.00   27.50   -2.29  168.70     1.40
SVRN  Sovereign Bancorp of PA                 10.81  49,573   535.9        11.25    9.29   10.69    1.12  141.83    12.14
STFR  St. Francis Cap. Corp. of WI            25.75   5,587   143.9        28.00   22.00   26.00   -0.96    N.A.    10.75
SPBC  St. Paul Bancorp, Inc. of IL            26.25  17,988   472.2        27.00   22.25   25.87    1.47   55.60     2.94
STND  Standard Fin. of Chicago IL             16.25  16,346   265.6        16.50   13.50   16.25    0.00    N.A.    11.15
SFFC  StateFed Financial Corp. of IA          16.00     813    13.0        19.75   15.00   16.00    0.00    N.A.   -11.70
SFIN  Statewide Fin. Corp. of NJ              12.50   5,058    63.2        13.75   11.25   12.62   -0.95    N.A.    -4.29
STSA  Sterling Financial Corp. of WA          14.25   5,426    77.3        15.00   12.75   13.50    5.56   56.77     3.64
SSBK  Strongsville SB of OH                   21.00   2,531    53.2        22.25   18.00   21.95   -4.33    N.A.     7.69
SFSB  SuburbFed Fin. Corp. of IL              17.25   1,257    21.7        18.17   16.00   16.75    2.99  158.62     4.55
SBCN  Suburban Bancorp. of OH                 16.12   1,481    23.9        18.50   14.25   16.50   -2.30    N.A.   -12.86
SCSL  Suncoast S&LA of Hollywood FL(8)         7.00   1,997    14.0         7.25    5.75    7.25   -3.45    2.79    12.00
THRD  TF Financial Corp. of PA                14.62   4,514    66.0        16.00   13.75   14.50    0.83    N.A.    -4.88
ROSE  TR Financial Corp. of NY                29.00   8,915   258.5        29.50   22.37   28.37    2.22    N.A.    13.73
TPNZ  Tappan Zee Fin. Corp. of NY             12.12   1,553    18.8        13.50   11.25   12.87   -5.83    N.A.    -3.96
PTRS  The Potters S&L Co. of OH               16.25     506     8.2        18.50   15.50   15.50    4.84    N.A.    -4.75
THIR  Third Financial Corp. of OH(8)          32.25   1,136    36.6        33.00   21.50   32.25    0.00    N.A.    22.86
TSBS  Trenton SB, FSB MHC of NJ(35.0          14.00   8,912    43.6        15.00   12.37   13.75    1.82    N.A.     7.69
TRIC  Tri-County Bancorp of WY                18.37     609    11.2        18.87   16.25   18.37    0.00    N.A.    11.33
THBC  Troy Hill Bancorp of PA                 13.62   1,068    14.5        14.00   12.25   13.75   -0.95    N.A.     4.77
TWIN  Twin City Bancorp of TN                 17.25     897    15.5        18.25   14.00   16.25    6.15    N.A.     1.47
UFRM  United FS&LA of Rocky Mount NC           7.25   3,065    22.2         8.50    7.12    7.25    0.00  123.08    -3.33
UBMT  United SB, FA of MT                     18.75   1,223    22.9        18.75   17.00   18.27    2.63   78.57     7.14
VABF  Va. Beach Fed. Fin. Corp of VA           8.00   4,965    39.7         9.87    6.81    8.00    0.00   70.58     3.23
VAFD  Valley FSB of Sheffield AL(8)           39.00     367    14.3        39.00   24.87   34.00   14.71  271.43    11.43
VFFC  Virginia First Savings of VA            12.62   5,741    72.5        14.25    9.87   13.00   -2.92  ***.**    10.99
WBCI  WFS Bancorp of Wichita KS(8)            23.12   1,564    36.2        23.12   19.75   23.12    0.00    N.A.     4.52
WHGB  WHG Bancshares of MD                    11.50   1,620    18.6        11.75   10.87   11.75   -2.13    N.A.     N.A.
WSFS  WSFS Financial Corp. of DE*              8.13  13,832   112.5        10.00    6.75    8.00    1.63   12.14    -9.67
WVFC  WVS Financial Corp. of PA*              21.75   1,737    37.8        22.25   18.25   21.00    3.57    N.A.    13.76
WLDN  Walden Bancorp of MA(8)*                27.50   5,320   146.3        28.25   16.62   28.25   -2.65  286.24    44.74
WRNB  Warren Bancorp of Peabody MA*           12.50   3,683    46.0        13.25    9.75   12.12    3.14  270.92    11.11
WFSL  Washington FS&LA of Seattle WA          22.25  42,246   940.0        23.46   19.69   22.12    0.59   52.50    -4.51
WAMU  Washington Mutual Inc. of WA(8)*        36.25  72,087 2,613.2        36.87   25.00   36.25    0.00   95.31    25.56
WYNE  Wayne Bancorp of NJ                     13.50   2,231    30.1        13.50   10.75   13.25    1.89    N.A.     N.A.
WAYN  Wayne S&L Co., MHC of OH(46.7)          19.37   1,496    12.8        22.00   18.09   19.75   -1.92    N.A.   -11.59
WCFB  Webster CityFSB,MHC of IA(45.2          13.25   2,100    12.6        13.50   11.75   12.50    6.00    N.A.     6.00
WBST  Webster Financial Corp. of CT           32.00   8,101   259.2        32.75   24.75   32.25   -0.78  238.98     8.47
WEFC  Wells Fin. Corp. of Wells MN            12.25   2,078    25.5        12.50   10.00   12.50   -2.00    N.A.    11.36
WCBI  WestCo Bancorp of IL                    21.50   2,622    56.4        22.00   16.83   21.50    0.00  115.00    20.58
WSTR  WesterFed Fin. Corp. of MT              15.12   4,395    66.5        17.12   13.87   15.06    0.40    N.A.    -9.03
WOFC  Western Ohio Fin. Corp. of OH           20.62   2,309    47.6        24.37   19.50   21.25   -2.96    N.A.   -11.31
WWFC  Westwood Fin. Corp. of NJ               10.87     647     7.0        11.00   10.25   10.50    3.52    N.A.     N.A.
WFCO  Winton Financial Corp. of OH(8)         11.25   1,986    22.3        15.00   10.87   11.25    0.00    N.A.     3.50
FFWD  Wood Bancorp of OH                      14.50   1,498    21.7        14.50   10.50   14.00    3.57    N.A.    20.83
WCHI  Workingmens Cap. Hldgs of IN(8)         21.16   1,809    38.3        21.25   15.50   20.87    1.39  323.20    20.91
YFCB  Yonkers Fin. Corp. of NY                11.62   3,571    41.5        11.62    9.31   11.00    5.64    N.A.     N.A.
YFED  York Financial Corp. of PA              16.00   6,088    97.4        18.86   16.00   16.00    0.00   69.31    -5.16


                                            Current Per Share Financials
                                        ----------------------------------------
                                                                 Tangible
                                        Trailing  12 Mo.   Book    Book
                                         12 Mo.   Core    Value/  Value/ Assets/
Financial Institution                    EPS(3)   EPS(3)  Share  Share(4) Share
- ---------------------                   -------- ------- ------- ------- -------
                                            ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
SOSA  Somerset Savings Bank of MA(8)*     0.13    0.13    1.71    1.71    30.71
SMBC  Southern Missouri Bncrp of MO       0.78    0.73   15.41   15.41    93.96
SWBI  Southwest Bancshares of IL          2.30    2.28   22.30   22.30   198.82
SVRN  Sovereign Bancorp of PA             1.14    1.10    7.36    4.99   185.25
STFR  St. Francis Cap. Corp. of WI        2.60    1.91   23.39   22.32   238.04
SPBC  St. Paul Bancorp, Inc. of IL        2.07    2.02   20.88   20.80   241.14
STND  Standard Fin. of Chicago IL         1.02    0.93   16.29   16.26   139.15
SFFC  StateFed Financial Corp. of IA      1.09    1.09   18.36   18.36    94.35
SFIN  Statewide Fin. Corp. of NJ          0.66    0.78   13.28   13.24   134.13
STSA  Sterling Financial Corp. of WA      0.90    0.89   11.26    9.13   272.34
SSBK  Strongsville SB of OH               1.92    1.70   16.81   16.48   209.08
SFSB  SuburbFed Fin. Corp. of IL          1.41    1.25   20.72   20.60   301.02
SBCN  Suburban Bancorp. of OH             0.53    0.77   17.31   17.31   133.11
SCSL  Suncoast S&LA of Hollywood FL(8)    0.65   -0.63    6.66    6.64   201.59
THRD  TF Financial Corp. of PA            0.99    0.95   16.64   16.64   117.17
ROSE  TR Financial Corp. of NY            2.99    2.40   21.42   21.42   344.75
TPNZ  Tappan Zee Fin. Corp. of NY         0.54    0.50   14.40   14.40    73.92
PTRS  The Potters S&L Co. of OH           1.14    1.13   20.94   20.94   226.71
THIR  Third Financial Corp. of OH(8)      1.87    1.67   25.22   25.22   137.25
TSBS  Trenton SB, FSB MHC of NJ(35.0      1.05    0.75   11.23   10.98    58.05
TRIC  Tri-County Bancorp of WY            1.06    1.03   20.37   20.37   125.97
THBC  Troy Hill Bancorp of PA             1.02    0.93   16.73   16.73    75.36
TWIN  Twin City Bancorp of TN             1.24    1.09   15.73   15.73   115.16
UFRM  United FS&LA of Rocky Mount NC      0.66    0.56    6.73    6.73    83.36
UBMT  United SB, FA of MT                 1.33    1.26   20.04   20.04    85.20
VABF  Va. Beach Fed. Fin. Corp of VA      0.40    0.12    8.30    8.30   122.62
VAFD  Valley FSB of Sheffield AL(8)       1.19    1.16   26.14   26.14   322.96
VFFC  Virginia First Savings of VA        2.11    1.79   10.62   10.29   130.09
WBCI  WFS Bancorp of Wichita KS(8)        0.86    0.94   21.31   21.30   186.80
WHGB  WHG Bancshares of MD                0.36    0.36   14.20   14.20    68.95
WSFS  WSFS Financial Corp. of DE*         1.97    1.18    5.36    5.30    94.91
WVFC  WVS Financial Corp. of PA*          2.06    2.04   19.60   19.60   149.47
WLDN  Walden Bancorp of MA(8)*            1.79    2.01   18.28   15.74   197.70
WRNB  Warren Bancorp of Peabody MA*       1.63    1.58    8.57    8.57    94.87
WFSL  Washington FS&LA of Seattle WA      2.01    1.92   14.14   13.47   119.32
WAMU  Washington Mutual Inc. of WA(8)*    2.84    2.83   19.27   17.23   309.67
WYNE  Wayne Bancorp of NJ                 0.54    0.65   16.17   16.17    96.07
WAYN  Wayne S&L Co., MHC of OH(46.7)      1.02    0.96   15.50   15.50   167.29
WCFB  Webster CityFSB,MHC of IA(45.2      0.54    0.53   10.38   10.38    46.38
WBST  Webster Financial Corp. of CT       2.34    2.46   24.42   18.63   473.67
WEFC  Wells Fin. Corp. of Wells MN        0.79    0.79   13.36   13.36    92.29
WCBI  WestCo Bancorp of IL                1.52    1.53   18.40   18.40   119.05
WSTR  WesterFed Fin. Corp. of MT          1.04    0.99   17.89   17.89   128.31
WOFC  Western Ohio Fin. Corp. of OH       1.00    0.82   24.09   22.66   144.01
WWFC  Westwood Fin. Corp. of NJ           0.99    0.99   14.61   12.51   136.46
WFCO  Winton Financial Corp. of OH(8)     1.11    0.94   10.62   10.34   142.41
FFWD  Wood Bancorp of OH                  1.11    1.07   13.43   13.43    97.63
WCHI  Workingmens Cap. Hldgs of IN(8)     1.00    1.01   14.63   14.63   115.09
YFCB  Yonkers Fin. Corp. of NY            0.50    0.49   13.73   13.73    68.00
YFED  York Financial Corp. of PA          1.70    1.54   15.36   15.36   182.29

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                  Exhibit IV-1
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 6, 1996

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHCs)
- ----------------------------------------------

SAIF-Insured Thrifts(331)                    13.24    13.03    0.88    7.96    7.07       0.82    7.27       0.92  124.19    0.86
NYSE Traded Companies(12)                     6.43     6.03    0.76   12.04    8.13       0.61    9.69       1.50   64.36    1.30
AMEX Traded Companies(17)                    17.85    17.77    0.90    7.05    5.81       0.88    6.68       0.51  156.80    0.67
NASDAQ Listed OTC Companies(302)             13.25    13.04    0.88    7.85    7.10       0.83    7.21       0.92  125.13    0.85
California Companies(27)                      7.84     7.69    0.28    3.97    6.06       0.20    2.24       2.40   49.61    1.34
Florida Companies(9)                          8.79     8.58    0.79   10.85    8.55       0.76   10.53       1.05   96.85    1.08
Mid-Atlantic Companies(67)                   11.69    11.33    0.86    8.87    7.72       0.84    8.55       1.08   97.82    1.02
Mid-West Companies(153)                      14.64    14.49    0.94    7.74    6.84       0.88    7.07       0.58  158.01    0.71
New England Companies(9)                      7.75     7.34    0.69    9.35    8.66       0.57    7.60       1.10   59.63    1.01
North-West Companies(6)                      10.94    10.64    1.07   11.00    6.96       0.99    9.80       0.85   61.45    0.66
South-East Companies(45)                     15.71    15.53    1.06    8.81    6.78       1.02    8.27       1.09  120.44    0.85
South-West Companies(7)                      12.29    12.19    0.74    7.49    8.48       0.70    6.90       0.75   86.02    0.84
Western Companies (Excl CA)(8)               16.54    16.37    1.07    7.65    6.36       1.02    7.23       0.31  151.58    0.63
Thrift Strategy(254)                         14.76    14.57    0.88    7.08    6.57       0.85    6.64       0.80  134.40    0.79
Mortgage Banker Strategy(41)                  7.70     7.33    0.86   11.61    9.02       0.68    9.02       1.29   90.70    0.94
Real Estate Strategy(17)                      8.86     8.77    0.70    7.20    8.45       0.74    7.71       1.84   89.07    1.49
Diversified Strategy(15)                      8.17     7.97    1.03   13.18    7.95       0.98   12.81       1.00   90.11    1.22
Retail Banking Strategy(4)                    9.29     9.05    0.73    9.70   10.28       0.59    7.68       0.74  100.18    0.89
Companies Issuing Dividends(258)             13.54    13.31    0.96    8.59    7.29       0.90    7.91       0.80  126.43    0.83
Companies Without Dividends(73)              12.16    11.99    0.58    5.64    6.20       0.53    4.91       1.37  115.64    0.98
Equity/Assets greater than 6%(29)             5.10     4.80    0.44    9.14    9.27       0.33    6.96       1.85   72.61    1.12
Equity/Assets 6-12%(157)                      8.61     8.29    0.85   10.14    8.32       0.77    9.12       1.03  120.05    0.97
Equity/Assets less than 12%(145)             19.57    19.50    0.98    5.48    5.39       0.97    5.41       0.63  138.88    0.70
Converted Last 3 Mths (no MHC)(12)           17.84    17.32    0.65    4.06    4.28       0.67    4.14       0.86  154.06    0.79
Actively Traded Companies(53)                 8.65     8.35    0.96   11.83    8.84       0.91   10.86       1.32   98.02    0.98
Market Value Below $20 Million(83)           15.82    15.75    0.80    5.72    6.63       0.75    5.07       0.92  119.87    0.72
Holding Company Structure(284)               13.80    13.59    0.88    7.65    6.79       0.83    7.00       0.89  123.62    0.83
Assets Over $1 Billion(66)                    8.23     7.68    0.82   10.50    8.11       0.75    9.49       1.08   84.04    1.01
Assets $500 Million-$1 Billion(58)           11.40    11.19    0.89    9.03    7.64       0.86    8.40       1.22  120.33    0.99
Assets $250-$500 Million(76)                 11.19    10.98    0.84    8.38    7.49       0.76    7.29       0.89  138.72    0.87
Assets less than $250 Million(131)           17.89    17.86    0.92    5.90    6.02       0.88    5.57       0.71  140.47    0.71
Goodwill Companies(139)                       9.16     8.66    0.82    9.40    7.99       0.74    8.43       1.06  108.07    0.94
Non-Goodwill Companies(192)                  16.20    16.20    0.92    6.92    6.41       0.88    6.44       0.82  136.13    0.80
Acquirors of FSLIC Cases(14)                  7.13     6.72    0.91   12.82   10.04       0.88   12.09       1.25   55.02    0.86

                                                         Pricing Ratios                      Dividend Data(6)
                                            ---------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHCs)
- ----------------------------------------------

SAIF-Insured Thrifts(331)                    14.25  104.91   13.13  108.49   15.04         0.35    1.94   28.38
NYSE Traded Companies(12)                    12.49  130.12    9.38  140.55   13.95         0.46    1.53   16.83
AMEX Traded Companies(17)                    16.61   99.77   16.74  100.48   16.73         0.38    2.53   38.81
NASDAQ Listed OTC Companies(302)             14.22  104.29   13.07  107.78   15.01         0.34    1.92   28.39
California Companies(27)                     12.98  101.27    7.66  104.46   16.57         0.27    1.05   15.41
Florida Companies(9)                         12.49  107.27    8.99  111.08   12.68         0.19    1.03   13.61
Mid-Atlantic Companies(67)                   13.42  104.04   11.48  109.46   14.20         0.33    1.82   26.30
Mid-West Companies(153)                      14.96  101.74   14.10  104.23   15.53         0.34    1.95   28.58
New England Companies(9)                     11.52  102.39    7.87  112.33   13.66         0.50    2.59   31.84
North-West Companies(6)                      15.08  149.09   14.97  157.63   15.35         0.34    1.56   21.31
South-East Companies(45)                     14.36  116.97   17.00  119.78   14.76         0.41    2.47   37.38
South-West Companies(7)                      13.16   82.01    9.94   85.56   14.15         0.30    2.04   29.73
Western Companies (Excl CA)(8)               14.93  109.44   16.61  111.81   15.90         0.48    2.68   43.13
Thrift Strategy(254)                         14.99   99.89   14.08  102.64   15.54         0.34    2.03   31.22
Mortgage Banker Strategy(41)                 11.22  120.36    9.22  129.50   13.97         0.34    1.61   18.50
Real Estate Strategy(17)                     13.67  112.98    9.77  114.08   12.30         0.17    0.82    9.96
Diversified Strategy(15)                     12.36  149.33   12.74  153.99   12.54         0.66    2.49   29.20
Retail Banking Strategy(4)                   11.89   87.65    8.04   90.26   15.25         0.14    1.43   18.06
Companies Issuing Dividends(258)             14.12  108.35   13.80  112.30   14.99         0.44    2.46   36.01
Companies Without Dividends(73)              14.90   92.16   10.62   94.34   15.31         0.00    0.00    0.00
Equity/Assets greater than 6%(29)            10.49  119.07    6.10  129.66   12.34         0.25    1.21   13.89
Equity/Assets 6-12%(157)                     12.73  115.04    9.85  120.35   13.57         0.38    1.90   23.92
Equity/Assets less than 12%(145)             16.97   91.84   17.84   92.33   17.34         0.33    2.11   35.98
Converted Last 3 Mths (no MHC)(12)           18.61   81.75   14.95   86.12   18.93         0.02    0.19    3.36
Actively Traded Companies(53)                11.68  126.06   10.90  133.96   12.71         0.52    2.20   25.99
Market Value Below $20 Million(83)           15.06   85.84   13.55   86.50   15.96         0.27    1.86   29.21
Holding Company Structure(284)               14.61  104.12   13.56  107.72   15.39         0.36    1.98   29.69
Assets Over $1 Billion(66)                   12.59  127.65   10.34  139.30   13.87         0.48    1.90   22.97
Assets $500 Million-$1 Billion(58)           13.33  107.77   12.08  110.87   14.17         0.30    1.68   25.30
Assets $250-$500 Million(76)                 13.89  105.45   11.38  107.56   14.48         0.34    2.08   27.52
Assets less than $250 Million(131)           16.04   91.44   16.07   91.84   16.59         0.30    2.00   33.39
Goodwill Companies(139)                      13.05  115.94   10.44  124.51   14.02         0.40    1.88   24.20
Non-Goodwill Companies(192)                  15.26   97.01   15.07   97.01   15.89         0.31    1.98   31.46
Acquirors of FSLIC Cases(14)                 10.65  121.31    9.33  130.46   12.21         0.47    2.14   22.14

(1)  Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)  Annualized, based on last regular quarterly cash dividend announcement.

(7)  Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 6, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs)
- ---------------------------------------------

BIF-Insured Thrifts(75)                      11.05    10.76    0.90   10.02    7.90       0.87    9.46       1.57   99.35    1.42
NYSE Traded Companies(3)                      7.00     5.45    0.57    7.77    6.85       0.61    8.57       2.51   31.89    1.30
AMEX Traded Companies(5)                     13.17    12.85    0.63    7.14    5.94       0.69    6.84       2.42   66.49    1.35
NASDAQ Listed OTC Companies(67)              11.07    10.86    0.94   10.39    8.13       0.90    9.73       1.45  105.76    1.44
California Companies(3)                       8.71     8.71    0.91   12.55    9.01       0.82   11.21       2.49   47.07    1.54
Mid-Atlantic Companies(20)                   10.67    10.28    0.92   10.01    8.13       0.89    9.41       1.87   67.04    1.37
Mid-West Companies(1)                        56.23    56.23    1.47    2.62    3.46       1.47    2.62       0.00    0.00    0.55
New England Companies(44)                     8.86     8.56    0.88   10.47    8.28       0.83    9.78       1.43  100.50    1.53
North-West Companies(4)                      16.20    16.20    1.19   11.11    7.28       1.16   10.79       0.16  490.91    0.91
South-East Companies(2)                      28.20    28.20    0.26    0.24    0.22       0.71    2.81       1.06   74.01    0.89
Thrift Strategy(47)                          12.62    12.26    0.87    8.79    7.26       0.87    8.51       1.47   91.52    1.38
Mortgage Banker Strategy(11)                  6.81     6.59    0.81   11.27    9.31       0.77   11.00       1.20  166.56    1.10
Real Estate Strategy(8)                      10.27    10.27    1.21   13.17    9.14       1.16   12.43       1.70   87.76    1.71
Diversified Strategy(7)                       6.90     6.71    1.22   18.70   12.44       1.03   15.26       2.86   96.44    2.17
Retail Banking Strategy(2)                    6.18     6.03    0.06    0.97    1.23       0.04    0.65       1.28   58.62    1.07
Companies Issuing Dividends(49)               9.06     8.68    1.00   11.40    8.94       0.95   10.81       1.13  120.32    1.33
Companies Without Dividends(26)              14.44    14.33    0.73    7.67    6.13       0.72    7.15       2.37   61.39    1.58
Equity/Assets greater than 6%(10)             5.43     5.37    0.88   15.72   10.86       0.70   12.66       3.07   44.60    1.68
Equity/Assets 6-12%(50)                       8.21     7.80    0.87   10.52    8.43       0.84   10.06       1.37  107.02    1.45
Equity/Assets less than 12%(15)              22.78    22.78    0.98    5.60    4.75       1.05    5.97       1.37  105.43    1.20
Converted Last 3 Mths (no MHC)(4)            21.17    21.17   -0.01   -3.65   -1.61       0.29   -1.87       1.79   59.86    1.38
Actively Traded Companies(29)                 8.37     8.01    0.94   11.14    8.92       0.92   10.91       1.24   89.89    1.47
Market Value Below $20 Million(13)           12.74    12.55    0.76    8.25    7.74       0.74    7.87       1.91   65.86    1.29
Holding Company Structure(46)                12.41    12.18    1.04   11.03    8.69       1.02   10.46       1.20  108.45    1.47
Assets Over $1 Billion(17)                    7.94     7.39    1.03   13.13    9.55       0.96   11.98       2.17   65.49    1.49
Assets $500 Million-$1 Billion(18)           10.15     9.89    0.86    9.72    7.22       0.77    8.62       1.22  109.56    1.60
Assets $250-$500 Million(24)                 10.45    10.23    0.86    9.52    7.54       0.89    9.49       1.38  105.82    1.38
Assets less than $250 Million(16)            15.50    15.34    0.87    8.38    7.70       0.86    8.05       1.74  114.44    1.25
Goodwill Companies(36)                        7.74     7.11    0.83   10.89    8.53       0.77    9.93       1.57   70.72    1.38
Non-Goodwill Companies(39)                   13.71    13.71    0.95    9.32    7.39       0.95    9.07       1.58  123.50    1.46



                                                          Pricing Ratios                      Dividend Data(6)
                                             ----------------------------------------     -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs)
- ---------------------------------------------

BIF-Insured Thrifts(75)                       11.72  113.77   11.74  118.61   12.44         0.33    1.71   20.03
NYSE Traded Companies(3)                      15.11  117.16    8.26  150.14   13.79         0.27    0.74   11.64
AMEX Traded Companies(5)                      10.51  100.36   12.10  105.35   15.54         0.27    1.01   12.83
NASDAQ Listed OTC Companies(67)               11.58  114.77   11.89  118.11   12.09         0.34    1.83   21.05
California Companies(3)                       11.90  107.74    9.83  107.78   12.70         0.00    0.00    0.00
Mid-Atlantic Companies(20)                    13.33  112.33   11.20  120.10   12.05         0.34    1.52   17.17
Mid-West Companies(1)                          0.00   75.68   42.55   75.68    0.00         0.00    0.00    0.00
New England Companies(44)                     10.91  117.10   10.12  121.60   12.40         0.39    2.08   23.66
North-West Companies(4)                       10.69  121.62   18.89  121.62   10.89         0.27    1.87   29.39
South-East Companies(2)                        0.00   82.18   23.42   82.18   22.18         0.00    0.00    0.00
Thrift Strategy(47)                           12.06  110.15   12.77  116.13   12.94         0.36    1.88   22.83
Mortgage Banker Strategy(11)                  11.35  118.86    8.10  122.23   11.50         0.26    1.19   12.44
Real Estate Strategy(8)                       11.73  124.52   13.09  124.52   12.12         0.29    1.35   14.29
Diversified Strategy(7)                        9.97  132.70    9.18  136.63   10.71         0.23    1.48   16.05
Retail Banking Strategy(2)                     0.00   93.58    5.78   95.70    0.00         0.32    1.94    0.00
Companies Issuing Dividends(49)               11.16  119.45   10.82  126.23   11.92         0.53    2.72   30.81
Companies Without Dividends(26)               13.05  104.06   13.29  105.58   13.60         0.00    0.00    0.00
Equity/Assets greater than 6%(10)             11.37  128.45    6.95  129.84   12.37         0.07    0.68    6.54
Equity/Assets 6-12%(50)                       10.97  117.51    9.67  124.43   11.93         0.43    2.23   25.63
Equity/Assets less than 12%(15)               15.67   94.68   20.62   94.68   15.03         0.14    0.63   10.06
Converted Last 3 Mths (no MHC)(4)             19.23   84.11   17.35   84.11   17.67         0.00    0.00    0.00
Actively Traded Companies(29)                 11.20  118.41    9.87  123.93   12.08         0.45    2.26   24.27
Market Value Below $20 Million(13)            11.84   95.49   11.32   98.27   12.13         0.19    1.28   11.46
Holding Company Structure(46)                 11.37  113.65   13.14  117.44   11.73         0.37    1.88   22.52
Assets Over $1 Billion(17)                    11.95  128.37   10.27  139.39   12.05         0.34    1.24   15.47
Assets $500 Million-$1 Billion(18)            12.11  119.60   12.06  123.74   12.91         0.47    2.21   26.86
Assets $250-$500 Million(24)                  11.35  112.56   11.09  115.86   12.76         0.31    1.82   23.07
Assets less than $250 Million(16)             11.56   97.07   13.64   99.48   11.83         0.22    1.48   13.31
Goodwill Companies(36)                        11.58  118.02    9.14  128.86   12.83         0.45    2.13   25.38
Non-Goodwill Companies(39)                    11.85  110.35   13.82  110.35   12.09         0.23    1.38   15.94

(1)  Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)  Annualized, based on last regular quarterly cash dividend announcement.

(7)  Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 6, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. MHC Institutions
- ---------------------------------

SAIF-Insured Thrifts(18)                     11.62    11.31    0.80    6.99    5.58       0.77    6.92       0.56   95.45    0.80
BIF-Insured Thrifts(2)                        9.94     9.93    0.70    8.41    5.59       0.62    7.21       2.45   47.44    1.49
NASDAQ Listed OTC Companies(20)              11.45    11.18    0.79    7.13    5.58       0.76    6.95       0.76   89.80    0.87
Florida Companies(3)                         10.08     9.94    0.91    9.09    6.53       0.90    9.00       0.48  113.53    0.81
Mid-Atlantic Companies(8)                    11.87    11.41    0.66    5.11    4.22       0.71    5.83       1.11   56.82    0.93
Mid-West Companies(7)                        12.14    12.13    0.77    6.88    5.83       0.67    6.11       0.43  112.66    0.75
New England Companies(1)                      7.71     7.70    1.10   14.32    8.99       0.88   11.47       1.37   73.39    1.66
North-West Companies(1)                      11.02     9.82    1.31   12.07    8.48       1.21   11.09       0.22  151.63    0.51
Thrift Strategy(18)                          11.68    11.44    0.74    6.46    5.23       0.73    6.47       0.76   86.77    0.84
Mortgage Banker Strategy(1)                  11.02     9.82    1.31   12.07    8.48       1.21   11.09       0.22  151.63    0.51
Diversified Strategy(1)                       7.71     7.70    1.10   14.32    8.99       0.88   11.47       1.37   73.39    1.66
Companies Issuing Dividends(19)              11.28    10.99    0.78    7.13    5.56       0.77    7.11       0.80   89.80    0.83
Companies Without Dividends(1)               14.64    14.64    1.02    7.29    5.95       0.55    3.89       0.07    0.00    1.59
Equity/Assets greater than 6%(1)              5.93     5.93    0.56    9.39    8.55       0.57    9.62       0.37  108.37    1.15
Equity/Assets 6-12%(13)                       9.65     9.27    0.70    7.28    5.52       0.73    7.47       0.69   98.21    0.89
Equity/Assets less than 12%(6)               16.25    16.18    1.03    6.43    5.22       0.86    5.37       1.01   47.16    0.77
Actively Traded Companies(1)                  9.52     8.30    0.85    9.20    7.69       0.87    9.42       0.93   55.55    1.01
Market Value Below $20 Million(1)            11.84    11.84    0.48    4.04    4.33       0.39    3.28       0.45  107.41    0.61
Holding Company Structure(1)                  9.52     8.30    0.85    9.20    7.69       0.87    9.42       0.93   55.55    1.01
Assets Over $1 Billion(4)                     8.99     8.39    0.94   10.33    6.76       0.93   10.01       0.89  102.04    1.21
Assets $500 Million-$1 Billion(5)            11.65    11.30    0.88    7.09    5.93       0.82    7.06       0.63   68.18    0.76
Assets $250-$500 Million(4)                   9.97     9.95    0.73    7.75    6.68       0.71    7.55       0.24  141.07    0.59
Assets less than $250 Million(7)             13.55    13.38    0.68    4.99    4.03       0.64    4.78       1.13   70.87    0.90
Goodwill Companies(10)                       10.58    10.04    0.96    9.20    6.72       0.87    8.52       0.61  112.04    0.84
Non-Goodwill Companies(10)                   12.31    12.31    0.63    5.07    4.44       0.64    5.38       0.93   58.03    0.89
MHC Institutions(20)                         11.45    11.18    0.79    7.13    5.58       0.76    6.95       0.76   89.80    0.87


                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------     -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. MHC Institutions
- ---------------------------------

SAIF-Insured Thrifts(18)                      16.26  119.14   13.84  123.24   16.84         0.59    3.74   40.30
BIF-Insured Thrifts(2)                        11.13  131.69   12.74  131.79   13.89         0.58    3.68   41.88
NASDAQ Listed OTC Companies(20)               15.93  120.39   13.73  124.10   16.66         0.59    3.74   40.46
Florida Companies(3)                          15.69  131.86   12.93  134.46   16.03         0.93    4.84   64.31
Mid-Atlantic Companies(8)                     14.46  116.19   13.88  122.23   16.83         0.44    3.29   36.09
Mid-West Companies(7)                         18.17  114.33   14.09  114.49   18.15         0.63    4.09   35.99
New England Companies(1)                      11.13  147.36   11.37  147.57   13.89         0.80    3.76   41.88
North-West Companies(1)                       11.79  135.14   14.89  151.67   12.83         0.22    1.52   17.89
Thrift Strategy(18)                           16.57  118.08   13.80  121.26   17.13         0.60    3.86   43.11
Mortgage Banker Strategy(1)                   11.79  135.14   14.89  151.67   12.83         0.22    1.52   17.89
Diversified Strategy(1)                       11.13  147.36   11.37  147.57   13.89         0.80    3.76   41.88
Companies Issuing Dividends(19)               15.88  120.83   13.59  124.72   16.66         0.62    3.93   44.96
Companies Without Dividends(1)                16.81  112.20   16.42  112.20    0.00         0.00    0.00    0.00
Equity/Assets greater than 6%(1)              11.69  105.22    6.24  105.22   11.42         0.84    5.79   67.74
Equity/Assets 6-12%(13)                       15.41  123.04   11.79  128.51   16.00         0.62    3.52   43.36
Equity/Assets less than 12%(6)                17.83  117.20   19.20  117.67   19.78         0.49    3.87   16.67
Actively Traded Companies(1)                  13.00  114.57   10.91  131.48   12.69         0.40    2.48   32.26
Market Value Below $20 Million(1)             23.11   92.04   10.89   92.04    0.00         0.40    3.27    0.00
Holding Company Structure(1)                  13.00  114.57   10.91  131.48   12.69         0.40    2.48   32.26
Assets Over $1 Billion(4)                     12.95  140.14   12.47  148.94   15.52         0.73    3.69   46.37
Assets $500 Million-$1 Billion(5)             15.08  112.35   13.38  116.57   16.81         0.57    3.73   46.56
Assets $250-$500 Million(4)                   15.47  113.29   11.17  113.59   15.98         0.77    4.50   53.98
Assets less than $250 Million(7)              18.78  118.91   16.18  121.28   18.83         0.43    3.34    8.94
Goodwill Companies(10)                        14.84  127.03   13.28  134.43   15.80         0.58    3.27   37.54
Non-Goodwill Companies(10)                    17.34  113.76   14.19  113.76   17.77         0.60    4.21   47.27
MHC Institutions(20)                          15.93  120.39   13.73  124.10   16.66         0.59    3.74   40.46

(1)  Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.

(6)  Annualized, based on last regular quarterly cash dividend announcement.

(7)  Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 6, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NYSE Traded Companies
- ---------------------
AHM   Ahmanson and Co. H.F. of CA             4.28     4.00    0.82   17.93   15.33       0.12    2.58       2.29   33.80    1.24
CAL   CalFed Inc. of Los Angeles CA(8)        4.86     4.86    0.73   16.76    9.17       0.64   14.61       1.33   92.55    1.76
CSA   Coast Savings Financial of CA           5.15     5.07    0.49    9.94    7.04       0.45    9.08       1.59   49.10    1.15
CFB   Commercial Federal Corp. of NE          6.26     5.64    0.88   15.49    9.39       0.87   15.37       1.01   73.94    1.01
DME   Dime Savings Bank, FSB of NY*           5.07     5.03    0.39    7.95    5.56       0.53   10.68       2.59   24.67    1.21
DSL   Downey Financial Corp. of CA            8.32     8.18    0.68    8.41    7.64       0.60    7.43       1.33   44.15    0.66
FRC   First Republic Bancorp of CA*           5.55     5.54    0.45    7.94    8.66       0.44    7.80       2.08   45.05    1.06
FED   FirstFed Fin. Corp. of CA               4.60     4.52    0.23    4.99    4.95       0.26    5.59       2.52   75.63    2.54
GLN   Glendale Fed. Bk, FSB of CA             5.61     5.21    0.17    3.38    3.14       0.33    6.46       1.96   65.80    1.71
GDW   Golden West Fin. Corp. of CA            6.60     6.22    0.81   12.47    8.85       0.79   12.27       1.40   32.79    0.56
GWF   Great Western Fin. Corp. of CA          5.81     5.11    0.66   11.92    8.52       0.61   11.08       1.76   42.88    1.09
GPT   GreenPoint Fin. Corp. of NY*           10.36     5.79    0.88    7.44    6.32       0.85    7.24       2.86   25.95    1.63
SFB   Standard Fed. Bancorp of MI             6.32     4.95    0.94   14.05    9.54       0.81   12.20       0.54   58.81    0.45
TCB   TCF Financial Corp. of MN               7.48     7.16    1.43   20.12    7.74       1.36   19.16       0.82  119.89    1.29
WES   Westcorp Inc. of Orange CA             10.33    10.31    1.28   13.70    7.24       0.50    5.35       1.25  111.12    2.57

AMEX Traded Companies
- ---------------------
ANA   Acadiana Bancshares of LA*             17.67    17.67   -0.29   -1.62   -2.03       0.64    3.60       0.71  124.43    1.38
BKC   American Bank of Waterbury CT*          8.47     8.05    1.23   13.85    9.86       0.74    8.36       2.66   35.97    1.45
BFD   BostonFed Bancorp of MA                11.43    11.43    0.48    4.76    3.69       0.44    4.37       1.15   54.40    0.77
CFX   Cheshire Fin. Corp. of NH*              9.05     8.12    1.00   10.31    8.41       0.86    8.80       0.93   84.76    1.02
CZF   Citisave Fin. Corp. of LA              16.73    16.72    1.21    7.73    7.00       1.11    7.10       0.23   40.11    0.16
CBK   Citizens First Fin.Corp. of IL         16.41    16.41    0.56    6.36    4.23       0.46    5.26       0.56   35.59    0.24
ESX   Essex Bancorp of VA(8)                  0.19    -0.53   -1.65  -44.64     NM       -1.53  -41.36       2.34   77.62    2.15
FCB   Falmouth Co-Op Bank of MA*             24.56    24.56    0.59    3.18    2.93       0.59    3.18        NA      NA     1.24
GAF   GA Financial Corp. of PA               22.84    22.84    0.75    4.94    3.56       0.92    6.07       0.17   93.06    0.39
KNK   Kankakee Bancorp of IL                  9.88     9.18    0.57    5.36    6.67       0.57    5.36       0.44  151.05    1.01
KYF   Kentucky First Bancorp of KY           21.77    21.77    1.11    4.96    4.48       1.11    4.96       0.14  301.64    0.85
NYB   New York Bancorp, Inc. of NY            5.43     5.43    1.26   21.84    9.95       1.19   20.61       1.38   48.98    1.06
PDB   Piedmont Bancorp of NC                 28.79    28.79    1.44    6.09    4.27       1.47    6.18       0.82   57.36    0.66
PLE   Pinnacle Bank of AL                     8.13     7.85    0.86   11.01   10.44       0.76    9.75       0.18  377.94    1.05
SSB   Scotland Bancorp of NC                 35.06    35.06    1.29    4.83    3.64       1.29    4.83        NA      NA     0.50
SZB   SouthFirst Bancshares of AL            14.41    14.41    0.57    3.47    4.47       0.75    4.63       0.52   53.93    0.41
SRN   Southern Banc Company of AL            20.31    20.10    0.55    3.94    3.02       0.55    3.94        NA      NA     0.25
SSM   Stone Street Bancorp of NC             35.49    35.49    1.14    4.42    3.57       1.14    4.42       0.22  200.42    0.60
TSH   Teche Holding Company of LA            15.37    15.37    1.09    6.11    7.31       1.07    5.98       0.15  553.45    1.04
FTF   Texarkana Fst. Fin. Corp of AR         20.14    20.14    1.82   10.01   10.69       1.82   10.01       0.33  213.97    0.87
THR   Three Rivers Fin. Corp. of MI          15.32    15.25    0.67    4.35    5.08       0.62    4.02       0.72   70.52    0.77
TBK   Tolland Bank of CT*                     6.10     5.83    0.60   10.00   10.51       0.62   10.27       5.37   20.78    1.65
WSB   Washington SB, FSB of MD                8.23     8.23    0.94   12.58   11.52       0.70    9.38        NA      NA     0.99

NASDAQ Listed OTC Companies
- ---------------------------
FBCV  1st Bancorp of Vincennes IN             8.25     8.25    2.05   29.46   27.43      -0.04   -0.65       0.35   96.97    0.53
ALBK  ALBANK Fin. Corp. of Albany NY          9.52     8.41    0.98    9.55    7.78       0.98    9.55       1.10   66.68    1.07
AMFC  AMB Financial Corp. of IN              20.41    20.41    0.63    4.53    3.93       0.63    4.53       0.51   87.99    0.60
ASBP  ASB Financial Corp. of OH              22.69    22.69    1.01    4.27    4.48       1.01    4.27       1.61   48.54    1.29
ABBK  Abington Savings Bank of MA(8)*         6.50     5.74    0.39    5.84    5.67       0.28    4.18       0.32  112.30    0.60
AADV  Advantage Bancorp of WI                 9.45     8.22    0.90    9.33    7.85       0.81    8.36       0.55  101.88    1.02
AFCB  Affiliated Comm BC, Inc of MA           9.85     9.78    0.73    6.71    5.97       0.88    8.01       0.69  106.60    1.21
ALBC  Albion Banc Corp. of Albion NY         10.34    10.34    0.24    2.34    3.29       0.24    2.30       0.76   55.48    0.52
ATSB  AmTrust Capital Corp. of IN            10.34    10.23    0.31    2.75    4.11       0.07    0.59       1.31   38.02    0.73
AHCI  Ambanc Holding Co. of NY*              16.30    16.30    0.32    2.22    2.33       0.29    2.03       3.65   25.93    1.65


                                                        Pricing Ratios                      Dividend Data(6)
                                           ----------------------------------------     -----------------------
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                      Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                      ------- ------- ------- ------- -------      ------- ------- -------
                                              (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NYSE Traded Companies
- ---------------------
AHM   Ahmanson and Co. H.F. of CA             6.52  128.26    5.49  137.36     NM          0.88    3.47   22.62
CAL   CalFed Inc. of Los Angeles CA(8)       10.90  166.31    8.09  166.31   12.50         0.00    0.00    0.00
CSA   Coast Savings Financial of CA          14.19  135.62    6.98  137.77   15.53         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE         10.65  144.21    9.02  159.98   10.73         0.40    1.01   10.78
DME   Dime Savings Bank, FSB of NY*          17.97  140.62    7.14  141.99   13.39         0.00    0.00    0.00
DSL   Downey Financial Corp. of CA           13.10  107.19    8.91  109.03   14.82         0.48    1.94   25.40
FRC   First Republic Bancorp of CA*          11.54   87.42    4.85   87.53   11.74         0.00    0.00    0.00
FED   FirstFed Fin. Corp. of CA              20.19  102.28    4.70  103.96   18.01         0.00    0.00    0.00
GLN   Glendale Fed. Bk, FSB of CA              NM   100.75    5.66  108.63   16.67         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA           11.29  134.87    8.91  143.23   11.48         0.38    0.69    7.80
GWF   Great Western Fin. Corp. of CA         11.74  135.21    7.86  153.66   12.63         1.00    4.00   46.95
GPT   GreenPoint Fin. Corp. of NY*           15.83  123.43   12.79  220.90   16.26         0.80    2.21   34.93
SFB   Standard Fed. Bancorp of MI            10.48  139.46    8.81  178.11   12.08         0.80    1.87   19.56
TCB   TCF Financial Corp. of MN              12.93     NM    18.98     NM    13.57         0.75    1.97   25.51
WES   Westcorp Inc. of Orange CA             13.82  173.34   17.91  173.77     NM          0.40    1.92   26.49

AMEX Traded Companies
- ---------------------
ANA   Acadiana Bancshares of LA*               NM    79.84   14.11   79.84   22.18         0.00    0.00     NM
BKC   American Bank of Waterbury CT*         10.14  136.40   11.56  143.54   16.79         1.36    5.06   51.32
BFD   BostonFed Bancorp of MA                  NM    96.30   11.01   96.30     NM          0.20    1.54   41.67
CFX   Cheshire Fin. Corp. of NH*             11.89  119.15   10.78  132.79   13.92         0.00    0.00    0.00
CZF   Citisave Fin. Corp. of LA              14.29  106.06   17.75  106.14   15.56         0.30    2.14   30.61
CBK   Citizens First Fin.Corp. of IL         23.63   75.28   12.35   75.28     NM          0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                   NM      NM     0.65     NM      NM          0.00    0.00     NM
FCB   Falmouth Co-Op Bank of MA*               NM    75.30   18.50   75.30     NM          0.00    0.00    0.00
GAF   GA Financial Corp. of PA                 NM    85.72   19.58   85.72   22.91         0.20    1.62   45.45
KNK   Kankakee Bancorp of IL                 15.00   81.82    8.08   88.04   15.00         0.40    1.98   29.63
KYF   Kentucky First Bancorp of KY           22.33   98.41   21.43   98.41   22.33         0.50    3.67     NM
NYB   New York Bancorp, Inc. of NY           10.05  219.52   11.91  219.52   10.65         0.80    2.64   26.58
PDB   Piedmont Bancorp of NC                 23.44  107.07   30.83  107.07   23.08         0.48    3.20     NM
PLE   Pinnacle Bank of AL                     9.58  103.40    8.41  107.18   10.81         0.72    4.09   39.13
SSB   Scotland Bancorp of NC                   NM    92.11   32.29   92.11     NM          0.30    2.43   66.67
SZB   SouthFirst Bancshares of AL            22.37   84.33   12.15   84.33   16.78         0.50    3.92     NM
SRN   Southern Banc Company of AL              NM    86.49   17.56   87.40     NM          0.35    2.64     NM
SSM   Stone Street Bancorp of NC               NM    82.71   29.36   82.71     NM          0.44    2.53   70.97
TSH   Teche Holding Company of LA            13.68   88.32   13.57   88.32   13.98         0.50    3.85   52.63
FTF   Texarkana Fst. Fin. Corp of AR          9.35   83.40   16.80   83.40    9.35         0.45    3.19   29.80
THR   Three Rivers Fin. Corp. of MI          19.70   85.70   13.13   86.09   21.31         0.30    2.31   45.45
TBK   Tolland Bank of CT*                     9.51   91.10    5.55   95.30    9.27         0.00    0.00    0.00
WSB   Washington SB, FSB of MD                8.68  103.02    8.47  103.02   11.64         0.10    1.95   16.95

NASDAQ Listed OTC Companies
- ---------------------------
FBCV  1st Bancorp of Vincennes IN             3.65   96.69    7.97   96.69     NM          0.40    1.27    4.63
ALBK  ALBANK Fin. Corp. of Albany NY         12.85  124.05   11.81  140.43   12.85         0.48    1.62   20.87
AMFC  AMB Financial Corp. of IN                NM    72.40   14.78   72.40     NM          0.24    2.30   58.54
ASBP  ASB Financial Corp. of OH              22.31   96.93   22.00   96.93   22.31         0.40    2.76   61.54
ABBK  Abington Savings Bank of MA(8)*        17.63  100.54    6.54  113.87   24.63         0.40    2.39   42.11
AADV  Advantage Bancorp of WI                12.74  118.96   11.24  136.70   14.22         0.32    0.97   12.36
AFCB  Affiliated Comm BC, Inc of MA          16.76  113.37   11.17  114.21   14.04         0.48    2.22   37.21
ALBC  Albion Banc Corp. of Albion NY           NM    71.73    7.41   71.73     NM          0.31    1.82   55.36
ATSB  AmTrust Capital Corp. of IN            24.32   67.57    6.98   68.29     NM          0.00    0.00    0.00
AHCI  Ambanc Holding Co. of NY*                NM    71.52   11.66   71.52     NM          0.00    0.00    0.00

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 6, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
ASBI  Ameriana Bancorp of IN                 11.10    11.08    0.92    7.42    7.77       0.90    7.28       0.41   67.03    0.40
AFFFZ America First Fin. Fund of CA           7.09     6.94    0.90   13.54   11.60       0.89   13.46       0.77   41.01    0.50
AMFB  American Federal Bank of SC             7.76     7.16    1.29   16.14    9.37       1.42   17.67       0.54  140.66    1.27
ANBK  American Nat'l Bancorp of MD           10.91    10.91    0.34    3.61    3.22       0.33    3.51       1.40   69.88    1.61
ABCW  Anchor Bancorp Wisconsin of WI          6.47     6.30    0.89   12.77    8.96       0.87   12.40       0.67  187.67    1.60
ANDB  Andover Bancorp, Inc. of MA*            7.56     7.56    0.96   12.71    9.88       0.94   12.41       1.43   70.34    1.43
ASFC  Astoria Financial Corp. of NY           7.93     6.46    0.74    8.60    8.56       0.73    8.45       0.78   24.18    0.55
AVND  Avondale Fin. Corp. of IL               9.93     9.93    0.63    5.82    7.22       0.45    4.16       0.75   96.74    1.63
BFSI  BFS Bankorp, Inc. of NY                 7.83     7.83    1.83   24.02   12.25       1.77   23.23       1.21   81.73    1.08
BKCT  Bancorp Connecticut of CT*             10.56    10.56    1.16   10.61    7.52       1.15   10.48       1.59   76.23    2.01
BPLS  Bank Plus Corp. of CA                   5.31     5.30   -1.81  -34.41     NM       -1.81  -34.51       3.67   60.98    2.56
BWFC  Bank West Fin. Corp. of MI             19.78    19.78    0.69    3.38    3.73       0.41    1.98       0.08  112.71    0.13
BANC  BankAtlantic Bancorp of FL              7.17     6.63    1.00   14.34    9.62       0.77   11.08       0.85  114.30    1.70
BKUNA BankUnited SA of FL                     5.66     5.34    0.80   17.80   12.34       0.83   18.56       0.79   33.85    0.34
BKCO  Bankers Corp. of NJ*                    8.36     8.20    1.12   11.77    9.46       1.18   12.37       1.33   25.00    0.45
BVFS  Bay View Capital Corp. of CA            6.08     5.37    0.06    0.87    0.72       0.36    5.19       1.00  108.62    1.44
BFSB  Bedford Bancshares of VA               15.22    15.22    1.29    7.96    7.82       1.29    7.96       0.87   60.30    0.61
BSBC  Branford SB of CT*                      8.76     8.76    0.86   10.18    7.67       0.86   10.18       2.05   98.22    2.84
BRFC  Bridgeville SB, FSB of PA(8)           28.53    28.53    1.26    4.34    4.07       1.26    4.34       0.20  130.09    0.74
BYFC  Broadway Fin. Corp. of CA              11.66    11.66    0.28    3.67    3.59       0.32    4.09       2.42   33.23    0.97
CBCO  CB Bancorp of Michigan City IN          9.87     9.87    1.39   14.66   11.95       1.38   14.47       1.51   53.34    1.71
CCFH  CCF Holding Company of GA              21.19    21.19    0.96    5.14    5.50       0.92    4.92       0.92   60.06    0.90
CENF  CENFED Financial Corp. of CA            4.99     4.98    0.55   11.25    9.48       0.39    8.02       1.39   50.22    0.96
CFSB  CFSB Bancorp of Lansing MI              8.22     8.22    0.96   11.73    8.16       0.94   11.57       0.09  661.63    0.66
CKFB  CKF Bancorp of Danville KY             26.63    26.63    1.18    4.24    3.54       1.18    4.24       1.50   12.70    0.21
CNSB  CNS Bancorp of MO                      24.61    24.61    0.73    5.32    3.06       0.63    4.64        NA      NA     0.58
CSBF  CSB Financial Group Inc of IL          30.89    30.89    0.82    4.53    3.51       0.82    4.53       0.70   37.37    0.47
CFHC  California Fin. Hld. Co. of CA          6.55     6.51    0.57    8.58    6.84       0.51    7.70       1.26   44.64    0.78
CBCI  Calumet Bancorp of Chicago IL          16.08    16.08    1.30    7.84    9.68       1.30    7.84       1.44   73.91    1.43
CAFI  Camco Fin. Corp. of OH                  8.32     8.32    1.21   15.13   11.54       0.94   11.76       0.55   55.23    0.36
CMRN  Cameron Fin. Corp. of MO               26.35    26.35    1.60    5.81    6.69       1.56    5.69       0.96   74.48    0.85
CAPS  Capital Savings Bancorp of MO          10.43    10.43    0.95    8.92    9.09       0.95    8.92       0.20  152.91    0.38
CARV  Carver FSB of New York, NY              9.62     9.18    0.20    2.12    4.03       0.18    1.92       0.72   36.31    1.11
CASB  Cascade SB of Everett WA                6.22     6.22    0.71   11.35    6.53       0.43    6.85       1.58   55.90    1.25
CATB  Catskill Fin. Corp. of NY*             28.49    28.49    1.61    5.64    7.04       1.61    5.64       0.54  119.39    1.53
CNIT  Cenit Bancorp of Norfolk VA             7.28     7.02    0.49    6.94    4.80       0.55    7.74       0.48  118.59    1.16
CTBK  Center Banks, Inc. of NY*               7.03     7.03    0.57    8.11    9.14       0.59    8.43       1.10   73.78    0.97
CFCX  Center Fin. Corp of CT(8)*              5.82     5.47    0.74   12.17    6.96       0.46    7.67       2.58   42.75    1.42
CEBK  Central Co-Op. Bank of MA*             10.00     8.72    0.38    3.98    3.76       0.41    4.24       1.79   51.21    1.27
CJFC  Central Jersey Fin. Corp of NJ(8)      11.93    11.14    1.11    9.81    5.86       1.08    9.56       1.68   38.04    1.37
CBSB  Charter Financial Inc. of IL           17.39    16.16    1.17    6.86    6.37       1.15    6.77       0.52  130.13    0.94
COFI  Charter One Financial of OH(8)          6.70     6.19    0.37    5.62    2.28       1.24   18.79       0.38  122.74    0.90
CVAL  Chester Valley Bancorp of PA            9.37     9.37    0.91    9.86    8.22       0.86    9.39       0.86  114.02    1.18
CRCL  Circle Financial Corp.of OH(8)         10.23     8.93    0.52    4.69    4.42       0.44    4.01       0.15  140.61    0.30
CTZN  CitFed Bancorp of Dayton OH             6.59     5.74    0.70   10.21    8.19       0.63    9.12       0.93   67.48    1.08
CLAS  Classic Bancshares of KY               28.36    28.36    0.73    3.24    3.03       0.63    2.79       0.64   65.76    0.61
CMSB  Cmnwealth Bancorp of PA                11.10     8.46    0.70    7.29    5.70       0.61    6.35       0.40  122.42    0.95
CBSA  Coastal Bancorp of Houston TX           3.40     2.81    0.40   11.63   10.96       0.38   11.20       0.59   38.39    0.56
CFCP  Coastal Fin. Corp. of SC                6.10     6.10    1.04   17.09    6.62       0.91   14.97       0.15  598.96    1.06
COFD  Collective Bancorp Inc. of NJ           7.08     6.61    1.07   15.69    9.94       1.06   15.51       0.52   48.04    0.50
CMSV  Commty. Svgs, MHC of FL(47.6)          11.99    11.99    0.89    7.14    6.70       0.90    7.27       0.53   68.77    0.63
CBIN  Community Bank Shares of IN            11.05    11.05    0.87    7.46    7.38       0.85    7.31       0.12  218.57    0.48
CBNH  Community Bankshares Inc of NH*         6.94     6.94    0.82   11.41    8.10       0.67    9.36       0.45  145.32    1.00
CFTP  Community Fed. Bancorp of MS           32.99    32.99    1.32    5.80    3.81       1.30    5.68       0.46   61.97    0.50
CFFC  Community Fin. Corp. of VA             14.04    14.04    1.31    9.71    7.53       1.31    9.71       0.49  125.93    0.69
CIBI  Community Inv. Bancorp of OH           13.83    13.83    1.01    7.03    7.75       0.96    6.68       0.73   69.06    0.68


                                                          Pricing Ratios                      Dividend Data(6)
                                             ----------------------------------------     -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
ASBI  Ameriana Bancorp of IN                   12.86   98.08   10.89   98.22   13.12         0.56    4.23   54.37
AFFFZ America First Fin. Fund of CA             8.62  112.79    8.00  115.24    8.67         1.60    5.29   45.58
AMFB  American Federal Bank of SC              10.68  171.97   13.34  186.41    9.75         0.40    2.37   25.32
ANBK  American Nat'l Bancorp of MD               NM    93.42   10.19   93.42     NM          0.00    0.00    0.00
ABCW  Anchor Bancorp Wisconsin of WI           11.17  146.22    9.46  150.11   11.49         0.50    1.40   15.67
ANDB  Andover Bancorp, Inc. of MA*             10.13  122.76    9.28  122.76   10.37         0.60    2.34   23.72
ASFC  Astoria Financial Corp. of NY            11.68  102.45    8.13  125.88   11.89         0.44    1.64   19.21
AVND  Avondale Fin. Corp. of IL                13.84   86.47    8.58   86.47   19.34         0.00    0.00    0.00
BFSI  BFS Bankorp, Inc. of NY                   8.16  174.85   13.68  174.85    8.44         0.00    0.00    0.00
BKCT  Bancorp Connecticut of CT*               13.31  140.32   14.81  140.32   13.46         0.76    3.36   44.71
BPLS  Bank Plus Corp. of CA                      NM   104.28    5.53  104.49     NM          0.00    0.00     NM
BWFC  Bank West Fin. Corp. of MI                 NM    91.74   18.14   91.74     NM          0.28    2.55   68.29
BANC  BankAtlantic Bancorp of FL               10.39  130.35    9.35  141.05   13.45         0.15    1.21   12.61
BKUNA BankUnited SA of FL                       8.11   95.85    5.42  101.46    7.78         0.00    0.00    0.00
BKCO  Bankers Corp. of NJ*                     10.57  124.16   10.39  126.63   10.05         0.64    3.46   36.57
BVFS  Bay View Capital Corp. of CA               NM   125.61    7.64  142.39   23.37         0.60    1.59     NM
BFSB  Bedford Bancshares of VA                 12.79  103.38   15.73  103.38   12.79         0.40    2.42   31.01
BSBC  Branford SB of CT*                       13.04  126.05   11.05  126.05   13.04         0.00    0.00    0.00
BRFC  Bridgeville SB, FSB of PA(8)             24.59  105.34   30.05  105.34   24.59         0.32    2.13   52.46
BYFC  Broadway Fin. Corp. of CA                  NM    66.74    7.78   66.74   25.00         0.20    2.05   57.14
CBCO  CB Bancorp of Michigan City IN            8.37  115.57   11.41  115.57    8.48         0.00    0.00    0.00
CCFH  CCF Holding Company of GA                18.19   83.24   17.64   83.24   19.03         0.40    3.23   58.82
CENF  CENFED Financial Corp. of CA             10.54  114.01    5.69  114.23   14.79         0.36    1.48   15.65
CFSB  CFSB Bancorp of Lansing MI               12.25  137.84   11.33  137.84   12.41         0.44    2.41   29.53
CKFB  CKF Bancorp of Danville KY                 NM   121.61   32.38  121.61     NM          0.44    2.23   62.86
CNSB  CNS Bancorp of MO                          NM    87.09   21.44   87.09     NM          0.00    0.00    0.00
CSBF  CSB Financial Group Inc of IL              NM    74.15   22.90   74.15     NM          0.00    0.00    0.00
CFHC  California Fin. Hld. Co. of CA           14.62  123.03    8.06  123.77   16.29         0.44    1.93   28.21
CBCI  Calumet Bancorp of Chicago IL            10.33   84.26   13.55   84.26   10.33         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                    8.66  123.85   10.30  123.85   11.15         0.44    2.51   21.78
CMRN  Cameron Fin. Corp. of MO                 14.95   89.18   23.50   89.18   15.26         0.28    1.93   28.87
CAPS  Capital Savings Bancorp of MO            11.00   94.64    9.87   94.64   11.00         0.36    1.87   20.57
CARV  Carver FSB of New York, NY               24.81   52.69    5.07   55.25     NM          0.00    0.00    0.00
CASB  Cascade SB of Everett WA                 15.32  167.16   10.40  167.16     NM          0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*               14.21   80.13   22.83   80.13   14.21         0.00    0.00    0.00
CNIT  Cenit Bancorp of Norfolk VA              20.85  136.07    9.90  141.13   18.72         0.80    1.99   41.45
CTBK  Center Banks, Inc. of NY*                10.94   85.26    6.00   85.26   10.53         0.24    1.71   18.75
CFCX  Center Fin. Corp of CT(8)*               14.38  159.63    9.29  169.99   22.82         0.28    1.13   16.18
CEBK  Central Co-Op. Bank of MA*                 NM   104.30   10.43  119.57   25.00         0.00    0.00    0.00
CJFC  Central Jersey Fin. Corp of NJ(8)        17.07  157.79   18.83  168.98   17.52         1.12    3.38   57.73
CBSB  Charter Financial Inc. of IL             15.70   88.77   15.43   95.48   15.92         0.24    2.07   32.43
COFI  Charter One Financial of OH(8)             NM   186.03   12.46  201.25   13.14         0.92    2.38     NM
CVAL  Chester Valley Bancorp of PA             12.16  116.05   10.87  116.05   12.77         0.42    2.33   28.38
CRCL  Circle Financial Corp.of OH(8)           22.64  104.05   10.65  119.21     NM          0.68    1.89   42.77
CTZN  CitFed Bancorp of Dayton OH              12.21  121.75    8.02  139.66   13.69         0.32    0.85   10.42
CLAS  Classic Bancshares of KY                   NM    80.47   22.82   80.47     NM          0.00    0.00    0.00
CMSB  Cmnwealth Bancorp of PA                  17.53   85.79    9.52  112.64   20.13         0.25    2.30   40.32
CBSA  Coastal Bancorp of Houston TX             9.13  102.40    3.48  123.71    9.48         0.40    2.04   18.60
CFCP  Coastal Fin. Corp. of SC                 15.12  242.54   14.80  242.54   17.26         0.44    2.26   34.11
COFD  Collective Bancorp Inc. of NJ            10.06  150.28   10.64  160.99   10.18         1.00    3.72   37.45
CMSV  Commty. Svgs, MHC of FL(47.6)            14.93  104.81   12.57  104.81   14.65         0.80    4.96   74.07
CBIN  Community Bank Shares of IN              13.55   99.00   10.94   99.00   13.84         0.34    2.64   35.79
CBNH  Community Bankshares Inc of NH*          12.34  122.92    8.53  122.92   15.04         0.60    3.12   38.46
CFTP  Community Fed. Bancorp of MS               NM    93.04   30.69   93.04     NM          0.30    2.24   58.82
CFFC  Community Fin. Corp. of VA               13.27  122.65   17.22  122.65   13.27         0.52    2.42   32.10
CIBI  Community Inv. Bancorp of OH             12.91   93.03   12.87   93.03   13.58         0.40    2.54   32.79

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 6, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
COOP  Cooperative Bk.for Svgs. of NC          9.32     8.22    0.29    3.13    3.21       0.29    3.08       0.23   97.91    0.29
CNSK  Covenant Bank for Svgs. of NJ*          4.82     4.82    0.63   11.89    8.00       0.63   11.89       2.02   37.45    1.35
CRZY  Crazy Woman Creek Bncorp of WY         30.71    30.71    0.91    3.91    3.31       0.83    3.59       0.28  203.57    1.10
DNFC  D&N Financial Corp. of MI               5.79     5.71    1.08   19.64   13.38       0.99   17.95       0.72  103.61    0.92
DSBC  DS Bancor Inc. of Derby CT*             6.70     6.49    0.72   11.17    7.81       0.66   10.26       1.84   34.69    0.89
DFIN  Damen Fin. Corp. of Chicago IL         23.15    23.15    0.91    4.83    4.49       0.89    4.73       0.20   69.57    0.36
DIME  Dime Community Bancorp of NY           16.92    14.87    0.75    4.45    4.67       0.69    4.09        NA      NA     1.34
DIBK  Dime Financial Corp. of CT*             8.20     7.83    1.63   20.87   13.13       1.77   22.66       0.93  216.21    3.28
EGLB  Eagle BancGroup of IL                  13.53    13.53    0.08    0.59    0.84       0.08    0.59       0.74   73.68    0.92
EBSI  Eagle Bancshares of Tucker GA           9.21     9.21    0.93   11.79    7.19       0.93   11.69       1.45   41.45    0.86
EGFC  Eagle Financial Corp. of CT             7.30     5.33    1.28   17.47   14.77       0.62    8.52       1.17   54.16    1.11
ETFS  East Texas Fin. Serv. of TX            18.92    18.92    0.81    4.18    5.72       0.74    3.82       0.23  106.64    0.62
EBCP  Eastern Bancorp of NH                   7.72     7.29    0.71    9.62    8.52       0.54    7.33       1.51   23.99    0.64
ESBK  Elmira SB of Elmira NY*                 6.23     5.95    0.15    2.40    2.91       0.13    2.00       0.85   77.49    0.90
EFBI  Enterprise Fed. Bancorp of OH          14.77    14.75    0.92    5.37    6.99       0.63    3.70       0.03  660.34    0.27
EQSB  Equitable FSB of Wheaton MD             5.30     5.30    0.78   14.99   13.33       0.78   14.90       1.00   21.61    0.31
FFFG  F.F.O. Financial Group of FL            6.23     6.23    0.50    7.76    6.18       0.59    9.13       2.83   58.95    2.57
FCBF  FCB Fin. Corp. of Neenah WI            18.45    18.45    1.03    5.30    5.86       1.01    5.20       0.12  351.57    0.51
FFBS  FFBS Bancorp of Columbus MS            19.67    19.67    1.37    6.85    4.93       1.37    6.85       1.62   32.79    0.79
FFDF  FFD Financial Corp. of OH              28.03    28.03    1.04    3.69    5.10       1.04    3.69       0.15  124.79    0.32
FFLC  FFLC Bancorp of Leesburg FL            16.99    16.99    0.94    5.50    6.41       0.94    5.50       0.13  239.95    0.50
FFFC  FFVA Financial Corp. of VA             15.58    15.26    1.30    7.58    7.36       1.27    7.40       0.51  124.96    1.08
FFWC  FFW Corporation of Wabash IN           10.27    10.27    1.08    9.99   11.44       1.04    9.59       0.06  602.17    0.55
FFYF  FFY Financial Corp. of OH              17.71    17.71    1.20    6.57    5.65       1.24    6.76       0.81   73.59    0.78
FMCO  FMS Financial Corp. of NJ               6.63     6.47    0.83   12.72   10.90       0.83   12.72        NA      NA     0.97
FFHH  FSF Financial Corp. of MN              14.37    14.37    0.65    3.79    4.83       0.65    3.79       0.07  332.75    0.38
FMLY  Family Bancorp of Haverhill MA(8)*      7.56     6.95    0.90   11.79    6.90       0.87   11.42       0.90   81.25    1.46
FMCT  Farmers & Mechanics Bank of CT(8)*      5.52     5.52    0.20    3.49    2.00       0.19    3.32        NA      NA     1.43
FOBC  Fed One Bancorp of Wheeling WV         12.01    11.39    0.99    7.89    8.32       0.99    7.89       0.30  139.14    1.10
FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)        8.60     8.59    0.99   11.74    6.02       0.96   11.40       1.11   85.89    1.15
FBCI  Fidelity Bancorp of Chicago IL         10.90    10.86    0.73    5.74    6.15       0.73    5.74       0.61   17.59    0.15
FSBI  Fidelity Bancorp, Inc. of PA            6.79     6.76    0.65    8.71    7.83       0.64    8.58       0.57   81.41    1.01
FFFL  Fidelity FSB, MHC of FL(47.2)           9.86     9.76    0.67    6.58    5.25       0.63    6.16       0.34   81.03    0.36
FFED  Fidelity Fed. Bancorp of IN             5.45     5.45    1.19   23.68   11.82       1.01   20.04       0.17  238.51    0.49
FFOH  Fidelity Financial of OH               20.34    20.34    0.86    5.32    5.13       0.86    5.32       0.55   60.52    0.43
FIBC  Financial Bancorp of NY                 9.99     9.93    0.65    5.73    5.80       0.64    5.67       2.78   18.09    0.95
FNSC  Financial Security Corp. of IL(8)      15.42    15.42    0.76    5.42    5.24       0.77    5.50       2.81   28.97    1.15
FSBS  First Ashland Fin. Corp. of KY(8)      27.36    27.36    0.85    3.12    2.79       0.85    3.12       0.79   13.40    0.15
FBSI  First Bancshares of MO                 16.52    16.49    0.84    4.82    5.43       0.83    4.77       0.57   63.49    0.44
FBBC  First Bell Bancorp of PA               20.38    20.38    1.61    7.33    7.50       1.61    7.33       0.08  133.97    0.13
FBER  First Bergen Bancorp of NJ             17.05    17.05    0.36    3.28    2.70       0.48    4.37       3.36   43.40    3.23
FCIT  First Cit. Fin. Corp of MD              6.15     6.15    0.72   11.61    9.15       0.59    9.47       2.96   37.58    1.57
FFBA  First Colorado Bancorp of Co           16.32    16.13    1.10    8.31    5.64       1.10    8.31       0.24   87.74    0.32
FDEF  First Defiance Fin.Corp. of OH         24.32    24.32    1.22    5.23    5.58       1.20    5.14       0.18  202.08    0.49
FESX  First Essex Bancorp of MA*              7.40     7.40    0.98   13.41   12.05       0.82   11.21       0.61  136.64    1.32
FFES  First FS&LA of E. Hartford CT           6.01     6.00    0.57    8.71   10.00       0.56    8.62       0.79   41.84    1.89
FSSB  First FS&LA of San Bern. CA             4.62     4.39   -1.10  -20.21     NM       -1.28  -23.47       3.31   32.04    1.57
FFSX  First FS&LA. MHC of IA (45.0)           8.31     8.23    0.70    8.48    6.95       0.64    7.86       0.17  229.27    0.54
FFML  First Family Bank, FSB of FL(8)         5.61     5.61    0.89   17.02   11.95       0.47    9.01        NA      NA     0.62
FFSW  First Fed Fin. Serv. of OH              5.69     4.62    0.92   16.77    8.17       0.76   13.78       0.12  231.57    0.39
BDJI  First Fed. Bancorp. of MN              13.26    13.26    0.70    4.77    6.10       0.69    4.72       0.40  111.08    0.95
FFBH  First Fed. Bancshares of AR            16.53    16.53    0.91    9.49    5.47       0.87    9.03       0.17  141.50    0.33
FFEC  First Fed. Bancshares of WI            13.79    13.25    0.88    5.69    5.25       0.91    5.90       0.04  311.27    0.17
FTFC  First Fed. Capital Corp. of WI          6.86     6.47    0.95   13.99    9.71       0.71   10.36       0.11  523.40    0.83
FFKY  First Fed. Fin. Corp. of KY            14.16    13.23    1.60   11.25    6.19       1.46   10.29       0.49   92.65    0.53
FFBZ  First Federal Bancorp of OH             7.89     7.88    1.13   14.90    9.43       1.12   14.66       0.56  155.47    0.98


                                                          Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                       -------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
COOP  Cooperative Bk.for Svgs. of NC             NM    96.11    8.95  108.88     NM          0.00    0.00    0.00
CNSK  Covenant Bank for Svgs. of NJ*           12.50  146.22    7.04  146.22   12.50         0.00    0.00    0.00
CRZY  Crazy Woman Creek Bncorp of WY             NM    74.40   22.85   74.40     NM          0.20    1.84   55.56
DNFC  D&N Financial Corp. of MI                 7.47  124.52    7.21  126.21    8.18         0.00    0.00    0.00
DSBC  DS Bancor Inc. of Derby CT*              12.80  135.84    9.10  140.23   13.93         0.24    0.64    8.14
DFIN  Damen Fin. Corp. of Chicago IL           22.29   82.09   19.01   82.09   22.74         0.24    2.11   47.06
DIME  Dime Community Bancorp of NY             21.43   95.27   16.12  108.43   23.28         0.00    0.00    0.00
DIBK  Dime Financial Corp. of CT*               7.62  144.40   11.85  151.37    7.02         0.32    2.00   15.24
EGLB  Eagle BancGroup of IL                      NM    70.28    9.51   70.28     NM          0.00    0.00    0.00
EBSI  Eagle Bancshares of Tucker GA            13.91  127.29   11.72  127.29   14.04         0.60    3.75   52.17
EGFC  Eagle Financial Corp. of CT               6.77  111.43    8.13  152.57   13.87         0.92    3.64   24.66
ETFS  East Texas Fin. Serv. of TX              17.47   75.36   14.26   75.36   19.08         0.20    1.38   24.10
EBCP  Eastern Bancorp of NH                    11.74  108.33    8.36  114.79   15.40         0.56    2.91   34.15
ESBK  Elmira SB of Elmira NY*                    NM    83.80    5.22   87.72     NM          0.64    3.88     NM
EFBI  Enterprise Fed. Bancorp of OH            14.30   84.50   12.48   84.62   20.76         0.00    0.00    0.00
EQSB  Equitable FSB of Wheaton MD               7.50  104.70    5.55  104.70    7.55         0.00    0.00    0.00
FFFG  F.F.O. Financial Group of FL             16.18  121.15    7.55  121.15   13.75         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI              17.07   92.54   17.08   92.54   17.40         0.72    4.06   69.23
FFBS  FFBS Bancorp of Columbus MS              20.28  137.20   26.99  137.20   20.28         0.50    2.33   47.17
FFDF  FFD Financial Corp. of OH                19.60   72.37   20.28   72.37   19.60         0.20    1.96   38.46
FFLC  FFLC Bancorp of Leesburg FL              15.60   84.73   14.39   84.73   15.60         0.40    2.19   34.19
FFFC  FFVA Financial Corp. of VA               13.58  109.73   17.09  112.01   13.91         0.40    2.32   31.50
FFWC  FFW Corporation of Wabash IN              8.74   89.70    9.21   89.70    9.11         0.60    3.08   26.91
FFYF  FFY Financial Corp. of OH                17.69  119.94   21.24  119.94   17.19         0.60    2.49   44.12
FMCO  FMS Financial Corp. of NJ                 9.17  111.43    7.39  114.22    9.17         0.20    1.29   11.83
FFHH  FSF Financial Corp. of MN                20.69   87.66   12.59   87.66   20.69         0.50    4.17     NM
FMLY  Family Bancorp of Haverhill MA(8)*       14.49  164.16   12.41  178.69   14.97         0.48    1.76   25.53
FMCT  Farmers & Mechanics Bank of CT(8)*         NM   176.34    9.73  176.34     NM          0.00    0.00    0.00
FOBC  Fed One Bancorp of Wheeling WV           12.02   96.27   11.56  101.44   12.02         0.54    3.48   41.86
FFRV  Fid. Fin. Bkshrs. Corp. of VA(8)         16.61  186.17   16.00  186.32   17.11         0.20    0.88   14.60
FBCI  Fidelity Bancorp of Chicago IL           16.26   98.59   10.75   98.94   16.26         0.24    1.43   23.30
FSBI  Fidelity Bancorp, Inc. of PA             12.76  113.60    7.72  114.19   12.95         0.32    1.79   22.86
FFFL  Fidelity FSB, MHC of FL(47.2)            19.06  124.02   12.23  125.38   20.37         0.80    5.38     NM
FFED  Fidelity Fed. Bancorp of IN               8.46  191.97   10.47  191.97   10.00         0.80    7.27   61.54
FFOH  Fidelity Financial of OH                 19.50   77.75   15.81   77.75   19.50         0.20    2.05   40.00
FIBC  Financial Bancorp of NY                  17.24  102.74   10.26  103.31   17.44         0.30    2.00   34.48
FNSC  Financial Security Corp. of IL(8)        19.07  100.23   15.45  100.23   18.80         0.00    0.00    0.00
FSBS  First Ashland Fin. Corp. of KY(8)          NM   111.62   30.54  111.62     NM          0.00    0.00    0.00
FBSI  First Bancshares of MO                   18.41   89.57   14.79   89.72   18.61         0.20    1.19   21.98
FBBC  First Bell Bancorp of PA                 13.34   97.40   19.85   97.40   13.34         0.20    1.44   19.23
FBER  First Bergen Bancorp of NJ                 NM    73.86   12.59   73.86     NM          0.12    1.20   44.44
FCIT  First Cit. Fin. Corp of MD               10.93  121.94    7.50  121.94   13.40         0.00    0.00    0.00
FFBA  First Colorado Bancorp of Co             17.72  115.04   18.77  116.38   17.72         0.32    2.29   40.51
FDEF  First Defiance Fin.Corp. of OH           17.92   88.55   21.54   88.55   18.22         0.28    2.60   46.67
FESX  First Essex Bancorp of MA*                8.30  107.86    7.98  107.86    9.93         0.48    4.32   35.82
FFES  First FS&LA of E. Hartford CT            10.00   88.84    5.34   89.08   10.10         0.60    3.08   30.77
FSSB  First FS&LA of San Bern. CA                NM    68.35    3.16   71.94     NM          0.00    0.00     NM
FFSX  First FS&LA. MHC of IA (45.0)            14.39  119.27    9.91  120.44   15.51         0.72    2.80   40.22
FFML  First Family Bank, FSB of FL(8)           8.37  131.26    7.37  131.26   15.81         0.16    0.74    6.23
FFSW  First Fed Fin. Serv. of OH               12.25  182.34   10.38  224.74   14.90         0.48    1.59   19.43
BDJI  First Fed. Bancorp. of MN                16.39   82.45   10.93   82.45   16.57         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR              18.29   92.65   15.31   92.65   19.23         0.00    0.00    0.00
FFEC  First Fed. Bancshares of WI              19.06  107.24   14.79  111.64   18.37         0.28    1.84   35.00
FTFC  First Fed. Capital Corp. of WI           10.29  137.34    9.42  145.63   13.91         0.64    3.05   31.37
FFKY  First Fed. Fin. Corp. of KY              16.15  176.92   25.06  189.36   17.65         0.48    2.29   36.92
FFBZ  First Federal Bancorp of OH              10.60  148.38   11.70  148.54   10.77         0.44    1.66   17.60

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 6, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------

                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
FFWM  First Fin. Corp of Western MD          12.95    12.95    1.09    8.97    6.88       1.06    8.70       1.99  121.42    3.11
FFCH  First Fin. Holdings Inc. of SC          6.39     6.39    0.78   11.84    9.28       0.79   11.98       1.32   54.66    0.88
FFBI  First Financial Bancorp of IL           8.33     8.33    0.67    6.85    7.55       0.58    5.97       0.27  150.00    0.53
FFHC  First Financial Corp. of WI             7.31     6.97    1.30   18.61   10.35       1.26   17.98       0.43  100.08    0.67
FFHS  First Franklin Corp. of OH              9.37     9.28    0.62    6.55    7.41       0.61    6.43       0.50   84.85    0.63
FGHC  First Georgia Hold. Corp of GA          8.31     7.39    0.87   10.71    8.57       0.87   10.71       1.34   51.51    0.82
FSPG  First Home SB, SLA of NJ                6.52     6.34    1.01   15.73   12.17       0.98   15.30       0.94   81.69    1.41
FFSL  First Independence Corp. of KS         12.34    12.34    1.10    8.52   10.16       1.10    8.52       0.37  177.38    1.05
FISB  First Indiana Corp. of IN               9.23     9.11    1.18   13.62    9.24       0.98   11.31       1.59   69.62    1.33
FKFS  First Keystone Fin. Corp of PA          7.89     7.89    0.54    6.39    6.59       0.59    6.94       2.53   20.51    0.89
FLKY  First Lancaster Bncshrs of KY          29.83    29.83    1.20    4.01    3.72       1.20    4.01       1.23   16.83    0.23
FLFC  First Liberty Fin. Corp. of GA          6.90     5.84    0.99   14.70   10.15       0.83   12.22       1.22   66.75    1.09
CASH  First Midwest Fin. Corp. of IA         11.41    10.66    1.05    8.17    7.57       1.03    8.07       0.20  268.74    0.81
FMBD  First Mutual Bancorp of IL             23.02    23.02    0.97    3.84    5.05       0.92    3.67       0.34  121.39    0.51
FMSB  First Mutual SB of Bellevue WA*         6.62     6.62    1.03   15.46   10.24       0.99   14.84       0.11  710.29    0.91
FNGB  First Northern Cap. Corp of WI         12.20    12.20    0.78    6.11    6.35       0.75    5.87       0.17  268.46    0.52
FFPB  First Palm Beach Bancorp of FL          7.90     7.70    0.73    8.85    8.22       0.69    8.38       0.64   37.19    0.31
FSNJ  First SB of NJ, MHC (45.0)              7.53     7.53    0.19    2.28    2.53       0.43    5.10       0.96   48.20    1.28
FSBC  First SB, FSB of Clovis NM              4.94     4.94    0.34    7.22   10.36       0.26    5.57       1.49   23.28    1.01
FSLA  First SB, SLA MHC of NJ (37.6)          9.52     8.30    0.85    9.20    7.69       0.87    9.42       0.93   55.55    1.01
SOPN  First SB, SSB, Moore Co. of NC         25.99    25.99    1.54    5.91    6.18       1.54    5.91       0.05  454.48    0.34
FWWB  First Savings Bancorp of WA*           25.79    25.79    0.98    8.32    3.00       0.94    7.99       0.21  271.52    0.99
SHEN  First Shenango Bancorp of PA           12.68    12.68    1.02    7.47    7.37       0.98    7.13       0.46  156.41    1.08
FSFC  First So.east Fin. Corp. of SC(8)      10.31    10.31    0.31    1.75    2.63       0.84    4.70       0.19  197.44    0.51
FSFI  First State Fin. Serv. of NJ(8)         6.00     5.67    0.01    0.19    0.15      -0.12   -1.79       4.24   32.21    1.67
FFDP  FirstFed Bancshares of IL               8.63     8.24    0.58    6.18    6.24       0.31    3.30       0.12  162.86    0.37
FLAG  Flag Financial Corp of GA               9.55     9.55    0.87    9.26    9.33       0.74    7.84       3.56   23.68    1.22
FFPC  Florida First Bancorp of FL(8)          7.06     7.06    0.90   13.29    7.19       0.83   12.29       0.76  161.53    2.09
FFIC  Flushing Fin. Corp. of NY*             17.99    17.99    0.95    6.34    4.09       0.91    6.08       0.86   82.66    1.66
FBHC  Fort Bend Holding Corp. of TX           7.07     7.07    0.70    9.62   12.21       0.62    8.50       1.21   44.46    1.34
FTSB  Fort Thomas Fin. Corp. of KY           24.35    24.35    1.33    5.37    5.29       1.33    5.37       1.27   28.12    0.42
FKKY  Frankfort First Bancorp of KY          34.52    34.52    1.36    4.94    4.93       1.08    3.91       0.10   66.67    0.09
GFSB  GFS Bancorp of Grinnell IA             11.94    11.94    1.14    9.22    8.33       1.18    9.59       1.15   66.63    0.89
GUPB  GFSB Bancorp of Gallup NM              23.03    23.03    1.24    5.07    5.38       1.24    5.07       0.18  247.58    0.87
GWBC  Gateway Bancorp of KY                  24.86    24.86    1.05    4.02    5.13       1.05    4.02       0.31   36.99    0.47
GBCI  Glacier Bancorp of MT                   9.42     9.41    1.58   16.46    7.58       1.58   16.46       0.26  196.56    0.69
GLBK  Glendale Co-op. Bank of MA*            15.82    15.82    0.78    4.94    6.33       0.65    4.11        NA      NA     0.71
GFCO  Glenway Financial Corp. of OH           9.67     9.44    0.56    5.82    6.47       0.55    5.77       0.66   33.99    0.29
GTPS  Great American Bancorp of IL           27.55    27.55    0.68    2.55    3.11       0.66    2.49       0.19  115.42    0.30
GTFN  Great Financial Corp. of KY             9.79     9.42    0.99    8.67    6.07       0.77    6.78       3.46   13.42    0.65
GSBC  Great Southern Bancorp of MO           10.15     9.98    1.73   17.20    8.98       1.61   15.99       2.36   91.04    2.56
GDVS  Greater DV SB,MHC of PA(19.9)*         12.16    12.16    0.30    2.49    2.20       0.36    2.95       3.52   21.48    1.31
GRTR  Greater New York SB of NY*              5.86     5.86    0.44    7.91    6.74       0.43    7.73       8.83    9.73    2.09
GSFC  Green Street Fin. Corp. of NC          35.06    35.06    1.25    6.90    3.50       1.25    6.90       0.20   66.01    0.19
GROV  GroveBank for Savings of MA*            6.36     6.36    0.86   13.95   10.16       0.81   13.03       0.70   81.88    0.79
GFED  Guaranty FS&LA,MHC of MO(31.1)         14.64    14.64    1.02    7.29    5.95       0.55    3.89       0.07     NA     1.59
GSLC  Guaranty Svgs & Loan FA of VA           6.19     6.19    0.68   11.24    8.24       0.42    6.90       3.14   23.56    0.94
HEMT  HF Bancorp of Hemet CA                 11.43    11.43    0.19    1.70    2.24       0.19    1.70        NA      NA      NA
HFFC  HF Financial Corp. of SD(8)             9.33     9.30    0.85    9.40   10.12       0.69    7.64       0.41  180.23    0.97
HFNC  HFNC Financial Corp. of NC             34.11    34.11    0.80    3.76    1.82       0.95    4.46       1.62   64.19    1.59
HMNF  HMN Financial, Inc. of MN              15.72    15.72    1.10    6.50    7.59       0.96    5.64       0.09  447.23    0.70
HALL  Hallmark Capital Corp. of WI            7.16     7.16    0.59    7.18    8.87       0.56    6.80       0.03     NA     0.55
HARB  Harbor FSB, MHC of FL (45.7)            8.39     8.08    1.17   13.56    7.65       1.17   13.56       0.57  190.80    1.44
HRBF  Harbor Federal Bancorp of MD           13.82    13.82    0.56    3.23    3.86       0.56    3.23       0.42   51.96    0.35
HFSA  Hardin Bancorp of Hardin MO            17.17    17.17    0.75    4.46    5.42       0.75    4.46       0.15  103.73    0.29
HARL  Harleysville SA of PA                   6.65     6.65    0.81   11.84    9.80       0.85   12.39       0.06  932.07    0.77


                                                         Pricing Ratios                      Dividend Data(6)
                                             --------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
FFWM  First Fin. Corp of Western MD           14.55  125.26   16.23  125.26   15.00         0.48    2.00   29.09
FFCH  First Fin. Holdings Inc. of SC          10.78  122.87    7.85  122.87   10.65         0.64    3.41   36.78
FFBI  First Financial Bancorp of IL           13.25   91.77    7.64   91.77   15.20         0.00    0.00    0.00
FFHC  First Financial Corp. of WI              9.66  168.62   12.33  176.79   10.00         0.60    2.61   25.21
FFHS  First Franklin Corp. of OH              13.50   87.59    8.21   88.46   13.74         0.32    2.10   28.32
FGHC  First Georgia Hold. Corp of GA          11.67  118.44    9.84  133.08   11.67         0.00    0.00    0.00
FSPG  First Home SB, SLA of NJ                 8.22  120.24    7.83  123.54    8.45         0.48    2.67   21.92
FFSL  First Independence Corp. of KS           9.84   84.90   10.47   84.90    9.84         0.40    2.11   20.73
FISB  First Indiana Corp. of IN               10.82  139.88   12.92  141.78   13.03         0.56    2.44   26.42
FKFS  First Keystone Fin. Corp of PA          15.17  100.06    7.89  100.06   13.98         0.00    0.00    0.00
FLKY  First Lancaster Bncshrs of KY             NM   107.65   32.12  107.65     NM          0.00    0.00    0.00
FLFC  First Liberty Fin. Corp. of GA           9.85  133.12    9.19  157.22   11.85         0.52    2.29   22.51
CASH  First Midwest Fin. Corp. of IA          13.21  105.97   12.09  113.47   13.36         0.44    1.89   25.00
FMBD  First Mutual Bancorp of IL              19.79   77.60   17.87   77.60   20.73         0.28    2.14   42.42
FMSB  First Mutual SB of Bellevue WA*          9.77  141.55    9.36  141.55   10.17         0.20    1.36   13.25
FNGB  First Northern Cap. Corp of WI          15.75   97.83   11.93   97.83   16.41         0.60    3.81   60.00
FFPB  First Palm Beach Bancorp of FL          12.16  104.29    8.24  107.02   12.85         0.40    1.75   21.28
FSNJ  First SB of NJ, MHC (45.0)                NM    93.69    7.06   93.69   17.65         0.50    3.33     NM
FSBC  First SB, FSB of Clovis NM               9.65   68.92    3.40   68.92   12.50         0.00    0.00    0.00
FSLA  First SB, SLA MHC of NJ (37.6)          13.00  114.57   10.91  131.48   12.69         0.40    2.48   32.26
SOPN  First SB, SSB, Moore Co. of NC          16.19   95.29   24.77   95.29   16.19         0.60    3.53   57.14
FWWB  First Savings Bancorp of WA*              NM   116.04   29.93  116.04     NM          0.20    1.18   39.22
SHEN  First Shenango Bancorp of PA            13.56  101.07   12.82  101.07   14.21         0.48    2.31   31.37
FSFC  First So.east Fin. Corp. of SC(8)         NM   123.86   12.77  123.86   14.18         0.16    1.68   64.00
FSFI  First State Fin. Serv. of NJ(8)           NM   127.83    7.67  135.28     NM          0.22    1.69     NM
FFDP  FirstFed Bancshares of IL               16.02  102.29    8.83  107.14     NM          0.40    2.42   38.83
FLAG  Flag Financial Corp of GA               10.71   97.86    9.35   97.86   12.65         0.34    3.24   34.69
FFPC  Florida First Bancorp of FL(8)          13.90  176.23   12.44  176.23   15.03         0.24    2.16   30.00
FFIC  Flushing Fin. Corp. of NY*              24.48  115.44   20.77  115.44     NM          0.00    0.00    0.00
FBHC  Fort Bend Holding Corp. of TX            8.19   76.72    5.42   76.72    9.27         0.28    1.66   13.59
FTSB  Fort Thomas Fin. Corp. of KY            18.92  101.82   24.80  101.82   18.92         0.25    1.79   33.78
FKKY  Frankfort First Bancorp of KY           20.28   77.51   26.75   77.51     NM          0.36    3.35   67.92
GFSB  GFS Bancorp of Grinnell IA              12.00  107.69   12.86  107.69   11.54         0.40    1.90   22.86
GUPB  GFSB Bancorp of Gallup NM               18.58   82.62   19.03   82.62   18.58         0.40    2.83   52.63
GWBC  Gateway Bancorp of KY                   19.49   84.66   21.05   84.66   19.49         0.40    3.02   58.82
GBCI  Glacier Bancorp of MT                   13.19  209.61   19.75  209.97   13.19         0.64    2.67   35.16
GLBK  Glendale Co-op. Bank of MA*             15.79   76.63   12.12   76.63   18.95         0.00    0.00    0.00
GFCO  Glenway Financial Corp. of OH           15.46   87.55    8.47   89.68   15.58         0.65    3.21   49.62
GTPS  Great American Bancorp of IL              NM    75.21   20.72   75.21     NM          0.40    2.96     NM
GTFN  Great Financial Corp. of KY             16.47  144.48   14.14  150.13   21.05         0.48    1.71   28.24
GSBC  Great Southern Bancorp of MO            11.13  185.19   18.79  188.24   11.97         0.70    2.46   27.34
GDVS  Greater DV SB,MHC of PA(19.9)*            NM   116.01   14.10  116.01     NM          0.36    3.60     NM
GRTR  Greater New York SB of NY*              14.85  113.39    6.65  113.39   15.20         0.00    0.00    0.00
GSFC  Green Street Fin. Corp. of NC             NM    95.89   33.62   95.89     NM          0.40    2.86     NM
GROV  GroveBank for Savings of MA*             9.84  129.26    8.23  129.42   10.54         0.72    2.29   22.50
GFED  Guaranty FS&LA,MHC of MO(31.1)          16.81  112.20   16.42  112.20     NM          0.00    0.00    0.00
GSLC  Guaranty Svgs & Loan FA of VA           12.14  122.66    7.59  122.66   19.77         0.10    1.18   14.29
HEMT  HF Bancorp of Hemet CA                    NM    68.32    7.81   68.37     NM          0.00    0.00    0.00
HFFC  HF Financial Corp. of SD(8)              9.88   90.22    8.42   90.48   12.15         0.36    2.35   23.23
HFNC  HFNC Financial Corp. of NC                NM   124.00   42.29  124.00     NM          0.20    1.14   62.50
HMNF  HMN Financial, Inc. of MN               13.17   89.90   14.13   89.90   15.18         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI            11.28   78.45    5.62   78.45   11.90         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (45.7)            13.07  166.76   13.99  173.19   13.07         1.20    4.17   54.55
HRBF  Harbor Federal Bancorp of MD              NM    89.96   12.43   89.96     NM          0.40    2.81   72.73
HFSA  Hardin Bancorp of Hardin MO             18.44   76.27   13.09   76.27   18.44         0.40    3.56   65.57
HARL  Harleysville SA of PA                   10.20  115.41    7.67  115.41    9.75         0.40    2.25   22.99

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 6, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
HARS  Harris SB, MHC of PA (23.1)             9.69     8.14    0.46    3.98    3.56       0.63    5.41       0.82   57.89    0.78
HFFB  Harrodsburg 1st Fin Bcrp of KY         28.14    28.14    1.17    4.61    3.51       1.17    4.61       0.58   46.70    0.39
HHFC  Harvest Home Fin. Corp. of OH          17.71    17.71    0.80    4.34    6.08       0.80    4.34       0.19   75.51    0.26
HAVN  Haven Bancorp of Woodhaven NY           6.07     6.03    0.73   11.37    9.16       0.72   11.27       1.02   62.65    1.46
HVFD  Haverfield Corp. of OH                  8.50     8.48    0.70    8.74    7.48       0.66    8.27        NA      NA     0.96
HTHR  Hawthorne Fin. Corp. of CA              4.54     4.52    0.62   15.77   23.47       0.00    0.00      10.26   20.17    2.39
HSBK  Hibernia SB of Quincy MA*               6.64     6.64    0.61    9.14    8.40       0.62    9.21       0.39  146.93    0.94
HBNK  Highland Federal Bank of CA             7.91     7.91    0.29    4.27    4.07       0.29    4.20       3.41   45.47    1.95
HIFS  Hingham Inst. for Sav. of MA*           9.76     9.76    1.09   10.74    9.97       1.09   10.74       0.51  134.69    0.94
HNFC  Hinsdale Financial Corp. of IL          8.37     8.12    0.63    8.16    6.85       0.61    7.90       0.13  270.15    0.40
HBFW  Home Bancorp of Fort Wayne IN          15.50    15.50    0.84    5.00    5.56       0.84    5.00       0.04     NA     0.57
HBBI  Home Building Bancorp of IN            13.95    13.95    0.41    2.86    2.85       0.41    2.86       0.27   43.59    0.18
HOMF  Home Fed Bancorp of Seymour IN          8.18     7.88    1.22   15.14   12.57       1.08   13.35       0.48  101.73    0.58
HFMD  Home Federal Corporation of MD(8)       8.75     8.64    0.73    8.52    5.94       0.70    8.24       4.89   34.61    2.53
HWEN  Home Financial Bancorp of IN           19.64    19.64    0.99    5.06    5.88       0.99    5.06       1.03   36.76    0.55
HOFL  Home Financial Corp. of FL(8)          24.80    24.80    1.22    4.79    4.33       1.55    6.07       0.38   77.58    1.65
HPBC  Home Port Bancorp, Inc. of MA*         10.65    10.65    1.78   15.85   11.31       1.79   15.94       0.23  551.71    1.55
HMCI  Homecorp, Inc. of Rockford IL           6.23     6.23    0.40    6.63    6.58       0.25    4.20       3.12   12.92    0.51
LOAN  Horizon Bancorp, Inc of TX(8)*          8.55     8.27    1.42   16.09    8.41       1.13   12.80       0.20  256.49    0.71
HZFS  Horizon Fin'l. Services of IA          11.42    11.42    0.52    4.38    5.79       0.42    3.54        NA      NA      NA
HRZB  Horizon Financial Corp. of WA*         16.20    16.20    1.54    9.54    8.62       1.54    9.54        NA      NA     0.82
IBSF  IBS Financial Corp. of NJ              19.91    19.91    1.04    4.97    4.87       1.06    5.04       0.07  194.63    0.57
ISBF  ISB Financial Corp. of LA              17.12    16.63    1.18    6.14    6.86       1.17    6.08        NA      NA     0.86
ITLA  Imperial Thrift & Loan of CA*          12.52    12.52    1.08   11.13    6.30       1.08   11.13       2.62   55.05    1.74
IFSB  Independence FSB of DC                  6.48     5.57    0.55    8.92   15.45       0.26    4.22        NA      NA     0.38
INCB  Indiana Comm. Bank, SB of IN           14.98    14.98    0.68    4.41    5.06       0.68    4.41        NA      NA     0.61
IFSL  Indiana Federal Corp. of IN             9.47     8.81    0.90    9.37    6.90       0.95    9.84       1.42   63.53    1.20
INBI  Industrial Bancorp of OH               19.39    19.39    1.58    7.96    8.57       1.58    7.96       0.47   99.46    0.54
IWBK  Interwest SB of Oak Harbor WA           6.82     6.62    1.11   15.80    8.11       1.06   15.03       0.62   55.39    0.60
IPSW  Ipswich SB of Ipswich MA*               5.76     5.76    1.30   21.19   14.13       1.14   18.52       2.00   45.77    1.25
IROQ  Iroquois Bancorp of Auburn NY*          6.00     5.37    0.85   14.16   10.32       0.85   14.16       1.17   58.64    0.93
JSBF  JSB Financial, Inc. of NY              21.80    21.80    1.63    7.43    7.14       1.63    7.43       1.30   25.17    0.60
JXVL  Jacksonville Bancorp of TX             16.36    16.36    0.94    7.25    6.26       0.94    7.25       0.82   55.80    0.64
JXSB  Jcksnville SB,MHC of IL(43.3%)         11.84    11.84    0.48    4.04    4.33       0.39    3.28       0.45  107.41    0.61
JEBC  Jefferson Bancorp of Gretna LA(8)      13.58    13.58    0.94    7.19    5.07       0.94    7.19       0.44   56.94    1.05
JSBA  Jefferson Svgs Bancorp of MO            7.31     6.01    0.63    9.06    7.40       0.57    8.22       0.93   51.66    0.67
JOAC  Joachim Bancorp of MO                  29.57    29.57    0.73    3.09    2.59       0.71    3.00       0.29   69.16    0.32
KSAV  KS Bancorp of Kenly NC                 14.79    14.78    1.10    6.95    7.45       1.12    7.04       0.52   56.47    0.36
KSBK  KSB Bancorp of Kingfield ME*            6.82     6.32    0.89   13.40   13.14       0.89   13.40        NA      NA     0.83
KFBI  Klamath First Bancorp of OR            25.69    25.69    1.43    5.90    4.80       1.43    5.90        NA      NA     0.20
LBFI  L&B Financial of S. Springs TX(8)      17.20    17.20    1.03    5.76    5.58       0.98    5.44       0.42  123.93    1.13
LSBI  LSB Fin. Corp. of Lafayette IN          9.65     9.65    0.52    4.66    5.10       0.47    4.24       1.60   62.47    1.13
LVSB  Lakeview SB of Paterson NJ              9.95     7.64    1.15   10.31    9.67       0.69    6.19       1.89   34.35    1.75
LARK  Landmark Bancshares of KS              16.49    16.49    0.91    5.38    6.14       0.82    4.82       0.06  604.24    0.60
LARL  Laurel Capital Group of PA             10.71    10.71    1.38   13.27   11.35       1.35   12.97       0.62  155.78    1.29
LSBX  Lawrence Savings Bank of MA*            7.59     7.59    1.21   15.86   13.66       1.21   15.86       1.04  106.11    2.45
LFCT  Leader Fin. Corp of Memphis TN(8)       8.30     8.30    1.49   18.36    8.59       1.46   17.91      15.32    4.55    1.12
LFED  Leeds FSB, MHC of MD (35.3)            16.36    16.36    1.03    6.35    5.95       1.03    6.35       0.01     NA     0.24
LXMO  Lexington B&L Fin. Corp. of MO         30.57    30.57    1.04    5.72    4.27       1.04    5.72       0.98   33.39    0.49
LBCI  Liberty Bancorp of Chicago IL(8)        9.83     9.81    0.55    5.61    6.13       0.55    5.61       0.06  922.51    0.74
LIFB  Life Bancorp of Norfolk VA             11.99    11.54    0.87    6.32    6.09       0.90    6.58       0.41  189.06    1.65
LFBI  Little Falls Bancorp of NJ             15.52    14.32    0.35    3.40    2.89       0.53    5.10       1.57   21.07    0.85
LOGN  Logansport Fin. Corp. of IN            25.67    25.67    1.51    5.57    6.07       1.49    5.51       0.39   76.16    0.43
LONF  London Financial Corp. of OH           21.37    21.37    0.78    5.39    4.84       0.78    5.39       0.21  242.86    0.68
LISB  Long Island Bancorp of NY               9.99     9.99    0.93    8.81    6.58       0.85    8.00       1.16   56.47    1.17
MAFB  MAF Bancorp of IL                       7.77     6.63    0.80   12.68    6.26       0.82   12.91       0.44  124.48    0.75


                                                         Pricing Ratios                      Dividend Data(6)
                                            ---------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
HARS  Harris SB, MHC of PA (23.1)               NM   111.64   10.82  132.89   20.65         0.58    3.90     NM
HFFB  Harrodsburg 1st Fin Bcrp of KY            NM   113.80   32.02  113.80     NM          0.40    2.46   70.18
HHFC  Harvest Home Fin. Corp. of OH           16.45   71.37   12.64   71.37   16.45         0.40    4.05   66.67
HAVN  Haven Bancorp of Woodhaven NY           10.91  124.24    7.54  124.99   11.00         0.60    2.22   24.19
HVFD  Haverfield Corp. of OH                  13.38  114.90    9.77  115.13   14.15         0.54    3.15   42.19
HTHR  Hawthorne Fin. Corp. of CA               4.26   56.43    2.56   56.69     NM          0.00    0.00    0.00
HSBK  Hibernia SB of Quincy MA*               11.90  100.60    6.68  100.60   11.81         0.28    1.87   22.22
HBNK  Highland Federal Bank of CA             24.57   93.75    7.41   93.75     NM          0.00    0.00    0.00
HIFS  Hingham Inst. for Sav. of MA*           10.03  104.98   10.25  104.98   10.03         0.36    2.44   24.49
HNFC  Hinsdale Financial Corp. of IL          14.60  113.97    9.54  117.44   15.06         0.00    0.00    0.00
HBFW  Home Bancorp of Fort Wayne IN           17.99   96.52   14.96   96.52   17.99         0.20    1.22   21.98
HBBI  Home Building Bancorp of IN               NM   100.72   14.05  100.72     NM          0.30    1.64   57.69
HOMF  Home Fed Bancorp of Seymour IN           7.95  113.44    9.27  117.77    9.02         0.50    1.90   15.15
HFMD  Home Federal Corporation of MD(8)       16.84  136.83   11.97  138.46   17.40         0.00    0.00    0.00
HWEN  Home Financial Bancorp of IN            17.00   86.09   16.91   86.09   17.00         0.00    0.00    0.00
HOFL  Home Financial Corp. of FL(8)           23.12  113.69   28.20  113.69   18.25         0.80    5.77     NM
HPBC  Home Port Bancorp, Inc. of MA*           8.84  139.02   14.80  139.02    8.79         0.80    5.52   48.78
HMCI  Homecorp, Inc. of Rockford IL           15.21   97.49    6.08   97.49   24.01         0.00    0.00    0.00
LOAN  Horizon Bancorp, Inc of TX(8)*          11.89  179.68   15.36  185.66   14.95         0.16    1.10   13.11
HZFS  Horizon Fin'l. Services of IA           17.26   77.42    8.84   77.42   21.32         0.32    2.21   38.10
HRZB  Horizon Financial Corp. of WA*          11.61  107.26   17.37  107.26   11.61         0.40    3.08   35.71
IBSF  IBS Financial Corp. of NJ               20.53  106.05   21.11  106.05   20.24         0.24    1.67   34.29
ISBF  ISB Financial Corp. of LA               14.58   90.12   15.43   92.76   14.72         0.32    2.15   31.37
ITLA  Imperial Thrift & Loan of CA*           15.88  125.93   15.77  125.93   15.88         0.00    0.00    0.00
IFSB  Independence FSB of DC                   6.47   53.29    3.45   62.02   13.69         0.22    3.09   20.00
INCB  Indiana Comm. Bank, SB of IN            19.78   86.32   12.93   86.32   19.78         0.35    2.64   52.24
IFSL  Indiana Federal Corp. of IN             14.49  134.59   12.74  144.61   13.79         0.72    3.60   52.17
INBI  Industrial Bancorp of OH                11.67   95.89   18.60   95.89   11.67         0.30    2.86   33.33
IWBK  Interwest SB of Oak Harbor WA           12.33  185.74   12.66  191.12   12.97         0.52    1.87   23.11
IPSW  Ipswich SB of Ipswich MA*                7.08  137.13    7.90  137.13    8.10         0.20    1.98   13.99
IROQ  Iroquois Bancorp of Auburn NY*           9.69  129.27    7.76  144.45    9.69         0.32    2.06   20.00
JSBF  JSB Financial, Inc. of NY               14.00  105.35   22.97  105.35   14.00         1.20    3.44   48.19
JXVL  Jacksonville Bancorp of TX              15.97   86.01   14.07   86.01   15.97         0.50    4.35   69.44
JXSB  Jcksnville SB,MHC of IL(43.3%)          23.11   92.04   10.89   92.04     NM          0.40    3.27     NM
JEBC  Jefferson Bancorp of Gretna LA(8)       19.74  137.03   18.60  137.03   19.74         0.30    1.33   26.32
JSBA  Jefferson Svgs Bancorp of MO            13.51  119.47    8.73  145.33   14.87         0.32    1.36   18.39
JOAC  Joachim Bancorp of MO                     NM    89.79   26.55   89.79     NM          0.50    3.92     NM
KSAV  KS Bancorp of Kenly NC                  13.42   95.83   14.18   95.92   13.25         0.60    3.00   40.27
KSBK  KSB Bancorp of Kingfield ME*             7.61   95.45    6.51  103.09    7.61         0.20    0.95    7.25
KFBI  Klamath First Bancorp of OR             20.83  108.62   27.90  108.62   20.83         0.26    1.81   37.68
LBFI  L&B Financial of S. Springs TX(8)       17.93  105.43   18.13  105.43   18.97         0.40    2.42   43.48
LSBI  LSB Fin. Corp. of Lafayette IN          19.60   96.80    9.34   96.80   21.56         0.32    1.86   36.36
LVSB  Lakeview SB of Paterson NJ              10.34  113.81   11.33  148.21   17.23         0.25    1.10   11.36
LARK  Landmark Bancshares of KS               16.28   90.50   14.92   90.50   18.17         0.40    2.56   41.67
LARL  Laurel Capital Group of PA               8.81  111.19   11.91  111.19    9.01         0.44    2.84   25.00
LSBX  Lawrence Savings Bank of MA*             7.32  108.24    8.21  108.24    7.32         0.00    0.00    0.00
LFCT  Leader Fin. Corp of Memphis TN(8)       11.64  195.11   16.19  195.11   11.93         0.72    1.38   16.04
LFED  Leeds FSB, MHC of MD (35.3)             16.82  103.72   16.96  103.72   16.82         0.64    4.88     NM
LXMO  Lexington B&L Fin. Corp. of MO          23.40   67.93   20.76   67.93   23.40         0.00    0.00    0.00
LBCI  Liberty Bancorp of Chicago IL(8)        16.33   92.88    9.13   93.10   16.33         0.60    2.50   40.82
LIFB  Life Bancorp of Norfolk VA              16.43  108.21   12.97  112.41   15.78         0.44    2.76   45.36
LFBI  Little Falls Bancorp of NJ                NM    72.01   11.18   78.03   23.04         0.10    0.96   33.33
LOGN  Logansport Fin. Corp. of IN             16.47   93.40   23.98   93.40   16.67         0.40    2.86   47.06
LONF  London Financial Corp. of OH            20.67   71.57   15.29   71.57   20.67         0.00    0.00    0.00
LISB  Long Island Bancorp of NY               15.19  134.33   13.42  134.33   16.72         0.40    1.42   21.51
MAFB  MAF Bancorp of IL                       15.96  113.15    8.79  132.63   15.68         0.36    1.36   21.69

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 6, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
MBLF  MBLA Financial Corp. of MO(8)          14.54    14.54    0.70    4.81    4.60       0.70    4.81       0.33   83.20    0.51
MFBC  MFB Corp. of Mishawaka IN              19.32    19.32    0.69    3.40    4.26       0.68    3.35        NA      NA     0.24
MLBC  ML Bancorp of Villanova PA              7.53     7.23    0.70    8.40    7.57       0.54    6.50       0.50  149.45    1.70
MSBB  MSB Bancorp of Middletown NY*           9.69     9.52    0.53    5.65    5.27       0.57    6.05       0.63   29.59    0.51
MSBF  MSB Financial Corp. of MI              20.95    20.95    1.82    7.69    8.50       1.78    7.54       0.86   67.44    0.65
MGNL  Magna Bancorp of MS                     9.61     9.10    1.71   17.30    7.33       1.69   17.19       4.01   18.03    1.08
MARN  Marion Capital Holdings of IN          23.35    23.35    1.40    5.85    6.32       1.40    5.85       1.07  105.74    1.38
MFCX  Marshalltown Fin. Corp. of IA(8)       15.61    15.61    0.37    2.42    2.03       0.36    2.34        NA      NA     0.19
MFSL  Maryland Fed. Bancorp of MD             8.39     8.26    0.63    7.60    7.69       0.58    7.04       0.48   83.49    0.46
MASB  MassBank Corp. of Reading MA*           9.79     9.79    1.06   10.48   10.13       1.02   10.14       0.29   93.51    0.94
MFLR  Mayflower Co-Op. Bank of MA*            9.58     9.37    0.88    8.50    6.93       0.83    8.01       1.23   76.96    1.50
MECH  Mechanics SB of Hartford CT*            9.38     9.38   -1.23  -18.56  -12.07      -1.21  -18.22       2.38   49.97    1.72
MDBK  Medford Savings Bank of MA*             8.89     8.11    1.04   11.70    9.21       1.02   11.49       0.51  146.23    1.35
MERI  Meritrust FSB of Thibodaux LA           7.59     7.59    1.00   13.65    9.43       1.00   13.65       0.22  143.29    0.64
MWBX  Metro West of MA*                       7.56     7.56    1.27   17.34   11.29       1.27   17.34       2.13   45.53    1.35
MSEA  Metropolitan Bancorp of WA(8)           6.72     6.10    0.78   11.46    8.95       0.84   12.28        NA      NA     1.81
MCBS  Mid Continent Bancshares of KS         11.70    11.69    1.25    9.60    9.00       1.10    8.49       0.10  124.51    0.24
MIFC  Mid Iowa Financial Corp. of IA          9.38     9.36    0.93    9.97    9.54       0.92    9.81       0.05  513.21    0.44
MCBN  Mid-Coast Bancorp of ME                 9.04     9.04    0.60    6.71    7.47       0.55    6.14       0.64   72.57    0.57
MIDC  Midconn Bank of Kensington CT*          9.51     7.98    0.37    3.89    3.59       0.35    3.72       2.14   21.11    0.62
MWBI  Midwest Bancshares, Inc. of IA          6.67     6.67    1.01   14.74   16.12       1.00   14.56       0.28  171.76    0.83
MWFD  Midwest Fed. Fin. Corp of WI            9.01     8.61    1.28   13.49    7.77       1.03   10.81       0.19  386.54    1.03
MFFC  Milton Fed. Fin. Corp. of OH           18.93    18.93    1.04    4.79    5.53       0.95    4.41       0.40   56.05    0.36
MIVI  Miss. View Hold. Co. of MN             18.39    18.39    1.30    6.73    8.43       1.22    6.33       0.51  249.15    2.04
MBSP  Mitchell Bancorp of NC*                38.73    38.73    0.81    2.09    2.48       0.78    2.02       1.41   23.59    0.41
MBBC  Monterey Bay Bancorp of CA             14.75    14.59    0.32    2.13    2.34       0.31    2.06       0.61   69.77    0.59
MORG  Morgan Financial Corp. of CO           13.97    13.97    1.02    6.89    6.62       0.99    6.65       0.35   46.69    0.23
MFSB  Mutual Bancompany of MO(8)             11.70    11.70    0.20    1.83    1.62       0.23    2.10       0.01     NA     0.45
MSBK  Mutual SB, FSB of Bay City MI           5.68     5.68    0.01    0.22    0.35      -0.09   -1.61       0.12  222.19    0.76
NHTB  NH Thrift Bancshares of NH              7.53     7.53    0.64    8.42    9.73       0.60    7.89       1.41   41.36    0.70
NHSL  NHS Financial, Inc. of CA(8)            8.81     8.79    0.45    5.36    4.68       0.45    5.36       2.27   55.78    1.45
NSLB  NS&L Bancorp of Neosho MO              23.31    23.31    0.97    4.08    5.83       0.87    3.68       0.02  390.91    0.14
NMSB  Newmil Bancorp. of CT*                 10.31    10.31    0.74    6.80    7.72       0.72    6.67       2.09   75.09    3.13
NFSL  Newnan SB, FSB of Newnan GA            12.79    12.73    1.87   14.63    9.24       1.64   12.80       1.26   66.63    1.04
NASB  North American SB of MO                 6.80     6.55    1.25   17.53   11.68       1.18   16.58       3.12   24.45    0.89
NBSI  North Bancshares of Chicago IL         15.50    15.50    0.58    3.22    3.75       0.53    2.95        NA      NA     0.31
FFFD  North Central Bancshares of IA         28.70    28.70    1.63    7.51    6.23       1.63    7.51       0.21  448.67    1.17
NEBC  Northeast Bancorp of ME*                7.56     6.36    0.68    8.99    9.33       0.47    6.27        NA      NA     1.48
NEIB  Northeast Indiana Bncrp of IN          18.89    18.89    1.19    5.50    6.53       1.19    5.50       0.25  258.27    0.73
NSBK  Northside SB of Bronx NY(8)*            7.46     7.40    1.17   15.81    8.37       1.02   13.78       0.32  104.28    1.00
NWEQ  Northwest Equity Corp. of WI           12.76    12.76    1.00    6.93    8.59       0.94    6.54       0.92   51.54    0.59
NWSB  Northwest SB, MHC of PA(29.9)          10.16     9.64    1.04    9.48    6.82       1.05    9.61       0.81   86.09    0.95
NSSY  Norwalk Savings Society of CT*          7.28     7.28    0.79    9.74    8.28       0.63    7.69       2.17   31.53    1.01
NSSB  Norwich Financial Corp. of CT*         10.02     9.03    0.83    7.61    6.62       0.81    7.46       1.71  121.41    3.31
NTMG  Nutmeg FS&LA of CT                      5.72     5.72    0.62   10.70   10.48       0.34    5.92        NA      NA     0.49
OHSL  OHSL Financial Corp. of OH             12.20    12.20    0.95    7.57    7.75       0.94    7.48       0.12  206.77    0.35
OSBF  OSB Fin. Corp. of Oshkosh WI           12.56    12.56    0.21    1.64    2.02       0.37    2.88       0.22  180.71    0.59
OCFC  Ocean Fin. Corp. of NJ                 18.75    18.75    0.90    4.82    5.64       0.92    4.93       0.94   54.53    0.95
OFCP  Ottawa Financial Corp. of MI           10.27     8.24    0.88    5.71    5.17       0.87    5.64       0.20  179.17    0.44
PFFB  PFF Bancorp of Pomona CA               13.53    13.38    0.17    1.86    1.46       0.18    1.97       2.53   43.57    1.38
PVFC  PVF Capital Corp. of OH                 6.70     6.70    1.13   17.87   11.19       1.00   15.74       1.23   66.73    0.91
PCCI  Pacific Crest Capital of CA*            8.06     8.06    1.19   18.58   12.08       0.94   14.69       2.76   41.11    1.82
PALM  Palfed, Inc. of Aiken SC                8.41     8.01    0.69    8.55    6.00       0.57    7.12       3.77   32.89    1.58
PSSB  Palm Springs SB of CA(8)                6.40     6.40    0.64   10.87    7.84       0.53    8.99       2.95   23.58    0.81
PBCI  Pamrapo Bancorp, Inc. of NJ            15.46    15.34    1.34    8.53    7.70       1.34    8.53       3.38   22.40    1.27
PFED  Park Bancorp of Chicago IL             23.32    23.32    0.78    3.33    4.85       0.82    3.53       0.17  190.11    0.79


                                                          Pricing Ratios                      Dividend Data(6)
                                             ---------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
MBLF  MBLA Financial Corp. of MO(8)            21.75  105.22   15.30  105.22   21.75         0.40    1.84   40.00
MFBC  MFB Corp. of Mishawaka IN                23.48   78.84   15.23   78.84   23.85         0.24    1.55   36.36
MLBC  ML Bancorp of Villanova PA               13.21  113.31    8.53  118.01   17.08         0.76    2.97   39.18
MSBB  MSB Bancorp of Middletown NY*            18.98  101.48    9.83  103.21   17.70         0.60    3.81   72.29
MSBF  MSB Financial Corp. of MI                11.76   93.75   19.64   93.75   12.00         0.50    2.78   32.68
MGNL  Magna Bancorp of MS                      13.64  228.76   21.99  241.66   13.73         0.60    2.86   38.96
MARN  Marion Capital Holdings of IN            15.82   94.36   22.03   94.36   15.82         0.80    3.95   62.50
MFCX  Marshalltown Fin. Corp. of IA(8)           NM   117.24   18.30  117.24     NM          0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD              13.00   98.50    8.26  100.07   14.05         0.66    2.24   29.07
MASB  MassBank Corp. of Reading MA*             9.87  103.72   10.15  103.72   10.21         0.96    2.92   28.83
MFLR  Mayflower Co-Op. Bank of MA*             14.42  120.77   11.57  123.46   15.31         0.48    3.20   46.15
MECH  Mechanics SB of Hartford CT*               NM   104.65    9.81  104.65     NM          0.00    0.00     NM
MDBK  Medford Savings Bank of MA*              10.86  123.08   10.95  134.98   11.06         0.68    2.83   30.77
MERI  Meritrust FSB of Thibodaux LA            10.60  137.28   10.42  137.28   10.60         0.60    1.95   20.69
MWBX  Metro West of MA*                         8.86  142.70   10.79  142.70    8.86         0.10    2.62   23.26
MSEA  Metropolitan Bancorp of WA(8)            11.17  125.53    8.44  138.37   10.43         0.00    0.00    0.00
MCBS  Mid Continent Bancshares of KS           11.12  105.87   12.38  105.93   12.58         0.40    2.09   23.26
MIFC  Mid Iowa Financial Corp. of IA           10.48  101.25    9.49  101.40   10.66         0.08    1.23   12.90
MCBN  Mid-Coast Bancorp of ME                  13.38   87.84    7.94   87.84   14.62         0.50    2.63   35.21
MIDC  Midconn Bank of Kensington CT*             NM   106.67   10.14  127.12     NM          0.60    3.08     NM
MWBI  Midwest Bancshares, Inc. of IA            6.20   92.49    6.17   92.49    6.28         0.52    2.12   13.16
MWFD  Midwest Fed. Fin. Corp of WI             12.87  169.25   15.25  177.13   16.06         0.30    1.71   22.06
MFFC  Milton Fed. Fin. Corp. of OH             18.09   92.22   17.46   92.22   19.64         0.52    3.78   68.42
MIVI  Miss. View Hold. Co. of MN               11.87   83.87   15.42   83.87   12.63         0.16    1.36   16.16
MBSP  Mitchell Bancorp of NC*                    NM    84.52   32.73   84.52     NM          0.00    0.00    0.00
MBBC  Monterey Bay Bancorp of CA                 NM    93.64   13.81   94.64     NM          0.10    0.75   32.26
MORG  Morgan Financial Corp. of CO             15.12  104.67   14.63  104.67   15.66         0.24    1.85   27.91
MFSB  Mutual Bancompany of MO(8)                 NM   112.12   13.12  112.12     NM          0.00    0.00    0.00
MSBK  Mutual SB, FSB of Bay City MI              NM    63.61    3.61   63.61     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH               10.28   85.75    6.46   85.75   10.97         0.50    5.07   52.08
NHSL  NHS Financial, Inc. of CA(8)             21.38  112.10    9.87  112.32   21.38         0.16    1.44   30.77
NSLB  NS&L Bancorp of Neosho MO                17.14   71.81   16.74   71.81   19.05         0.50    4.17   71.43
NMSB  Newmil Bancorp. of CT*                   12.95   90.82    9.37   90.82   13.19         0.20    2.81   36.36
NFSL  Newnan SB, FSB of Newnan GA              10.82  158.23   20.24  159.01   12.36         0.44    1.96   21.15
NASB  North American SB of MO                   8.56  141.83    9.65  147.40    9.05         0.63    2.00   17.12
NBSI  North Bancshares of Chicago IL             NM    94.77   14.69   94.77     NM          0.40    2.54   67.80
FFFD  North Central Bancshares of IA           16.04   85.40   24.50   85.40   16.04         0.25    2.11   33.78
NEBC  Northeast Bancorp of ME*                 10.71   92.93    7.03  110.58   15.36         0.32    2.51   26.89
NEIB  Northeast Indiana Bncrp of IN            15.31   86.76   16.39   86.76   15.31         0.30    2.45   37.50
NSBK  Northside SB of Bronx NY(8)*             11.95  182.00   13.58  183.65   13.72         1.00    2.15   25.71
NWEQ  Northwest Equity Corp. of WI             11.65   82.66   10.55   82.66   12.35         0.40    3.90   45.45
NWSB  Northwest SB, MHC of PA(29.9)            14.67  134.80   13.70  142.12   14.47         0.32    2.91   42.67
NSSY  Norwalk Savings Society of CT*           12.07  114.25    8.32  114.25   15.29         0.20    0.94   11.36
NSSB  Norwich Financial Corp. of CT*           15.11  116.78   11.70  129.55   15.41         0.48    3.02   45.71
NTMG  Nutmeg FS&LA of CT                        9.54   98.64    5.65   98.64   17.26         0.00    0.00    0.00
OHSL  OHSL Financial Corp. of OH               12.90   96.66   11.79   96.66   13.06         0.76    3.75   48.41
OSBF  OSB Fin. Corp. of Oshkosh WI               NM    84.04   10.55   84.04     NM          0.64    2.69     NM
OCFC  Ocean Fin. Corp. of NJ                   17.72   85.36   16.01   85.36   17.31         0.00    0.00    0.00
OFCP  Ottawa Financial Corp. of MI             19.35  109.50   11.25  136.55   19.58         0.36    2.22   42.86
PFFB  PFF Bancorp of Pomona CA                   NM    79.37   10.74   80.25     NM          0.00    0.00    0.00
PVFC  PVF Capital Corp. of OH                   8.94  147.06    9.86  147.06   10.15         0.00    0.00    0.00
PCCI  Pacific Crest Capital of CA*              8.28  109.86    8.86  109.86   10.47         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC                 16.67  136.32   11.47  143.15   20.00         0.08    0.57    9.52
PSSB  Palm Springs SB of CA(8)                 12.75  132.36    8.47  132.36   15.42         0.00    0.00    0.00
PBCI  Pamrapo Bancorp, Inc. of NJ              12.99  113.87   17.61  114.80   12.99         0.90    4.59   59.60
PFED  Park Bancorp of Chicago IL               20.62   68.69   16.02   68.69   19.45         0.00    0.00    0.00

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 6, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
PVSA  Parkvale Financial Corp of PA           7.59     7.56    1.06   14.72   10.51       0.99   13.73       0.14     NA     2.19
PBIX  Patriot Bank Corp. of PA               12.93    12.93    0.61    4.49    3.20       0.64    4.68       0.13  331.63    0.78
PEEK  Peekskill Fin. Corp. of NY             31.25    31.25    1.23    4.93    4.16       1.25    5.02       0.65   41.45    1.30
PFSB  PennFed Fin. Services of NJ             8.33     6.64    0.81    8.43    9.31       0.80    8.33       0.88   27.37    0.40
PWBC  PennFirst Bancorp of PA                 6.96     6.29    0.61    7.80    7.56       0.61    7.80       0.58   67.90    1.33
PWBK  Pennwood SB of PA*                     18.92    18.92    0.66    3.51    5.20       0.97    5.12       2.65   41.44    2.00
PBKB  People's SB of Brockton MA*             5.30     5.03    0.75   13.25    8.70       0.46    8.13       1.12   83.82    1.88
PFDC  Peoples Bancorp of Auburn IN           15.58    15.58    1.45    9.56    8.66       1.44    9.50       0.34   94.20    0.40
PBCT  Peoples Bank, MHC of CT(32.3)*          7.71     7.70    1.10   14.32    8.99       0.88   11.47       1.37   73.39    1.66
PHBK  Peoples Heritage Fin Grp of ME*         8.38     7.49    1.16   13.59    6.94       1.24   14.56       1.14  127.88    2.00
PBNB  Peoples Sav. Fin. Corp. of CT*         10.12     9.39    0.95    8.93    7.08       0.99    9.28       0.47   73.31    0.61
PERM  Permanent Bancorp of IN                 9.78     9.66    0.38    3.50    4.12       0.38    3.45       1.66   33.07    1.07
PMFI  Perpetual Midwest Fin. of IA            9.28     9.28    0.41    4.15    4.35       0.36    3.71       0.39  177.88    0.89
PCBC  Perry Co. Fin. Corp. of MO             20.86    20.86    1.00    5.36    5.03       1.00    5.36        NA      NA     0.09
PHFC  Pittsburgh Home Fin. of PA             16.52    16.52    0.57    6.34    4.38       0.57    6.34       1.31   47.36    0.90
PFSL  Pocahnts Fed, MHC of AR (46.4)          5.93     5.93    0.56    9.39    8.55       0.57    9.62       0.37  108.37    1.15
POBS  Portsmouth Bank Shrs Inc of NH(8)*     25.02    25.02    2.26    8.89    8.20       1.89    7.45       0.21  122.68    0.80
PKPS  Poughkeepsie SB of NY                   8.44     8.44    1.70   20.99   22.27       2.38   29.39       2.14   46.18    1.36
PRBC  Prestige Bancorp of PA                 14.89    14.89    0.25    2.63    2.23       0.25    2.63       0.35   84.96    0.44
PETE  Primary Bank of NH*                     6.14     6.12   -0.03   -0.46   -0.45      -0.05   -0.69       1.70   39.75    1.23
PSAB  Prime Bancorp, Inc. of PA               9.00     8.44    1.02   10.92    8.57       0.95   10.19       1.07   54.25    0.97
PFNC  Progress Financial Corp. of PA          5.61     5.57    0.90   18.76   13.34       0.70   14.57       1.48   40.98    0.97
PSBK  Progressive Bank, Inc. of NY*           7.97     6.92    1.10   12.27   10.70       1.15   12.76       1.05   91.71    1.56
PROV  Provident Fin. Holdings of CA          13.90    13.90    0.15    1.10    1.60       0.43    3.07       2.22   40.31    0.99
PULB  Pulaski SB, MHC of MO (29.0)           12.63    12.63    0.84    6.93    5.67       0.79    6.55        NA      NA     0.31
PULS  Pulse Bancorp of S. River NJ            7.79     7.79    1.18   10.83   10.55       1.18   10.83       1.33   37.28    1.86
QCFB  QCF Bancorp of Virginia MN             21.81    21.81    1.52    7.75    8.53       1.52    7.75       0.14  659.90    2.66
QCBC  Quaker City Bancorp of CA               9.37     9.33    0.53    5.30    6.57       0.51    5.14       2.06   52.43    1.27
QCSB  Queens County SB of NY*                16.58    16.58    1.79   10.34    7.36       1.79   10.34       0.65  109.85    0.86
RCSB  RCSB Financial, Inc. of NY*             6.87     6.64    0.90   10.99   10.51       0.88   10.72       0.78   85.48    1.30
RARB  Raritan Bancorp. of Raritan NJ*         7.36     7.19    0.86   11.50    9.79       0.86   11.50       0.81   88.80    1.19
REDF  RedFed Bancorp of Redlands CA           5.89     5.89   -0.22   -3.90   -4.74      -0.33   -5.77       4.43   30.19    1.66
RELY  Reliance Bancorp of NY                  8.62     5.84    0.86    7.56    7.11       0.83    7.32       0.84   30.12    0.55
RELI  Reliance Bancshares Inc of WI*         56.23    56.23    1.47    2.62    3.46       1.47    2.62        NA      NA     0.55
RFED  Roosevelt Fin. Grp. Inc. of MO          4.84     4.59    0.61   13.16    7.28       0.83   17.95       0.85   27.42    0.54
RVSB  Rvrview SB,FSB MHC of WA(40.3)         11.02     9.82    1.31   12.07    8.48       1.21   11.09       0.22  151.63    0.51
SCCB  S. Carolina Comm. Bnshrs of SC         28.48    28.48    1.36    4.53    5.23       1.36    4.53       1.44   46.00    0.87
SBFL  SB Fing. Lakes MHC of NY(33.0)         10.23    10.23   -0.37   -3.19   -2.51       0.06    0.52       1.42   41.17    1.34
SFED  SFS Bancorp of Schenectady NY          13.56    13.56    0.68    4.85    6.77       0.70    4.96       0.71   53.64    0.56
SGVB  SGV Bancorp of W. Covina CA             9.78     9.78    0.11    1.12    1.36       0.11    1.12       1.84   13.07    0.31
SISB  SIS Bank of Sprinfield MA*              7.19     7.19    1.36   18.69   12.26       1.37   18.90       0.87  142.22    2.51
SJSB  SJS Bancorp of St. Joseph MI           11.67    11.67    0.63    5.03    4.43       0.61    4.91       0.29  144.27    0.67
SWCB  Sandwich Co-Op. Bank of MA*             8.23     7.73    0.86   10.37    9.06       0.80    9.64       1.07   75.46    1.24
SFBM  Security Bancorp of MT                  8.25     7.07    0.70    8.10    8.00       0.52    6.05       0.23  135.90    0.63
SECP  Security Capital Corp. of WI           16.26    16.26    0.99    5.78    5.64       1.02    5.98       0.11     NA     1.55
SFSL  Security First Corp. of OH              9.46     9.28    1.20   13.59    8.91       1.26   14.17       0.31  256.95    0.91
SHFC  Seven Hills Fin. Corp. of OH(8)        21.21    21.21    0.36    1.69    1.75       0.34    1.58       0.22   51.02    0.14
SMFC  Sho-Me Fin. Corp. of MO                11.00    11.00    0.85    6.86    6.20       0.85    6.86       0.06     NA     0.71
SOBI  Sobieski Bancorp of S. Bend IN         18.49    18.49    0.42    2.27    3.25       0.42    2.27       0.08  327.87    0.41
SOSA  Somerset Savings Bank of MA(8)*         5.57     5.57    0.42    7.98    6.81       0.42    7.98       9.10   14.87    1.74
SMBC  Southern Missouri Bncrp of MO          16.40    16.40    0.88    5.01    5.47       0.82    4.69       0.97   39.01    0.66
SWBI  Southwest Bancshares of IL             11.22    11.22    1.15    9.09    8.56       1.14    9.01       0.13  160.59    0.30
SVRN  Sovereign Bancorp of PA                 3.97     2.69    0.69   16.89   10.55       0.67   16.30       0.50   76.04    0.60
STFR  St. Francis Cap. Corp. of WI            9.83     9.38    1.17   10.82   10.10       0.86    7.95       0.27  118.34    0.74
SPBC  St. Paul Bancorp, Inc. of IL            8.66     8.63    0.90    9.88    7.89       0.88    9.64       0.49  175.47    1.21
STND  Standard Fin. of Chicago IL            11.71    11.69    0.80    6.06    6.28       0.73    5.52       0.13  213.38    0.48


                                                         Pricing Ratios                      Dividend Data(6)
                                            ---------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
PVSA  Parkvale Financial Corp of PA            9.51  131.03    9.94  131.58   10.20         0.52    1.84   17.51
PBIX  Patriot Bank Corp. of PA                  NM   104.68   13.53  104.68     NM          0.32    2.13   66.67
PEEK  Peekskill Fin. Corp. of NY              24.06   87.45   27.33   87.45   23.61         0.36    2.82   67.92
PFSB  PennFed Fin. Services of NJ             10.74   93.23    7.77  117.06   10.87         0.00    0.00    0.00
PWBC  PennFirst Bancorp of PA                 13.22  111.79    7.78  123.65   13.22         0.36    2.62   34.62
PWBK  Pennwood SB of PA*                      19.23   67.43   12.76   67.43   13.16         0.00    0.00    0.00
PBKB  People's SB of Brockton MA*             11.50  122.67    6.50  129.25   18.74         0.28    2.77   31.82
PFDC  Peoples Bancorp of Auburn IN            11.55  107.64   16.77  107.64   11.62         0.60    3.02   34.88
PBCT  Peoples Bank, MHC of CT(32.3)*          11.13  147.36   11.37  147.57   13.89         0.80    3.76   41.88
PHBK  Peoples Heritage Fin Grp of ME*         14.42  151.62   12.70  169.56   13.45         0.68    3.08   44.44
PBNB  Peoples Sav. Fin. Corp. of CT*          14.13  125.70   12.72  135.48   13.60         0.92    3.15   44.44
PERM  Permanent Bancorp of IN                 24.26   87.81    8.59   88.90   24.63         0.30    1.82   44.12
PMFI  Perpetual Midwest Fin. of IA            23.00   96.37    8.95   96.37     NM          0.30    1.74   40.00
PCBC  Perry Co. Fin. Corp. of MO              19.89   92.89   19.38   92.89   19.89         0.30    1.71   34.09
PHFC  Pittsburgh Home Fin. of PA              22.83   75.38   12.45   75.38   22.83         0.20    1.90   43.48
PFSL  Pocahnts Fed, MHC of AR (46.4)          11.69  105.22    6.24  105.22   11.42         0.84    5.79   67.74
POBS  Portsmouth Bank Shrs Inc of NH(8)*      12.20  110.05   27.54  110.05   14.56         0.60    4.68   57.14
PKPS  Poughkeepsie SB of NY                    4.49   87.43    7.38   87.43    3.21         0.10    2.02    9.09
PRBC  Prestige Bancorp of PA                    NM    67.78   10.09   67.78     NM          0.00    0.00    0.00
PETE  Primary Bank of NH*                       NM   103.35    6.34  103.68     NM          0.00    0.00     NM
PSAB  Prime Bancorp, Inc. of PA               11.67  123.56   11.12  131.76   12.50         0.68    3.53   41.21
PFNC  Progress Financial Corp. of PA           7.49  121.80    6.83  122.74    9.65         0.08    1.26    9.41
PSBK  Progressive Bank, Inc. of NY*            9.35  110.54    8.81  127.23    8.98         0.80    2.67   24.92
PROV  Provident Fin. Holdings of CA             NM    69.06    9.60   69.06   22.50         0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.0)            17.63  118.95   15.02  118.95   18.65         0.80    6.22     NM
PULS  Pulse Bancorp of S. River NJ             9.48  130.78   10.18  130.78    9.48         0.70    4.15   39.33
QCFB  QCF Bancorp of Virginia MN              11.72   84.22   18.37   84.22   11.72         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA               15.22   80.35    7.53   80.71   15.73         0.00    0.00    0.00
QCSB  Queens County SB of NY*                 13.59  138.79   23.02  138.79   13.59         1.00    2.68   36.50
RCSB  RCSB Financial, Inc. of NY*              9.52  120.96    8.31  125.21    9.76         0.48    1.77   16.84
RARB  Raritan Bancorp. of Raritan NJ*         10.22  119.11    8.77  121.99   10.22         0.60    2.82   28.85
REDF  RedFed Bancorp of Redlands CA             NM    83.57    4.92   83.57     NM          0.00    0.00     NM
RELY  Reliance Bancorp of NY                  14.06  106.95    9.22  157.76   14.52         0.46    2.56   35.94
RELI  Reliance Bancshares Inc of WI*            NM    75.68   42.55   75.68     NM          0.00    0.00    0.00
RFED  Roosevelt Fin. Grp. Inc. of MO          13.73  169.19    8.19  178.52   10.07         0.62    3.42   46.97
RVSB  Rvrview SB,FSB MHC of WA(40.3)          11.79  135.14   14.89  151.67   12.83         0.22    1.52   17.89
SCCB  S. Carolina Comm. Bnshrs of SC          19.14   90.75   25.84   90.75   19.14         0.60    3.87   74.07
SBFL  SB Fing. Lakes MHC of NY(33.0)            NM   130.42   13.34  130.42     NM          0.40    2.71     NM
SFED  SFS Bancorp of Schenectady NY           14.77   75.36   10.22   75.36   14.44         0.24    1.85   27.27
SGVB  SGV Bancorp of W. Covina CA               NM    73.79    7.22   73.79     NM          0.00    0.00    0.00
SISB  SIS Bank of Sprinfield MA*               8.15  138.95    9.99  138.95    8.06         0.00    0.00    0.00
SJSB  SJS Bancorp of St. Joseph MI            22.58  111.07   12.96  111.07   23.10         0.44    2.21   50.00
SWCB  Sandwich Co-Op. Bank of MA*             11.04  110.52    9.09  117.63   11.89         1.00    4.60   50.76
SFBM  Security Bancorp of MT                  12.50  103.57    8.54  120.77   16.73         0.66    3.03   37.93
SECP  Security Capital Corp. of WI            17.74  102.88   16.73  102.88   17.15         0.60    0.97   17.24
SFSL  Security First Corp. of OH              11.23  117.26   11.10  119.58   10.77         0.44    3.32   37.29
SHFC  Seven Hills Fin. Corp. of OH(8)           NM    98.56   20.90   98.56     NM          0.36    2.03     NM
SMFC  Sho-Me Fin. Corp. of MO                 16.13  112.55   12.38  112.55   16.13         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN            NM    71.13   13.15   71.13     NM          0.00    0.00    0.00
SOSA  Somerset Savings Bank of MA(8)*         14.69  111.70    6.22  111.70   14.69         0.00    0.00    0.00
SMBC  Southern Missouri Bncrp of MO           18.27   92.47   15.17   92.47   19.52         0.50    3.51   64.10
SWBI  Southwest Bancshares of IL              11.68  120.49   13.51  120.49   11.79         1.08    4.02   46.96
SVRN  Sovereign Bancorp of PA                  9.48  146.88    5.84  216.63    9.83         0.08    0.74    7.02
STFR  St. Francis Cap. Corp. of WI             9.90  110.09   10.82  115.37   13.48         0.40    1.55   15.38
SPBC  St. Paul Bancorp, Inc. of IL            12.68  125.72   10.89  126.20   13.00         0.48    1.83   23.19
STND  Standard Fin. of Chicago IL             15.93   99.75   11.68   99.94   17.47         0.32    1.97   31.37

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Exhibit IV-1 (continued)
                      Weekly Thrift Market Line - Part Two
                         Prices As Of September 6, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
SFFC  StateFed Financial Corp. of IA         19.46    19.46    1.21    6.02    6.81       1.21    6.02        NA      NA     0.38
SFIN  Statewide Fin. Corp. of NJ              9.90     9.87    0.58    5.52    5.28       0.68    6.53       1.25   40.30    1.25
STSA  Sterling Financial Corp. of WA          4.13     3.35    0.32    7.56    6.32       0.32    7.48       0.57   93.20    0.87
SSBK  Strongsville SB of OH                   8.04     7.88    0.98   11.89    9.14       0.87   10.53       0.40   54.75    0.29
SFSB  SuburbFed Fin. Corp. of IL              6.88     6.84    0.49    6.89    8.17       0.44    6.11       0.32   69.31    0.44
SBCN  Suburban Bancorp. of OH                13.00    13.00    0.40    2.98    3.29       0.57    4.33       0.20  794.18    2.06
SCSL  Suncoast S&LA of Hollywood FL(8)        3.30     3.29    0.31    9.94    9.29      -0.30   -9.63        NA      NA     0.20
THRD  TF Financial Corp. of PA               14.20    14.20    0.92    5.91    6.77       0.89    5.67       0.37   80.35    0.51
ROSE  TR Financial Corp. of NY                6.21     6.21    0.91   13.91   10.31       0.73   11.16       0.70   65.52    0.89
TPNZ  Tappan Zee Fin. Corp. of NY            19.48    19.48    0.80    6.05    4.46       0.74    5.60       1.51   36.65    1.21
PTRS  The Potters S&L Co. of OH               9.24     9.24    0.51    5.31    7.02       0.50    5.27       2.33   78.44    3.93
THIR  Third Financial Corp. of OH(8)         18.38    18.38    1.37    7.65    5.80       1.23    6.83       1.21   64.85    0.94
TSBS  Trenton SB, FSB MHC of NJ(35.0         19.35    18.91    1.78   10.26    7.50       1.27    7.33       0.39   87.34    0.53
TRIC  Tri-County Bancorp of WY               16.17    16.17    0.94    4.96    5.77       0.91    4.82       0.22  252.73    1.31
THBC  Troy Hill Bancorp of PA                22.20    22.20    1.40    6.20    7.49       1.27    5.65       2.95   30.03    1.09
TWIN  Twin City Bancorp of TN                13.66    13.66    1.09    7.91    7.19       0.96    6.95       0.42   42.01    0.25
UFRM  United FS&LA of Rocky Mount NC          8.07     8.07    0.79   10.05    9.10       0.67    8.52       1.17   99.00    1.74
UBMT  United SB, FA of MT                    23.52    23.52    1.53    6.66    7.09       1.45    6.31       0.80    8.99    0.24
VABF  Va. Beach Fed. Fin. Corp of VA          6.77     6.77    0.30    4.87    5.00       0.09    1.46       1.53   44.71    0.96
VAFD  Valley FSB of Sheffield AL(8)           8.09     8.09    0.36    4.43    3.05       0.35    4.32       1.31   23.58    0.41
VFFC  Virginia First Savings of VA            8.16     7.91    1.69   22.52   16.72       1.44   19.10       2.18   46.18    1.12
WBCI  WFS Bancorp of Wichita KS(8)           11.41    11.40    0.47    4.14    3.72       0.51    4.52       0.53   88.62    0.72
WHGB  WHG Bancshares of MD                   20.59    20.59    0.64    5.18    3.13       0.64    5.18       0.35   42.31    0.23
WSFS  WSFS Financial Corp. of DE*             5.65     5.58    2.16   39.88   24.23       1.29   23.89       2.83   65.72    2.94
WVFC  WVS Financial Corp. of PA*             13.11    13.11    1.49   10.24    9.47       1.48   10.14       0.38  200.41    1.30
WLDN  Walden Bancorp of MA(8)*                9.25     7.96    1.03   11.34    6.51       1.16   12.73       0.93  120.02    1.84
WRNB  Warren Bancorp of Peabody MA*           9.03     9.03    1.70   19.66   13.04       1.65   19.06       1.72   75.40    2.04
WFSL  Washington FS&LA of Seattle WA         11.85    11.29    1.79   14.39    9.03       1.71   13.74       0.64   41.32    0.37
WAMU  Washington Mutual Inc. of WA(8)*        6.22     5.56    0.96   15.62    7.83       0.95   15.57       0.55  117.46    1.03
WYNE  Wayne Bancorp of NJ                    16.83    16.83    0.56    3.34    4.00       0.68    4.02       1.50   52.56    1.29
WAYN  Wayne S&L Co., MHC of OH(46.7)          9.27     9.27    0.62    6.77    5.27       0.58    6.37       0.42   85.58    0.43
WCFB  Webster CityFSB,MHC of IA(45.2         22.38    22.38    1.17    5.27    4.08       1.15    5.18       1.08   32.66    0.64
WBST  Webster Financial Corp. of CT           5.16     3.93    0.56   11.07    7.31       0.59   11.64       1.45   82.08    1.75
WEFC  Wells Fin. Corp. of Wells MN           14.48    14.48    0.85    5.77    6.45       0.85    5.77       0.37   82.60    0.34
WCBI  WestCo Bancorp of IL                   15.46    15.46    1.30    8.37    7.07       1.31    8.43       0.30   94.84    0.41
WSTR  WesterFed Fin. Corp. of MT             13.94    13.94    0.80    5.94    6.88       0.76    5.65       0.13  280.42    0.54
WOFC  Western Ohio Fin. Corp. of OH          16.73    15.74    0.89    3.91    4.85       0.73    3.21       0.65   60.52    0.57
WWFC  Westwood Fin. Corp. of NJ              10.71     9.17    0.73    6.78    9.11       0.73    6.78       0.02  868.42    0.50
WFCO  Winton Financial Corp. of OH(8)         7.46     7.26    0.93   12.27    9.87       0.78   10.39       0.44   70.82    0.37
FFWD  Wood Bancorp of OH                     13.76    13.76    1.18    8.30    7.66       1.14    8.00       0.17  209.39    0.46
WCHI  Workingmens Cap. Hldgs of IN(8)        12.71    12.71    0.86    7.03    4.73       0.87    7.10       0.32   57.06    0.20
YFCB  Yonkers Fin. Corp. of NY               20.19    20.19    0.74    3.64    4.30       0.72    3.57       1.27   27.87    1.00
YFED  York Financial Corp. of PA              8.43     8.43    0.98   11.55   10.63       0.89   10.46       1.96   30.36    0.70


                                                         Pricing Ratios                      Dividend Data(6)
                                            ---------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
SFFC  StateFed Financial Corp. of IA          14.68   87.15   16.96   87.15   14.68         0.40    2.50   36.70
SFIN  Statewide Fin. Corp. of NJ              18.94   94.13    9.32   94.41   16.03         0.40    3.20   60.61
STSA  Sterling Financial Corp. of WA          15.83  126.55    5.23  156.08   16.01         0.00    0.00    0.00
SSBK  Strongsville SB of OH                   10.94  124.93   10.04  127.43   12.35         0.48    2.29   25.00
SFSB  SuburbFed Fin. Corp. of IL              12.23   83.25    5.73   83.74   13.80         0.32    1.86   22.70
SBCN  Suburban Bancorp. of OH                   NM    93.13   12.11   93.13   20.94         0.60    3.72     NM
SCSL  Suncoast S&LA of Hollywood FL(8)        10.77  105.11    3.47  105.42     NM          0.00    0.00    0.00
THRD  TF Financial Corp. of PA                14.77   87.86   12.48   87.86   15.39         0.32    2.19   32.32
ROSE  TR Financial Corp. of NY                 9.70  135.39    8.41  135.39   12.08         0.72    2.48   24.08
TPNZ  Tappan Zee Fin. Corp. of NY             22.44   84.17   16.40   84.17   24.24         0.20    1.65   37.04
PTRS  The Potters S&L Co. of OH               14.25   77.60    7.17   77.60   14.38         0.24    1.48   21.05
THIR  Third Financial Corp. of OH(8)          17.25  127.87   23.50  127.87   19.31         0.76    2.36   40.64
TSBS  Trenton SB, FSB MHC of NJ(35.0          13.33  124.67   24.12  127.50   18.67         0.35    2.50   33.33
TRIC  Tri-County Bancorp of WY                17.33   90.18   14.58   90.18   17.83         0.50    2.72   47.17
THBC  Troy Hill Bancorp of PA                 13.35   81.41   18.07   81.41   14.65         0.40    2.94   39.22
TWIN  Twin City Bancorp of TN                 13.91  109.66   14.98  109.66   15.83         0.64    3.71   51.61
UFRM  United FS&LA of Rocky Mount NC          10.98  107.73    8.70  107.73   12.95         0.20    2.76   30.30
UBMT  United SB, FA of MT                     14.10   93.56   22.01   93.56   14.88         0.88    4.69   66.17
VABF  Va. Beach Fed. Fin. Corp of VA          20.00   96.39    6.52   96.39     NM          0.16    2.00   40.00
VAFD  Valley FSB of Sheffield AL(8)             NM   149.20   12.08  149.20     NM          0.60    1.54   50.42
VFFC  Virginia First Savings of VA             5.98  118.83    9.70  122.64    7.05         0.10    0.79    4.74
WBCI  WFS Bancorp of Wichita KS(8)              NM   108.49   12.38  108.54   24.60         0.40    1.73   46.51
WHGB  WHG Bancshares of MD                      NM    80.99   16.68   80.99     NM          0.00    0.00    0.00
WSFS  WSFS Financial Corp. of DE*              4.13  151.68    8.57  153.40    6.89         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*              10.56  110.97   14.55  110.97   10.66         0.40    1.84   19.42
WLDN  Walden Bancorp of MA(8)*                15.36  150.44   13.91  174.71   13.68         0.64    2.33   35.75
WRNB  Warren Bancorp of Peabody MA*            7.67  145.86   13.18  145.86    7.91         0.44    3.52   26.99
WFSL  Washington FS&LA of Seattle WA          11.07  157.36   18.65  165.18   11.59         0.92    4.13   45.77
WAMU  Washington Mutual Inc. of WA(8)*        12.76  188.12   11.71  210.39   12.81         0.92    2.54   32.39
WYNE  Wayne Bancorp of NJ                     25.00   83.49   14.05   83.49   20.77         0.00    0.00    0.00
WAYN  Wayne S&L Co., MHC of OH(46.7)          18.99  124.97   11.58  124.97   20.18         0.88    4.54     NM
WCFB  Webster CityFSB,MHC of IA(45.2          24.54  127.65   28.57  127.65   25.00         0.80    6.04     NM
WBST  Webster Financial Corp. of CT           13.68  131.04    6.76  171.77   13.01         0.72    2.25   30.77
WEFC  Wells Fin. Corp. of Wells MN            15.51   91.69   13.27   91.69   15.51         0.00    0.00    0.00
WCBI  WestCo Bancorp of IL                    14.14  116.85   18.06  116.85   14.05         0.48    2.23   31.58
WSTR  WesterFed Fin. Corp. of MT              14.54   84.52   11.78   84.52   15.27         0.36    2.38   34.62
WOFC  Western Ohio Fin. Corp. of OH           20.62   85.60   14.32   91.00     NM          1.00    4.85     NM
WWFC  Westwood Fin. Corp. of NJ               10.98   74.40    7.97   86.89   10.98         0.00    0.00    0.00
WFCO  Winton Financial Corp. of OH(8)         10.14  105.93    7.90  108.80   11.97         0.42    3.73   37.84
FFWD  Wood Bancorp of OH                      13.06  107.97   14.85  107.97   13.55         0.24    1.66   21.62
WCHI  Workingmens Cap. Hldgs of IN(8)         21.16  144.63   18.39  144.63   20.95         0.36    1.70   36.00
YFCB  Yonkers Fin. Corp. of NY                23.24   84.63   17.09   84.63   23.71         0.20    1.72   40.00
YFED  York Financial Corp. of PA               9.41  104.17    8.78  104.17   10.39         0.60    3.75   35.29

                                  EXHIBIT IV-2
                         Historical Stock Price Indices

                        Historical Stock Price Indices(1)

                                                            SNL      SNL
                                                NASDAQ     Thrift    Bank
Year/Qtr. Ended             DJIA      S&P 500   Composite  Index    Index
- ---------------             ----      -------   ---------  -----    -----

1991: Quarter 1            2881.1      375.2      482.3    125.5     66.0
      Quarter 2            2957.7      371.2      475.9    130.5     82.0
      Quarter 3            3018.2      387.9      526.9    141.8     90.7
      Quarter 4            3168.0      417.1      586.3    144.7    103.1

1992: Quarter 1            3235.5      403.7      603.8    157.0    113.3
      Quarter 2            3318.5      408.1      563.6    173.3    119.7
      Quarter 3            3271.7      417.8      583.3    167.0    117.1
      Quarter 4            3301.1      435.7      677.0    201.1    136.7

1993: Quarter 1            3435.1      451.7      690.1    228.2    151.4
      Quarter 2            3516.1      450.5      704.0    219.8    147.0
      Quarter 3            3555.1      458.9      762.8    258.4    154.3
      Quarter 4            3754.1      466.5      776.8    252.5    146.2

1994: Quarter 1            3625.1      445.8      743.5    241.6    143.1
      Quarter 2            3625.0      444.3      706.0    269.6    152.6
      Quarter 3            3843.2      462.6      764.3    279.7    149.2
      Quarter 4            3834.4      459.3      752.0    244.7    137.6

1995: Quarter 1            4157.7      500.7      817.2    278.4    152.1
      Quarter 2            4556.1      544.8      933.5    313.5    171.7
      Quarter 3            4789.1      584.4    1,043.5    362.3    195.3
      Quarter 4            5117.1      615.9    1,052.1    376.5    207.6

1996: Quarter 1            5587.1      645.5    1,101.4    382.1    225.1
      Quarter 2            5654.6      670.6    1,185.0    387.2    224.7
      September 6, 1996    5659.9      655.7    1,139.4    410.8    237.5
(1)   End of period data.

Sources:   SNL Securities; Wall Street Journal.

                     - [Insert Stamp Sheets 142-150 Here] -

                                  EXHIBIT V-1
                               RP Financial, LC.
                         Firm Qualifications Statement

FIRM QUALIFICATION STATEMENT

RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long- term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program referred to as SAFE, Strategic Alternatives Financial Evaluations, RP Financial analyzes strategic options which will enhance shareholder value or otherwise achieve desired results. Our planning services involve conducting situation analyses and establishing mission statements, strategic goals and objectives, with overall emphasis on enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Our planning services include the development of strategies in the following areas: capital formation and management, interest rate risk management, development of investment and liquidity portfolio targets, development of loan and servicing portfolio targets and development of funding composition targets. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies as well as assessing the feasibility and compatability of such strategies with regulations and accounting guidelines.


MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, in-house data bases of public and non-public banks and savings institutions, valuation expertise and regulatory and accounting knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary and related industry companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, deposit portfolios and core deposits. Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

RP Financial's Key Personnel (Years of Relevant Experience)

  Ronald S. Riggins, Managing Director (16)
  William E. Pommerening, Managing Director (11)
  Gregory E. Dunn, Senior Vice President (15)
  James P. Hennessey, Senior Vice President (10)
  James J. Oren, Vice President (9)
  Timothy M. Biddle, Vice President (7)
  Alan P. Carruthers, Senior Consultant-Community Banking (14)